As filed with the Securities and Exchange Commission on May 3, 2004

Registration No. 333-113933

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1 TO THE

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROVIDENT FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6712	42-1547151
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

830 Bergen Avenue

Jersey City, New Jersey 07306

(201) 333-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul M. Pantozzi

830 Bergen Avenue

Jersey City, New Jersey 07306

(201) 333-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John J. Gorman, Esq.
Marc P. Levy, Esq.	Robert C. Azarow, Esq.
Luse Gorman Pomerenk & Schick, P.C.	Thacher Proffitt & Wood LLP
5335 Wisconsin Avenue, N.W., Suite 400	Two World Financial Center
Washington, D.C. 20015	New York, New York 10281
Phone: (202) 274-2000	Phone: (212) 912-7400

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.01 par value per share	19,361,685 shares (1)	(2)	$621,305,591(2)	$78,720(3)

(1)	Represents the maximum number of shares of Provident Financial Services, Inc. common stock that may be issued in connection with the proposed merger to which this Registration Statement relates.
(2)	Pursuant to Rule 457(f), the registration fee was computed on the basis of $21.025, the market value of the common stock of First Sentinel Bancorp, Inc. to be exchanged or cancelled in the merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low price per share of such common stock quoted on the Nasdaq National Market on March 22, 2004, and 29,550,801 shares of common stock of First Sentinel Bancorp, Inc. that may be received by the Registrant and/or cancelled upon consummation of the merger.
(3)	$78,690 was previously paid by Provident Financial Services, Inc. on March 25, 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[Provident Financial Services, Inc. Logo]	[First Sentinel Bancorp, Inc. Logo]

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

The boards of directors of Provident Financial Services, Inc. and First Sentinel Bancorp, Inc. have both unanimously approved the merger agreement between Provident and First Sentinel pursuant to which First Sentinel will be merged with and into Provident.

First Sentinel stockholders will have the opportunity to elect to receive merger consideration in the form of 1.092 shares of Provident common stock, a cash payment of $22.25, or a combination of Provident common stock and cash for each of their shares of First Sentinel common stock. However, because First Sentinel and Provident have agreed that 60% of the total number of shares of First Sentinel common stock outstanding will be exchanged for Provident common stock, regardless of your election, you may receive a combination of cash and shares of Provident common stock for your First Sentinel shares different than what you elected depending on the elections made by other First Sentinel stockholders. Based on the closing price of $20.37 per share of Provident common stock on December 19, 2003 (the business day immediately preceding the public announcement of the proposed merger) and the closing price of $         per share of Provident common stock on April 30, 2004, each share of First Sentinel common stock that is exchanged solely for Provident common stock would be converted into 1.092 shares of Provident common stock having a value of $        and $        , respectively. We cannot give you any assurance as to whether or when the merger will be completed, and you are advised to obtain current market quotations for Provident common stock. The market value of Provident common stock will fluctuate prior to the completion of the merger. Provident common stock is listed on the New York Stock Exchange under the symbol “PFS.” First Sentinel common stock is listed on the Nasdaq National Market under the symbol “FSLA.”

The merger cannot be completed unless the stockholders of both companies approve the merger agreement. First Sentinel has scheduled an annual meeting so its stockholders can vote on the merger agreement, as well as vote on the election of three directors and the ratification of the appointment of First Sentinel’s independent auditors for the year ending December 31, 2004. Provident’s stockholders will vote on the merger agreement at Provident’s annual meeting, as well as vote on the election of four directors and the ratification of the appointment of Provident’s independent auditors for the year ending December 31, 2004. Each board of directors unanimously recommends that its stockholders vote “FOR” the merger agreement. First Sentinel’s board of directors also recommends that its stockholders vote “FOR” First Sentinel’s three nominees to the First Sentinel board of directors and “FOR” the ratification of the appointment of KPMG LLP as its independent auditors for the year ending December 31, 2004. Provident’s board of directors recommends that its stockholders vote “FOR” Provident’s four nominees to the Provident board of directors. Provident also recommends that its stockholders vote “FOR” the ratification of KPMG LLP as its independent auditors for the year ending December 31, 2004.

This document serves two purposes. It is the proxy statement being used by both the First Sentinel board of directors and the Provident board of directors to solicit proxies for use at their annual meetings. It is also the prospectus of Provident regarding the Provident common stock to be issued to First Sentinel stockholders if the merger is completed. This document describes the merger in detail and includes a copy of the merger agreement as Appendix A.

The dates, times and places of the annual meetings are as follows:

FOR PROVIDENT STOCKHOLDERS: June 23, 2004 – 10:00 a.m. Hilton Newark Airport 1170 Spring Street Elizabeth, New Jersey	FOR FIRST SENTINEL STOCKHOLDERS: June 23, 2004 – 10:00 a.m. The Pines Manor 2085 Route 27 Edison, New Jersey

Only stockholders of record as of April 30, 2004 are entitled to attend and vote at their respective annual meetings. This document describes the annual meetings, the merger, the documents related to the merger, and other related matters of First Sentinel and Provident. Please read this entire document carefully, including the section discussing risk factors beginning on page 26. You can also obtain information about our companies from documents that we have filed with the Securities and Exchange Commission.

Your vote is very important. Whether or not you plan to attend your company’s annual meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” the merger agreement and the other proposals being considered at your annual meeting. If you do not return the proxy card, it will have the same effect as a vote against the merger agreement.

PAUL M. PANTOZZI	CHRISTOPHER MARTIN
Chairman, Chief Executive Officer and President Provident Financial Services, Inc.	President and Chief Executive Officer First Sentinel Bancorp, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY BANK REGULATORY AGENCY, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Joint Proxy Statement/Prospectus is dated                     , 2004 and is first being mailed to stockholders of Provident and First Sentinel on or about                     , 2004.

HOW TO GET COPIES OF RELATED DOCUMENTS

This document incorporates important business and financial information about Provident Financial Services, Inc. and First Sentinel Bancorp, Inc. that is not included in or delivered with this document. Provident and First Sentinel stockholders may receive the information free of charge by writing or calling the persons listed below. For Provident documents, make your request to John F. Kuntz, Esq., Corporate Secretary, Provident Financial Services, Inc., 830 Bergen Avenue, Jersey City, New Jersey 07306; telephone number (201) 333-1000. For First Sentinel documents, make your request to Ann C. Clancy, Esq., Corporate Secretary, First Sentinel Bancorp, Inc., 1000 Woodbridge Center Drive, Woodbridge, New Jersey 07095; telephone number (732) 726-9700. We will respond to your request within one business day by sending the requested documents by first class mail or other equally prompt means. In order to ensure timely delivery of the documents in advance of the meetings, any request should be made by                     , 2004. Also see “Where You Can Find More Information” on page     .

i

Certain Provisions of the Provident Certificate of Incorporation and Bylaws	85
Business Combinations with Interested Stockholders	87
Business Combination Statutes and Provisions	88
PROVIDENT PROPOSAL II — ELECTION OF PROVIDENT DIRECTORS (FOR CONSIDERATION AND VOTE BY PROVIDENT STOCKHOLDERS ONLY)	88
Directors	90
Executive Officers Who are Not Directors	91
Director Independence	92
Board Meetings and Committees	92
Procedures for the Nomination of Directors by Stockholders	94
Stockholder Communications with the Board	95
Code of Business Conduct and Ethics	95
The Audit Committee	95
Audit Committee Report	95
Compensation of Directors	96
Stock Benefit Plans	97
Executive Compensation	98
Compensation Committee Report on Executive Compensation	99
Compensation Committee Interlocks and Insider Participation	100
Stock Performance Graph	101
Employment Agreements	102
Change in Control Agreements	103
Benefit Plans	103
Stock Benefit Plans	107
Compensation Plans	108
Ownership Reports by Officers and Directors	109
Transactions With Certain Related Persons	109
PROVIDENT PROPOSAL III — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS OF PROVIDENT (FOR CONSIDERATION AND VOTE BY PROVIDENT STOCKHOLDERS ONLY)	109
FIRST SENTINEL PROPOSAL II — ELECTION OF DIRECTORS (FOR CONSIDERATION AND VOTE BY FIRST SENTINEL STOCKHOLDERS ONLY)	112
General	112
Who Our Directors and Executive Officers Are	113
Biographical Information	114
Section 16(a) Beneficial Ownership Reporting Compliance	115
Compensation of Directors and Executive Officers	116
Corporate Governance	125
FIRST SENTINEL PROPOSAL III — RATIFICATION OF INDEPENDENT AUDITORS (FOR CONSIDERATION AND VOTE BY FIRST SENTINEL STOCKHOLDERS ONLY)	129
Audit Fees	129
Audit-Related Fees	129
Tax Fees	129
All Other Fees	129
Additional Information	130
PROPOSAL IV — AUTHORIZATION TO VOTE ON ADJOURNMENT OR OTHER MATTERS (FOR CONSIDERATION AND VOTE BY PROVIDENT AND FIRST SENTINEL STOCKHOLDERS)	131
EXPERTS	131
LEGAL OPINIONS	132
WHERE YOU CAN FIND MORE INFORMATION	132

APPENDICES

A.	Agreement and Plan of Merger by and between Provident Financial Services, Inc. and First Sentinel Bancorp, Inc. dated December 19, 2003	A-1

B.	Opinion of Lehman Brothers Inc.	B-1

C.	Opinion of Sandler O’Neill & Partners, L.P.	C-1

D.	Section 262 of the Delaware General Corporation Law	D-1

E.	Provident Financial Services, Inc. Audit Committee Charter	E-1

PROVIDENT FINANCIAL SERVICES, INC.

830 Bergen Avenue

Jersey City, New Jersey 07306

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Provident Financial Services, Inc., a Delaware corporation, will hold its Annual Meeting of Stockholders at the Hilton Newark Airport, 1170 Spring Street, Elizabeth, New Jersey on Wednesday, June 23, 2004 at 10:00 a.m., local time, for the following purposes:

1.	To consider and vote on the Agreement and Plan of Merger, dated as of December 19, 2003, by and between Provident Financial Services, Inc., and First Sentinel Bancorp, Inc., a Delaware corporation, and all of the matters contemplated therein pursuant to which, among other things, First Sentinel Bancorp, Inc. will merge with and into Provident Financial Services, Inc. with Provident Financial Services, Inc. being the surviving corporation.

2.	To elect four persons to serve as directors of Provident Financial Services, Inc. for the terms specified in the Joint Proxy Statement/Prospectus.

3.	To ratify the appointment of KPMG LLP as independent auditors for Provident Financial Services, Inc. for the year ending December 31, 2004.

4.	To authorize the board of directors, in its discretion, to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting, including, without limitation, a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies to approve the Agreement and Plan of Merger.

We more fully describe the merger and the other proposals in the attached Joint Proxy Statement/Prospectus.

We have fixed the close of business on April 30, 2004 as the record date for determining the stockholders of Provident Financial Services, Inc. entitled to vote at the Provident Financial Services, Inc. annual meeting of stockholders and any adjournments or postponements of the meeting. Only holders of record of Provident Financial Services, Inc. common stock at the close of business on that date are entitled to notice of and to vote at the Provident Financial Services, Inc. annual meeting.

The board of directors of Provident Financial Services, Inc. unanimously recommends that you vote “FOR” approval of the merger agreement and the other matters contemplated therein. The affirmative vote of a majority of the outstanding shares of Provident Financial Services, Inc. common stock entitled to vote at the annual meeting is required to approve the merger agreement and transactions contemplated therein. The board of directors of Provident Financial Services, Inc. also unanimously recommends that you vote “FOR” each of the nominees for director listed in the Joint Proxy Statement/Prospectus, “FOR” ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2004 and “FOR” the authorization of the board of directors to adjourn the Provident annual meeting of stockholders or vote on other matters properly before the annual meeting.

The board of directors of Provident Financial Services, Inc. requests that you complete, sign and mail the enclosed [INSERT COLOR] proxy card promptly in the enclosed postage-paid envelope. You may revoke any proxy that you deliver prior to the Provident Financial Services, Inc. annual meeting of stockholders by delivering a letter addressed to the Corporate Secretary of Provident Financial Services, Inc. stating that you have revoked your proxy or by delivering a later dated proxy. Stockholders of record of Provident Financial Services, Inc. common stock who attend the Provident Financial Services, Inc. annual meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of the Board of Directors
PROVIDENT FINANCIAL SERVICES, INC.

John F. Kuntz
Corporate Secretary

Jersey City, New Jersey

May     , 2004

FIRST SENTINEL BANCORP, INC.

1000 Woodbridge Center Drive

Woodbridge, New Jersey 07095

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 23, 2004

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of First Sentinel Bancorp, Inc. will be held at The Pines Manor, 2085 Route 27, Edison, New Jersey, on June 23, 2004 at 10:00 a.m., local time, for the following purposes:

1.	To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of December 19, 2003, by and between Provident Financial Services, Inc. and First Sentinel Bancorp, Inc., and all of the matters contemplated in the agreement, pursuant to which First Sentinel will merge with and into Provident, with Provident being the surviving corporation.

2.	To elect three persons to serve as directors of First Sentinel until the merger with Provident is consummated or, if the merger is not consummated, for a term of three years each.

3.	To ratify the appointment of KPMG LLP as First Sentinel’s independent auditors for the year ending December 31, 2004.

4.	To authorize the board of directors, in its discretion, to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting, including, without limitation, a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies to approve the Agreement and Plan of Merger.

We more fully describe the merger with Provident and the other proposals in the attached Joint Proxy Statement/Prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

We have established April 30, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only record holders of First Sentinel common stock as of the close of business on that date will be entitled to vote at the annual meeting or any adjournment or postponement of the meeting A list of stockholders entitled to vote at the annual meeting will be available at First Sentinel Bancorp, Inc., 1000 Woodbridge Center Drive, Woodbridge, New Jersey, for ten days prior to the annual meeting and also will be available at the annual meeting.

Our board of directors unanimously recommends that you vote “FOR” approval of the merger agreement and the transactions contemplated in the merger agreement, “FOR” each of the nominees for director listed in the Joint Proxy Statement/Prospectus, “FOR” ratification of the appointment of KPMG LLP as First Sentinel’s independent auditors for the year ending December 31, 2004 and “FOR” the authorization of the board of directors to adjourn the First Sentinel annual meeting of stockholders or vote on other matters properly before the annual meeting.

Please complete, sign and return the enclosed [INSERT COLOR] proxy card promptly in the enclosed postage-paid envelope. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person at First Sentinel’s annual meeting, but will assure that your vote is counted if you are unable to attend.

By Order of the Board of Directors,

Ann C. Clancy
Corporate Secretary

Woodbridge, New Jersey

May     , 2004

QUESTIONS AND ANSWERS ABOUT THE VOTING

PROCEDURES FOR THE ANNUAL MEETINGS

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read this Joint Proxy Statement/Prospectus, indicate on your proxy card how you want your shares to be voted, then sign and mail it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the Provident annual meeting or the First Sentinel annual meeting. If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy card as a vote in favor of the merger agreement and the other proposals to be voted on at your company’s annual meeting.

Q: WHY IS MY VOTE IMPORTANT?

A. If you do not return your proxy card at or prior to the appropriate annual meeting, it will be more difficult for Provident and First Sentinel to obtain the necessary quorum to hold their annual meetings. In addition, if you fail to vote, by proxy or in person, it will have the same effect as a vote against the merger agreement. The merger must be approved by the holders of a majority of the outstanding shares of Provident common stock entitled to vote at the Provident annual meeting and by the holders of a majority of the outstanding shares of First Sentinel common stock entitled to vote at the First Sentinel annual meeting.

Q: HOW DO I VOTE?

A: You can vote by mail. For this method you will need to complete, sign, date and return your proxy card in the postage-paid envelope provided. You can also vote in person at your company’s annual meeting.

Q: IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker can not vote on the merger proposal on your behalf without specific instructions from you. Your broker will vote your shares on the merger proposal only if you provide instructions on how to vote. You should follow the directions provided by your broker. Your broker can vote your shares on all other proposals without your instructions.

Q. WHAT IF I FAIL TO INSTRUCT MY BROKER?

A. If you fail to instruct your broker how to vote your shares on the merger proposal and the broker submits an unvoted proxy, the resulting broker “non-vote” will be counted toward a quorum at your company’s annual meeting, but it will have the same effect as a vote against the merger agreement.

Q. I OWN SHARES OF BOTH FIRST SENTINEL AND PROVIDENT. SHOULD I ONLY VOTE ONCE?

A. No. If you own shares of both companies, you will receive separate proxy cards: the [Insert Color] proxy card is for the First Sentinel annual meeting; the [Insert Color] proxy card is for the Provident annual meeting. It is important that you vote at both meetings, so please complete, sign, date and return both cards as instructed.

Q. CAN I ATTEND THE ANNUAL MEETING AND VOTE MY SHARES IN PERSON?

A. Yes. All stockholders are invited to attend their company’s annual meeting. Stockholders of record can vote in person at the annual meeting. If a broker holds your shares in street name, then you are not the stockholder of record and you must ask your broker how you can vote at the annual meeting in person.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. If you have not voted through your broker, there are three ways for you to revoke your proxy and change your vote. First, you may send written notice to the Corporate Secretary of your company stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. Third, you may vote in person at your company’s annual meeting. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change your vote. Your last vote will be the vote that is counted.

Q: I AM A FIRST SENTINEL STOCKHOLDER. SHOULD I SEND IN MY FIRST SENTINEL STOCK CERTIFICATES NOW?

A: No. You should not send in your stock certificates at this time. We will separately send you an election form with instructions for exchanging your First Sentinel stock certificates.

Q: I AM A PROVIDENT STOCKHOLDER. DO I NEED TO DO ANYTHING WITH MY PROVIDENT STOCK CERTIFICATES?

A. No. Provident stockholders will not exchange their certificates in the merger. The certificates currently representing shares of Provident common stock will represent an equal number of shares of common stock of the combined company after the merger.

Q: WHEN DO YOU EXPECT TO MERGE?

A: We are working toward completing the merger as quickly as possible. We expect to complete the merger at the end of the second quarter of 2004 or beginning of the third quarter of 2004. However, we cannot assure you when or if the merger will occur. We must first obtain the approvals of stockholders of both Provident and First Sentinel and all necessary regulatory approvals.

Q: WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS JOINT PROXY STATEMENT/PROSPECTUS?

Provident stockholders should call Georgeson Shareholder Communications, Inc. at (800) 377-0321 with questions or to obtain additional copies of this document. First Sentinel stockholders should call Georgeson Shareholder Communication, Inc. at (800) 368-9818 with question or to obtain additional copies of this document.

SUMMARY

This is a summary of certain information regarding the proposed merger and the stockholder meetings to vote on the merger agreement contained in this document. It does not contain all of the information that may be important to you. We urge you to carefully read the entire document, including the Appendices, before deciding how to vote.

What This Document Is About

The boards of directors of First Sentinel Bancorp, Inc. and Provident Financial Services, Inc. have approved the merger agreement between First Sentinel and Provident pursuant to which First Sentinel will merge with and into Provident. The merger cannot be completed unless the stockholders of both companies approve the merger agreement. Provident’s stockholders will vote on the merger agreement at Provident’s annual meeting, at which they will also vote on the election of four directors, the ratification of the appointment of KPMG LLP as Provident’s independent auditors for the year ending December 31, 2004 and the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting. First Sentinel’s stockholders will vote on the merger agreement at First Sentinel’s annual meeting, at which they will also vote on the election of three directors, the ratification of the appointment of KPMG LLP as First Sentinel’s independent auditors for the year ending December 31, 2004 and the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting. This document is the Proxy Statement being used by both the First Sentinel board of directors and the Provident board of directors to solicit proxies for use at their annual meetings. It is also the Prospectus of Provident regarding the Provident common stock to be issued to First Sentinel stockholders if the merger is completed.

The Provident Annual Meeting

Date, Time and Place	Provident will hold its annual meeting of stockholders on June 23, 2004, 10:00 a.m., local time, at the Hilton Newark Airport, 1170 Spring Street, Elizabeth, New Jersey.

Record Date	April 30, 2004.

Shares Entitled to Vote	shares of Provident common stock were outstanding on the record date and entitled to vote at the Provident annual meeting.

Purpose of the Annual Meeting	To consider and vote on the merger agreement, the election of four directors and the ratification of the appointment of KPMG LLP as Provident’s independent auditors for the year ending December 31, 2004 and the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting.

Vote Required	A majority of the outstanding shares of Provident common stock entitled to vote must be cast in favor of the merger agreement for it to be approved. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The ratification of the appointment of KPMG LLP as independent auditors and the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the meeting are determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

As of the record date, the directors and executive officers of Provident and their affiliates beneficially owned shares, or approximately % of the outstanding shares, of Provident common stock, and all such persons have indicated their intention to vote their shares in favor of the merger agreement with First Sentinel.

The Provident Board Recommends You Vote in Favor of the Proposals

Provident’s directors have unanimously approved the merger agreement and unanimously recommend that Provident stockholders vote “FOR” the merger agreement, “FOR” each of the nominees listed in this Joint Proxy Statement/Prospectus for election to the Provident board, “FOR” the ratification of the appointment of KPMG LLP as independent auditors of Provident for the year ending December 31, 2004 and “FOR” the authorization of the board of directors to adjourn the Provident annual meeting of stockholders or vote on other matters properly before the annual meeting.

The First Sentinel Annual Meeting

Date, Time and Place	First Sentinel will hold its annual meeting of stockholders on June 23, 2004, 10:00 a.m., local time, at The Pines Manor, 2085 Route 27, Edison, New Jersey.

Record Date	April 30, 2004.

Shares Entitled to Vote	shares of First Sentinel common stock were outstanding on the record date and entitled to vote at the First Sentinel annual meeting.

Purpose of the Annual Meeting	To consider and vote on the merger agreement, the election of three directors, the ratification of the appointment of KPMG LLP as First Sentinel’s independent auditors for the year ending December 31, 2004 and the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting.

Vote Required	A majority of the outstanding shares of First Sentinel common stock entitled to vote must be cast in favor of the merger agreement for it to be approved. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The ratification of the appointment of KPMG LLP as independent auditors and the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting are determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

As of the record date, the directors and executive officers of First Sentinel and their affiliates beneficially owned shares, or approximately % of the outstanding shares, of First Sentinel common stock, and all such persons have indicated their intention to vote their shares in favor of the merger agreement with Provident. In addition, at the time the merger agreement with Provident was signed, each director of First Sentinel and Ms. Nancy E. Graves, Mr. Thomas M. Lyons and Mr. Richard Spengler, all of whom are executive officers of First Sentinel or First Savings Bank, entered into a separate letter agreement with Provident, pursuant to which, among other things, they agreed to vote or cause to be voted all shares over which they maintain sole or shared voting power in favor of approval and adoption of the merger agreement.

The First Sentinel Board Recommends You Vote in Favor of the Proposals

First Sentinel’s directors have unanimously approved the merger agreement and unanimously recommend that First Sentinel stockholders vote “FOR” the merger agreement, “FOR” each of the nominees listed in this Joint Proxy Statement/Prospectus for election to the First Sentinel board, “FOR” the ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 2004 and “FOR” the authorization of the board of directors to adjourn the First Sentinel annual meeting of stockholders or vote on other matters properly before the annual meeting.

The Companies

Provident	Provident, a Delaware corporation, is the bank holding company for The Provident Bank. The Provident Bank is a New Jersey savings bank that operates 54 full-service banking offices in northern and central New Jersey. The Federal Deposit Insurance Corporation insures its deposits. At December 31, 2003, Provident had $4.3 billion in total consolidated assets. Provident’s principal executive offices are located at 830 Bergen Avenue, Jersey City, New Jersey 07306. Provident’s telephone number is (201) 333-1000.

First Sentinel	First Sentinel, a Delaware corporation, is the savings and loan holding company for First Savings Bank. First Savings Bank is a New Jersey savings bank that operates 22 full-service banking offices in central New Jersey. At December 31, 2003, First Sentinel had $2.2 billion in total consolidated assets. First Sentinel’s principal executive offices are located at 1000 Woodbridge Center Drive, Woodbridge, New Jersey 07095. First Sentinel’s telephone number is (732) 726-9700.
The Merger

General Description	First Sentinel will merge with and into Provident, with Provident as the surviving entity. The merger will be completed on the fifth business day after all material conditions to closing have been met, unless Provident and First Sentinel agree on a different closing date. A copy of the merger agreement is attached as Appendix A to this document and is incorporated by reference.

Consideration Payable to First Sentinel Stockholders

First Sentinel stockholders will be offered the opportunity to elect to receive merger consideration in the form of 1.0920 shares of Provident common stock, $22.25 in cash or a combination of Provident common stock and cash in exchange for their shares of First Sentinel common stock. All elections will be subject to the allocation and proration procedures described in the merger agreement. These procedures are intended to ensure that 60% of the total number of shares of First Sentinel common stock outstanding at the closing will be converted into Provident common stock and the remaining outstanding shares will be converted into cash. Therefore, regardless of a First Sentinel stockholder’s election, a

First Sentinel stockholder may actually receive a combination of cash and shares of Provident common stock for his, her or its First Sentinel shares that is different than what such stockholder elected depending on the elections made by other First Sentinel stockholders.

Election of Cash or Stock Consideration	No later than 40 days before the expected date of completion of the merger, Provident will send an election form to First Sentinel stockholders that you may use to indicate whether your preference is to receive cash, Provident common stock or a combination of cash and Provident common stock, or whether you have no preference regarding the consideration you would like to receive for your shares of First Sentinel common stock.

FIRST SENTINEL STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE INSTRUCTIONS FROM THE PROVIDENT EXCHANGE AGENT.

The merger agreement contains allocation and proration provisions that are designed to ensure that 60% of the outstanding shares of common stock of First Sentinel will be exchanged for shares of Provident common stock and the remaining outstanding shares of common stock of First Sentinel will be exchanged for cash.

Therefore, if the holders of more than 60% of the outstanding First Sentinel common stock elect to receive Provident common stock for such shares, the amount of Provident common stock that each such stockholder would receive from Provident will be reduced on a pro rata basis. As a result, these First Sentinel stockholders will receive cash consideration for any First Sentinel shares for which they do not receive Provident common stock.

Similarly, if the holders of more than 40% of the outstanding First Sentinel common stock elect to receive cash for such shares, the amount of cash that each such stockholder would receive from Provident will be reduced on a pro rata basis. As a result, such stockholders will receive Provident common stock for any First Sentinel shares for which they do not receive cash.

THE DEADLINE FOR RETURNING THE ELECTION FORM IS THE CLOSE OF BUSINESS ON THE TWENTIETH BUSINESS DAY FOLLOWING THE MAILING DATE OF THE ELECTION FORM, NOT INCLUDING THE DATE OF MAILING, UNLESS FIRST SENTINEL AND PROVIDENT MUTUALLY AGREE UPON ANOTHER DEADLINE DATE. IF YOU DO NOT MAKE AN ELECTION PRIOR TO THE

ELECTION DEADLINE, YOU WILL BE ALLOCATED EITHER CASH OR PROVIDENT COMMON STOCK, OR A COMBINATION OF CASH AND PROVIDENT COMMON STOCK, DEPENDING ON THE ELECTIONS MADE BY OTHER FIRST SENTINEL STOCKHOLDERS.

Cash in Lieu of Fractional Shares	First Sentinel stockholders will not receive fractional shares of Provident common stock in the merger. Instead, they will receive, without interest, a cash payment equal to the fractional share interest they otherwise would have received, multiplied by the value of a share of Provident common stock. For this purpose, a share of Provident common stock will be valued at the average of its daily closing sales prices during the five consecutive trading days immediately preceding the completion date of the merger.
Dissenters’ Rights for First Sentinel Stockholders

Under the Delaware General Corporation Law, holders of First Sentinel common stock have the right to obtain an appraisal of the value of their shares of First Sentinel common stock in connection with the merger. To perfect appraisal rights, a First Sentinel stockholder must not vote for the adoption of the merger agreement and must strictly comply with all of the procedures required under Section 262 of the Delaware General Corporation Law. These procedures are described more fully beginning on page 80.

We have included a copy of Section 262 of the Delaware General Corporation Law as Appendix D to this document.

Federal Income Tax Consequences of the Merger

Provident and First Sentinel will not be required to complete the merger unless they receive legal opinions to the effect that the merger constitutes a tax-free reorganization for United States federal income tax purposes. We expect that, for United States federal income tax purposes, First Sentinel stockholders will generally not recognize any taxable gain or loss with respect to the exchange of their First Sentinel shares if they receive only Provident common stock (except for cash received in lieu of any fractional shares). If you receive only cash in exchange for your First Sentinel common stock, you will recognize a taxable gain or loss in an amount equal to the difference between the amount of cash received and your tax basis in your shares of First Sentinel common stock exchanged.

If you receive a combination of Provident common stock and cash in exchange for your shares of First Sentinel common stock, you will generally recognize a taxable gain (but not loss) in an amount equal to the lesser of:

(a)    the excess, if any of:

(1)    the sum of the cash and the fair market value of the Provident common stock you receive; over

(2) your tax basis in the First Sentinel common stock exchanged in the merger; or (b) the cash that you receive in the merger.

Your tax basis in the Provident common stock that you receive in the merger will equal your tax basis in the First Sentinel common stock you exchange in the merger, increased by the amount of any taxable gain you recognize in the merger.

Your holding period for the Provident common stock that you receive in the merger will include your holding period for the shares of First Sentinel common stock that you exchange in the merger.

If you acquired different blocks of shares of First Sentinel common stock at different times and at different prices, any taxable gain or loss you recognize will be determined separately with respect to each block of shares of First Sentinel common stock, and the cash and Provident common stock you receive will be allocated pro rata to each such block of First Sentinel common stock. In addition, your basis and holding period in your Provident common stock may be determined with reference to each block of First Sentinel common stock exchanged.

FIRST SENTINEL STOCKHOLDERS ARE URGED TO READ THE MORE COMPLETE DESCRIPTION OF THE MERGER’S UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ON PAGE AND TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM UNDER APPLICABLE LAWS.

Treatment of First Sentinel Stock Options

In the merger, the outstanding and unexercised options to acquire First Sentinel common stock will be cancelled and all rights under the options will be extinguished in exchange for a cash payment determined by multiplying the number of shares of First Sentinel common stock subject to the option by an amount equal to $22.25 less the exercise price per share of the option.

Reselling the Stock You Receive in the Merger

The shares of Provident common stock to be issued in the merger will be registered under the Securities Act of 1933. Except as noted below, stockholders may freely transfer those shares after they receive them. First Sentinel has identified certain of its directors, executive officers and others who may be deemed “affiliates” of First Sentinel, and those persons have entered into agreements with Provident restricting their ability to transfer the shares they will receive in the merger.

Differences in Stockholders’ Rights	In the merger, each First Sentinel stockholder who receives Provident common stock will become a Provident stockholder. The rights of First Sentinel stockholders are currently governed by the Delaware General Corporation Law and First Sentinel’s certificate of incorporation and by-laws. The rights of Provident stockholders are currently governed by the Delaware General Corporation Law and Provident’s certificate of incorporation and by-laws. There are no material differences in the rights of First Sentinel and Provident stockholders. See page .

Reasons for the Merger	On January 15, 2003, The Provident Bank completed its conversion from the mutual to stock form of ownership. As part of the conversion, Provident raised approximately $600 million in new capital. Over the last several years, Provident has expanded its operations through branching (de novo and through acquisition). Provident identified First Sentinel as a merger candidate that would add to its franchise by expanding its banking operations in the central New Jersey market area, primarily in Middlesex County, New Jersey, which Provident believes is an attractive market area.

First Sentinel entered into the merger agreement at the conclusion of a process in which First Sentinel determined that a merger with Provident was in the best interests of its stockholders. The First Sentinel board of directors believes that the merger is fair to First Sentinel stockholders and that the combined entity will be better positioned for future success than if First Sentinel remains independent.

Opinion of Provident’s Financial Advisor	Lehman Brothers Inc., Provident’s financial advisor, rendered its opinion orally on December 18, 2003, subsequently confirmed in writing on December 19, 2003, to Provident’s board of directors that, as of December 19, 2003, and based upon and subject to the matters stated in its opinion, from a financial point of view, the consideration to be paid by Provident in the merger with First Sentinel was fair to Provident.

A copy of the full text of Lehman Brothers’ opinion, dated December 19, 2003, which discusses the assumptions made, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion, is included as Appendix B to this Joint Proxy Statement/Prospectus. For information on how Lehman Brothers arrived at its opinion, see page . Holders of Provident common stock are encouraged to carefully read Lehman Brothers’ opinion in its entirety. Lehman Brothers provided its opinion for the information and assistance of Provident’s board of directors in connection with its consideration of the transaction. Lehman Brothers’ opinion is not intended to be and does not constitute a recommendation to any holder of Provident common stock as to how such holder should vote in connection with the merger transaction.

Pursuant to an engagement letter between Provident and Lehman Brothers, Provident agreed to pay Lehman Brothers a fee, the substantial portion of which is payable upon completion of the merger.

Opinion of First Sentinel’s Financial Advisor

Sandler O’Neill & Partners, L.P., First Sentinel’s financial advisor, has rendered its written opinion to First Sentinel’s board of directors that, as of the date of this Joint Proxy Statement/Prospectus, and based upon and subject to the assumptions made, matters considered and qualifications and limitations stated in its opinion, the consideration to be received by First Sentinel’s stockholders in the merger with Provident is fair to such stockholders from a financial point of view. Holders of First Sentinel common stock are encouraged to carefully read Sandler O’Neill’s opinion in its entirety. A copy of the full text of Sandler O’Neill’s fairness opinion is included as Appendix C to this Joint Proxy Statement/Prospectus. For information on how Sandler O’Neill arrived at its opinion, see page         . Sandler O’Neill’s opinion is not intended to be and does not constitute a recommendation to any holder of First Sentinel common stock as to how such holder should vote in connection with the merger transaction.

Pursuant to an engagement letter between First Sentinel and Sandler O’Neill, First Sentinel agreed to pay Sandler O’Neill a fee, the substantial portion of which is payable upon completion of the merger.

Financial Interests of First Sentinel’s Directors and Officers in the Merger

Some of First Sentinel’s directors and executive officers have interests in the merger that are in addition to their interests as stockholders. The Provident and First Sentinel boards of directors considered these interests in deciding to approve the merger agreement.

Provident has agreed that two current directors of First Sentinel will be appointed as directors of Provident and The Provident Bank when the merger is completed. In addition, during calendar year 2005, the boards of directors of Provident and The Provident Bank shall appoint either Christopher Martin, First Sentinel’s President and Chief Executive Officer, or one of the members of the advisory board established as part of the merger as a director of Provident and of The Provident Bank for a term of office expiring at the annual meeting of stockholders to be held following the year ending December 31, 2005. Provident will also establish an advisory board consisting of those persons, other than Mr. Martin, who currently serve on the board of directors of First Sentinel but will not join the Provident board of directors.

Mr. Martin will be appointed President of Provident and The Provident Bank at the time the merger is completed. Mr. Martin has entered into an employment agreement with Provident, effective only upon the closing of the merger, that provides for an initial base salary of $365,000 and the ability to participate in Provident’s compensation and benefit plans. In addition, Thomas M. Lyons, Richard Spengler and Nancy E. Graves will be offered management level positions at Provident and/or The Provident Bank, and each of such officers has entered into a two-year change in control agreement with Provident, effective only upon the closing of the merger.

In addition, Mr. Martin will receive a payment in consideration of the termination of his existing employment agreement with First Sentinel, and certain other executive and non-executive officers will receive a payment in consideration of the termination of their existing change in control agreements with First Sentinel.

In addition, certain First Sentinel non-executive officers will receive severance payments upon the completion of the merger.

Provident has agreed to indemnify the directors and officers of First Sentinel against certain liabilities for a six-year period following the merger.

For additional information on the benefits of the merger to First Sentinel’s management, see page .

Conditions to the Merger	Completion of the merger is contingent on a number of conditions, including approval of the merger agreement by First Sentinel and Provident stockholders at their annual meetings.

Regulatory Approval	The merger is subject to the approval of the Federal Deposit Insurance Corporation and the New Jersey Department of Banking and Insurance and the non-objection of the Federal Reserve Bank of New York. We have filed the applications required to obtain the necessary regulatory approvals. As of the date of this document, we had not received the required approvals. We will file a waiver notice with the Federal Reserve Bank of New York after we receive the Federal Deposit Insurance Corporation approval. Approval does not constitute an endorsement of the merger or a determination that the terms of the merger are fair to First Sentinel stockholders or Provident stockholders. See page .

Terminating the Merger Agreement	First Sentinel will be required to pay Provident a termination fee in the amount of $24.0 million if, among other things, in connection with First Sentinel’s receipt of a superior proposal (as defined in the merger agreement), First Sentinel (i) enters into an acquisition agreement with respect to such superior proposal, (ii) terminates the merger agreement or (iii) withdraws or adversely modifies its recommendation to its stockholders to vote in favor of the merger agreement.

Additionally, if the average of the daily closing sales prices of Provident common stock for the twenty consecutive trading days immediately preceding the first date on which all regulatory approvals have been received is less than $16.30 and the decline in value of Provident common stock relative to the change in value of an index of financial institution holding companies over a similar period exceeds 17.5%, then First Sentinel can terminate the merger agreement unless Provident increases the consideration to be received by the holders of First Sentinel common stock utilizing the formula agreed to in the merger agreement. See Section 11.1.9 of the merger agreement for the specific formula referenced above. The merger agreement also may be terminated by either First Sentinel or Provident if the merger has not occurred by September 30, 2004. First Sentinel will not be required to pay a termination fee in either circumstance. For a more complete description of these and other termination rights available to First Sentinel and Provident, see page .

Amending the Merger Agreement	The merger agreement may be amended by the written consent of Provident and First Sentinel at any time prior to the completion of the merger. However, under applicable law, an amendment that reduces the amount or value, or changes the form of, the merger consideration payable to First Sentinel stockholders cannot be made following adoption of the merger agreement by First Sentinel stockholders without their approval.

Purchase Accounting Treatment of the Merger	Provident will account for the merger as a purchase for financial reporting purposes.

First Sentinel has Agreed Not to Solicit Alternative Transactions

In the merger agreement, First Sentinel has agreed not to initiate, solicit or knowingly encourage, negotiate with, or provide any information to any person other than Provident concerning an acquisition transaction involving First Sentinel or First Savings Bank. This restriction may deter other potential acquirors of control of First Sentinel. However, First Sentinel may take certain of these actions if its board of directors determines that it should do so in order to fulfill its fiduciary duties. This determination by the First Sentinel board of directors must be made after the First Sentinel board of directors consults.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF

PROVIDENT FINANCIAL SERVICES, INC.

Set forth below are highlights from Provident’s consolidated financial data as of and for the years ended December 31, 1999 through 2003. In the opinion of Provident management, this information reflects all adjustments necessary for the fair presentation of the financial data. Prior to January 15, 2003, Provident had no significant assets, liabilities or operations, and accordingly, the data presented below represents the financial condition and results of operations of The Provident Bank for periods presented prior to January 15, 2003. On January 15, 2003, The Provident Bank completed its conversion from a mutual savings bank to a stock savings bank, and in connection with the conversion, Provident sold 59,618,300 shares of common stock at $10.00 per share, which resulted in $586.4 million of net proceeds, of which $293.1 million was used to acquire all of the outstanding common stock of The Provident Bank. In addition, Provident contributed $4.8 million in cash and 1,920,000 shares of its common stock to The Provident Bank Foundation. This information is only a summary, and you should read it in conjunction with Provident’s consolidated financial statements and notes thereto contained in Provident’s Annual Report on Form 10-K for the year ended December 31, 2003, which has been incorporated by reference into this document. The balance sheet and share data as of December 31, 2003 and 2002 and the earnings data for each of the years in the three year period ended December 31, 2003 have been derived from these financial statements. All other data has been derived from other sources. See “Where You Can Find More Information” on page     .

	At or for the Year Ended December 31,
	2003	2002	2001	2000	1999
	(Dollars in thousands)
Balance Sheet Summary:
Total assets	$4,284,878	$3,919,208	$2,869,717	$2,641,579	$2,578,249
Total deposits	2,695,976	3,243,334	2,341,723	2,168,336	2,096,604
Securities available for sale, net	1,151,829	1,242,118	494,716	335,039	361,832
Loans receivable, net	2,216,736	2,031,869	1,994,636	1,954,992	1,876,433
Borrowings	736,328	323,081	195,767	179,903	216,641
Stockholders’ equity	817,119	326,009	292,130	263,072	236,664
Common shares outstanding	60,600,100	—	—	—	—

Earnings Summary:
Interest income	$184,506	$177,307	$180,979	$179,520	$166,046
Interest expense	54,633	63,241	84,523	89,690	77,244

Net interest income	129,873	114,066	96,456	89,830	88,802
Provision for loan losses	1,160	12,800	1,900	2,060	2,100

Net interest income after provision for loan losses	128,713	101,266	94,556	87,770	86,702
Noninterest income	23,834	24,147	21,236	18,276	15,688
Noninterest expense(2)	126,779	89,087	80,629	75,865	71,853

Income before tax expense	25,768	36,326	35,163	30,181	30,537
Income tax expense	7,024	9,231	11,083	9,283	10,907
Cumulative effect of change in accounting principle(1)	—	(519)	—	—	—

Net income	$18,744	$26,576	$24,080	$20,898	$19,630

Performance Ratios(3):
Return on average assets(2)	0.46%	0.86%	0.88%	0.80%	0.80%
Return on average stockholders’ equity(2)	2.31	8.71	8.70	8.37	8.53
Dividend payout	45.91	—	—	—	—
Average equity to average assets	19.73	9.92	10.10	9.56	9.34
Net interest rate spread	2.91	3.59	3.26	3.20	3.43
Net interest margin	3.37	3.96	3.97	3.70	3.87
Efficiency ratio(5)	66.87	64.46	68.51	70.18	68.77
Noninterest income to average assets	0.58	0.78	0.77	0.70	0.64
Noninterest expense to average assets	3.08%	2.90%	2.94%	2.90%	2.92%

Asset Quality Ratios:
Allowance for loan losses to loans receivable, net	0.92%	1.02%	1.09%	1.02%	0.99%
Nonperforming loans	$6,128	$8,512	$8,084	$9,480	$8,034
Nonperforming loans to total loans	0.27%	0.41%	0.40%	0.48%	0.43%
Nonperforming assets to total assets	0.14%	0.22%	0.28%	0.37%	0.31%

Capital Ratios:
Regulatory Tier 1 leverage capital	18.81%	8.98%	9.41%	9.12%	8.47%
Tier 1 risk-based capital	30.54%	12.42%	13.06%	13.26%	12.83%
Total risk-based capital	31.44%	13.32%	14.15%	14.38%	13.96%

Share Data:
Weighted average common shares outstanding (in thousands):
Basic	57,835,726	—	—	—	—
Diluted	57,965,640	—	—	—	—
Basic earnings per common share(4):
Net income	$0.31	—	—	—	—
Diluted earnings per common share(4):
Net income	0.31	—	—	—	—

Cash dividends paid per common share	0.14	—	—	—	—
Book value per common share	13.48	—	—	—	—

Other Data:
Number of branch offices	54	49	48	49	52
Number of full-time equivalent employees	717	656	688	613	604

(footnotes on following page)

(1)	In accordance with FASB Statement No. 142, Provident performed a goodwill impairment test on the goodwill associated with the purchase of Provident Mortgage Company. It was determined that goodwill was impaired and a charge of $519,000 was recorded as a cumulative effect of change in accounting principle.
(2)	On January 15, 2003, Provident became the holding company for The Provident Bank following the completion of the conversion of The Provident Bank to a stock chartered savings bank. Concurrent with the conversion, Provident contributed an additional 1,920,000 shares of its common stock and $4.8 million in cash to The Provident Bank Foundation, resulting in a one time expense of $15.6 million, net of tax.
(3)	Computed using daily averages.
(4)	Basic and diluted earnings per share for the year ended December 31, 2003 includes the results of operations from January 15, 2003, the date The Provident Bank completed its conversion, in the amount of $17,755,000.
(5)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, and is adjusted for the one time expense associated with The Provident Bank Foundation contribution:

December 31, 2003
Efficiency Ratio Calculation:
Net interest income	$129,873
Noninterest income	23,834

Total income	$153,707

Noninterest expense	$126,779

Expense/Income	82.48%

Less: Provident Bank Charitable Foundation Contribution	(24,000)

Adjusted noninterest expense	$102,779
Expense/income	66.87%

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF

FIRST SENTINEL BANCORP, INC.

Set forth below are highlights from First Sentinel’s consolidated financial data as of and for the years ended December 31, 1999 through 2003. In the opinion of First Sentinel management, this information reflects all adjustments necessary for the fair presentation of the financial data. This information is only a summary, and you should read it in conjunction with First Sentinel’s consolidated financial statements and notes thereto contained in First Sentinel’s Annual Report on Form 10-K for the year ended December 31, 2003, which has been incorporated by reference into this document. The balance sheet and share data as of December 31, 2003 and 2002 and the earnings data for each of the years in the three year period ended December 31, 2003 have been derived from these financial statements. All other data has been derived from other sources. See “Where You Can Find More Information” on page         .

	At or for the Year Ended December 31,
	2003	2002	2001	2000	1999
	(Dollars in thousands)
Balance Sheet Summary:
Total assets	$2,204,670	$2,261,479	$2,142,734	$1,972,080	$1,907,139
Total deposits	1,339,858	1,387,986	1,315,264	1,219,336	1,213,724
Securities available for sale, net	829,253	904,781	750,704	681,992	788,749
Loans receivable, net	1,210,721	1,201,210	1,242,779	1,184,802	1,016,116
Borrowings	591,500	596,663	545,814	505,955	422,000
Subordinated debentures(1)	25,774	—	—	—	—
Preferred capital securities(1)	—	25,000	25,000	—	—
Stockholders’ equity	$227,574	$211,572	$221,703	$214,630	$238,700

Earnings Summary:
Interest income	$108,959	$126,002	$133,585	$136,789	$123,388
Interest expense	50,393	62,421	74,684	78,872	65,006

Net interest income	58,566	63,581	58,901	57,917	58,382
Provision for loan losses	—	1,310	650	1,441	1,650

Net interest income after provision for loan losses	58,566	62,271	58,251	56,476	56,732
Noninterest income(2)	9,703	6,543	4,455	2,269	3,631
Noninterest expense(3)	37,736	31,058	27,205	26,634	24,556

Income before tax expense	30,533	37,756	35,501	32,111	35,807
Income tax expense	12,197	12,852	11,016	10,414	12,155

Net income	$18,336	$24,904	$24,485	$21,697	$23,652

Performance Ratios:
Return on average assets(2)(3)	0.81%	1.12%	1.21%	1.11%	1.25%
Return on average stockholders’ equity(2)(3)	8.83	11.11	10.92	9.77	8.07
Dividend payout	59.78	40.43	36.19	36.13	59.88
Average equity to average assets	9.22	10.06	11.09	11.32	15.53
Net interest rate spread	2.41	2.55	2.45	2.33	2.46
Net interest margin	2.71	2.96	3.01	2.99	3.17
Efficiency ratio(4)	55.28	44.29	42.94	44.25	39.60
Noninterest income to average assets(2)	0.43	0.29	0.22	0.12	0.19
Noninterest expense to average assets(3)	1.67%	1.39%	1.35%	1.36%	1.30%

Asset Quality Ratios:
Allowance for loan losses to loans receivable, net	1.04%	1.06%	1.03%	1.03%	1.07%
Nonperforming loans	$1,827	$1,764	$1,849	$2,389	$2,682
Nonperforming loans to total loans receivable	0.15%	0.15%	0.15%	0.20%	0.26%
Nonperforming assets to total assets	0.08%	0.08%	0.09%	0.13%	0.17%

Capital Ratios:
Regulatory Tier 1 leverage capital	9.18%	8.03%	8.68%	9.36%	10.25%
Tier 1 risk-based capital	18.29	16.86	16.64	17.91	24.14
Total risk-based capital	19.43%	18.05%	17.83%	19.14%	25.39%

Share Data:
Weighted average common shares outstanding (in thousands):
Basic	25,706,054	27,630,380	29,313,479	32,488,800	38,398,878
Diluted	26,698,962	28,401,420	29,998,256	32,807,270	39,142,251
Basic earnings per common share:
Net income	$0.71	$0.90	$0.84	$0.67	$0.62
Diluted earnings per common share:
Net income	0.69	0.88	0.82	0.66	0.60

Cash dividends paid per common share	0.42	0.36	0.30	0.24	0.37
Book value per common share	8.35	7.71	7.40	6.75	6.39

Other Data:
Number of branch offices	22	23	23	22	23
Number of full-time equivalent employees	299	314	299	292	294

(1)	First Sentinel adopted FIN 46 on December 31, 2003, and in accordance with its provisions, deconsolidated the capital trust and reported the associated liabilities as subordinated debentures.
(2)	Includes gain on sale of branch and deposits of $2.4 million, or $1.6 million net of tax, in 2003.
(3)	Includes non-tax deductible merger-related charges of $4.3 million in 2003.
(4)	Represents the ratio of noninterest expense divided by the sum of net interest income plus noninterest income.

UNAUDITED COMBINED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

(In thousands, except shares and per share amounts)

The following table shows information about our financial condition and operations, including per share data and financial ratios, after giving effect to the merger. This information is called pro forma information in this Joint Proxy Statement/Prospectus. The table sets forth the information as if the merger had become effective on December 31, 2003, with respect to financial condition data, and at the beginning of the periods presented, with respect to operations data. The pro forma data in the tables assume that the merger is accounted for using the purchase method of accounting. The fair value adjustments contained in the pro forma financial data are preliminary estimates based on data as of December 31, 2003. Final fair value adjustments will be determined as of the closing date and could differ significantly. See “Proposal I—The Proposed Merger—Accounting Treatment” on page         . This table should be read in conjunction with, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of Provident and First Sentinel incorporated by reference in this document.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

Unaudited Combined Condensed Consolidated Pro Forma Statement of Financial Condition

	As of December 31, 2003(1)
	Provident Financial Services, Inc. Historical	First Sentinel Bancorp, Inc. Historical	Pro Forma Adjustment(2)		Pro Forma Combined
	(In thousands)
Assets:
Cash and cash equivalents	$175,852	$16,007	$—		$191,859
Federal funds sold	—	59,800	—		59,800
Securities available for sale	1,151,829	829,253	(291,970	)(13)	1,689,112
Securities held to maturity	517,789	—	—		517,789
Loans, net	2,216,736	1,210,721	16,994	(3)	3,444,451
Premises and fixed assets	46,741	15,160	4,000	(4)	65,901
Goodwill	19,908	—	389,256	(5)	409,164
Core deposit intangible	2,982	3,730	21,637	(7)	28,349
Other intangibles	1,048	—	—		1,048
Other assets	151,993	69,999	11,721	(7)(8)	233,713

Total assets	$4,284,878	$2,204,670	$151,638		$6,641,186

Liabilities and Stockholders’ Equity:

Liabilities:
Deposits and mortgage escrow accounts	$2,707,037	$1,339,858	$7,438	(9)	$4,054,333
Federal funds purchased and securities sold under agreements to repurchase	44,664	466,000	13,844	(10)	524,508
Borrowed funds	691,664	125,500	6,975	(10)	824,139
Subordinated debentures	—	25,774	1,234	(10)	27,008
Other liabilities	24,394	19,964	—		44,358

Total liabilities	3,467,759	1,977,096	29,491		5,474,346
Stockholders’ Equity:
Common stock	615	430	(245	)(11)	800
Additional paid in capital	606,541	208,523	141,013	(11)	956,077
Retained earnings	324,250	166,902	(166,902	)(11)	324,250
Treasury stock	—	(150,571)	150,571	(11)	—
Common stock held by ESOP	(78,816)	(8,486)	8,486	(11)	(78,816)
Common stock acquired by stock award plan	(41,887)	(280)	280	(11)	(41,887)
Common stock acquired by the Directors’ Deferred Fee Plan (“DDFP”)	—	(2,768)	(21,018	)(12)	(23,786)
DDFP transition differential	—	(7,674)	7,674	(12)	—
Deferred compensation – DDFP	—	17,439	6,347	(12)	23,786
Accumulated other comprehensive income, net of tax effect	6,416	4,059	(4,059	)(11)	6,416

Total stockholders’ equity	817,119	227,574	122,147		1,166,840

Total liabilities and stockholders’ equity	$4,284,878	$2,204,670	$151,638		$6,641,186

Capital Ratios	Provident Financial Services, Inc. Historical	First Sentinel Bancorp, Inc. Historical	Pro Forma Combined
Regulatory Tier 1 leverage capital	18.81%	9.18%	11.99%
Tier 1 risk-based capital	30.54%	18.29%	19.66%
Total risk-based capital	31.44%	19.43%	20.64%

(footnotes follow)

Unaudited Combined Condensed Consolidated Pro Forma Statement of Income

	For the year ended December 31, 2003(1)
	Provident Financial Services, Inc. Historical		First Sentinel Bancorp, Inc. Historical	Pro Forma Adjustment		Pro Forma Combined
	(Dollars in thousands)
Interest income:
Loans	$123,450		$73,333	$(5,665	)(14)	$191,118
Securities	61,056		35,626	(11,212	)(13)	85,470

Total interest income	184,506		108,959	(16,877)		276,588

Interest expense:
Deposits	39,171		21,533	(3,719	)(14)	56,985
Borrowed funds	15,462		28,860	(7,763	)(14)	36,559

Total interest expense	54,633		50,393	(11,482	)(14)	93,544

Provision for loan losses	1,160		—	—		1,160

Net interest income after provision for loan losses	128,713		58,566	(5,395)		181,884

Noninterest income:
Net gain on sale of loans and securities	2,351		825	—		3,176
Net gain on sale of branch and deposits	—		2,442	—		2,442
Fee and other	21,483		6,436	—		27,919

Total noninterest income	23,834		9,703	—		33,537

Noninterest expense:
General and administrative expense:
Compensation and benefits	54,683		21,152	—		75,835
Occupancy and equipment	14,157		4,023	160	(14)	18,340
Other	56,790	(15)	11,722	—		68,512
Amortization of core deposit intangible	1,149		839	3,934	(14)	5,922

Total noninterest expense	126,779		37,736	4,094		168,609

Income before income tax expense	25,768		30,533	(9,489)		46,812

Income tax expense	7,024		12,197	(3,875)		15,346

Net income	$18,744		$18,336	$(5,614)		$31,466

Income per share:
Basic	$0.31		$0.71	—		$0.42
Diluted	$0.31		$0.69	—		$0.42

Weighted average common shares:
Basic	57,835,726		25,706,054	16,842,607		74,678,333	(16)
Diluted	57,965,640		26,698,962	16,842,607		74,808,247	(16)

(footnotes on following page)

(1)	Assumes that the acquisition of First Sentinel Bancorp was completed at December 31, 2003 utilizing the purchase method of accounting. Estimated fair value adjustments for loans, premises and equipment, deposits, borrowed funds and the DDFP were determined by the management of Provident and First Sentinel with the assistance of certain valuation consultants. The resulting premiums and discounts for purposes of the Pro Forma Financial Statements, where appropriate, are being amortized and accreted into income as more fully described in the notes below. Actual fair value adjustments, where appropriate, will be determined as of the merger date and will be amortized and accreted into income.

(2)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of First Sentinel for a price of $22.25 per share in cash and stock. Merger consideration assumes that 40 percent of the 28,241,399 First Sentinel shares receive cash of $22.25 per share and 60 percent of First Sentinel's shares are exchanged for 1.092 shares of Provident stock at a market value of $18.90 per share as of December 31, 2003. Cash consideration paid for 1,314,149 First Sentinel stock options amounted to $18.6 million, and is based on the difference between $22.25 and $8.10, the weighted average exercise price of the options. This assumes all First Sentinel stock options are exchanged for cash at the merger date. Purchase accounting adjustments assume that purchase price, goodwill and intangible assets are reflected on the financial statements of Provident Financial Services pursuant to the application of purchase accounting.

(3)	Yield adjustment to reflect the difference between portfolio yields and market rates as of December 31, 2003 for loans acquired in the acquisition. The adjustment was calculated using present value analysis applied to the loan portfolio. Loans were segregated into pools of similar loans. Cash flow was projected using the loan data plus estimates of prepayment speeds. The resulting cash flow was discounted to present value using risk adjusted discount rates applied to each pool of loans. The difference between carrying value and the present value of future cash flows was the yield adjustment. The yield adjustments are amortized into expense on an accelerated basis over the estimated lives or repricing periods of the loans.

(4)	Reflects the difference between market values and net carrying values of fixed assets acquired in the acquisition. Adjustment is amortized as depreciation expense on a straight line basis.

(5)	A reconciliation of the excess consideration paid by Provident over First Sentinel's net assets acquired ("Goodwill") is as follows (in thousands):

Cost to Acquire First Sentinel:	Note

Cash	2			$251,348
Provident common stock issued	2			349,721
Estimated cash paid for transaction costs, net of taxes (*)	6,8			24,817

Consideration paid for First Sentinel				625,886

First Sentinel Net Assets at Fair Value:
First Sentinel Stockholders’ Equity at December 31, 2003		$227,574
Repayment of ESOP Loan by First Sentinel		10,380
Cash consideration paid for stock options, net of taxes (*)	2,8	(12,087)
Adjustment to DDFP assets	12	6,347

Subtotal			$232,214

Fair Value Adjustments:
Loans	3	(16,994)
Premises and fixed assets	4	(4,000)
Deposits	9	7,438
Borrowed funds	10	6,975
Repurchase agreements	10	13,844
Subordinated debentures	10	1,234
DDFP	12	6,347

Fair Value Adjustments		14,844
Tax effect of fair value adjustments (*)	8	(5,196)

Total adjustments to net assets acquired			9,648

Adjusted net assets acquired				222,566

Subtotal				403,320
Core Deposit Intangible	7		21,637
Tax effect of Core Deposit Intangible (*)	7		(7,573)

Net Core deposit intangible				14,064

Estimated Goodwill Recognized				$389,256

(*)	Assumed effective tax rate of 35%

(6)	Transaction costs associated with the merger are estimated to be $24.8 million, net of taxes. Estimated transaction costs have been recorded as a component of goodwill on the Pro Forma Financial Statements (see Note 5), based on Provident's and First Sentinel's preliminary estimates. A summary of these costs is as follows (in thousands):

Professional fees	$11,000
Merger related compensation and benefits	15,775
Facilities and systems	3,862
Other merger related expenses	1,770

Estimated pre-tax transaction costs	32,407
Less related tax benefit	7,590

Estimated transaction costs, net of taxes	$24,817

Professional fees include investment banking, legal and other professional fees and expenses associated with shareholder and customer notifications. Merger related compensation and severance costs include employee severance, compensation arrangements, transitional staffing and related employee benefit expenses. Facilities and system costs include lease termination charges and equipment write-offs resulting from the consolidation of duplicate facilities. Other merger related expenses are associated with the integration of operations. The foregoing estimates may be refined subsequent to the completion of the merger.

(7)	Core deposit intangible is an identifiable intangible asset representing the economic value of the acquired deposit base, calculated as the present value benefit of funding operations with the acquired deposit base versus using an alternative wholesale funding source. The core deposit intangible asset is amortized into expense using the sum of the years digits method over 10 years. Deferred taxes related to the core deposit intangible amounted to $7.6 million, and were based on an assumed tax rate of 35%.

(8)	Deferred tax assets on the cash out of options and taxable transaction costs amounted to $14.1 million. Deferred tax assets on purchase accounting adjustments amounted to $5.2 million, and were based on an assumed tax rate of 35%.

(9)	Yield adjustment to reflect the difference between portfolio yields and market rates as of December 31, 2003 for time deposits acquired in the acquisition. Yield adjustments were calculated using present value analysis. Cash flow each month was the difference between projected interest costs of the remaining deposit base and hypothetical costs calculated using market rates based on a survey of competitor’s rates. Cash flow was discounted to present value using market rates for similar deposits. The yield adjustment is the aggregate present value of the difference. The yield adjustment is accreted into income on an accelerated basis over the lives of the acquired time deposits.

(10)	Reflects yield adjustment of $13.8 million on repurchase agreements, $7.0 million on borrowed funds, and $1.2 million on subordinated debentures. Yield adjustments reflect the difference between portfolio yields and market rates as of December 31, 2003 for borrowings acquired in the acquisition. Yield adjustments were calculated using present value analysis. Cash flow for each month was the difference between projected interest costs of the remaining borrowings and hypothetical costs using current market rates based on advances from the FHLB of New York. Cash flow was discounted to present value using market rates. The yield adjustment is the aggregate present value of the difference. The yield adjustment is accreted into income on an accelerated basis over the lives of the acquired borrowings.

(11)	Reflects the issuance of 18,503,765 shares of Provident's common stock in the transaction and the elimination of First Sentinel's equity accounts.

(12)	Reflects the adjustment to record the DDFP at market value ($6.3 million) and to adjust the DDFP plan assets to market value ($13.3 million) and the elimination of the DDFP transitional differential ($7.7 million).

(13)	Interest income is reduced approximately $11.2 million on a pre tax basis, related to the portion of the purchase price that is paid in cash ($292.0 million) and the direct costs of the merger and liabilities assumed to be paid in cash. These funds were assumed to have yielded a pre-tax rate of 3.84% for the year ended December 31, 2003, which represents the actual yield earned on Provident's available for sale portfolio for the period.

(14)	The following table summarizes the estimated full year impact of the amortization / (accretion) of the purchase accounting adjustments on the pro-forma statement of income.

Category	Premiums / (Discounts)	Estimated Life in Years	Amortization/ (Accretion) Method	2003 Amortization / (Accretion)
Core Deposit Intangibles	$21,637	10	SYD	$3,934
Deposits	(7,438)	3	SYD	(3,719)
Borrowed Funds	(6,975)	5	SYD	(2,325)
Repurchase agreements	(13,844)	5	SYD	(4,615)
Subordinated debentures	(1,234)	2	SYD	(823)
Loans	16,994	5	SYD	5,665
Premises and fixed assets	4,000	25	SL	160

Net Total	$13,140			($1,723)

Sum of the years digits and straight line methods were utilized in preparing the pro forma statement of income for amortizing and/or accreting the related purchase accounting adjustments. Provident has determined that these methods approximate the level yield method that will be utilized for the merger for all adjustments.

The following table summarizes the estimated impact of the amortization / (accretion) of the purchase accounting adjustments made in connection with the merger on Provident's result of operations for the following years:

Projected Future Amounts for the Years Ended December 31,	Core Deposit Intangible	Net (Accretion) / Amortization	Net (Increase)/ Decrease in Income Before Taxes
2003	$3,934	($5,657)	($1,723)
2004	3,541	(3,751)	(210)
2005	3,147	(1,844)	1,303
2006	2,754	(350)	2,404
2007	2,360	(95)	2,265
2008	1,967	160	2,127

(15)	Provident Financial recorded a one time expense of $15.6 million, net of tax, as a result of the $24 million contribution to The Provident Bank Charitable Foundation made in the first quarter of 2003.

(16)	Basic and fully diluted weighted average common shares outstanding was determined by adding 60 percent of First Sentinel's historical average basic outstanding common shares at the exchange ratio of 1.092 to Provident's historical average basic and diluted outstanding common shares. No common stock equivalents were considered as it is assumed all First Sentinel stock options are cashed out in the transaction.

COMPARATIVE PER SHARE DATA

The following table sets forth for Provident common stock and First Sentinel common stock certain historical, pro forma and pro forma-equivalent per share financial information. The pro forma and pro forma-equivalent per share information gives effect to the merger as if the merger had been effective on the dates presented, in the case of the book value data presented, and as if the merger had become effective at the beginning of the periods presented, in the case of the net income and dividends declared data presented. The pro forma data in the tables assume that the merger is accounted for using the purchase method of accounting. See “Proposal I—The Proposed Merger—Accounting Treatment” on page     . The information in the following table is based on, and should be read together with, the historical financial information that we have presented in our prior filings with the Securities and Exchange Commission and the pro forma financial information that appears elsewhere in this document. See “Where You Can Find More Information” on page      and “Unaudited Combined Condensed Consolidated Pro Forma Financial Data” on page     .

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

	Provident Financial Services, Inc. Historical	First Sentinel Bancorp, Inc. Historical	Pro Forma Combined(1)		Per Equivalent First Sentinel Share(2)
Net Income Per Common Share for the Twelve Months Ended December 31, 2003:
Basic	$0.31	$0.71	$0.42		$0.46
Diluted	0.31	0.69	0.42		0.46

Cash Dividends Declared Per Common Share:
For the twelve months ended December 31, 2003	0.14	0.42	0.14	(3)	0.15

Book Value Per Common Share:
As of December 31, 2003	13.48	8.35	14.72	(4)	16.07

(1)	Pro forma combined assumes the merger of First Sentinel was completed at the beginning of the period presented.
(2)	Per equivalent share of First Sentinel’s common stock is calculated by taking the product of the pro forma combined and an exchange ratio of 1.092.
(3)	Pro forma cash dividends represent the historical dividends of Provident.
(4)	Pro forma book value per common share is based on the pro forma total stockholder’s equity of the combined entity divided by the total pro forma common shares of the combined entity assuming conversion of 60% of the outstanding shares of First Sentinel common stock into shares of Provident Financial common stock at an implied exchange ratio of 1.092.

RISKS RELATED TO THE MERGER

In addition to the other information contained in or incorporated by reference into this Joint Proxy Statement/Prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding whether to vote for adoption of the merger agreement.

You May Not Receive the Form of Merger Consideration that You Elect.

The merger agreement contains allocation and proration provisions that are designed to ensure that 60% of the outstanding shares of common stock of First Sentinel will be exchanged for shares of Provident common stock and the remaining outstanding shares of common stock of First Sentinel will be exchanged for cash. Therefore, if the holders of more than 60% of the outstanding First Sentinel common stock elect to receive Provident common stock for such shares, the amount of Provident common stock that each such stockholder would receive from Provident will be reduced on a pro rata basis. As a result, these First Sentinel stockholders will receive cash consideration for any First Sentinel shares for which they do not receive Provident common stock. Similarly, if the holders of more than 40% of the outstanding First Sentinel common stock elect to receive cash for such shares, the amount of cash that each such stockholder would receive from Provident will be reduced on a pro rata basis. As a result, such stockholders will receive Provident common stock for any First Sentinel shares for which they do not receive cash. Accordingly, there is a risk that you will receive a portion of the merger consideration in a form that you did not elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you elected (including the recognition of taxable gain to the extent cash is received).

Provident May Fail to Realize the Anticipated Benefits of the Merger.

The success of the merger will depend on, among other things, Provident’s ability to realize anticipated cost savings and to combine the businesses of The Provident Bank and First Savings Bank in a manner that does not materially disrupt the existing customer relationships of First Savings Bank or The Provident Bank or result in decreased revenues from any loss of customers. If Provident is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

Provident and First Sentinel have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of Provident’s or First Sentinel’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect Provident’s ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger.

Because the Market Price of Provident Common Stock May Fluctuate, You Cannot Be Sure of the Value of the Merger Consideration That You Will Receive.

Upon completion of the merger, each share of First Sentinel common stock will be converted into merger consideration consisting of shares of Provident common stock and/or cash pursuant to the terms of the merger agreement. The value of the merger consideration to be received by First Sentinel stockholders will be based on the price of Provident common stock immediately prior to the completion of the merger. Accordingly, at the time of the annual meetings, First Sentinel stockholders will not necessarily know or be able to calculate the value of the merger consideration they will receive upon completion of the merger.

Any change in the price of Provident common stock prior to completion of the merger will affect the value of the merger consideration that a First Sentinel stockholder will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control.

First Sentinel Stockholders Will be Unable to Sell Their First Sentinel Shares in the Market After Making Their Election.

First Sentinel stockholders may elect to receive the merger consideration in the form of cash, Provident common stock or a combination of cash and Provident common stock. Stockholders making an election must turn in their First Sentinel stock certificates with their election form. During the time between when the election is made and the merger is completed, First Sentinel stockholders will be unable to sell their First Sentinel common stock. If the merger is unexpectedly delayed, this period could extend for a significant period of time. First Sentinel stockholders can shorten the period during which they cannot sell their shares by delivering their election form shortly before the close of the election period. However, elections received after the close of the election period will not be accepted or honored.

First Sentinel Directors and Officers Have Interests in the Merger Besides Those of a Stockholder.

First Sentinel’s executive officers negotiated the merger agreement with Provident, and the board of directors approved the merger agreement and is recommending that First Sentinel stockholders vote for the merger agreement. In considering these facts and the other information contained in this Joint Proxy Statement/Prospectus, you should be aware that First Sentinel’s executive officers and directors have various interests in the merger besides being First Sentinel stockholders. See “Interests of Directors and Officers in the Merger.”

Provident May be Subject to Adverse Regulatory Conditions.

Before the merger may be completed, various approvals must be obtained from, or notifications submitted to, the Federal Deposit Insurance Corporation, the New Jersey Department of Banking and Insurance and the Federal Reserve Bank of New York. Some of the governmental authorities from whom those approvals must be obtained may impose conditions on the completion of the merger or require changes in the terms of the merger. These conditions or changes could have the effect of delaying the merger or imposing additional costs or limiting the possible revenues of the combined company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains or incorporates by reference a number of forward-looking statements regarding the financial condition, results of operations and business of Provident and First Sentinel, and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential” or other similar expressions.

The ability of Provident and First Sentinel to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following:

•	difficulties in obtaining required stockholder and regulatory approvals for the merger;

•	increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment;

•	changes in deposit flows, loan demand or real estate values;

•	changes in accounting principles, policies or guidelines;

•	legislative or regulatory changes;

•	changes in general economic conditions, either nationally or in some or all of the operating areas in which the combined company will be doing business, or conditions in securities markets or the banking industry;

•	a materially adverse change in the financial condition of Provident or First Sentinel;

•	the level and timeliness of realization, if any, of expected cost savings from the merger;

•	difficulties related to the consummation of the merger and the integration of the businesses of Provident and First Sentinel;

•	lower than expected revenues following the merger; and

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

Because such forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Provident stockholders and First Sentinel stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this document or the date of any document incorporated by reference.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Provident or First Sentinel or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Provident and First Sentinel undertake no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

THE PROVIDENT FINANCIAL SERVICES, INC. ANNUAL MEETING

This section contains information for Provident stockholders about the annual meeting of stockholders Provident has called to consider and adopt the merger agreement as well as vote on the election of four directors, to ratify the appointment of KPMG LLP as Provident’s independent auditor for the year ending December 31, 2004 and to authorize Provident to adjourn its annual meeting of stockholders or vote on other matters properly before the annual meeting.

Together with this document, Provident is also sending you a notice of the Provident annual meeting of stockholders and a form of proxy that is solicited by Provident’s board of directors. The Provident annual meeting of stockholders will be held on June 23, 2004, at 10:00 a.m., local time, at the Hilton Newark Airport, 1170 Spring Street, Elizabeth, New Jersey. This Joint Proxy Statement/Prospectus is first being mailed to stockholders of Provident on or about                     , 2004.

Matters to Be Considered

The purpose of the Provident annual meeting of stockholders is to vote on a proposal to approve the merger agreement as well as vote on the election of four directors, the ratification of the appointment of KPMG LLP as Provident’s independent auditor for the year ending December 31, 2004 and the authorization of the board of directors to adjourn the annual meeting or vote on its matters properly before the annual meeting.

Proxies

Each copy of this document mailed to Provident stockholders is accompanied by a proxy card with voting instructions for submission by mail. You should complete and return the proxy card accompanying this document in order to ensure that your vote is counted at the Provident annual meeting, or at any adjournment or postponement of the meeting, regardless of whether you plan to attend the Provident annual meeting. You may revoke your proxy at any time before the vote is taken at the Provident annual meeting. If your shares are held in “street name,” your broker will vote your shares on Proposal I—The Proposed Merger only if you provide instructions to your broker on how to vote. If you have not voted through your broker, you may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Provident prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date; or

•	voting in person at the annual meeting; however, simply attending the annual meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.

830 Bergen Avenue

Jersey City, New Jersey 07306

Attention: John F. Kuntz, Esq.

Corporate Secretary

If your shares are held in street name, you should follow your broker’s instructions regarding the revocation of proxies.

All shares represented by valid proxies that Provident receives through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the merger agreement, “FOR” the election of the four nominees for director, “FOR” the ratification of the appointment of KPMG LLP as Provident’s independent auditors for the year ending December 31, 2004 and “FOR” the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting. The Provident board of directors is currently unaware of any other matters that may be presented for action at the annual meeting.

Provident stockholders should NOT send stock certificates with their proxy cards. If the merger is completed, Provident stockholders will not need to exchange their current stock certificates.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Provident will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Provident common stock and secure their voting instructions, if necessary. Provident will reimburse the record holders for their reasonable expenses in taking those actions. Provident has also made arrangements with Georgeson Shareholder Communications, Inc. to assist Provident in soliciting proxies and has agreed to pay them a fee of $12,500 plus reasonable expenses for these services. If necessary, Provident may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Provident stockholders, either personally or by telephone, telegram, facsimile or letter.

Record Date

The Provident board of directors has fixed the close of business on April 30, 2004 as the record date for determining the Provident stockholders entitled to receive notice of and to vote at the Provident annual meeting of stockholders. On April 30, 2004,                      shares of Provident common stock were outstanding and held by approximately              holders of record.

Voting Rights and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Provident common stock is necessary to constitute a quorum at the annual meeting of stockholders. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. An unvoted proxy submitted by a broker is sometimes referred to as a broker non-vote.

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Provident common stock entitled to vote at the Provident annual meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. The ratification of the appointment of the independent auditors and the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting are determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.” You are entitled to one vote for each share of Provident common stock you held as of the record date. However, Provident’s certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of common stock of Provident are not entitled to any vote with respect to the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate as well as by any person acting in concert with such person or entity.

Because the affirmative vote of the holders of a majority of the outstanding shares of Provident common stock entitled to vote at the Provident annual meeting is needed for us to proceed with the merger, the failure to vote by proxy or in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the merger agreement. Accordingly, the Provident board of directors urges Provident stockholders to complete, date and sign the accompanying [Insert color] proxy card and return it promptly in the enclosed postage-paid envelope.

As of the record date, directors and executive officers of Provident and their affiliates had the right to vote                      shares of Provident common stock, or             % of the Provident common stock outstanding on that date.

Recommendation of the Board of Directors

The Provident board of directors has unanimously approved the merger agreement and the transactions contemplated in the merger agreement. The Provident board of directors has determined that the merger agreement and the transactions contemplated in the merger agreement are advisable and in the best interests of Provident and its stockholders and unanimously recommends that you vote “FOR” approval of the merger agreement. The Provident board also unanimously recommends that you vote “FOR” each of the Provident nominees for director listed in this Joint Proxy Statement/Prospectus, “FOR” the ratification of the appointment of KPMG LLP as independent auditors of Provident for the year ending December 31, 2004 and “FOR” the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting.

See “Proposal I—The Proposed Merger—Recommendation of the Provident Board of Directors and Reasons for the Merger” on page 51 for a more detailed discussion of the Provident board of directors’ recommendation.

Attending the Provident Annual Meeting

If you want to vote your shares of Provident common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Participants in Provident Benefit Plans

If you are a participant in The Provident Bank Employee Stock Ownership Plan or The Provident Bank Employee Savings Incentive Plan, or any other benefit plans through which you own shares of Provident common stock, you will have received with this Joint Proxy Statement/Prospectus voting instruction forms that reflect all shares you may vote under the plans. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Provident common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote the shares in accordance with the terms of the respective plans. The deadline for returning your voting instructions is                     , 2004.

Security Ownership of Certain Beneficial Owners of Provident

Persons and groups who beneficially own in excess of five percent of Provident’s common stock are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. The following table sets forth, as of March 1, 2004, certain information as to those persons that Provident believes beneficially own more than five percent of Provident’s issued and outstanding shares of common stock:

Name and Address of Beneficial Owners	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding (3)
The Provident Bank Employee Stock Ownership Plan Trust GreatBanc Trust Company, Trustee 45 Rockefeller Plaza, Suite 2055 New York, New York 10111-2000	4,769,464	(1)	7.9%

Private Capital Management, L.P. Bruce S. Sherman and Gregg J. Powers 8889 Pelican Bay Blvd. Naples, Florida 34108	4,369,900	(2)	7.2%

(1)	A Schedule 13G filed with the Securities and Exchange Commission on January 30, 2004 on behalf of The Provident Bank Employee Stock Ownership Trust reported that the Employee Stock Ownership Trust had: (i) sole power to vote or direct the vote of 4,620,653 shares of Provident common stock; (ii) the shared power to vote or direct the vote of 148,811 shares of Provident common stock; and (iii) sole power to dispose or direct the disposition of 4,769,464 shares of Provident common stock.
(2)	A Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004 by Private Capital Management, L.P., Bruce Sherman and Gregg J. Powers reported that Private Capital Management and Messrs. Sherman and Powers had: (i) sole power to vote or direct the vote of no shares of Provident common stock; (ii) shared power to vote or direct the vote of 4,369,900 shares of Provident common stock; (iii) sole power to dispose or direct the disposition of no shares of Provident common stock; and (iv) shared power to dispose or to direct the disposition of 4,369,900 shares of Provident common stock. The Schedule 13G further disclosed that Messrs. Sherman and Powers in their capacities as Chief Executive Officer and President, respectively, of Private Capital Management, exercise shared dispositive and shared voting power with respect to shares held by Private Capital Management’s clients and managed by Private Capital Management. Messrs. Sherman and Powers each disclaim beneficial ownership of shares held by Private Capital Management’s clients and each disclaim the existence of a group.
(3)	Based on 60,328,600 shares of Provident common stock outstanding.

THE FIRST SENTINEL BANCORP, INC. ANNUAL MEETING

This section contains information for First Sentinel stockholders about the annual meeting of stockholders First Sentinel has called to consider and approve the merger agreement as well as vote on the election of three directors, the ratification of the appointment of KPMG LLP as First Sentinel’s independent auditors for the year ending December 31, 2004 and the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting.

Together with this document, First Sentinel is also sending you a notice of the First Sentinel annual meeting of stockholders and a form of proxy that is solicited by First Sentinel’s board of directors. The annual meeting of stockholders will be held on June 23, 2004 at 10:00 a.m., local time, at The Pines Manor, 2085 Route 27, Edison, New Jersey. This Joint Proxy Statement/ Prospectus is first being mailed to stockholders of First Sentinel on or about May     , 2004.

Matters to Be Considered

The purpose of the First Sentinel annual meeting of stockholders is to vote on a proposal to approve the merger agreement as well as vote on the election of three directors, the ratification of the appointment of KPMG LLP as First Sentinel’s independent auditors for the year ending December 31, 2004 and the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting.

Proxies

Each copy of this document mailed to First Sentinel stockholders is accompanied by a proxy card with voting instructions for submission by mail. You should complete and return the proxy card to ensure that your vote is counted at the First Sentinel annual meeting, or at any adjournment or postponement of the meeting, regardless of whether you plan to attend the First Sentinel annual meeting. You can revoke your proxy at any time before the vote is taken at the First Sentinel annual meeting. If your shares are held in “street name,” your broker will vote your shares on Proposal I—The Proposed Merger only if you provide instructions to your broker on how to vote. If you have not voted through your broker, you may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of First Sentinel prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date; or

•	voting in person at the annual meeting; however, simply attending the annual meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

First Sentinel Bancorp, Inc.

1000 Woodbridge Center Drive

Woodbridge, New Jersey 07095

Attention: Ann C. Clancy, Esq.

Corporate Secretary

If your shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

All shares represented by valid proxies First Sentinel receives through this solicitation that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the merger agreement, “FOR” the election of First Sentinel’s three nominees for director, “FOR” the ratification of the appointment of KPMG LLP as First Sentinel’s independent auditors for the year ending December 31, 2004 and “FOR” the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting. The First Sentinel board of directors is presently unaware of any other matters that may be presented for action at the annual meeting.

First Sentinel stockholders should NOT send stock certificates with their proxy cards. First Sentinel stockholders will separately be sent election forms and instructions, at which time they will be requested to submit their stock certificates. If the merger is completed, First Sentinel stockholders who did not make a timely or proper election will be mailed a transmittal form promptly following the completion of the merger with instructions on how to exchange their First Sentinel stock certificates for the merger consideration.

Solicitation of Proxies

First Sentinel will bear the entire cost of soliciting proxies from its stockholders. In addition to solicitation of proxies by mail, First Sentinel will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of First Sentinel common stock and secure their voting instructions, if necessary. First Sentinel will reimburse the record holders for their reasonable expenses in taking those actions. First Sentinel has also made arrangements with Georgeson Shareholder Communications, Inc. to assist it in soliciting proxies and has agreed to pay them a fee of $10,000 plus reasonable expenses for these services. If necessary, First Sentinel may use several of its regular employees, who will not be specially compensated, to solicit proxies from First Sentinel stockholders, either personally or by telephone, telegram, facsimile or letter.

Record Date

The First Sentinel board of directors has fixed the close of business on April 30, 2004 as the record date for determining the First Sentinel stockholders entitled to receive notice of and to vote at the First Sentinel annual meeting of stockholders. On April 30, 2004,                      shares of First Sentinel common stock were outstanding and held by approximately              holders of record.

Voting Rights and Vote Required

The presence, in person or by properly executed proxy, of a majority of the total number of outstanding shares of First Sentinel common stock entitled to vote (after giving effect to the 10% limit described below) is necessary to constitute a quorum at the First Sentinel annual meeting of stockholders. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. An unvoted proxy submitted by a broker is sometimes referred to as a broker non-vote.

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of First Sentinel common stock entitled to vote at the First Sentinel annual meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. The ratification of the appointment of the independent auditors and the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting are determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.” You are entitled to one vote for each share of First Sentinel common stock you held as of the record date. However, First Sentinel’s certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then-outstanding shares of common stock of First Sentinel are not entitled to any vote with respect to the shares held in excess of the 10% limit.

A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. First Sentinel’s certificate of incorporation authorizes its board of directors to make all determinations necessary to implement and apply the 10% limit, including determining the number of shares of First Sentinel common stock beneficially owned by any person and whether persons or entities are acting in concert. The First Sentinel board of directors is also authorized to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% limit supply information to First Sentinel to enable its board of directors to implement and apply the 10% limit.

Because the affirmative vote of the holders of a majority of the outstanding shares of First Sentinel common stock entitled to vote at the First Sentinel annual meeting is needed for us to proceed with the merger, the failure to vote by proxy or in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the merger agreement. Accordingly, the First Sentinel board of directors urges First Sentinel stockholders to complete, date and sign the accompanying [Insert Color] proxy card and return it promptly in the enclosed postage-paid envelope.

As of the record date, directors and executive officers of First Sentinel and their affiliates had the right to vote                  shares of First Sentinel common stock, or         % of the outstanding First Sentinel common stock on that date.

At the time the merger agreement with Provident was signed, each director of First Sentinel and Ms. Nancy E. Graves, Mr. Thomas M. Lyons and Mr. Richard Spengler, all of whom are executive officers of First Sentinel or First Savings Bank, entered into a separate letter agreement with Provident, pursuant to which, among other things, they agreed to vote or cause to be voted all shares over which they maintain sole or shared voting power in favor of approval and adoption of the merger agreement.

Recommendation of the Board of Directors

The First Sentinel board of directors has unanimously approved the merger agreement and the transactions contemplated in the merger agreement. The First Sentinel board of directors has determined that the merger agreement and the transactions contemplated in the merger agreement are advisable and in the best interests of First Sentinel and its stockholders and unanimously recommends that you vote “FOR” approval of the merger agreement. The First Sentinel board of directors also recommends that you vote “FOR” each of the First Sentinel nominees for director listed in this Joint Proxy Statement/Prospectus, “FOR” the ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 2004 and “FOR” the authorization of the board of directors to adjourn the annual meeting or vote on other matters properly before the annual meeting.

See “Proposal I—The Proposed Merger—Recommendation of the First Sentinel Board of Directors and Reasons for the Merger” on page          for a more detailed discussion of the First Sentinel board of directors’ recommendation.

Attending the First Sentinel Annual Meeting

If you want to vote your shares of First Sentinel common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Participants in First Sentinel’s and First Savings Bank’s Benefit Plans

Participants in the First Savings Bank Employee Stock Ownership Plan and the Incentive Savings Plan for Employees of First Savings Bank have the right to direct the voting of First Sentinel common stock held in their plan accounts but do not have the right to vote these shares personally at First Sentinel’s annual meeting. Such participants should refer to the voting instructions provided by the plan trustees for information on how to direct the voting of these shares.

Security Ownership of Certain Beneficial Owners of First Sentinel

The following table sets forth certain information as to those persons that First Sentinel believes are beneficial owners of more than 5% of First Sentinel’s outstanding common stock as of March 1, 2004. Persons and groups that beneficially own in excess of 5% of First Sentinel’s common stock are required to file certain reports with First Sentinel and with the Securities and Exchange Commission regarding such beneficial ownership. For purposes of the table below and the table set forth under “Who Our Directors and Executive Officers Are,” a person is deemed to be the beneficial owner of any shares of common stock (1) over which the person has or shares, directly or indirectly, voting or investment power, or (2) of which the person has a right to acquire beneficial ownership at any time within 60 days after March 1, 2004. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	First Savings Bank Employee Stock Ownership Plan and Trust c/o First Savings Bank 1000 Woodbridge Center Drive Woodbridge, New Jersey 07095	2,070,991	(2)	7.3%
Common Stock	Private Capital Management, L.P. Bruce S. Sherman and Gregg J. Powers 8889 Pelican Bay Blvd. Naples, Florida 34108	2,551,623	(3)	9.0%

(1)	Based on 28,268,402 total outstanding shares of First Sentinel Bancorp, Inc. as of March 1, 2004.
(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004. The assets of the First Savings Bank Employee Stock Ownership Plan are held in trust by First Bankers Trust Company, the First Savings Bank Employee Stock Ownership Plan Trustee. First Bankers Trust Company, subject to its fiduciary duty, must vote all allocated shares held in the First Savings Bank Employee Stock Ownership Plan in accordance with the instructions of the participating employees. At March 1, 2004, 1,137,485 shares of common stock had been allocated to participating employee accounts and the First Bankers Trust Company shared voting power with the participants with respect to such shares. As of this same date, 933,506 unallocated shares remained in the First Savings Bank Employee Stock Ownership Plan and the First Bankers Trust Company had sole voting power with respect to such shares. Subject to its fiduciary duty, the First Bankers Trust Company will vote unallocated shares and allocated shares for which no instructions are provided by participants in a manner calculated to most accurately reflect the voting instructions received from participants on allocated shares. The First Savings Bank Employee Stock Ownership Plan Committee, comprised of the Compensation Committee of First Sentinel’s board of directors, had sole power to direct the disposition of all 2,070,991 shares.
(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004 by Private Capital Management, Bruce S. Sherman and Gregg J. Powers. Private Capital Management reported that it filed as an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Mr. Sherman is Chief Executive Officer of Private Capital Management and Mr. Powers is President of Private Capital Management. According to the Schedule 13G (i) Private Capital Management and Messrs. Sherman and Powers had shared voting and dispositive power over 2,551,623 shares of First Sentinel common stock and (ii) Mr. Sherman had sole voting and dispositive power over 13,700 shares of First Sentinel Common Stock. The Schedule 13G also disclosed that Mr. Sherman and Mr. Powers exercise such shared voting and dispositive power over shares of First Sentinel common stock held by Private Capital Management’s clients and managed by Private Capital Management in their capacities as officers of Private Capital Management. Messrs. Sherman and Powers each disclaim beneficial ownership for the shares held by Private Capital Management’s clients and disclaim the existence of a group.

INFORMATION ABOUT THE COMPANIES

Provident Financial Services, Inc.

830 Bergen Avenue

Jersey City, New Jersey 07306

(201) 333-1000

Provident Financial Services, Inc. is a Delaware corporation which, on January 15, 2003, became the holding company for The Provident Bank, following the completion of the conversion of The Provident Bank from a mutual savings bank to a stock chartered savings bank. On January 15, 2003, Provident issued an aggregate of 59,618,300 shares of its common stock, par value $0.01 per share, in a subscription offering and contributed cash and 1,920,000 shares of its common stock to The Provident Bank Foundation, a charitable foundation established by The Provident Bank. As a result of the conversion and its related stock offering, Provident raised $586.4 million in net proceeds, of which $293.1 million was infused into The Provident Bank. As of the completion of the conversion on January 15, 2003, Provident owned all of the outstanding common stock of The Provident Bank. Currently, Provident’s activities consist solely of managing The Provident Bank and investing its portion of the net proceeds received in the subscription offering. At December 31, 2003, Provident had total consolidated assets of $4.3 billion, net loans of $2.2 billion, total deposits of $2.7 billion, and total stockholders’ equity of $817.1 million.

Originally established in 1839, The Provident Bank is a New Jersey chartered capital stock savings bank headquartered in Jersey City, New Jersey. The Provident Bank is a community- and customer-oriented bank operating 54 full-service branch offices in the New Jersey counties of Hudson, Bergen, Essex, Mercer, Middlesex, Monmouth, Morris, Ocean, Somerset and Union, which it considers its primary market area. As part of its “Customer-Centric Strategy,” The Provident Bank emphasizes personal service and customer convenience in serving the financial needs of the individuals, families and businesses residing in Provident’s markets. The Provident Bank attracts deposits from the general public in the areas surrounding its banking offices and uses those funds, together with funds generated from operations and borrowings, to originate commercial real estate loans, residential mortgage loans, commercial business loans and consumer loans. The Provident Bank also invests in mortgage-backed securities and other permissible investments.

The Provident Bank is subject to regulation and supervision by the New Jersey Department of Banking and Insurance, its chartering agency, and by the Federal Deposit Insurance Corporation. Provident is a bank holding company subject to regulation and supervision by the Board of Governors of the Federal Reserve System.

Provident routinely evaluates opportunities to expand through merger or acquisition. As a result, merger or acquisition discussions and, in some cases, negotiations may take place in the future, and mergers and acquisitions involving cash, debt or equity securities may occur. The impact of a merger or an acquisition would likely be reflected in Provident’s financial condition and results of operations.

Additional information about Provident and its subsidiaries is included in documents incorporated by reference in this Joint Proxy Statement/Prospectus. See “Where You Can Find More Information” on page 134.

First Sentinel Bancorp, Inc.

1000 Woodbridge Center Drive

Woodbridge, New Jersey 07095

(732) 726-9700

First Sentinel Bancorp, Inc. is a Delaware corporation and the parent holding company for First Savings Bank. First Savings Bank is a New Jersey chartered savings bank whose deposits are insured by the Savings Association Insurance Fund, as administered by the Federal Deposit Insurance Corporation. First Savings Bank operates 22 full-service banking offices in central New Jersey. At December 31, 2003, First Sentinel had total consolidated assets of $2.2 billion, net loans of $1.2 billion, total deposits of $1.3 billion, and total stockholders’ equity of $227.6 million.

First Savings Bank’s principal business consists of accepting retail deposits from the general public in the areas surrounding its branch offices and investing those deposits, together with funds generated from operations and borrowings, primarily in single-family residential mortgage loans, real estate construction loans, commercial real estate loans, home equity loans and lines of credit, multi-family residential mortgage loans, mortgage-backed and mortgage related securities and various debt and equity securities. First Savings Bank’s revenues are derived principally from the interest income generated by its loan and mortgage-backed securities portfolios, interest and dividends on its investment securities and, to a lesser extent, from retail banking fees.

First Savings Bank is subject to regulation and supervision by the New Jersey Department of Banking and Insurance, its chartering agency, and by the Federal Deposit Insurance Corporation. First Sentinel has elected to be a savings and loan holding company subject to regulation and supervision by the Office of Thrift Supervision.

Additional information about First Sentinel and its subsidiaries is included in documents incorporated by reference in this Joint Proxy Statement/Prospectus. See “Where You Can Find More Information” on page     .

PROPOSAL I — THE PROPOSED MERGER

(FOR CONSIDERATION AND VOTE BY PROVIDENT AND FIRST SENTINEL STOCKHOLDERS)

The description of the merger and the merger agreement contained in this Joint Proxy Statement/Prospectus describes the material terms of the merger agreement; however, it does not purport to be complete. It is qualified in its entirety by reference to the merger agreement. We have attached a copy of the merger agreement as Appendix A.

We encourage you to read the merger agreement.

General

Pursuant to the merger agreement, First Sentinel will merge into Provident, with Provident as the surviving entity. Outstanding shares of First Sentinel common stock will be converted into the right to receive cash, shares of Provident common stock or a combination of cash and stock. Cash will be paid in lieu of any fractional share of Provident common stock. See “—Merger Consideration; Cash or Stock Election” below. As a result of the merger, the separate corporate existence of First Sentinel will cease and Provident will succeed to all of the rights and be responsible for all of the obligations of First Sentinel. Following the merger of First Sentinel into Provident, First Savings Bank will merge into The Provident Bank and the separate corporate existence of First Savings Bank shall cease.

Background of the Merger

Since First Sentinel’s conversion from the mutual holding company form of organization to a fully public company in 1998, the board of directors of First Sentinel has endeavored to enhance stockholder value by pursuing the strategy of operating as an independent community bank. In doing so, the board of directors periodically evaluated First Sentinel’s business plan as compared to other strategic alternatives, including acquisitions of other institutions and strategic combinations. From time to time, management of First Sentinel received expressions of interest from other financial institutions that were pursuing aggressive growth strategies in the context of a continuously consolidating financial services industry.

In connection with the mutual to stock conversion of The Provident Bank in January 2003, Provident disclosed that conversion proceeds would be deployed for, among other things, an expansion of Provident’s retail banking franchise through de novo branching and by acquiring other financial institutions. From time to time, Provident’s management evaluates potential acquisition targets with a view to expanding Provident’s market presence and franchise.

On April 14, 2003, Mr. Christopher Martin, First Sentinel’s Chief Executive Officer, met with the Chief Executive Officer of another financial institution (the “Other Institution”) at First Sentinel’s offices in Woodbridge, New Jersey at the request of such Other Institution. During the meeting, the Chief Executive Officer of the Other Institution indicated that the Other Institution was interested in a possible strategic combination with First Sentinel. After the meeting, Mr. Martin advised each First Sentinel board member of the details of his conversation with the Chief Executive Officer of the Other Institution.

Independent of this expression of interest, in April 2003, First Sentinel’s board of directors and management had begun to re-evaluate First Sentinel’s business plan in response to First Sentinel’s operating, market and financial performance relative to its peer group, particularly taking into account the impact of the then-current interest rate levels, which had not risen as previously anticipated. At a regularly scheduled meeting of First Sentinel’s board held on April 28, 2003, the board, having been advised of both management’s ongoing evaluation of the business plan and the oral expression of interest from the Other Institution, determined to have an investment banking firm perform a market analysis of First Sentinel.

At a special meeting of First Sentinel’s board held on May 12, 2003, which was attended by members of Lehman Brothers and First Sentinel’s outside legal counsel, Thacher Proffitt & Wood LLP, the board discussed the business plan, including modifications to the plan to enhance First Sentinel’s transition to a community bank, various strategic alternatives that were available at that time and the Other Institution’s oral indication of interest. Following discussions with First Sentinel’s management and financial and legal advisors, the board determined to explore the possibility of a business combination with the Other Institution and requested that Lehman Brothers present an analysis of the Other Institution at a subsequent board meeting. In addition, Mr. Martin was requested by the board to ask whether the Other Institution could provide a non-binding preliminary indication of the range of consideration that the Other Institution would offer to First Sentinel’s stockholders in a possible combination.

During a telephone conversation between Mr. Martin and the Chief Executive Officer of the Other Institution on May 12, 2003, the Other Institution indicated to Mr. Martin that it was considering a possible price range of $17.50 to $18.50 for each share of First Sentinel’s outstanding common stock.

At a special meeting of First Sentinel’s board of directors held on June 5, 2003, Lehman Brothers presented a detailed analysis of the Other Institution’s operations and financial and market performance. Lehman Brothers also presented an extensive valuation analysis of First Sentinel on both a stand-alone basis and a general acquisition basis, as well as a pro forma analysis of a combination between the Other Institution and First Sentinel. During discussions, members of the board expressed concerns that an analysis of alternatives was difficult because of the negative impact of the current interest rate environment on First Sentinel’s short-term prospects, and that the combined institution’s prospects were speculative, thereby providing no assurance that the combined institution would outperform First Sentinel on a stand-alone basis over the long term. At the conclusion of the meeting, the board determined to follow First Sentinel’s business plan and not to pursue a possible strategic combination with the Other Institution. First Sentinel and Lehman Brothers did not enter into a formal engagement letter with respect to the services provided by Lehman Brothers in connection with First Sentinel’s consideration of a possible strategic combination with the Other Institution, and Lehman Brothers did not receive any fees for such services to First Sentinel.

A little over three months later, on September 25, 2003, while attending a management conference sponsored by the New Jersey League, a trade association of community banks in New Jersey, Mr. Martin and Mr. Paul M. Pantozzi, the Chairman, Chief Executive Officer and President of Provident, engaged in a conversation, during which Mr. Pantozzi asked Mr. Martin if First Sentinel was considering any strategic business combinations. Mr. Martin responded by saying that First Sentinel’s board was not thinking along those lines at that time.

During meetings held on September 29, 2003, as part of First Sentinel’s annual board retreat, representatives from three investment banking firms, Sandler O’Neill & Partners, L.P., Friedman, Billings, Ramsey & Co., Inc. and Lehman Brothers, made presentations to the board regarding a variety of topics including (i) a current market analysis and overview of First Sentinel’s performance, (ii) potential acquisitions by First Sentinel of selected target companies, (iii) merger of equals opportunities and (iv) affiliation options with companies who might have an interest in First Sentinel. The representatives from each of these firms stressed that the alternatives and analyses presented were based upon publicly available information and proprietary modeling analyses and not on discussions with any other financial institution. One of the companies mentioned as an affiliation option was Provident. During a board meeting held the following day, First Sentinel’s board reviewed the various strategic alternatives presented during the board retreat and determined to continue to execute First Sentinel’s community banking strategy as set forth in its business plan.

At an off-site board retreat held on October 29 and 30, 2003, presentations were made to the Provident board regarding the capital markets landscape and various capital deployment opportunities available to Provident. The presentations included analyses of franchise expansion opportunities in New Jersey. These presentations discussed a number of acquisition opportunities that may be of consideration to Provident, including First Sentinel.

At a financial services investor conference sponsored by Sandler O’Neill and held from November 12, 2003 through November 14, 2003, representatives of Sandler O’Neill discussed with Mr. Martin the possibility of a potential business combination between Provident and First Sentinel. Mr. Martin met with Mr. Pantozzi (who was also attending the conference) on November 13, 2003, at which time they engaged in a broad discussion regarding Provident’s business and overall business philosophy. During this meeting, Mr. Pantozzi informed Mr. Martin that he was enthusiastic over a potential business combination between First Sentinel and Provident and wished to continue a dialogue regarding a strategic combination. Mr. Martin told Mr. Pantozzi that he would inform First Sentinel’s board of Provident’s interest in a combination.

Mr. Martin reported his conversations with Sandler O’Neill and Mr. Pantozzi to First Sentinel’s board at a regularly scheduled meeting held on November 19, 2003. First Sentinel’s board discussed Provident’s interest in a transaction, the various strategic alternatives presented during the board retreat, First Sentinel’s financial projections, the elevated trading levels of First Sentinel’s common stock, the current economic environment and First Sentinel’s future prospects, and the board determined it would be appropriate to further investigate Provident’s interest in a possible business combination. The board also decided that, in order to do so, it would need detailed information on Provident’s operations, financial condition and management structure and requested that Sandler O’Neill prepare a presentation of such information.

At a special meeting of First Sentinel’s board held on November 24, 2003 and attended by representatives of Sandler O’Neill and Thacher Proffitt, the board considered the strategic opportunities available to First Sentinel, including remaining independent and exploring a possible business combination with Provident. The board received a presentation from Sandler O’Neill consisting of a detailed analysis of Provident and a projected financial analysis of First Sentinel and Provident on a combined basis, including an analysis of what each company would contribute to the financial makeup of the combined organization, focusing on loans, deposits, assets, borrowings, capital, the last twelve months’ income, projected income and market capitalization. During discussions following Sandler O’Neill’s presentation, the board noted the following: Provident appeared to be further ahead of First Sentinel in implementing the commercial banking aspect of its community banking strategy; Provident had a variety of strategies available to it as a recently converted institution to increase returns to stockholders; Provident’s trading multiples reflected its large capital base and that potential existed for earnings growth as that capital base became more fully utilized, which could result in enhancements to stockholder value; the existence of opportunities for improved efficiencies at Provident through economies of scale that a strategic combination with First Sentinel would bring; efforts taken by Provident in recent years to enhance the depth and strength of its management team and board of directors; and Provident’s balance sheet composition and capital base could provide a unique opportunity for a transaction that could result in significant value to First Sentinel’s stockholders, both short and long term, assuming all or a portion of the consideration Provident would offer consists of Provident stock. After extensive discussions, the First Sentinel board determined that a possible transaction with Provident could be a viable alternative for enhancing stockholder value, but that more information was needed with respect to the possible transaction. The board authorized Mr. Martin to further discuss with Mr. Pantozzi various issues related to a possible combination of operations and alternatives for structuring the management team and board of directors of a combined entity. In addition, First Sentinel’s board retained Sandler O’Neill as its independent financial advisor and authorized Sandler O’Neill to contact Provident to request a non-binding indication of interest as to the level of consideration that Provident would offer to First Sentinel’s stockholders in a possible transaction with Provident.

On November 25, 2003, Mr. Martin and Mr. Pantozzi had a telephone conversation during which they discussed continuing their dialogue with respect to a possible business combination, and Provident executed a confidentiality agreement as a prelude to receiving non-public confidential information regarding First Sentinel. On November 26, 2003, during a special meeting of The Provident Bank’s Executive Committee, Mr. Pantozzi reported that he had preliminary discussions with Mr. Martin regarding a proposed business combination between First Sentinel and Provident. On November 29, 2003, Mr. Martin met with Mr. Pantozzi and discussed various issues, including (i) the operations of First Sentinel and Provident, (ii) why the proposed business combination would benefit both institutions and their stockholders and (iii) various issues related to management and the board of directors of a combined entity.

During the following week, Mr. Martin and Mr. Pantozzi had several telephone conversations regarding the potential business combination between First Sentinel and Provident, and Provident retained Lehman Brothers as its financial advisor. At a special meeting of Provident’s board held on December 4, 2003, the board discussed and analyzed the potential business combination with First Sentinel, including a detailed presentation and analysis by Lehman Brothers of the business operations, financial condition and prospects of First Sentinel, as well as the pro forma financial impact of a proposed acquisition of First Sentinel. After lengthy deliberations, Provident’s board authorized Mr. Pantozzi to submit a preliminary, non-binding indication of interest regarding a possible business combination with First Sentinel. On the following day, Provident submitted to Sandler O’Neill a letter setting forth Provident’s non-binding indication of interest to engage in a business combination with First Sentinel, including the proposed consideration to be received by First Sentinel’s stockholders with a value ranging from $21.75 to $22.25 per share of First Sentinel common stock, as well as other proposed terms and conditions.

Following discussions between First Sentinel and Sandler O’Neill, Sandler O’Neill requested that Provident submit a revised non-binding indication of interest to further clarify the proposed terms with respect to the combination of the senior management and boards of directors of the two companies. On December 8, 2003, Provident submitted to Sandler O’Neill a revised letter setting forth its revised non-binding indication of interest regarding a potential merger with First Sentinel. At a special meeting held that same day, the First Sentinel board reviewed and considered the events that had transpired during the previous two weeks and considered the proposed terms outlined in Provident’s letter. During the meeting, Mr. Martin discussed the results of his recent meetings with Mr. Pantozzi. In addition, Sandler O’Neill presented a detailed overview of both First Sentinel and Provident along with a pro forma analysis of a strategic combination between the two entities. Sandler O’Neill’s presentation also included an analysis of the financial impact of the proposed strategic combination based on the deal prices outlined in the letter received from Provident. Thacher Proffitt then reviewed with the board its fiduciary duties with respect to the proposed transaction. At the conclusion of the meeting, First Sentinel’s board voted to continue negotiations with Provident with the goal of presenting to the board for its consideration a negotiated draft definitive agreement with respect to the strategic combination. First Sentinel executed a confidentiality agreement with Provident the following day so that First Sentinel could begin reviewing non-public information regarding Provident.

On December 12, 2003, First Sentinel received the first draft of a proposed merger agreement from Provident’s outside legal counsel, Luse Gorman Pomerenk & Schick, P.C. During the weekend beginning Friday, December 12, 2003, First Sentinel commenced its due diligence review of Provident and Provident continued its due diligence review of First Sentinel. At the same time, First Sentinel, Provident and their respective legal and financial advisors began to negotiate the terms of the definitive transaction documents.

At a regularly scheduled meeting of First Sentinel’s board held on December 17, 2003, the board discussed and reviewed with management, Sandler O’Neill and Thacher Proffitt the results of their respective due diligence reviews of Provident. Thacher Proffitt also provided the board with an update on the status of the negotiations with respect to reaching a definitive agreement and a term sheet describing the primary terms of the proposed strategic combination. Following the presentations, First Sentinel’s board had a lengthy discussion regarding the results of the due diligence, Provident’s proposed terms and the remaining issues that needed to be resolved, after which the board authorized First Sentinel’s management and legal and financial advisors to continue negotiating the terms of a strategic combination with Provident, with the objective of reaching a fully negotiated agreement to be presented to the board for its approval.

On December 18, 2003, a special meeting of Provident’s board was held to consider and vote on the terms and conditions of a proposed merger agreement with First Sentinel. At the meeting, Lehman Brothers presented its financial analyses with respect to the proposed merger consideration and delivered its oral opinion, subsequently confirmed in writing on December 19, 2003, as to the fairness, from a financial point of view, of the merger consideration to Provident. Luse Gorman Pomerenk & Schick, P.C. discussed the terms and conditions of the merger agreement, the commitment to add First Sentinel directors to the Provident board, the proposed employment agreement with Mr. Martin, and the board’s fiduciary duties in connection with its evaluation of the proposed transaction. In addition, management provided to the board a favorable report concerning due diligence of the operations of First Sentinel conducted on December 13 and 14, 2003. Following the presentations and a lengthy discussion among the members of the board of directors, the Provident board unanimously approved the merger agreement.

On December 19, 2003, a special meeting of First Sentinel’s board was held to consider and vote on the terms and conditions of the proposed merger agreement. At the meeting, Sandler O’Neill presented a detailed evaluation of the merger consideration and its opinion regarding the fairness of the merger consideration, from a financial point of view, to First Sentinel’s stockholders. Thacher Proffitt discussed the terms and conditions of the merger agreement and the board’s fiduciary duties in connection with its evaluation. In addition, the board discussed with Sandler O’Neill and Thacher Proffitt the merits of conducting a market check at that time with respect to the consideration being offered by Provident and the flexibility provided by the merger agreement to the First Sentinel board to consider unsolicited proposals from other institutions. Following the presentations and a lengthy discussion among the board members, the First Sentinel board unanimously approved the merger agreement.

Immediately after the meeting, the senior management, legal and financial advisors and independent auditors for both parties participated in a conference call to discuss First Sentinel’s pending restatement of financial results for the accounting of First Sentinel’s Directors’ Deferred Fee Plan, which had also been discussed extensively during First Sentinel’s board meeting. Over the following weekend, First Sentinel provided Provident with detailed information regarding the restatement and a draft press release announcing the restatement. After Provident reviewed this information with its independent auditors, the parties exchanged signature pages for the merger agreement. On December 22, 2003, First Sentinel and Provident issued a joint press release announcing the execution of the merger agreement.

Recommendation of First Sentinel’s Board of Directors and Reasons for the Merger

First Sentinel’s board of directors believes that the merger is in the best interests of First Sentinel and its stockholders. Accordingly, First Sentinel’s board of directors has approved the merger agreement and recommends that stockholders vote “FOR” the approval of the merger agreement.

In reaching its decision to approve the merger agreement, First Sentinel’s board of directors consulted with its outside legal counsel and its financial advisor and considered a variety of factors, including the following:

(i)	The First Sentinel board’s familiarity with and review of First Sentinel’s business, financial condition, results of operations and prospects, including, but not limited to, its potential growth, development, productivity and profitability;

(ii)	The current and prospective environment in which First Sentinel operates, including national and local economic conditions, the competitive environment for financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry;

(iii)	The First Sentinel board’s review with its legal and financial advisors of strategic alternatives to the merger, including potential acquisitions of selected target companies, the proposal of the Other Institution received in May 2003 and the possibility of remaining independent and transitioning from a traditional thrift to a community bank;

(iv)	The First Sentinel board’s review, based in part on presentations by First Sentinel’s management and advisors, of Provident’s business, financial condition, results of operations and management and the recent performance of Provident’s common stock on both a historical and prospective basis, the strategic fit between the parties, the potential synergies expected from the merger and the business risks associated with the merger;

(v)	The expectation that the merger will provide holders of First Sentinel common stock with the opportunity to receive a substantial premium over the historical trading prices for their shares and that a portion of the consideration received will be tax-free for federal income tax purposes;

(vi)	The cash/stock combination feature of the merger consideration offers First Sentinel stockholders both the opportunity to participate in the growth and opportunities of Provident through the stock component and to realize cash for the value of their shares through the cash component, subject to the allocation procedures in the merger agreement;

(vii)	The First Sentinel board’s review with its legal and financial advisors of the provisions of the merger agreement, including the flexibility of the First Sentinel board to consider unsolicited proposals from other institutions after the execution of the merger agreement and the $24.0 million termination fee in favor of Provident in the event the merger agreement is terminated under certain specified circumstances;

(viii)	The opinion of Sandler O’Neill that the consideration to be received by First Sentinel’s stockholders is fair to those stockholders from a financial point of view;

(ix)	The similarity between First Sentinel’s and Provident’s management philosophies, approaches and commitments to the communities, customers and stockholders they each serve and their respective employees;

(x)	The impact of the merger on depositors, customers, employees and communities served by First Sentinel and the expectation that the combined entity will continue to provide quality service to the communities and customers currently served by First Sentinel;

(xi)	Provident’s agreement, upon the closing of the merger, to appoint two persons who are directors of First Sentinel as directors of Provident and The Provident Bank, to establish an advisory board consisting of the remaining members of First Sentinel’s board, other than Mr. Martin, and to appoint during the calendar year 2005 either Mr. Martin or one of the members of the advisory board as a director of Provident and The Provident Bank, all of which are expected to provide a degree of continuity and involvement by First Sentinel following the merger; and

(xii)	Provident’s agreement to appoint Mr. Martin as President of Provident and The Provident Bank and to appoint Mr. Lyons, Ms. Graves and Mr. Spengler to management level positions, all of which are also expected to provide a degree of continuity and involvement by First Sentinel following the merger.

In reaching its determination to approve and recommend the merger, First Sentinel’s board did not assign any specific or relative weights to the factors under consideration, and individual directors may have given different weights to different factors.

On the basis of these considerations, First Sentinel’s board of directors unanimously approved the merger agreement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF FIRST SENTINEL APPROVE THE MERGER AGREEMENT.

Opinion of First Sentinel Bancorp, Inc.’s Financial Advisor

By letter dated as of November 25, 2003, First Sentinel retained Sandler O’Neill to act as its financial advisor in connection with a possible strategic business combination with Provident. Sandler O’Neill is a nationally-recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor to First Sentinel in connection with the proposed merger and participated in certain of the negotiations leading up to the execution of the merger agreement. At the December 19, 2003 meeting at which First Sentinel’s board considered and approved the merger agreement, Sandler O’Neill delivered to the board its oral opinion, which it also confirmed in writing, that, as of such date, the merger consideration to be received by First Sentinel’s stockholders was fair to such stockholders from a financial point of view. Sandler O’Neill has confirmed its December 19, 2003 opinion by delivering to the First Sentinel board a written opinion dated the date of this Joint Proxy Statement/Prospectus. In rendering its updated opinion, Sandler O’Neill confirmed the appropriateness of its reliance on the analyses used to render its earlier opinion by reviewing the assumptions upon which its analyses were based, performing procedures to update certain of its analyses and reviewing the other factors considered in rendering its opinion. The full text of Sandler O’Neill’s updated opinion is attached as Appendix C to this Joint Proxy Statement/Prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion attached as Appendix C. We urge you to read the entire opinion carefully in connection with your consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to the First Sentinel board and is directed only to the fairness of the merger consideration to First Sentinel’s stockholders from a financial point of view. It does not address the underlying business decision of First Sentinel to engage in the merger or any other aspect of the merger and is not a recommendation to any First Sentinel stockholder as to how such stockholder should vote at the First Sentinel annual meeting with respect to the merger, the form of consideration a stockholder should elect in the merger or any other matter.

In connection with rendering its opinion, Sandler O’Neill reviewed and considered, among other things:

(1)	the merger agreement;

(2)	certain publicly available financial statements and other historical financial information of First Sentinel that it deemed relevant;

(3)	certain publicly available financial statements and other historical financial information of Provident that it deemed relevant;

(4)	internal financial projections for First Sentinel for the years ending December 31, 2003 and 2004 prepared by management of First Sentinel and the views of certain members of senior management of First Sentinel, based on discussions with them, regarding First Sentinel’s business, financial condition, results of operations and prospects;

(5)	internal financial projections for Provident for the years ending December 31, 2003 and 2004 prepared by management of Provident, earnings per share estimates for Provident for the years ending December 31, 2003 and 2004 published by I/B/E/S and the views of certain members of senior management of Provident, based on discussions with them, regarding Provident’s business, financial condition, results of operations and prospects;

(6)	the pro forma financial impact of the merger on Provident, based on assumptions relating to transaction expenses and cost savings determined by senior management of Provident;

(7)	the publicly-reported historical price and trading activity for First Sentinel’s and Provident’s common stock, including a comparison of certain financial and stock market information for First Sentinel and Provident with similar publicly available information for certain other companies the securities of which are publicly traded;

(8)	the financial terms of certain recent business combinations in the savings institutions industry, to the extent publicly available;

(9)	the current market environment generally and the banking environment in particular; and

(10)	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

In performing its reviews and analyses and in rendering its opinion, Sandler O’Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it and further relied on the assurances of management of First Sentinel and Provident that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Sandler O’Neill was not asked to and did not independently verify the accuracy or completeness of any of such information, and Sandler O’Neill did not assume any responsibility or liability for the accuracy or completeness of any of such information. Sandler O’Neill did not make an independent evaluation or appraisal of the assets, the collateral securing the assets or the liabilities, contingent or otherwise, of First Sentinel or Provident or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O’Neill is not an expert in the evaluation of allowances for loan losses, and it did not make an independent evaluation of the adequacy of the allowance for loan losses of First Sentinel or Provident, nor did it review any individual credit files relating to First Sentinel or Provident. With First Sentinel’s consent, Sandler O’Neill assumed that the respective allowances for loan losses for both First Sentinel and Provident were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity. In addition, Sandler O’Neill did not conduct any physical inspection of the properties or facilities of First Sentinel or Provident. Sandler O’Neill’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O’Neill assumed, in all respects material to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements were true and correct, that each party to such agreements would perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement were not waived. Sandler O’Neill also assumed, with First Sentinel’s consent, that there had been no material change in First Sentinel’s and Provident’s assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them; that First Sentinel and Provident would remain as going concerns for all periods relevant to its analyses; and that the merger would qualify as a tax-free reorganization for federal income tax purposes. With First Sentinel’s consent, Sandler O’Neill also relied upon the advice First Sentinel received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the transactions contemplated by the merger agreement prepared and furnished by the managements of First Sentinel and Provident.

Sandler O’Neill was not asked to, and did not, solicit indications of interest in a potential transaction with First Sentinel from other third parties. First Sentinel’s board of directors did not otherwise limit the investigations made or the procedures followed by Sandler O’Neill in giving its opinion.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses performed by Sandler O’Neill. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to First Sentinel or Provident, and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of First Sentinel or Provident and the companies to which they are being compared.

The earnings projections used and relied upon by Sandler O’Neill for First Sentinel and Provident in its analyses were based upon internal financial projections for the respective companies. With respect to such financial projections and all projections of transaction costs, purchase accounting adjustments and expected cost savings relating to the merger, First Sentinel’s and Provident’s managements confirmed to Sandler O’Neill that they reflected the best currently available estimates and judgments of such managements of the future financial performance of First Sentinel and Provident, respectively, and Sandler O’Neill assumed for purposes of its analyses that such performances would be achieved. Sandler O’Neill expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections for First Sentinel and Provident were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by Sandler O’Neill in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of First Sentinel, Provident and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the First Sentinel board at the December 19, 2003 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of First Sentinel’s common stock or Provident’s common stock or the prices at which First Sentinel’s or Provident’s common stock may be sold at any time.

Summary of Proposal. Sandler O’Neill reviewed the financial terms of the proposed transaction. Based upon the average closing price of Provident’s common stock on the New York Stock Exchange for the 20-day period ending on December 18, 2003 ($20.3755) and assuming 60% of First Sentinel’s shares are converted into Provident common stock and the remaining 40% are converted into cash in the merger, Sandler O’Neill calculated an implied transaction value of $22.25 per share. Based upon First Sentinel’s September 30, 2003 financial information (as reported prior to a restatement of financial results for the nine-month period ended September 30, 2003 and the years ended December 31, 2002, 2001 and 2000 that was announced on December 22, 2003), Sandler O’Neill calculated the following ratios:

Transaction Ratios

Deal price / last twelve months’ earnings per share	23.9	x
Deal price / management’s 2004 earnings per share estimate	21.6	x
Deal price /stated book value per share	283.1%
Deal price / tangible book value per share	288.2%
Tangible book premium / core deposits (1)	32.7%

(1)	Assumes First Sentinel’s total core deposits are $1.31 billion (excluding approximately $74 million of certificates of deposit having a face amount greater than $100,000).

For purposes of Sandler O’Neill’s analyses, earnings per share were based on fully diluted earnings per share. The aggregate transaction value was approximately $641.9 million, based upon 27,671,281 shares of First

Sentinel common stock outstanding plus the intrinsic value of outstanding options to purchase 1,874,838 shares of First Sentinel common stock having a weighted average exercise price of $8.26. Sandler O’Neill noted that the transaction value represented a 20.6% premium over the December 18, 2003 closing price of First Sentinel’s common stock.

Stock Trading History. Sandler O’Neill reviewed the history of the reported trading prices and volume of First Sentinel’s common stock and Provident’s common stock and the relationship between the movements in the prices of First Sentinel’s common stock and Provident’s common stock, respectively, to movements in certain stock indices, including the Standard & Poor’s 500 Index, the Standard & Poor’s Bank Index, the Nasdaq Bank Index and the median performance of a composite peer group of publicly traded savings institutions for First Sentinel and Provident selected by Sandler O’Neill. The composition of the peer groups is discussed under “Comparable Company Analysis” below.

During the one-year period ended December 18, 2003, First Sentinel’s common stock outperformed all indices to which it was compared, except that it under-performed the regional peer group.

First Sentinel’s One-Year Stock Performance

	Beginning Index Value December 17, 2002	Ending Index Value December 18, 2003
First Sentinel	100.00%	127.59%
Peer Group (1)	100.00	135.80
Nasdaq Bank Index	100.00	127.41
S&P Bank Index	100.00	120.61
S&P 500 Index	100.00	120.62

(1)	The peer group used in this analysis is the regional group described below.

During the approximately 11-month period commencing with January 16, 2003, the date Provident’s common stock began trading on the New York Stock Exchange, and ending on December 18, 2003, Provident’s common stock outperformed all indices to which it was compared.

Provident’s Stock Performance Since Its IPO Date

	Beginning Index Value January 16, 2003	Ending Index Value December 18, 2003(2)
Provident	100.00%	205.30%
Peer Group (1)	100.00	134.02
Nasdaq Bank Index	100.00	126.06
S&P Bank Index	100.00	118.57
S&P 500 Index	100.00	119.09

(1)	The peer group used in this analysis is the regional group described below.
(2)	Based on Provident’s initial public offering price of $10.00 per share.

Comparable Company Analysis. Sandler O’Neill used publicly-available information to compare selected financial and market trading information for First Sentinel and Provident to a group of publicly-traded savings institutions located in the mid-Atlantic region of the United States. This regional group consisted of the following institutions:

Independence Community Bank Corp.	Hudson River Bancorp, Inc.
Waypoint Financial Corp.	PennFed Financial Services, Inc.
First Niagara Financial Group, Inc.	OceanFirst Financial Corp.
Dime Community Bancshares, Inc.

Sandler O’Neill also compared First Sentinel and Provident to a group of publicly-traded savings institutions that had a return on average equity (based on earnings for the twelve months ended September 30, 2003) greater than 14% and a price to tangible book value multiple greater than 197%. This high performing group consisted of the following institutions:

Independence Community Bank Corp.	Dime Community Bancshares, Inc.
Washington Federal, Inc.	First Federal Capital Corp.
MAF Bancorp, Inc.	Harbor Florida Bancshares, Inc.
BankAtlantic Bancorp, Inc.	Flushing Financial Corporation
Sterling Financial Corporation	OceanFirst Financial Corp.
Anchor BanCorp Wisconsin, Inc.

The analysis compared publicly-available financial information for First Sentinel and Provident and the median data for the regional group and the high performing group as of or for the twelve-month period ended September 30, 2003. The table below sets forth the comparative data as of or for the twelve-month period ended September 30, 2003 with pricing data as of December 18, 2003.

Comparable Group Analysis

	Provident		First Sentinel		Regional Group		High Performing Group
Total assets (in thousands)	$4,171,198		$2,245,130		$3,085,131		$3,661,558
Tangible equity/tangible assets	19.54%		9.52%		7.49%		7.46%
Intangible assets/total equity	2.78		1.81		15.92		17.35
Net loans/total assets	50.16		53.55		64.68		71.27
Gross loans/total deposits	78.58		87.66		108.12		110.68
Total borrowings/total assets	14.71		26.35		24.83		23.99
Non-performing assets/total assets	0.14		0.04		0.19		0.40
Loan loss reserve/gross loans	1.01		1.05		1.09		0.75
Net interest margin	3.48		2.73		3.50		3.46
Non-interest income/average assets	0.60		0.27		0.91		0.95
Fees/revenues	15.41		9.37		21.51		21.97
Non-interest expense/average assets	2.51		1.32		2.31		1.96
Efficiency ratio	64.86		45.44		53.17		47.36
Return on average assets	0.48		1.13		1.19		1.31
Return on average equity	2.58		11.63		11.61		15.35
Price/stated book value per share	151.38		234.81		203.15		203.54
Price/tangible book value per share	155.71		239.15		252.46		252.46
Price/last twelve months’ earnings per share	36.66	x	19.84	x	17.67	x	14.39	x
Price/2003 estimated earnings per share	35.40		19.84		17.04		14.81
Price/2004 estimated earnings per share	27.37		17.74		15.62		13.10
Dividend payout ratio	35.71%		44.09%		25.87%		25.10%
Dividend yield	0.97		2.22		1.59		1.70
Market capitalization (in thousands)	$1,262,137		$510,160		$741,663		$722,428

Analysis of Selected Merger Transactions. Sandler O’Neill reviewed 32 nationwide merger transactions announced from January 1, 2003 through December 18, 2003 involving savings institutions as acquired institutions with transaction values greater than $15 million. Sandler O’Neill also reviewed 15 merger transactions announced during the same period involving savings institutions in the mid-Atlantic region of the United States with transaction values greater than $30 million. Sandler O’Neill reviewed the multiples of transaction price at announcement to last twelve months’ earnings per share, transaction price to estimated 2004 year earnings per share, transaction price to stated book value per share, transaction price to tangible book value per share, tangible book premium to core deposits and premium to the seller’s market price one month before the announcement of the transaction and computed median multiples and premiums for both groups of transactions. These median multiples were applied to First Sentinel’s financial information as of and for the twelve months ended September 30, 2003. As illustrated in the following table, Sandler O’Neill derived an imputed range of values per share of First Sentinel common stock of $13.98 to $22.73 based upon the median multiples for nationwide savings institution transactions and $17.24 to $22.58 based upon the median multiples for the mid-Atlantic savings institution transactions. The implied transaction value of the merger as calculated by Sandler O’Neill was $22.25 per share.

Nationwide and Regional Transaction Multiples

	Nationwide			Regional
	Median Multiple		Implied Value	Median Multiple		Implied Value
Transaction price/last twelve months’ earnings per share	19.06	x	$17.50	20.39	x	$18.72
Transaction price/estimated 2004 earnings per share	17.78	x	$18.25	19.29	x	$19.80
Transaction price/stated book value per share	177.96%		$13.98	224.63%		$17.65
Transaction price/tangible book value per share	197.87%		$15.27	259.62%		$20.03
Tangible book premium/core deposits (1)	17.69%		$16.09	20.11%		$17.24
Premium to market price (2)	23.20%		$22.73	22.41%		$22.58

(1)	Assumes First Sentinel’s total core deposits are $1.31 billion (excluding approximately $74 million of certificates of deposit having a face amount greater than $100,000).
(2)	Based on First Sentinel’s December 18, 2003 closing price of $18.45.

Discounted Dividend Stream and Terminal Value Analysis. Sandler O’Neill performed an analysis that estimated the future stream of after-tax dividend flows of First Sentinel through December 31, 2006 under various circumstances, assuming First Sentinel’s projected dividend stream and that First Sentinel performed in accordance with the earnings projections reviewed with First Sentinel’s management. For periods after 2004, Sandler O’Neill assumed an annual growth rate of earnings per share of approximately 7%. To approximate the terminal value of First Sentinel common stock at December 31, 2006, Sandler O’Neill applied price/earnings multiples ranging from 10x to 25x. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15%, chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of First Sentinel common stock. As illustrated in the following table, this analysis indicated an imputed range of present values per share of First Sentinel common stock of $8.73 to $23.76. The implied transaction value of the merger as calculated by Sandler O’Neill was $22.25 per share.

Earnings Per Share Multiples

Discount Rate	10x	13x	16x	19x	22x	25x
9.0%	$10.31	$13.00	$15.69	$18.38	$21.07	$23.76
10.0%	10.02	12.63	15.24	17.86	20.47	23.08
11.0%	9.74	12.28	14.82	17.35	19.89	22.42
12.0%	9.48	11.94	14.40	16.87	19.33	21.79
13.0%	9.22	11.61	14.01	16.40	18.79	21.19
14.0%	8.97	11.30	13.62	15.95	18.28	20.60
15.0%	8.73	10.99	13.26	15.52	17.78	20.04

Sandler O’Neill performed a similar analysis that estimated the future stream of after-tax dividend flows of Provident through December 31, 2006 under various circumstances, assuming Provident’s projected dividend stream and that Provident performed in accordance with the earnings projections reviewed with Provident’s management. For periods after 2004, Sandler O’Neill assumed an annual growth rate of earnings per share of approximately 10% in 2005 and approximately 9.6% in 2006. To approximate the terminal value of Provident common stock at December 31, 2006, Sandler O’Neill applied price/earnings multiples ranging from 10x to 30x. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15%, chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Provident common stock. As illustrated in the following table, this analysis indicated an imputed range of present values per share of Provident common stock of $6.53 to $21.66. The average closing price of Provident’s common stock on the New York Stock Exchange for the twenty-day period ending December 18, 2003 was $20.3755.

Earnings Per Share Multiples

Discount Rate	10x	14x	18x	22x	26x	30x
9.0%	$7.72	$10.51	$13.30	$16.09	$18.87	$21.66
10.0%	7.50	10.21	12.92	15.62	18.33	21.04
11.0%	7.29	9.92	12.55	15.18	17.81	20.43
12.0%	7.09	9.64	12.20	14.75	17.30	19.86
13.0%	6.90	9.38	11.86	14.34	16.82	19.30
14.0%	6.71	9.12	11.53	13.94	16.35	18.76
15.0%	6.53	8.87	11.21	13.56	15.90	18.24

In connection with its analyses, Sandler O’Neill considered and discussed with the First Sentinel board how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income and dividend payout ratio. Sandler O’Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results of such analysis are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis. Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the following: (1) the merger closes in the second quarter of 2004; (2) 40% of the First Sentinel shares are exchanged for cash at a value of $22.25 per share; (3) 60% of the First Sentinel shares are exchanged for Provident common stock at an exchange ratio of 1.092; (4) stock options are cashed out at their intrinsic value; and (5) purchase accounting adjustments, charges and transaction costs associated with the merger and cost savings determined by the senior managements of First Sentinel and Provident. The analysis indicated that, for the year ending December 31, 2004, the merger would be accretive to Provident’s projected earnings per share and that at closing, the merger would be dilutive to Provident’s tangible book value per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

First Sentinel has agreed to pay Sandler O’Neill a transaction fee in connection with the merger equal to 0.80% of the aggregate transaction value, of which $1,227,076 has been paid, with the remainder being payable and contingent upon closing of the merger. Based upon Provident’s stock price as of             , 2004, the aggregate fee to be paid to Sandler O’Neill would be $             million. First Sentinel has also agreed to reimburse certain of Sandler O’Neill’s reasonable out-of-pocket expenses incurred in connection with its engagement up to $15,000 and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

Sandler O’Neill has in the past provided certain investment banking services to Provident, including managing The Provident Bank’s conversion to stock form and Provident’s related public offering completed in January 2003, as well as to First Sentinel, and has received compensation for such services, and Sandler O’Neill may provide, and receive compensation for, services to Provident and First Sentinel in the future, including during the pendency of the merger. In the ordinary course of its business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to First Sentinel and Provident and their respective affiliates and may actively trade the debt and/or equity securities of First Sentinel and Provident and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Recommendation of the Provident Board of Directors and Reasons for the Merger

The Provident board of directors expects the merger to enhance Provident’s banking franchise and competitive position in central New Jersey, in particular in Middlesex County, one of New Jersey’s most attractive banking markets. The merger also increases Provident’s operating and marketing scale. In addition, the merger is consistent with Provident’s plans to deploy the capital raised in The Provident Bank’s recent mutual to stock conversion.

The Provident board of directors consulted with Provident’s management as well as its financial and legal advisors and determined that the merger is in the best interest of Provident and Provident’s stockholders. In reaching its conclusion to approve the merger agreement, the Provident board considered the following factors as generally supporting its decision to enter into the merger agreement:

(i)	The effectiveness of the merger as a method of implementing and accelerating Provident’s strategies for expanding Provident’s franchise in one of the most desirable banking markets in New Jersey;

(ii)	The effectiveness of the merger as a means of deploying a portion of the conversion proceeds of The Provident Bank’s mutual to stock conversion and the strong pro forma tangible common equity of the combined company;

(iii)	Its understanding of Provident’s business, operations, financial condition, earnings and prospects and of First Sentinel’s business, operations, financial condition, earnings and prospects, including First Sentinel’s strong franchise in the central New Jersey market in which it operates;

(iv)	The reports of Provident’s management and the financial presentation by Lehman Brothers to Provident’s board of directors concerning the operations, financial condition and prospects of First Sentinel and the expected financial impact of the merger on the combined company;

(v)	The similarity between Provident’s and First Sentinel’s management, philosophies, approaches and commitments to the communities and customers they serve and their respective employees;

(vi)	The proposed retention of key First Sentinel senior executives which would help assure the continuity of management, the likelihood of successful integration and the successful operation of the combined companies;

(vii)	The opinion delivered to the Provident board of directors by Lehman Brothers to the effect that, as of the date of the opinion and based upon and subject to the conditions described in the opinion and other matters as Lehman Brothers considered relevant, the merger consideration to be paid by Provident was fair, from a financial point of view, to Provident.

The Provident board of directors also considered potential risks associated with the merger in connection with its deliberations of the proposed transaction, including the challenges of integrating First Sentinel’s business, operations and workforce with those of Provident, the need to obtain stockholder and regulatory approvals in order to complete the transaction, and the risks associated with achieving the anticipated cost savings.

The Provident board of directors considered all of these factors as a whole and, on balance, concluded that they supported a favorable determination to enter into the merger agreement.

The foregoing discussion of the information and factors considered by the Provident board of directors is not exhaustive, but includes the material factors considered by the Provident board of directors. In view of the wide variety of factors considered by the Provident board of directors in connection with its evaluation of the merger and the complexity of these matters, the Provident board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the Provident board of directors may have given different weights to different factors.

On the basis of these considerations, the merger agreement was unanimously approved by Provident’s board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF PROVIDENT APPROVE THE MERGER AGREEMENT.

Opinion of Provident’s Financial Advisor

Provident engaged Lehman Brothers to act as its financial advisor and render its opinion to Provident’s board of directors with respect to the fairness, from a financial point of view, to Provident of the consideration to be paid by Provident in connection with the merger with First Sentinel. Lehman Brothers rendered its oral opinion on December 18, 2003, subsequently confirmed in writing on December 19, 2003, to Provident’s board of directors that as of December 19, 2003, and based upon and subject to certain matters stated in its opinion, from a financial point of view, the consideration to be paid by Provident in the merger with First Sentinel was fair to Provident.

Subsequent to December 19, 2003, Provident informed Lehman Brothers that First Sentinel intended to announce on December 22, 2003 a restatement of certain historical financial information for the accounting of First Sentinel’s Directors’ Deferred Fee Plan and a related amendment to that plan. On December 21, 2003, Lehman Brothers, after evaluating the impact of the financial restatement on its financial analyses, advised Provident that the financial restatement by First Sentinel would not change Lehman Brothers’ conclusions as to the fairness, from a financial point of view, to Provident of the consideration to be paid by Provident in the merger.

The full text of the Lehman Brothers opinion is attached as Appendix B to this Joint Proxy Statement/Prospectus. Holders of Provident common stock are encouraged to read Lehman Brothers’ opinion carefully in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in connection with the rendering of that opinion.

The Lehman Brothers opinion was provided for the information and assistance of Provident’s board of directors in connection with its evaluation of the consideration to be paid by Provident in the merger. The Lehman Brothers opinion does not address any other aspect of the transaction and is not intended to be and does not constitute a recommendation to any stockholder of Provident as to how a stockholder should vote in connection with the merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers opinion does not address, Provident’s underlying business decision to proceed with or reject the merger or any potential adjustment to the exchange ratio pursuant to the termination provisions of the merger agreement.

In arriving at its opinion, Lehman Brothers reviewed and analyzed:

•	the merger agreement and the specific terms of the proposed transaction;

•	publicly available information concerning Provident that Lehman Brothers believed to be relevant to its analysis, including Provident’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

•	publicly available information concerning First Sentinel that Lehman Brothers believed to be relevant to its analysis, including First Sentinel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

•	financial and operating information with respect to the business, operations and prospects of First Sentinel furnished to Lehman Brothers by First Sentinel, including financial projections of First Sentinel prepared by management of First Sentinel;

•	independent research analysts’ estimates of the future financial performance of First Sentinel published by I/B/E/S;

•	financial and operating information with respect to the business, operations and prospects of Provident furnished to Lehman Brothers by Provident;

•	independent research analysts’ estimates of the future financial performance of Provident published by I/B/E/S, which we refer to below as the Provident research estimates;

•	a trading history of First Sentinel common stock from December 18, 1998 to December 17, 2003 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

•	a trading history of Provident common stock from January 16, 2003 to December 17, 2003 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

•	a comparison of the historical financial results and present financial condition of Provident with those of other companies that Lehman Brothers deemed relevant;

•	a comparison of the historical financial results and present financial condition of First Sentinel with those of other companies that Lehman Brothers deemed relevant;

•	the potential pro forma impact on Provident of the proposed transaction, including (1) the cost savings which management of Provident expects to result from a combination of the businesses of Provident and First Sentinel and (2) the effect on Provident’s pro forma earnings per share; and

•	a comparison of the financial terms of the proposed transaction with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant.

In addition, Lehman Brothers had discussions with the managements of Provident and First Sentinel concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and the strategic benefits expected by the managements of Provident and First Sentinel to result from a combination of the businesses of Provident and First Sentinel. Lehman Brothers also undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the management of Provident and First Sentinel that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the First Sentinel projections referenced above, upon advice of First Sentinel, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of First Sentinel’s management as to the future performance of First Sentinel, and following discussions with the management of Provident, Lehman Brothers further assumed that First Sentinel would perform substantially in accordance with these projections. Lehman Brothers was not provided with any financial projections of Provident prepared by management of Provident. Accordingly, upon advice of Provident, Lehman Brothers assumed that the Provident research estimates referenced above are a reasonable basis upon which to evaluate the future financial performance of Provident and that Provident would perform substantially in accordance with such estimates. Upon advice of Provident, Lehman Brothers also assumed that the expected cost savings would be realized substantially in accordance with Provident’s expectations.

In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Provident or First Sentinel and did not make or obtain any evaluations or appraisals of the assets or liabilities of Provident or First Sentinel. In addition, Lehman Brothers is not an expert in the evaluation of loan portfolios or allowances for loan losses and, upon advice of Provident, it assumed that First Sentinel’s current allowances for loan losses will be in the aggregate adequate to cover all such losses. The Lehman Brothers opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Lehman Brothers opinion.

The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to Provident’s board of directors on December 19, 2003. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers opinion.

Valuation Analysis

Lehman Brothers performed a valuation analysis of Provident and First Sentinel using the following methodologies: comparable transaction analysis; comparable company analysis; and discounted cash flow analysis. Each of these methodologies was used to generate a reference implied value range for First Sentinel common stock. These values were compared to an implied value of per share merger consideration of $22.25. The implied values for First Sentinel common stock derived from those analyses are as follows:

Methodology	Implied Value Per Share
Comparable Transactions Analysis	$20.27 - $25.96
Comparable Company Analysis (with 25% control premium)	$18.60 - $24.13
Discounted Cash Flow Analysis	$19.20 - $22.78

Implied Transaction Price	$22.25

Comparable Transactions Analysis

Lehman Brothers reviewed publicly available information for eight transactions involving, as acquired institutions, publicly traded banks and thrifts based in the mid-Atlantic region of the United States that were announced from January 1, 2002 to December 17, 2003 with transaction values between $200 million and $1 billion. The selected transactions considered by Lehman Brothers included (in each case, the first named company was the acquirer and the second named company was the acquired company in the transactions):

•	North Fork Bancorporation, Inc. / The Trust Company of New Jersey

•	Susquehanna Bancshares, Inc. / Patriot Bank Corp.

•	Provident Bankshares Corporation / Southern Financial Bancorp

•	FleetBoston Financial Corporation / Progress Financial Corporation

•	The PNC Financial Services Group, Inc. / United National Bancorp

•	First Niagara Financial Group, Inc. / Troy Financial Corporation

•	Mercantile Bankshares Corporation / F&M Bancorp

•	The Royal Bank of Scotland Group / Commonwealth Bancorp. Inc.

For these selected merger transactions, Lehman Brothers used publicly available financial information, including information obtained from SNL Financial’s online databases to determine:

•	The multiples of the transaction price per share to the median of earnings per share for the last twelve months (“LTM”) at the time of announcement;

•	The multiples of the transaction price per share to the median forward consensus of earnings estimates per share at the time of announcement;

•	The multiples of the transaction price per share to both the book value per share and the tangible book value per share using the acquired companies’ most recent financial reports at the time of announcement of the transactions;

•	The implied tangible book premium to core deposits (defined as total deposits less certificates of deposit greater than $100,000); and

•	The premiums per share paid by the acquirer compared to the share price of the acquired company prevailing one day prior to the announcement of those transactions.

Lehman Brothers considered these selected merger transactions to be reasonably similar, but not identical, to the proposed merger of First Sentinel and Provident. A complete analysis involves complex considerations and judgments concerning differences in the selected merger transactions and other factors that could affect the premiums paid in such comparable transactions to which the merger is being compared; mathematical analysis (such as determining the median) is not by itself a meaningful method of using selected merger transaction data. SNL Financial is a recognized data service that collects, standardizes and disseminates relevant corporate, financial, market and merger and acquisitions data for companies in the industries it covers.

The following table summarizes the results from the comparable transaction analysis:

Metric	High		Median		Low
Price to:
LTM EPS	52.3	x	23.6	x	19.7	x
Current estimated EPS	25.5	x	22.2	x	18.5	x
Book value	3.15	x	2.74	x	2.12	x
Tangible book value	3.83	x	3.36	x	2.58	x
Implied tangible book premium to core deposits	74.0%		26.5%		17.3%
One-day market premium	65.4%		26.8%		6.1%

Lehman Brothers then applied these median multiples and premiums to the corresponding financial data for First Sentinel (using market data as of December 17, 2003). This analysis yielded a range of implied values for First Sentinel common stock of $20.27 to $25.96.

Comparable Companies Analysis

Lehman Brothers analyzed the public market statistics of certain comparable companies to each of First Sentinel and Provident, and examined various trading statistics and information. As part of this comparable companies analysis, Lehman Brothers examined public market data, including market multiples, including:

•	The multiple of market price per share to median estimated 2003 earnings per share;

•	The multiple of market price per share to median estimated 2004 earnings per share;

•	The multiple of market price per share to book value per share; and

•	The multiple of market price per share to tangible book value per share.

For each of the multiples analyzed, Lehman Brothers determined a range of those multiples, centered around the mean, that Lehman Brothers determined to be the relevant range of those multiples. The estimated 2003 and 2004 earnings per share were obtained from I/B/E/S and the remaining information was obtained from publicly available financial information at or for the quarter ended September 30, 2003 and SNL Financial’s online database. The stock price data used for this analysis was the closing price for the selected companies on December 17, 2003.

Lehman Brothers selected the companies below because their businesses and operating profiles are reasonably similar to that of First Sentinel and Provident, respectively. No comparable company identified below is identical to either First Sentinel or Provident, respectively. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect public trading values of such comparable companies; mathematical analysis (such as determining the median) is not by itself a meaningful method of using selected company data.

First Sentinel Bancorp, Inc. In choosing comparable companies to analyze, Lehman Brothers selected a peer group of publicly traded thrifts operating in the mid-Atlantic region of the United States with a market capitalization of between $200 million and $800 million. The selected comparable companies for First Sentinel included:

•	Dime Community Bancshares, Inc.

•	Waypoint Financial Corporation

•	Seacoast Financial Services Corporation

•	Hudson River Bancorp, Inc.

•	Fidelity Bankshares, Inc.

•	First Financial Holdings, Inc.

•	OceanFirst Financial Corporation

•	Flushing Financial Corporation

•	WSFS Financial Corporation

•	PennFed Financial Services Inc.

Lehman Brothers reviewed the ratio of price to estimated 2003 and 2004 earnings per share (“EPS”) (19.8x for 2003 and 17.7x for 2004 for First Sentinel and a relevant range of 16.0x to 18.0x for 2003 and 15.0x to 17.0x for 2004 for the First Sentinel comparable group); the ratio of price-to-book value (2.34x for First Sentinel and a relevant range of 2.00x to 2.25x for the First Sentinel comparable group) and the ratio of price-to-tangible book value (2.38x for First Sentinel and a relevant range of 2.25x to 2.50x for the First Sentinel comparable group). Lehman Brothers then applied the relevant range of selected multiples from the First Sentinel comparable group to corresponding financial data of First Sentinel.

December 17, 2003 Closing Price to:	First Sentinel	Relevant Range	Implied Value Per First Sentinel Share (with 25% control premium)
Estimated 2003 EPS	19.8 x	16.0 x – 18.0 x	$18.60 – $20.93
Estimated 2004 EPS	17.7 x	15.0 x – 17.0 x	$19.50 – $22.10
Book value	2.34 x	2.00 x – 2.25 x	$19.65 – $22.11
Tangible book value	2.38 x	2.25 x – 2.50 x	$21.71 – $24.13

Based on an assumed control premium of 25%, this analysis suggested an implied value range of $18.60 to $24.13 per First Sentinel share.

Provident Financial Services, Inc. In choosing comparable companies to analyze, Lehman Brothers selected a peer group of publicly traded banks and thrifts which have recently completed a standard conversion or second-step conversion from a mutual holding company form of organization. The selected comparable companies for Provident included:

•	First Niagara Financial Group

•	Bank Mutual Corporation

•	Brookline Bancorp, Inc.

•	TierOne Corporation

•	KNBT Bancorp, Inc.

•	Sound Federal Bancorp, Inc.

•	Willow Grove Bancorp, Inc.

•	Citizens South Banking Corporation

Lehman Brothers reviewed the ratio of price to estimated 2003 and 2004 EPS (35.0x for 2003 and 27.1x for 2004 for Provident and a median of 30.0x for 2003 and 23.8x for the Provident comparable group); the ratio of price-to-book value (1.50x for Provident and a median of 1.44x for the Provident comparable group) and the ratio of price-to-tangible book value (1.54x for Provident and a median of 1.61x for the Provident comparable group). Lehman Brothers then applied the relevant median multiples from the Provident comparable group to corresponding financial data of Provident.

December 17, 2003 Closing Price to:	Provident	Median	Implied Value Per Provident Share (based on median)
Estimated 2003 EPS	35.0 x	30.0 x	$17.42
Estimated 2004 EPS	27.1 x	23.8 x	$17.82
Book value	1.50 x	1.44 x	$19.59
Tangible book value	1.54 x	1.61 x	$21.19

This analysis suggested an implied stand-alone value range of $17.42 to $21.19 per share of Provident common stock.

Discounted Cash Flow Analysis

Lehman Brothers performed a discounted cash flow analysis to estimate a range of implied present values per share of the common stock for each of First Sentinel and Provident.

First Sentinel Bancorp, Inc. For First Sentinel, Lehman Brothers, at the discretion of the management of Provident, assumed I/B/E/S earnings estimates for 2004 and an annual growth of earnings at the long-term growth rate of 10%. The cash flows were modeled assuming the cost savings and operating synergies which management of Provident expects from the merger are realized and that management’s estimates of one-time costs resulting from the merger are accurate. The valuation range was determined by adding (i) the present value of First Sentinel’s dividendable earnings, net of earnings necessary to maintain a tangible common equity to tangible assets ratio of 5.5%, from June 30, 2004 through December 31, 2008 and (ii) the present value of the “terminal value” of First Sentinel common stock.

In calculating the terminal value of First Sentinel common stock, Lehman Brothers applied multiples ranging from 14.0x to 16.0x to 2009 forecasted earnings. The dividend stream and the terminal value were then discounted back to December 17, 2003 using discount rates ranging from 11.0% to 13.0%, which rates Lehman Brothers viewed as the appropriate range for a company with First Sentinel’s risk characteristics. Based on the above assumptions, Lehman Brothers calculated a range of implied present values for First Sentinel common stock from $19.20 to $22.78.

Provident Financial Services, Inc. For Provident, Lehman Brothers, after discussions with the management of Provident, assumed I/B/E/S earnings estimates for 2004 and an annual growth of earnings at the long-term growth rate of 10% as provided by the management of Provident. The valuation range was determined by adding (i) the present value of Provident’s dividendable earnings, net of earnings necessary to maintain a tangible common equity to tangible assets ratio of 6.0%, from June 30, 2004 through December 31, 2008 and (ii) the present value of the “terminal value” of Provident common stock.

In calculating the terminal value of Provident common stock, Lehman Brothers applied multiples ranging from 14.0x to 16.0x to 2009 forecasted earnings. The dividend stream and the terminal value were then discounted back to December 17, 2003 using discount rates ranging from 11.0% to 13.0%, which rates Lehman Brothers viewed as the appropriate range for a company with Provident’s risk characteristics. Based on the above assumptions, Lehman Brothers calculated a range of implied present values for Provident common stock from $18.92 to $20.92.

Pro Forma Analysis

Lehman Brothers performed an illustrative pro forma analysis of the financial impact of the merger on Provident, using I/B/E/S earnings estimates for 2004 for First Sentinel and Provident. Lehman Brothers assumed net income growth rates after 2004 were 10% for First Sentinel and Provident, based on I/B/E/S estimates for First Sentinel and management’s estimates for Provident. In calculating the impact of the merger on the pro forma income statement of the combined entity, the following assumptions were made:

•	the consideration paid to the First Sentinel stockholders in the merger would be equal to 60% stock and 40% cash;

•	deposit intangibles of 3% of core deposits amortized on a straight-line basis over 10 years;

•	a 35.0% tax rate;

•	a pre-tax restructuring charge of $30.0 million;

•	3.00% cost of cash; and

•	a transaction closing date of June 30, 2004.

Based on these assumptions, taking into account certain after-tax projected expense savings, but not potential after-tax mark-to-market purchase accounting adjustments, the merger would be accretive to Provident’s earnings per share by 11.3% in 2004 and 21.5% in 2005. The financial forecasts and estimates underlying this analysis are subject to substantial uncertainty and, therefore, actual results may be substantially different.

General

In rendering its opinion, Lehman Brothers performed a variety of financial and comparable analyses. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Lehman Brothers considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by them. Furthermore, Lehman Brothers believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of their analyses, without considering all of them, would create an incomplete view of the process underlying their analyses and opinions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Lehman Brothers with respect to the actual value of Provident, First Sentinel or the combined entity.

In performing its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lehman Brothers, Provident or First Sentinel. Any estimates contained in the analyses of Lehman Brothers are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by those estimates. The analyses performed were prepared solely as part of the analyses of Lehman Brothers of the fairness to Provident of the consideration to be paid to the stockholders of First Sentinel in the merger with Provident and were prepared in connection with the delivery by Lehman Brothers of its opinion to Provident’s board of directors. The analyses do not purport to be appraisals or to reflect the prices at which the shares of Provident common stock will trade following the announcement or completion of the merger. The consideration to be paid to the stockholders of First Sentinel in the merger and other terms of the merger were determined through arms’-length negotiations between Provident and First Sentinel and were approved by Provident’s board of directors. Lehman Brothers provided advice to Provident during those negotiations. However, Lehman Brothers did not recommend any specific exchange ratio or other form of consideration to Provident or that any specific exchange ratio or other form of consideration constituted the only appropriate consideration for the merger. The opinion of Lehman Brothers was one of many factors taken into consideration by Provident’s board of directors in making its determination to approve the merger. The analyses of Lehman Brothers summarized above should not be viewed as determinative of the opinion of Provident’s board of directors with respect to the value of Provident, First Sentinel or the combined entity or of whether Provident’s board of directors would have been willing to agree to a different exchange ratio or other forms of consideration.

Provident engaged Lehman Brothers as its financial advisor because of its reputation as an internationally recognized investment banking and advisory firm with substantial experience in transactions similar to the merger and because Lehman Brothers is familiar with Provident and its business.

As part of its investment banking and financial advisory business, Lehman Brothers is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Lehman Brothers provides a full range of financial advisory and securities services. In the past, Lehman Brothers has provided various investment banking and other services to First Sentinel and has received customary fees for the rendering of brokerage services. Lehman Brothers also may provide services to Provident, First Sentinel or the combined entity in the future for which it would expect to receive fees. In the ordinary course of its business, Lehman Brothers (or its affiliates) may actively trade the debt and equity securities of Provident or First Sentinel for its own accounts or for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities.

Provident has agreed to pay Lehman Brothers a fee of $750,000 upon execution of the merger agreement and an additional fee of $2,450,000 contingent on the closing of the transaction. Provident has also agreed to reimburse Lehman Brothers for its reasonable out-of-pocket expenses incurred in connection with the engagement and to indemnify Lehman Brothers from and against certain liabilities that may arise out of its engagement and the rendering of its opinion, including liabilities under the federal securities laws.

Merger Consideration; Cash or Stock Election

Under the terms of the merger agreement, at the effective time of the merger each outstanding share of First Sentinel common stock (other than dissenting shares and shares held by Provident and First Sentinel) will be converted into the right to receive, at the election of the holder of such share and subject to the proration and allocation procedures described below, either:

•	$22.25 in cash (without interest), assuming payment solely of cash in exchange for First Sentinel common stock; or

•	1.0920 shares of Provident common stock, assuming payment solely of Provident common stock in exchange for a share of First Sentinel common stock; or

•	a combination of cash plus Provident common stock.

No fractional shares of Provident common stock will be issued in connection with the merger. Instead, First Sentinel stockholders will receive, without interest, a cash payment from Provident equal to the fractional share interest they otherwise would have received, multiplied by the value of Provident common stock. For this purpose, Provident common stock will be valued at the average of its daily closing sales prices during the five consecutive trading days immediately preceding the completion date of the merger.

First Sentinel stockholders, including employee stock ownership plan participants with respect to shares allocated to their accounts have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of First Sentinel common stock instead of the merger consideration. See page       .

Based on the closing price of $             per share of Provident common stock on             , 2004, each share of First Sentinel common stock that is exchanged solely for Provident common stock would be converted into 1.0920 shares of Provident common stock having a value of $            . We cannot give you any assurance as to whether or when the merger will be completed, and you are advised to obtain current market quotations for Provident common stock.

All elections by First Sentinel stockholders are subject to the allocation and proration procedures described in the merger agreement. These procedures are intended to ensure that 60% of the outstanding shares of First Sentinel common stock will be converted into the right to receive Provident common stock, and the remaining outstanding shares of First Sentinel common stock will be converted into the right to receive cash.

It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if First Sentinel stockholders in the aggregate elect to receive more or less of Provident common stock than Provident has agreed to issue. These procedures are summarized below.

•	If Provident common stock is oversubscribed: If First Sentinel stockholders elect to receive more Provident common stock than Provident has agreed to issue in the merger, then all First Sentinel stockholders who have elected to receive cash or who have made no election will receive cash for their First Sentinel shares and all stockholders who elected to receive Provident common stock will receive a pro rata portion of the available Provident shares plus cash for those shares not converted into Provident common stock.

•	If Provident common stock is undersubscribed: If First Sentinel stockholders elect to receive fewer shares of Provident common stock than Provident has agreed to issue in the merger, and

—

if the number of shares as to which First Sentinel stockholders have made no election is less than or equal to this shortfall, then all First Sentinel stockholders who have elected to receive Provident common stock or who have made no election will receive Provident common stock, and all First Sentinel stockholders who have elected to receive cash will receive a pro rata portion of the available cash consideration plus Provident shares for those First Sentinel shares not converted into cash; or

—	if the number of no election shares is greater than the shortfall, then all First Sentinel stockholders who have elected to receive Provident common stock will receive Provident common stock, all First Sentinel stockholders who have elected to receive cash will receive cash, and all First Sentinel stockholders who made no election will receive a pro rata portion of the remaining available cash consideration plus Provident shares for those First Sentinel shares not converted into cash.

Notwithstanding these allocation procedures, in order to help assure that the transaction will qualify as a tax-free reorganization, if the aggregate value of the stock consideration less the amount of cash paid in lieu of fractional shares is less than 42.5% of the sum of (i) the aggregate value of all of the merger consideration; (ii) the value of any consideration described in Department of Treasury Regulation Section 1.368-1(e)(ii); (iii) cash paid to dissenting stockholders; and (iv) the value of the consideration paid by Provident to acquire First Sentinel common stock prior to the closing of the merger, Provident shall increase the number of shares of Provident common stock, and correspondingly decrease the amount of cash, that First Sentinel stockholders will receive upon the exchange of their shares, such that the aggregate value of the stock consideration to be delivered at the closing of the merger shall equal 42.5% of the sum described above. If this adjustment is necessary, stockholders who elect to receive cash or a combination of cash and stock may be required to receive a greater amount of Provident common stock than they otherwise would have received.

Neither First Sentinel nor Provident is making any recommendation as to whether First Sentinel stockholders should elect to receive cash or Provident common stock in the merger. You must make your own decision with respect to such election.

No guarantee can be made that you will receive the amounts of cash or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and in the merger agreement, you may receive Provident common stock or cash in amounts that vary from the amounts you elect to receive.

Employees who hold allocated shares of First Sentinel common stock in their employee stock ownership plan accounts will be able to direct the employee stock ownership plan trustee to make an election to receive cash, Provident common stock or a combination of cash and Provident common stock for their accounts. The employee stock ownership plan trustee, as directed by the employee stock ownership plan administrator, will make an election to receive cash, Provident common stock or a combination of cash and Provident common stock for the unallocated shares of First Sentinel common stock held in the employee stock ownership plan, and for any shares for which no directions are received. The election to receive cash, Provident common stock or a combination of cash and Provident common stock for unallocated shares of First Sentinel common stock in the employee stock ownership plan will be made in a manner intended to produce as nearly as possible, after repayment of the employee stock ownership plan loan incurred to acquire First Sentinel common stock, the same net percentage of cash and common stock of Provident as the aggregate percentages of cash and common stock elected by participating employees with respect to their allocated employee stock ownership plan shares. Similarly, employees who hold shares of First Sentinel common stock in their 401(k) plan accounts will be able to direct the 401(k) plan trustee to make an election to receive cash, Provident common stock or a combination of cash and Provident common stock for their accounts.

Election Procedures; Surrender of Stock Certificates

If you are a record holder of First Sentinel common stock, an election form will be provided to you under separate cover. The election form will entitle you to elect to receive cash, Provident common stock, or a combination of cash and Provident common stock, or to make no election with respect to the merger consideration that you wish to receive.

To make a valid election, you must submit a properly completed election form to Registrar and Transfer Company, which will be acting as the exchange agent, on or before 5:00 p.m., New York time, on the twentieth business day following the mailing of the election form unless such deadline is extended by Provident and First

Sentinel. Registrar and Transfer Company, as exchange agent, will process the exchange of First Sentinel common stock certificates for cash and/or Provident common stock. Shortly after the election deadline, the exchange agent will allocate cash and shares of Provident common stock among First Sentinel stockholders, consistent with their elections and the allocation and proration procedures set forth in the merger agreement . If you do not submit an election form, you will receive instructions from the exchange agent as to where to surrender your First Sentinel stock certificates after the merger is completed. Please do not forward your First Sentinel stock certificates and election form with your proxy cards. Stock certificates and election forms should be returned to the exchange agent in accordance with the instructions contained in the election form.

An election form will be deemed properly completed only if accompanied by stock certificates representing all shares of First Sentinel common stock covered by the election form (or an appropriate guarantee of delivery). You may change your election at any time prior to the election deadline by written notice accompanied by a properly completed and signed, revised election form received by the exchange agent prior to the election deadline. You may revoke your election by written notice received by the exchange agent prior to the election deadline. All elections will be revoked automatically if the merger agreement is terminated. If you have a preference for receiving either Provident common stock and/or cash for your First Sentinel common stock, you should complete and return the election form. If you do not make an election, you will be allocated Provident common stock and/or cash depending on the elections made by other First Sentinel stockholders.

If stock certificates for First Sentinel common stock are not immediately available or time will not permit the election form and other required documents to reach the exchange agent prior to the election deadline, a valid election may be made provided that:

1.	elections are made by or through a member firm of the National Association of Securities Dealers, Inc., or another registered national securities exchange, or by a commercial bank or trust company having an office, branch or agency in the United States;

2.	the exchange agent receives, prior to the election deadline, a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with the election form (delivered by hand, mail, overnight courier or facsimile transmission); and

3.	the exchange agent receives, prior to the election deadline, the certificates for all exchanged First Sentinel shares, or confirmation of the delivery of all such certificates into the exchange agent’s account with the Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

First Sentinel stockholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of First Sentinel common stock designated as non-election shares.

First Sentinel stockholders who hold their shares of common stock in “street name” through a bank, broker or other financial institution, and who wish to make an election, should seek instructions from the institution holding their shares concerning how to make the election.

Provident will deposit with the exchange agent the shares representing Provident’s common stock and cash to be issued to First Sentinel stockholders in exchange for their shares of First Sentinel common stock. Within five business days after the completion of the merger, the exchange agent will mail to First Sentinel stockholders who do not submit election forms or who have revoked such forms a letter of transmittal, together with instructions for the exchange of their First Sentinel stock certificates for the merger consideration. Upon surrendering his or her certificate(s) representing shares of First Sentinel common stock, together with the signed letter of transmittal, the First Sentinel stockholder shall be entitled to receive, as applicable (i) certificate(s) representing a number of whole shares of Provident common stock (if any) determined in accordance with the exchange ratio or (ii) a check representing the amount of cash (if any) to which such holder shall have become entitled to and (iii) a check representing the amount of cash in lieu of fractional shares, if any. Until you surrender your First Sentinel stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any Provident common stock into which your shares have been exchanged. No interest will be paid or accrued to First Sentinel stockholders on the cash consideration, cash in lieu of fractional shares or unpaid dividends and distributions, if any. After the completion of the merger, there will be no further transfers of First Sentinel common stock. First Sentinel stock certificates presented for transfer will be canceled and exchanged for the merger consideration.

If your stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, Registrar and Transfer Company will send you instructions on how to provide evidence of ownership.

If any certificate representing shares of Provident’s common stock is to be issued in a name other than that in which the certificate for shares surrendered in exchange is registered, or cash is to be paid to a person other than the registered holder, it will be a condition of issuance or payment that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting the exchange either:

•	pay to the exchange agent in advance any transfer or other taxes required by reason of the issuance of a certificate or payment to a person other than the registered holder of the certificate surrendered, or

•	establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.

Any portion of the cash or shares of Provident common stock made available to the exchange agent that remains unclaimed by First Sentinel stockholders for six months after the effective time of the merger will be returned to Provident. Any First Sentinel stockholder who has not exchanged shares of First Sentinel common stock for the merger consideration in accordance with the merger agreement before that time may look only to Provident for payment of the merger consideration for these shares and any unpaid dividends or distributions after that time. Nonetheless, Provident, First Sentinel, the exchange agent or any other person will not be liable to any First Sentinel stockholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

Treatment of First Sentinel Stock Options

Each option to purchase shares of First Sentinel common stock outstanding and unexercised immediately prior to the effective time of the merger will be cancelled and all rights under such option will be extinguished in exchange for a cash payment equal to $22.25 less the exercise price per share of the stock option, multiplied by the number of shares of First Sentinel common stock subject to the stock option, less any required tax withholding.

Provident will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any First Sentinel optionholder any amount that Provident is required to deduct and withhold under any provision of federal, state, local or foreign tax law. Any withheld amounts will be treated for all purposes of the merger agreement as having been paid to the First Sentinel optionholder from whom the amount was withheld by Provident.

Employee Matters

The First Sentinel employee stock ownership plan will be terminated upon consummation of the merger. The employee stock ownership plan loan will be paid in full and the remaining assets of the employee stock ownership plan will be allocated and distributed to the employee stock ownership plan participants in cash or shares of Provident common stock, in accordance with their elections and the allocation and proration procedures set forth in the merger agreement. Provident will review all other First Sentinel compensation and employee benefit plans that do not otherwise terminate (whether pursuant to the terms of any such plan or the merger agreement) to determine whether to maintain, terminate or continue such plans. Each person who is an employee of First Savings Bank as of the closing of the merger (whose employment is not specifically terminated upon the closing) will become an employee of Provident. In the event employee compensation or benefits as currently provided by First Sentinel or First Savings Bank are changed or terminated by Provident, Provident has agreed to provide compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated Provident employees.

All First Sentinel employees who become employees of Provident at the effective time generally will be given credit for service at First Sentinel or its subsidiaries for eligibility to participate in and the satisfaction of vesting requirements (but not for pension benefit accrual purposes) under Provident’s compensation and benefit plans (but not for any purpose under the Provident employee stock ownership plan). Provident has also agreed to honor the First Savings Bank Employee Severance Plan.

See “—Interests of Directors and Officers In the Merger” below for a discussion of employment agreements.

Interests of Directors and Officers In the Merger

Employment Agreements. The existing employment agreements First Sentinel and First Savings Bank have entered into with its President and Chief Executive Officer, Christopher Martin, will be honored by Provident. The consummation of the merger constitutes a change in control under the employment agreements. The employment agreements provide that, in the event of termination of employment following a change in control, the covered executive will be entitled to a payment in an amount equal to the greater of: (1) the payments and benefits due for the remaining term of the agreement (including, among other things, salary, bonus, tax-qualified and non-qualified benefit plan payments and accruals) and (2) three times the average of the three preceding years’ compensation (excluding compensation attributable to the exercise of stock options). In addition, the employment agreements with First Sentinel also contain provisions that would increase Mr. Martin’s payment to cover any excise and other taxes that may be incurred if Mr. Martin’s payments under the employment agreements are considered “excess parachute payments” under Section 280G of the Internal Revenue Code. First Sentinel, First Savings Bank, Provident and Mr. Martin have agreed that Mr. Martin will receive, upon the consummation of the merger, a cash severance payment of $2,488,932 and continued life, medical, health, disability and dental insurance coverage for 36 months in full settlement of his rights. It was agreed that such payment would be made to Mr. Martin regardless of whether Mr. Martin’s employment is terminated as an inducement to Mr. Martin to play a role in the combined company following the merger. Mr. Martin has waived his rights to receive a tax indemnity payment under his employment agreements. Mr. Martin has also agreed that if he has an “excess parachute payment” under Section 280G of the Internal Revenue Code, he will reduce a portion of the cash severance payment payable to him in 2004 to an amount sufficient to avoid such excess parachute payment.

In connection with the merger, Provident has asked Mr. Martin to serve as President of Provident and The Provident Bank and Provident has entered into an employment agreement with Mr. Martin, effective as of the merger closing date. Under the terms of the employment agreement, Mr. Martin will receive an annual base salary of $365,000. In addition, the agreement provides for participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, reasonable vacation and sick leave, reimbursement of certain club membership fees, the use of a company-owned automobile and reimbursement of costs associated with the use of such automobile. In the event Mr. Martin’s employment is terminated for reasons other than for cause, for retirement or for disability or following a change in control, he would be entitled to a cash amount equal to the greater of: the payments due for the remaining term of the employment agreement, or three times the sum of (i) the highest annual rate of base salary and (ii) the greater of (x) the average cash bonus paid over the last three years or (y) the cash bonus paid in the year ended prior to the event of termination, as well as the continuation of life, medical, dental and disability insurance coverage for three years. Mr. Martin may resign from employment and receive the benefits described above as a result of (i) a material change in the nature or scope of his function, duties or responsibilities, (ii) a material reduction in benefits and perquisites, including base salary, from those being provided immediately following the effective date of the employment agreement, (iii) a relocation of where he is required to perform services to a location more than 25 miles from The Provident Bank’s principal executive offices, (iv) a failure to elect or reelect or to appoint or reappoint him to the position of President of The Provident Bank or Provident, (v) a liquidation or dissolution of The Provident Bank or Provident, or (vi) a material breach of the employment agreement by The Provident Bank or Provident. The employment agreement with Provident provides that following a change in control (as defined in the agreement), Mr. Martin will receive the severance payments and insurance benefits described above if he resigns during the one-year period following the change in control or if he is terminated during the remaining term of the employment.

Change in Control Agreements. First Savings Bank has entered into three-year and two-year change in control agreements with twelve of its officers other than Mr. Martin. Each of Messrs. Richard Spengler and Thomas M. Lyons and Ms. Ann C. Clancy, Ms. Nancy E. Graves and Ms. Karen Iacullo-Martino, executive officers of First Sentinel or First Savings Bank, is a party to a three-year change in control agreement. Certain other three-year and the two-year change in control agreements are with non-executive officers of First Sentinel. The three-year change in control agreements contain daily renewal provisions while the two-year change in control agreements contain annual renewal provisions. Both the three-year and two-year change in control agreements contain “double-triggers” requiring both a change in control and an executive’s subsequent termination of employment due to dismissal or voluntary resignation following a demotion, loss of title, office or significant authority, reduction in benefits or annual compensation or if the executive’s office is relocated by more than 25 miles. In such case, the executive will be paid an amount either in a lump sum, or at the executive’s election in three equal annual installments, equal to three times the executive’s average annual compensation (defined as base salary, income related to granting or vesting of restricted stock, commissions, bonuses, contributions to pensions and profit sharing plans, severance, directors and committee fees, and fringe benefits) for the three preceding taxable years. The executive will also be provided, at no cost to the executive, with continued life, medical and disability coverage for thirty-six months or twenty-four months following termination, based on the term of the agreement.

If each person covered by a three-year change in control agreement was terminated, the aggregate change in control cash severance payment under the change in control agreements would be approximately $5,100,128. Of this amount, the cash severance payments to each of Messrs. Spengler and Lyons and Ms. Clancy, Ms. Graves and Ms. Iacullo-Martino would be approximately $1,119,517, $587,404, $729,717, $806,031 and $696,097, respectively. If each person covered by a two-year change in control agreement was terminated, the aggregate change in control cash severance payment to such persons would be approximately $1,479,710. Both the three-year change in control agreements and the two-year change in control agreements require a cut-back in the severance benefit payments to the covered executive to the extent necessary to avoid an excess parachute payment. First Sentinel, First Savings Bank, Provident and each of the 12 individuals who have change in control agreements with First Savings Bank have agreed that the change in control severance payments described above will be paid on consummation of the merger whether or not his or her employment terminates. Such payments are intended as an inducement to these individuals to consider possible offers of employment with Provident after the merger without regard to the effect of such employment on their existing contract rights.

In connection with the merger, each of Richard Spengler, Nancy E. Graves and Thomas M. Lyons will be offered management level positions at Provident and/or The Provident Bank and each of them have entered into two-year change in control agreements with Provident to be effective as of the merger closing date.

Supplemental Executive Retirement Plans. First Savings Bank has adopted two supplemental executive retirement plans (“SERP I” and “SERP II”). A participant’s benefit under SERP I is equal to (i) the excess of 75% of the participant’s base salary payments during the 12 consecutive months in which he received the greatest amount of payments over (ii) the amount of the participant’s “Pension Plan Annual Benefit” and “Primary Social Security Benefit.” The SERP I benefit is reduced by 4% for each year of benefit service less than 25. In the event of a change in control, the SERP I benefit is not subject to reduction based on years of service or early payment. The SERP I benefits First Sentinel’s former Chief Executive Officer, John P. Mulkerin, who retired in 2002, and First Sentinel’s current Chief Executive Officer, Christopher Martin. Under the terms of the merger agreement and SERP I, all benefits under SERP I were paid in full to the plan’s two beneficiaries as of

December 31, 2003. Mr. Mulkerin received a payment of $1,318,362 and Mr. Martin received $2,560,807, each in satisfaction of all unpaid benefits due under SERP I, and SERP I was terminated.

Under SERP II, Mr. Martin is entitled to receive additional retirement benefits that cannot be provided under the First Savings Bank 401(k) plan and employee stock ownership plan due to tax law limitations. SERP II also makes up for benefits lost under the employee stock ownership plan if a participant retires or otherwise terminates employment before the employee stock ownership plan loan is repaid. For these purposes, a change in control is deemed to result in a termination of employment regardless of whether the employee’s employment is actually terminated. Under the terms of the merger agreement and SERP II, all benefits under SERP II were paid in full to the plan’s only participant as of December 31, 2003. Mr. Martin received a payment of $466,517 in satisfaction of all unpaid benefits due under SERP II, and SERP II was terminated.

Indemnification. Pursuant to the merger agreement, Provident has agreed that, for a period of six years after the effective date of the merger, it will indemnify, defend and hold harmless each present and former officer or director of First Sentinel or any of its subsidiaries against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities, judgments and amounts that are paid in settlement (with the approval of Provident, which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of First Sentinel or any of its subsidiaries if such action or proceeding pertains to any matter of fact arising, existing or occurring before the closing date of the merger to the fullest extent permitted under applicable law, First Sentinel’s certificate of incorporation and bylaws, and Provident’s certificate of incorporation and bylaws. Provident will pay expenses in advance of the final disposition of any such action or proceeding to the fullest extent permitted to under applicable law, provided that the person to whom such expenses are advanced agrees to repay such expenses if it is ultimately determined that such person is not entitled to indemnification.

Directors’ and Officers’ Insurance. Provident has further agreed, for a period of six years after the effective date of the merger, to cause the persons serving as officers and directors of First Sentinel immediately prior to the effective date to continue to be covered by First Sentinel’s current directors’ and officers’ liability insurance policies (provided that Provident may substitute policies of at least the same coverage and amounts containing terms and conditions which are not materially less favorable than First Sentinel’s current policies) with respect to acts or omissions occurring prior to the effective date which were committed by such officers and directors in their capacity as such. Provident is not required to spend more than 150% of the annual cost currently incurred by First Sentinel for its insurance coverage.

Appointment of Three First Sentinel Board Members to the Boards of Directors of Provident and The Provident Bank. As of the closing of the merger, the number of persons constituting the boards of directors of Provident and The Provident Bank will be increased by two persons, and two persons who are directors of First Sentinel and who have been designated by First Sentinel and approved by the board of directors of Provident shall be appointed and elected to the Provident and The Provident Bank boards, one to serve for a term of office expiring at the annual meeting of stockholders to be held following the year ending December 31, 2005 and the other to serve for a term of office expiring at the annual meeting of stockholders to be held following the year ending December 31, 2006. The boards of directors of Provident and The Provident Bank, or their nominating/governance committees, shall consider nominating such persons for an additional three-year term in a manner consistent with its consideration of other incumbent directors, if these persons continue to meet the qualifications for election as a director of Provident and The Provident Bank. In addition, during the calendar year 2005, the boards of directors of Provident and The Provident Bank, or their nominating/governance committees, will appoint either Mr. Martin or one of the members of the advisory board established as part of the merger as a director of Provident and The Provident Bank, for a term of office expiring at the annual meeting of stockholders to be held following the year ending December 31, 2005.

Appointment to Advisory Board. Effective as of the closing of the merger, Provident shall establish an advisory board. Each person who served on the board of directors of First Sentinel or First Savings Bank as of

December 19, 2003 as well as immediately prior to the closing of the merger will be appointed to the advisory board, except for Mr. Martin and those First Sentinel board members who join the Provident board. The advisory board will meet quarterly, and each advisory board member will receive health insurance coverage and an annual advisory board fee, the aggregate cost of which will not exceed $24,000 per year per advisory board member. The advisory board shall be continued for a period of three years.

First Savings Bank Non-Employee Director Retirement Plan. The First Savings Bank Non-Employee Director Retirement Plan will be terminated immediately prior to the consummation of the merger, and the benefits under the Plan will be paid, in cash, in accordance with the terms of the plan.

Summary of Payments and Benefits. The following table summarizes, for the individuals and groups specified, the estimated value of payments and benefits (other than insurance continuation) the payment of which is contingent on, or accelerated by, the merger:

	Employment/ Change in Control Agreements	Unvested Restricted Stock (a)	Unvested Stock Options (a)	SERP I (b)	SERP II (b)	Total
Mr. Martin	$2,488,932	$178,000	$—	$2,560,807	$466,517	$5,694,256
Ms. Clancy	729,717	36,156	—	—	—	765,873
Ms. Graves	806,031	74,159	112,005	—	—	992,195
Mr. Lyons	587,404	36,156	—	—	—	623,560
Ms. Iacullo-Martino	696,097	25,031	—	—	—	721,128
Mr. Spengler	1,119,517	61,188	—	—	—	1,180,705
Other Officers (7 individuals)	2,641,072	33,376	—	—	—	2,674,448

Total	$9,068,770	$444,066	$112,005	$2,560,807	$466,517	$12,652,165

(a)	Does not include shares that have vested or are expected to vest according to their ordinary vesting schedule prior to the merger. Values calculated on the basis of an assumed merger consideration of $22.25 per share.
(b)	Payment made in 2003 in full settlement of plan obligation upon the plan’s termination.

Conduct of Business Pending the Merger

The merger agreement contains various restrictions on the operations of First Sentinel and Provident before the effective time of the merger. In general, the merger agreement obligates First Sentinel and Provident to conduct their businesses in the usual, regular and ordinary course of business and to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights and franchises. In addition, First Sentinel has agreed that, except as expressly contemplated by the merger agreement or specified in a schedule to the merger agreement, without the prior written consent of Provident, it will not, among other things:

•	change or waive any provision of its certificate of incorporation or bylaws, except as required by law;

•	enter into, amend in any material respect or terminate any material contract or agreement;

•	open or close any branch or automated banking facility;

•	change compensation or benefits, except for merit increases or bonuses consistent with past practice in the ordinary course of business;

•	purchase or acquire, or sell or dispose of, any assets or incur indebtedness other than in the ordinary course of business;

•	incur any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate other than pursuant to binding commitments or necessary to maintain existing assets in good repair;

•	change any accounting method or practice, except as required by generally accepted accounting principles in the United States;

•	issue any additional shares of capital stock except under outstanding options, or grant any options, or declare or pay any dividend other than its regular quarterly dividend; and

•	purchase any equity securities or any security for its investment portfolio inconsistent with its current investment policy;

•	except for prior commitments previously disclosed to Provident, make any new loan or other credit facility commitment to any borrower or group of affiliated borrowers in excess of $10,000,000 for a commercial real estate loan, $5,000,000 for a construction loan, $1,000,000 for a commercial business loan or $1,000,000 for a residential loan; or

•	make or change any material banking policies.

Provident has also agreed that, without the prior written consent of First Sentinel, it will not, among other things:

•	change or waive any provision of its certificate of incorporation or bylaws, except as required by law; or

•	change any accounting method or practice, except as required by generally accepted accounting principles in the United States.

In addition to these covenants, the merger agreement contains various other customary covenants, including, among other things, access to information, maintenance of insurance, each party’s efforts to cause its representations and warranties to be true and correct on the closing date; and each party’s agreement to use its reasonable best efforts to cause the merger to qualify as a tax-free reorganization.

Representations and Warranties

The merger agreement contains a number of representations and warranties by Provident and First Sentinel regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger that are customary for a transaction of this kind. They include, among other things, representations as to:

•	the organization, existence, corporate power and authority and capitalization of each of the companies;

•	the absence of conflicts with and violations of law and various documents, contracts and agreements;

•	the absence of any event or circumstance which is reasonably likely to be materially adverse to the companies;

•	the absence of materially adverse litigation;

•	the accuracy of reports and financial statements filed with the Securities and Exchange Commission;

•	required consents and filings with governmental entities and other approvals required for the merger;

•	the existence, performance and legal effect of certain contracts;

•	compliance with applicable laws;

•	the filing of tax returns, payment of taxes and other tax matters;

•	loan and investment portfolio matters;

•	labor and employee benefit matters; and

•	compliance with applicable environmental laws.

All representations, warranties and covenants of the parties, other than the covenants in specified sections which relate to continuing matters, terminate upon the closing of the merger.

Conditions to the Merger

The respective obligations of Provident and First Sentinel to complete the merger are subject to various conditions prior to the merger. The conditions include the following:

•	the New Jersey Department of Banking and Insurance, the Federal Reserve Bank of New York and the Federal Deposit Insurance Corporation approval or non-objection of the merger and the bank merger and the expiration of all statutory waiting periods; and no such regulatory approval shall include any non-standard condition or requirement that would in the good faith reasonable judgment of the board of directors of Provident, materially and adversely affect the business, operations, financial condition, property or assets of the combined entity or otherwise materially impair the value of First Sentinel or First Savings Bank to Provident.

•	approval of the merger agreement by the affirmative vote of a majority of the issued and outstanding shares of First Sentinel and Provident;

•	the absence of any litigation, statute, law, regulation, order or decree which would enjoin or prohibit the merger;

•	the accuracy of the representations and warranties of the parties, and the performance by the parties of all agreements and covenants, set forth in the merger agreement;

•	the receipt of tax opinions delivered by counsel to Provident and First Sentinel to the effect that the merger will qualify as a tax-free reorganization under United States federal income tax laws;

•	obtaining any necessary third party consents;

•	listing with the New York Stock Exchange of the Provident common stock to be issued to First Sentinel stockholders; and

•	no stop order being issued suspending the effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

The parties may waive certain conditions to their obligations unless they are legally prohibited from doing so. Stockholder and regulatory approvals may not be legally waived.

Regulatory Approvals Required for the Merger

General. First Sentinel and Provident have agreed to use all reasonable efforts to obtain all permits, consents, approvals, non-objections and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the merger. This includes the approval of the New Jersey Department of Banking and Insurance, the Federal Deposit Insurance Corporation and the non-objection of the Federal Reserve Bank of New York. Provident has filed the application materials necessary to obtain the required approvals. Provident will file a waiver notice with the Federal Reserve Bank of New York after the Federal Deposit Insurance Corporation approval is obtained. The merger cannot be completed without such approvals and non-objections. We cannot assure you that we will obtain the required regulatory approvals and non-objections, when they will be received or whether there will be conditions in the approvals or any litigation challenging the approvals. We also cannot assure you that the United States Department of Justice or any state attorney general will not attempt to challenge the merger on antitrust grounds, or what the outcome will be if such a challenge is made.

We are not aware of any material governmental approvals or actions that are required prior to the merger other than those described in this Joint Proxy Statement/Prospectus. We presently contemplate that we will seek any additional governmental approvals or actions that may be required in addition to those requests for approval currently pending; however, we cannot assure you that we will obtain any such additional approvals or actions.

Federal Deposit Insurance Corporation. The merger is subject to approval by the Federal Deposit Insurance Corporation. We have filed the required application, but we have not yet received the Federal Deposit Insurance Corporation’s approval.

The Federal Deposit Insurance Corporation may not approve any transaction that would result in a monopoly or otherwise substantially lessen competition or restrain trade, unless it finds that the anti-competitive effects of the transaction are clearly outweighed by the public interest. In addition, the Federal Deposit Insurance Corporation considers the financial and managerial resources of the companies and their subsidiary institutions and the convenience and needs of the communities to be served. Under the Community Reinvestment Act, the Federal Deposit Insurance Corporation must take into account the record of performance of each company in meeting the credit needs of its entire communities, including low and moderate income neighborhoods, served by each company. Both The Provident Bank and First Savings Bank have a satisfactory CRA rating. The Federal Deposit Insurance Corporation also must consider the effectiveness of each company involved in the proposed transaction in combating money laundering activities. In this regard, and in connection with the application for approval of the merger filed with the FDIC, Provident has committed to take additional corrective actions to enhance and monitor its compliance under the Bank Secrecy Act. Failure to take the actions as committed could result in further regulatory action, including limitations on future expansion through acquisition.

Federal law requires publication of notice of, and the opportunity for public comment on, the applications submitted by Provident and The Provident Bank for approval of the merger and authorizes the Federal Deposit Insurance Corporation to hold a public hearing in connection with the application if it determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review. In addition, under federal law, a period of 30 days must expire following approval by the Federal Deposit Insurance Corporation, within which period the Department of Justice may file objections to the merger under the federal antitrust laws. This waiting period may be reduced to 15 days if the Department of Justice has not provided any adverse comments relating to the competitive factors of the transaction. If the Department of Justice were to commence an antitrust action, that action would stay the effectiveness of the Federal Deposit Insurance Corporation’s approval of the merger unless a court specifically orders otherwise. In reviewing the merger, the Department of Justice could analyze the merger’s effect on competition differently than the Federal Deposit Insurance Corporation, and thus it is possible that the Department of Justice could reach a different conclusion than the Federal Deposit Insurance Corporation regarding the merger’s competitive effects.

New Jersey Department of Banking and Insurance. The bank merger is also subject to the prior approval of the New Jersey Department of Banking and Insurance under certain provisions of the New Jersey Banking Act of 1948. We filed an application with the New Jersey Department of Banking and Insurance in March, 2004 for approval of the bank merger but we have not yet received approval. In determining whether to approve such application, the New Jersey Department of Banking and Insurance may consider, among other factors, whether the merger will be in the public interest and whether The Provident Bank, the surviving bank in the bank merger, has the minimum capital stock and surplus required under the New Jersey Banking Act of 1948.

No Solicitation

Until the merger is completed or the merger agreement is terminated, First Sentinel has agreed that it, its subsidiaries, its officers and its directors will not:

•	initiate, solicit or knowingly encourage any inquiries or the making of any proposal to acquire First Sentinel, whether by merger, acquisition of 25% or more of First Sentinel’s stock or otherwise;

•	enter into, maintain or continue any discussions or negotiations regarding any such acquisition proposal; or

•	agree to or endorse any such other acquisition proposal.

First Sentinel may, however, furnish information regarding First Sentinel to, or enter into discussions or negotiations with, any person or entity in response to an unsolicited acquisition proposal by such person or entity if:

•	First Sentinel’s board of directors determines in good faith, after consultation with its financial and legal advisors, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to First Sentinel’s stockholders from a financial point of view than the merger with Provident;

•	First Sentinel’s board of directors determines in good faith, after consultation with its financial and legal advisors, that the failure to take such actions would likely cause First Sentinel’s directors to breach their fiduciary obligations under applicable law;

•	First Sentinel promptly notifies Provident of such inquiries, proposals or offers, the material terms of such inquiries, proposals or offers and the identity of the person making such inquiry, proposal or offer; and

•	the First Sentinel annual meeting of stockholders has not yet occurred.

Termination; Amendment; Waiver

The merger agreement may be terminated prior to the closing, before or after approval by First Sentinel’s stockholders, as follows:

•	by mutual written agreement of Provident and First Sentinel;

•	by either Provident or First Sentinel if the closing of the merger has not occurred on or before September 30, 2004, and such failure to close is not due to the terminating party’s material breach of any representation, warranty, covenant or other agreement contained in the merger agreement;

•	by Provident or First Sentinel if the stockholders of Provident or First Sentinel do not approve the merger agreement;

•	by a non-breaching party if the other party materially breaches any covenants, agreements, representations or warranties contained in the merger agreement, if such breach has not been cured within thirty days after notice from the terminating party or is not curable prior to September 30, 2004;

•	by either party if any required regulatory approvals for consummation of the merger or the bank merger are not obtained or any court or other governmental authority issues a final order or other action prohibiting the merger;

•	by either party if any condition to the obligation of such party to complete the merger cannot be satisfied or fulfilled by September 30, 2004;

•	by Provident if First Sentinel shall have received a “superior proposal,” as defined in the merger agreement, and the First Sentinel board of directors shall have entered into an acquisition agreement with respect to the superior proposal and terminates the merger agreement, or fails to recommend that the stockholders of First Sentinel approve the merger agreement, or withdraws, modifies or changes such recommendation in a manner which is adverse to Provident; or

•	by First Sentinel in order to accept a superior proposal, as defined in the merger agreement, which has been received and considered by First Sentinel in compliance with the applicable terms of the merger agreement, provided that First Sentinel has notified Provident at least five business days in advance of any such action and has given Provident the opportunity during such period, if Provident elects in its sole discretion, to negotiate amendments to the merger agreement which would permit First Sentinel to proceed with the proposed merger with Provident.

If the merger agreement is terminated under either of the latter two scenarios described above, First Sentinel shall pay to Provident a fee of $24,000,000. The fee would also be payable to Provident if First Sentinel enters into a merger agreement with a third party within twelve months of the termination of the merger agreement by Provident due to a willful breach of a representation, warranty, covenant or agreement by First Sentinel or the failure of the stockholders of First Sentinel to approve the merger agreement after First Sentinel’s receipt of a third party acquisition proposal.

Additionally, First Sentinel may terminate the merger agreement at any time during the five business-day period commencing on the first date on which all regulatory approvals and non-objections (and waivers, if applicable) necessary for consummation of this merger have been received (disregarding any waiting period) (the “determination date”) if both of the following conditions are satisfied:

•	the average of the daily closing sales prices of Provident common stock for the twenty consecutive trading days immediately preceding the determination date (the “Provident market value”) is less than $16.30; and

•	the number obtained by dividing the Provident market value by the average of the daily closing sales prices of Provident common stock for the twenty consecutive trading days immediately preceding the public announcement of the merger agreement (the “initial Provident market value”) is less than the quotient (the “index ratio”) obtained by dividing (i) the sum of the average of the daily closing sales prices for the twenty consecutive trading days immediately preceding the determination date of the common stock of a group of financial institution holding companies listed in the merger agreement (the “index group”) multiplied by the appropriate weighting included in the merger agreement (the “final index price”), by (ii) the sum of the daily closing sales prices of the common stock of those financial institution holding companies on the trading day immediately preceding the public announcement of the merger agreement multiplied by the appropriate weighting (the “initial index price”), minus 0.175.

If First Sentinel elects to exercise its termination right as described above, it must give prompt written notice to Provident. During the five business-day period commencing with its receipt of such notice, Provident shall have the option to increase the consideration to be received by the holders of First Sentinel common stock who elect to receive Provident common stock by adjusting the exchange ratio from 1.0920 to one of the following quotients at its sole discretion: (i) a quotient, the numerator of which is equal to the product of the initial Provident market value, 1.0920 and the index ratio minus 0.175 and the denominator of which is equal to the Provident market value on the determination date; or (ii) a quotient determined by dividing the initial Provident market value by the Provident market value on the determination date, and multiplying the quotient by the product of 1.0920 and 0.80. If Provident elects, it shall give, within such five business-day period, written notice to First Sentinel of such election and the revised exchange ratio, whereupon no termination shall be deemed to have occurred and the merger agreement shall remain in full force and effect in accordance with its terms (except as the exchange ratio shall have been so modified).

Because the formula is dependent on the future price of Provident’s common stock and that of the index group, it is not possible to determine what the adjusted exchange ratio would be at this time, but, in general, the ratio would be increased and, consequently, more shares of Provident common stock issued, to take into account the extent of the decline in the value of Provident’s common stock as compared to the changes in the value of the common stock of the index group.

The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the First Sentinel stockholders. However, after such approval, no amendment may be made without the approval of First Sentinel’s stockholders if it reduces the amount or value, or changes the form of, the merger consideration to be delivered to First Sentinel stockholders pursuant to the merger agreement.

Management and Operations After the Merger

Upon closing of the merger between First Sentinel and Provident, First Savings Bank will be merged into The Provident Bank and the separate existence of First Sentinel will cease. The directors and officers of Provident and The Provident Bank immediately prior to the merger will continue as directors and officers of Provident and The Provident Bank after the merger. Upon the closing of the merger, Mr. Martin will become

President of Provident and The Provident Bank and two current directors of First Sentinel will be added to the boards of Provident and The Provident Bank. In addition, Richard Spengler, Nancy E. Graves and Thomas M. Lyons, officers of First Sentinel or First Savings Bank, will be offered management level positions at Provident or The Provident Bank.

Effective Date of Merger

The parties expect that the merger will be effective on or about June 30, 2004 or as soon as possible after the receipt of all regulatory and stockholder approvals and all regulatory waiting periods expire. The merger will be legally completed by the filing of a certificate of merger with the Secretary of State of the State of Delaware. If the merger is not consummated by September 30, 2004, the merger agreement may be terminated by either First Sentinel or Provident, unless the failure to consummate the merger by this date is due to the breach by the party seeking to terminate the merger agreement of any of its obligations under the merger agreement. See “—Conditions to the Merger” on page 70.

Under the terms of the merger agreement, the certificate of incorporation and bylaws of Provident will be the certificate of incorporation and bylaws of the combined entity which will retain the name of Provident Financial Services, Inc. Provident, as the resulting entity, will continue to operate under the policies, practices and procedures currently in place. All assets and property owned by First Sentinel will immediately become the property of Provident. Pursuant to the Plan of Bank Merger entered into by The Provident Bank and First Savings Bank, immediately following consummation of the merger, First Savings Bank will merge with and into The Provident Bank, with The Provident Bank surviving the bank merger. Provident does not currently anticipate closing any branches of either bank. The net result of the merger will be a greater number of branches, a stronger presence in existing markets and the addition of new market areas for Provident. Provident will also recognize cost savings through consolidation of back office functions.

Public Trading Markets

Provident common stock is currently traded on the New York Stock Exchange under the symbol “PFS.” First Sentinel common stock is currently traded on the Nasdaq National Market under the symbol “FSLA.” Upon completion of the merger, First Sentinel common stock will be delisted from the Nasdaq National Market and deregistered under the Securities Exchange Act of 1934, as amended. The shares of Provident common stock issued pursuant to the merger agreement will be traded on the New York Stock Exchange.

The shares of Provident common stock to be issued in connection with the merger will be freely transferable under the Securities Act of 1933, except for shares issued to any stockholder who may be deemed to be an affiliate of First Sentinel, as discussed in “—Resale of Provident Common Stock” on page 79.

Provident may from time to time repurchase shares of Provident common stock and purchase shares of First Sentinel common stock, and, if consented to by Provident, First Sentinel may from time to time repurchase shares of First Sentinel common stock and purchase shares of Provident common stock. During the course of the solicitation being made by this Joint Proxy Statement/Prospectus, Provident may be bidding for and purchasing shares of First Sentinel common stock, but not for Provident common stock.

First Sentinel Rights Agreement

On December 19, 2001, First Sentinel entered into a rights agreement with Registrar and Transfer Company, as rights agent, pursuant to which First Sentinel’s stockholders of record as of January 1, 2002 each received a dividend of one preferred share purchase right for each outstanding share of First Sentinel common stock. In connection with the execution of the merger agreement, First Sentinel’s board of directors determined that Provident will not be an “acquiring person,” as defined in the rights agreement, by virtue of entering into the merger agreement.

Provident Dividends

Provident currently pays a quarterly dividend of $0.06 per share, which is expected to continue, although the Provident board of directors may change this dividend policy at any time. First Sentinel currently pays a quarterly dividend of $0.105 per share, which is expected to continue but may not be increased without Provident’s prior approval. During 2003, First Sentinel paid cash dividends totaling $0.42 per share, and Provident paid cash dividends totaling $0.14 per share.

Provident stockholders will be entitled to receive dividends when and if declared by the Provident board of directors out of funds legally available for dividends. The Provident board of directors will periodically consider the payment of dividends, taking into account Provident’s financial condition and level of net income, Provident’s future prospects, economic conditions, industry practices and other factors, including applicable banking laws and regulations.

Fees and Expenses

Provident and First Sentinel will each pay its own costs and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement except for the payment by First Sentinel to Provident of a termination fee in certain circumstances, as described above.

In addition, if either party willfully breaches the merger agreement, such party will be liable for all damages, costs and expenses sustained by the other party as a result of such breach.

Material United States Federal Income Tax Consequences of The Merger

General. The following discussion sets forth the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of First Sentinel common stock. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion is based upon the Internal Revenue Code, the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

For purposes of this discussion, the term “U.S. holder” means:

•	a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or any of its political subdivisions;

•	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

This discussion assumes that you hold your shares of First Sentinel common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity;

•	an insurance company;

•	a mutual fund;

•	a dealer in securities or foreign currencies;

•	a trader in securities who elects the mark-to-market method of accounting for your securities;

•	a First Sentinel stockholder whose shares are qualified small business stock for purposes of Section 1202 of the Internal Revenue Code or who may otherwise be subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	a First Sentinel stockholder who received First Sentinel common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	a person that has a functional currency other than the U.S. dollar;

•	a holder of options granted under any First Sentinel benefit plan; or

•	a First Sentinel stockholder who holds First Sentinel common stock as part of a hedge, straddle or a constructive sale or conversion transaction.

If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds First Sentinel common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership.

Based on representations contained in letters provided by Provident and First Sentinel and on certain customary factual assumptions, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, it is the opinion of Luse Gorman Pomerenk & Schick, P.C., counsel to Provident, and Thacher Proffitt & Wood LLP, counsel to First Sentinel, that the material United States federal income tax consequences of the merger are as follows:

•	the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and the merger of First Savings Bank into The Provident Bank will not adversely affect this result;

•	no gain or loss will be recognized by Provident or its subsidiaries or First Sentinel or First Savings Bank by reason of the merger;

•	you will not recognize gain or loss if you exchange your First Sentinel common stock solely for Provident common stock, except to the extent of any cash received in lieu of a fractional share of Provident common stock;

•	you will recognize gain or loss if you exchange your First Sentinel common stock solely for cash in the merger (or receive cash in lieu of fractional shares) in an amount equal to the difference between the amount of cash you receive and your tax basis in your shares of First Sentinel common stock;

•	subject to the following paragraph, you will recognize gain (but not loss) if you exchange your First Sentinel common stock for a combination of Provident common stock and cash in an amount equal to the lesser of:

—	the excess, if any, of:

•	the sum of the cash (excluding any cash received in lieu of a fractional share of Provident common stock) and the fair market value of the Provident common stock you receive (including any fractional share of Provident common stock you are deemed to receive and exchange for cash); over

•	your tax basis in the First Sentinel common stock surrendered in the merger; or

—	the cash that you receive in the merger.

•	your tax basis in the Provident common stock that you receive in the merger (including any fractional share interest you are deemed to receive and exchange for cash), will equal your tax basis in the First Sentinel common stock you exchange in the merger, increased by the amount of taxable gain, if any, you recognize on the exchange and decreased by the amount of any cash received by you in the merger; and

•	your holding period for the Provident common stock that you receive in the merger will include your holding period for the shares of First Sentinel common stock that you exchange in the merger.

If you acquired different blocks of First Sentinel common stock at different times and at different prices, any gain or loss you recognize will be determined separately with respect to each block of First Sentinel common stock, and the cash and Provident common stock you receive will be allocated pro rata to each such block of common stock. In addition, your basis and holding period in your Provident common stock may be determined with reference to each block of First Sentinel common stock exchanged.

Additional Considerations — Recharacterization of Gain as a Dividend. All or part of the gain you recognize could be treated as ordinary dividend income rather than capital gain if (i) you are a significant stockholder of Provident or (ii) if taking into account constructive ownership rules, your percentage ownership in Provident after the merger is not less than 80% of what your percentage ownership would have been if you had received Provident common stock rather than cash in the merger. This could happen, for example, because of your purchase of additional Provident common stock, a purchase of Provident common stock by a person related to you or a share repurchase by Provident from other Provident stockholders. The test for dividend treatment is made as though you received solely Provident common stock in the exchange, and subsequently had a portion of such stock redeemed for cash. If this redemption (i) does not result in a “meaningful reduction” in your interest in the company (which should not be the case as long as you are a minority stockholder, taking into account the attribution rules under Section 318 of the Internal Revenue Code) or (ii) decreases your stock ownership in Provident by 20% or less, dividend treatment could apply. Because the possibility of dividend treatment depends upon your particular circumstances, including the application of certain constructive ownership rules, you should consult your own tax advisor regarding the potential tax consequences of the merger to you.

Cash in Lieu of Fractional Shares. You will generally recognize capital gain or loss on any cash received in lieu of a fractional share of Provident common stock equal to the difference between the amount of cash received and the basis allocated to such fractional share.

Dissenting Stockholders. Holders of First Sentinel common stock who dissent with respect to the merger as discussed in “—Dissenters’ Rights of Appraisal” beginning on page 97, and who receive cash in respect of their shares of First Sentinel common stock will recognize capital gain or loss equal to the difference between the amount of cash received and their aggregate tax basis in their shares.

Taxation of Capital Gain. Any gain or loss that you recognize in connection with the merger will generally constitute capital gain or loss and will constitute long-term capital gain or loss if your holding period in your First Sentinel common stock is greater than one year as of the date of the merger. For the rate of tax on capital gains, see below under “—Tax Rate Changes.” The deductibility of capital losses is subject to limitations.

Holding Provident Common Stock. The following discussion describes the U.S. federal income tax consequences to a holder of Provident common stock after the merger. Any cash distribution paid by Provident out of earnings and profits, as determined under U.S. federal income tax law, will be subject to tax as ordinary dividend income and will be includible in your gross income in accordance with your method of accounting. See below under “—Tax Rate Changes” for information regarding the rate of tax on dividends. Cash distributions paid by Provident in excess of its earnings and profits will be treated as (i) a tax-free return of capital to the extent of your adjusted basis in your Provident common stock (reducing such adjusted basis, but not below zero), and (ii) thereafter as gain from the sale or exchange of a capital asset.

Upon the sale, exchange or other disposition of Provident common stock, you will generally recognize gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the shares of Provident common stock surrendered. Any such gain or loss generally will be long-term capital gain or loss if your holding period with respect to the Provident common stock surrendered is more than one year at the time of the disposition. For the rate of tax on capital gains, see below under “— Tax Rate Changes.”

Tax Rate Changes. Under the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003, the individual tax rates on long-term capital gains and dividend income have been reduced. The top individual rate for long-term capital gains from sales or exchanges on or after May 6, 2003 is 15%. The top individual rate for “qualified dividend income” received after December 31, 2002 is also 15%. To be considered “qualified dividend income” to a particular holder, the holder must have held the common stock for more than 60 days during the 120 day period beginning 60 days before the ex-dividend period as measured under section 246(a) of the Internal Revenue Code. Dividend income that is not qualified dividend income will be taxed at ordinary income rates. You are urged to consult your tax advisor to determine whether a dividend, if any, would be treated as qualified dividend income.

Information Reporting and Backup Withholding. Unless an exemption applies, the exchange agent will be required to withhold, and will withhold, 28% of any cash payments to which a holder of First Sentinel common stock or other payee is entitled pursuant to the merger, unless the stockholder or other payee provides his or her tax identification number (social security number or employer identification number) and certifies that the number is correct. Each First Sentinel stockholder and, if applicable, each other payee, is required to complete and sign the Form W-9 that will be included as part of the election form transmittal letter to avoid being subject to backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Provident and the exchange agent.

First Savings Bank Employee Stock Ownership Plan and 401(k) Plan. Under the First Savings Bank employee stock ownership plan, participant accounts are invested in First Sentinel common stock, and under the First Savings Bank 401(k) plan, participant accounts may be invested in First Sentinel common stock. The instruction by a participant in the 401(k) plan to convert the common stock into cash, into Provident common stock, or partly into cash and partly into Provident common stock pursuant to the merger will not result in a taxable event for the plan participant at the time of the merger. However, the decision may have a long-term tax impact on the plan participant. The employee stock ownership plan will be terminated upon consummation of the merger. Participants will be able to take a distribution of their employee stock ownership plan account in cash or shares of Provident common stock or a combination of cash and Provident common stock, in accordance with their elections.

Under the terms of the plans, the common stock may be distributed in kind at the election of the plan participant. In the event that the common stock is distributed in kind as part of a benefit payment which qualifies as a “lump sum distribution” and the participant so elects, only the plans’ original cost or basis of the common stock will be taxed at that time to the participant; any unrealized appreciation will not be taxed until such time as the common stock is disposed of by the participant in a subsequent taxable transaction. To the extent that gain recognized from the disposition does not exceed the net unrealized appreciation at the time of the distribution from the plan, the gain recognized will be taxed as long-term capital gain, even if the disposition occurs shortly after the distribution from the plan. Any additional unrealized appreciation, such as growth in value subsequent to the distribution, will also be taxed as a long-term capital gain if the stock has been held for more than one year after the distribution date.

The net unrealized appreciation rules provide a tax planning opportunity for a plan participant who receives common stock in a lump sum distribution. For any participant interested in maximizing the portion of share value that is attributed to “appreciation” as opposed to “basis” in the common stock, the instruction to the plan trustee concerning the election to exchange the First Sentinel common stock into cash or Provident common stock will be important. In the case of the 401(k) plan, an exchange into cash and subsequent investment by the participant in Provident common stock will result in a new, presumably higher, basis and lower future appreciation. An exchange into Provident common stock will result in the transfer in basis by the plan trustee from the participant’s allocable interest in First Sentinel common stock to the participant’s allocable interest in Provident common stock.

Limitations on Tax Opinion and Discussion. As noted earlier, the tax opinion is subject to certain assumptions, relating to, among other things, the truth and accuracy of certain representations made by Provident and First Sentinel, and the consummation of the merger in accordance with the terms of the merger agreement and applicable state law. Furthermore, the tax opinion will not bind the Internal Revenue Service and, therefore, the IRS is not precluded from asserting a contrary position. The tax opinion and this discussion are based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury regulations, and current administrative rulings and court decisions. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the tax opinion or of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the merger.

The preceding discussion is intended only as a summary of material United States federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, we urge First Sentinel stockholders to consult their own tax advisors as to the specific tax consequences to them resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

Resale of Provident Common Stock

All shares of Provident common stock received by First Sentinel stockholders in the merger will be registered under the Securities Act of 1933 and will be freely transferable, except that shares of Provident common stock received by persons who are deemed to be “affiliates,” as the term is defined under the Securities Act of 1933, of Provident or First Sentinel at the time of the annual meeting may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be affiliates of Provident or First Sentinel generally include individuals or entities that control, are controlled by, or are under common control with, the party and may include certain officers and directors of such party as well as principal stockholders of such party. Affiliates of both parties have previously been notified of their status. The merger agreement requires First Sentinel to use reasonable efforts to receive a letter agreement from each person who is an affiliate of First Sentinel restricting the transferability of any shares of Provident common stock received in the merger.

This Joint Proxy Statement/Prospectus does not cover resales of Provident common stock received by any person who may be deemed to be an affiliate of First Sentinel or Provident.

Accounting Treatment

In accordance with accounting principles generally accepted in the United States of America, the merger will be accounted for using the purchase method. As a result, the recorded assets and liabilities of Provident will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and that the assets and liabilities from the acquisition of First Sentinel will be adjusted to fair value at the date of completion of the merger. In addition, all identified intangibles, which presently consists of a core deposit intangible, will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of cash plus the number of shares of Provident common stock to be issued to former First Sentinel stockholders at fair value and amounts paid for merger and closing costs, exceeds the fair value of the net assets including identifiable intangibles of First Sentinel at the merger date, that amount will be reported as goodwill. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the purchase accounting method results in the operating results of First Sentinel being included in the consolidated income of Provident beginning from the date of consummation of the merger.

Dissenters’ Rights of Appraisal

Under Delaware law, stockholders of First Sentinel, including employee stock ownership plan participants with respect to the shares allocated to their accounts, have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of First Sentinel common stock instead of the merger consideration. First Sentinel stockholders electing to do so must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights of appraisal. A copy of the applicable Delaware statute is attached as Appendix D of this document.

Ensuring perfection of appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. A First Sentinel stockholder’s failure to comply with these procedural rules may result in such stockholder becoming ineligible to pursue appraisal rights.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures that a First Sentinel stockholder must follow in order to dissent from the merger and obtain payment of the fair value of his or her shares of First Sentinel common stock instead of the merger consideration. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix D of this Joint Proxy Statement/Prospectus. Under Section 262 of the Delaware General Corporation Law, not less than 20 days before First Sentinel’s annual meeting of stockholders, First Sentinel must notify each of the holders of record of its capital stock that appraisal rights are available and include in the notice a copy of Section 262 of the Delaware General Corporation Law. First Sentinel intends that this Joint Proxy Statement/Prospectus constitutes this notice.

If you are a First Sentinel stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

You must make a written demand for appraisal: You must deliver a written demand for appraisal to First Sentinel before the vote on the merger agreement is taken at the First Sentinel annual meeting of stockholders. This written demand for appraisal must be separate from your proxy card. A vote against the merger agreement alone will not constitute a demand for appraisal.

You must refrain from voting for adoption of the merger agreement: You must not vote for adoption of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy card and:

•	fail to vote against adoption of the merger agreement; or

•	fail to note that you are abstaining from voting.

If you do either of these two things, your appraisal rights will terminate even if you previously filed a written demand for appraisal.

You must continuously hold your First Sentinel common stock: You must continuously hold your shares of First Sentinel common stock from the date you make the demand for appraisal through the effective date of the merger. If you are the record holder of First Sentinel common stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the effective date of the merger, you will lose any right to appraisal for those shares.

A written demand for appraisal of First Sentinel common stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must also be signed precisely as the stockholder’s name appears on his or her stock certificate. If you are the beneficial owner of First Sentinel common stock, but not the stockholder of record, you must have the stockholder of record sign any demand for appraisal.

If you own First Sentinel common stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

If you own First Sentinel common stock with more than one person, such as in a joint tenancy or tenancy in common, all the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, including an agent for one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder’s agent.

If you are a record owner, such as a broker, who holds First Sentinel common stock as a nominee for others, you may exercise a right of appraisal with respect to the shares of First Sentinel common stock held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares of First Sentinel common stock as to which you wish to demand appraisal. If you do not expressly specify the number of shares, the demand will be presumed to cover all the shares of First Sentinel common stock that are in your name.

If you are a First Sentinel stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to: First Sentinel Bancorp, Inc., 1000 Woodbridge Center Drive, Woodbridge, New Jersey 07095, Attention: Ann C. Clancy, Esq., Corporate Secretary.

It is important that First Sentinel receive all written demands for appraisal before the vote concerning the merger agreement is taken at the First Sentinel annual meeting of stockholders. As explained above, this written demand would be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder’s name and mailing address, the number of shares of common stock owned, and that the stockholder is demanding appraisal of such stockholder’s shares.

If the merger is completed, each holder of First Sentinel common stock who has perfected appraisal rights in accordance with Section 262 of the Delaware General Corporation Law will be entitled to be paid by Provident for such stockholder’s shares of First Sentinel common stock the fair value in cash of those shares. The Delaware Court of Chancery will determine the fair value of the shares, exclusive of any element of value arising from the completion or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court may take into account all relevant factors and upon such determination will then direct the payment of the fair value of the shares, together with any interest, to the holders of First Sentinel common stock who have perfected their appraisal rights. The shares of First Sentinel common stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 and have not effectively withdrawn or lost their appraisal rights are referred to in this document as the dissenting shares.

Stockholders considering seeking appraisal for their shares should note that the fair value of their shares determined under Section 262 of Delaware law could be more, the same, or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The Delaware Court of Chancery may determine the costs of the appraisal proceeding and allocate them among the parties as the court deems equitable under the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such determination or assessment, each stockholder bears its own expenses.

If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the consideration provided in the merger agreement for your shares.

Within ten days after the effective date of the merger, Provident must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262 of the Delaware General Corporation Law.

Within 120 days after the effective date of the merger, either Provident or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the Delaware Court of Chancery determine the value of the shares of First Sentinel common stock held by all the stockholders who are entitled to appraisal rights. If you intend to exercise your appraisal rights, you should file this petition in the Delaware Court of Chancery. Provident has no obligation to file this petition, and if you do not file this petition within 120 days after the effective date of the merger, you will lose your rights of appraisal. A dissenting stockholder must also serve a copy of the petition on Provident.

If you change your mind and decide you no longer wish to exercise your appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the effective date of the merger. A withdrawal request received more than 60 days after the effective date of the merger is effective only with the written consent of Provident. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in the merger agreement.

If you have complied with the conditions of Section 262, you are entitled to receive a statement from Provident. This statement will set forth the number of shares not voted in favor of the merger agreement and that have demanded appraisal rights and the number of stockholders who own those shares. In order to receive this statement you must send a written request to Provident within 120 days after the effective date of the merger. Provident must mail this statement within ten days after it receives the written request or within ten days after the expiration of the period for the delivery of demands, whichever is later.

If you properly file a petition for appraisal in the Chancery Court and deliver a copy to Provident, Provident will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Provident as to the value of their shares. The Registry in the Court of Chancery, if so ordered by the Court of Chancery, will give notice of the time and place fixed for the hearing of such petition to the stockholders on the list. At the hearing, the Chancery Court will determine the stockholders who have complied with Section 262 and are entitled to appraisal rights. The Chancery Court may also require you to submit your stock certificates to the Registry in the Court of Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court’s directions, you may be dismissed from the proceeding.

After the Chancery Court determines which stockholders are entitled to appraisal rights, the Chancery Court will appraise the shares of stock that are the subject of the demand for appraisal. To determine the fair value of the shares, the Chancery Court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the Chancery Court determines the fair value of the shares, it will direct Provident to pay that value to the stockholders who have successfully sought appraisal rights. The Chancery Court can also direct Provident to pay interest, simple or compound, on that value if the Chancery Court determines that interest is appropriate. In order to receive payment for your shares under an appraisal procedure, you must surrender your stock certificates to Provident.

If you demand appraisal rights, after the effective date of the merger you will not be entitled:

•	to vote the shares of common stock for which you have demanded appraisal rights for any purpose;

•	to receive payment of dividends or any other distribution with respect to the shares of common stock for which you have demanded appraisal, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective date of the merger; or

•	to receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

If you do not file a petition for an appraisal within 120 days after the effective date of the merger, your right to an appraisal will terminate. You may withdraw your demand for appraisal and accept the merger consideration by delivering to Provident a written withdrawal of your demand, except that:

•	any attempt to withdraw made more than 60 days after the effective date of the merger will require the written approval of Provident; and

•	an appraisal proceeding in the Chancery Court cannot be dismissed unless the Chancery Court approves.

IF YOU FAIL TO COMPLY STRICTLY WITH THE PROCEDURES DESCRIBED ABOVE YOU WILL LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, WE STRONGLY URGE YOU TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO DO SO.

First Sentinel Stock Trading and Dividend Information

First Sentinel common stock is currently listed on the Nasdaq National Market under the symbol “FSLA.” The following table sets forth the high and low bid prices for a share of First Sentinel common stock and cash dividends paid per share for the periods indicated. As of              2004, there were              shares of First Sentinel common stock issued and outstanding, and approximately              stockholders of record.

Year Ended December 31, 2004	High	Low	Dividend Paid Per Share

First quarter	$21.77	$20.78	$0.105
Second quarter (through April 30, 2004)

Year Ended December 31, 2003	High	Low	Dividend Paid Per Share

Fourth quarter	$21.54	$17.58	$0.105
Third quarter	17.88	15.57	0.105
Second quarter	16.11	14.03	0.105
First quarter	14.95	13.82	0.105

Year Ended December 31, 2002	High	Low	Dividend Paid Per Share

Fourth quarter	$14.96	$12.71	$0.095
Third quarter	14.67	12.90	0.095
Second quarter	15.58	13.04	0.095
First quarter	13.55	12.05	0.075

On December 19, 2003, the business day immediately preceding the public announcement of the merger, the closing price of First Sentinel common stock as reported on the Nasdaq National Market was $18.78 per share. Based on the closing price of $20.37 per share of Provident common stock on that date, the equivalent per share market value of each share of First Sentinel common stock to be exchanged solely for Provident common stock would be $22.24, based on the exchange ratio of 1.0920 shares of Provident common stock for each share of First Sentinel common stock, and the equivalent per share market value of each share of First Sentinel common stock to be exchanged solely for cash would be $22.25. On             , 2004, the closing price of Provident common stock was $             per share.

Provident Stock Trading and Dividend Information

Provident common stock is currently listed on the New York Stock Exchange under the symbol “PFS.” The following table sets forth the high and low trading prices for a share of Provident common stock and cash dividends paid per share for the periods indicated. As of              2004, there were              shares of Provident common stock issued and outstanding, and approximately              stockholders of record.

Year Ended December 31, 2004	High	Low	Dividend Paid Per Share

First quarter	$19.70	$18.25	$0.06
Second quarter (through April 30, 2004)

Year Ended December 31, 2003	High	Low	Dividend Paid Per Share

Fourth quarter	$21.36	$18.90	$0.05
Third quarter	20.74	18.32	0.05
Second quarter	19.11	15.80	0.04
First quarter (beginning January 15, 2003)	15.85	15.00	N/A

On December 19, 2003, the business day immediately preceding the public announcement of the merger, the closing price of Provident common stock as reported on the New York Stock Exchange was $20.37 per share. On             , 2004, the closing price was $             per share.

Comparison of Stockholders’ Rights

Provident and First Sentinel are incorporated under the laws of the State of Delaware and, accordingly, the rights of Provident stockholders and First Sentinel stockholders are governed by the laws of the State of Delaware. As a result of the merger, First Sentinel stockholders who receive shares of Provident common stock will become stockholders of Provident. Thus, following the merger, the rights of First Sentinel stockholders who become Provident stockholders in the merger will continue to be governed by the laws of the State of Delaware and will also then be governed by the Provident certificate of incorporation and the Provident bylaws. The Provident certificate of incorporation and bylaws will be unaltered by the merger. There are no material differences in the rights of First Sentinel and Provident stockholders.

Description of Capital Stock of Provident

Provident is authorized to issue 200,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. At             , 2004, there were              shares of Provident common stock issued and outstanding. Provident has no outstanding shares of preferred stock. Each share of Provident common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

The common stock of Provident represents nonwithdrawable capital, is not an account of an insurable type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. Provident may pay dividends out of statutory surplus or from net earnings if, as and when declared by its board of directors. The payment of dividends by Provident is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of Provident will be entitled to receive and share equally in dividends as may be declared by the board of directors of Provident out of funds legally available for the payment of dividends. If Provident issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock of Provident have exclusive voting rights in Provident. They elect Provident’s board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock is entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Provident issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote, which is calculated after giving effect to a provision in Provident’s certificate of incorporation limiting voting rights. This provision provides that stockholders who beneficially own in excess of 10% of the then outstanding shares of common stock of Provident are not entitled to any vote with respect to the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate as well as persons acting in concert with such person or entity.

Liquidation. In the event of any liquidation, dissolution or winding up of The Provident Bank, Provident, as the holder of 100% of The Provident Bank’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of The Provident Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders, all assets of The Provident Bank available for distribution. In the event of a liquidation, dissolution or winding up of Provident, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Provident available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of a liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Provident are not entitled to preemptive rights with respect to any additional shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of Provident’s authorized preferred stock are outstanding. Preferred stock may be issued with preferences and designations as the board of directors may from time to time determine. Provident’s board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Certain Provisions of the Provident Certificate of Incorporation and Bylaws

The following discussion is a general summary of the material provisions of Provident’s certificate of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect, thereby possibly discouraging a third party from seeking control of Provident. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Provident’s certificate of incorporation and bylaws, reference should be made in each case to the document in question.

Provident’s certificate of incorporation and bylaws contain a number of provisions, relating to corporate governance and rights of stockholders, that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Provident more difficult.

The following description is a summary of the provisions of the certificate of incorporation and bylaws. See “Where You Can Find More Information” as to how to review a copy of these documents.

Directors. The board of directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of Provident’s board of directors. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

Restrictions on Call of Special Meetings. The certificate of incorporation and bylaws provide that special meetings of stockholders can be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directorships. Stockholders are not authorized to call a special meeting of stockholders.

Prohibition of Cumulative Voting. The certificate of incorporation prohibits cumulative voting for the election of directors.

Limitation of Voting Rights. The certificate of incorporation provides that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the then outstanding shares of common stock be entitled or permitted to vote any of the shares held in excess of the 10% limit.

Restrictions on Removing Directors from Office. The certificate of incorporation provides that directors may only be removed for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of Provident’s then outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “Limitation of Voting Rights”).

Authorized but Unissued Shares. Provident has authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Provident.” The certificate of incorporation authorizes 50,000,000 shares of serial preferred stock. Provident is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Provident that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future attempt to gain control of Provident. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Certificate of Incorporation and Bylaws. Amendments to the certificate of incorporation must be approved by Provident’s board of directors and also by a majority of the outstanding shares of Provident’s voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Provident;

(ii)	The inability of stockholders to act by written consent;

(iii)	The inability of stockholders to call special meetings of stockholders;

(iv)	The division of the board of directors into three staggered classes;

(v)	The ability of the board of directors to fill vacancies on the board;

(vi)	The inability to deviate from the manner prescribed in the bylaws by which stockholders nominate directors and bring other business before meetings of stockholders;

(vii)	The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;

(viii)	The ability of the board of directors to amend and repeal the bylaws; and

(ix)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Provident.

The bylaws may be amended by the affirmative vote of a majority of the total number of directors which Provident would have if there were no vacancies on the board of directors of Provident or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders (after giving effect to the limitation on voting rights discussed under the caption “Limitation of Voting Rights”).

Business Combinations with Interested Stockholders

Provident’s certificate of incorporation provides that any “business combination” (as defined below) involving Provident and an interested stockholder must be approved by the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote, unless either a majority of the “disinterested directors” (as defined in the certificate of incorporation) of Provident has approved the business combination or the terms of the proposed business combination satisfy certain minimum price and other standards. For purposes of these provisions, an “interested stockholder” includes:

•	any person (with certain exceptions) who is the “beneficial owner” (as defined in the certificate of incorporation) of more than 10% of Provident’s outstanding common stock;

•	any affiliate of Provident which is the beneficial owner of more than 10% of Provident’s outstanding common stock during the prior two years; or

•	any transferee of any shares of Provident common stock that were beneficially owned by an “interested stockholder” during the prior two years.

For purposes of these provisions, a “business combination” is defined to include:

•	any merger or consolidation of Provident or any subsidiary with or into an interested stockholder or affiliate of an interested stockholder;

•	the disposition of the assets of Provident or any subsidiary having an aggregate value of 25% or more of the combined assets of Provident and its subsidiaries to or with any interested stockholder or affiliate of an interested stockholder;

•	the issuance or transfer by Provident or any subsidiary of any of its securities to any interested stockholder or affiliate of an interested stockholder in exchange for cash, securities or other property having an aggregate value of 25% or more of the outstanding common stock of Provident and its subsidiaries;

•	any reclassification of securities or recapitalization that would increase the proportionate share of any class of equity or convertible securities owned by an interested stockholder or affiliate of an interested stockholder; and

•	the adoption of any plan for the liquidation or dissolution of Provident proposed by, or on behalf of, an interested stockholder or an affiliate of an interested stockholder.

This provision is intended to deter an acquiring party from utilizing two-tier pricing and similar coercive tactics in an attempt to acquire control of Provident. However, it is not intended to, and will not, prevent or deter all tender offers for shares of Provident.

Business Combination Statutes and Provisions

Section 203 of the Delaware General Corporation Law prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary, with an interested stockholder, which is someone who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:

•	the transaction that caused the person to become an interested stockholder was approved by the board of directors of the target prior to the transaction;

•	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by persons who are both officers and directors of the issuing corporation and (b) shares held by specified employee benefit plans;

•	the business combination is approved by the board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder; or

•	the transaction is one of certain business combinations that are proposed after the corporation had received other acquisition proposals and that are approved or not opposed by a majority of certain continuing members of the board of directors, as specified in the Delaware General Corporation Law.

Neither of Provident’s certificate of incorporation or bylaws contains an election, as permitted by Delaware law, to be exempt from the requirements of Section 203.

PROVIDENT PROPOSAL II — ELECTION OF PROVIDENT DIRECTORS (FOR

CONSIDERATION AND VOTE BY PROVIDENT STOCKHOLDERS ONLY)

Provident’s board of directors currently consists of eleven members and is divided into three classes, with one class of directors elected each year. Directors of Provident are generally elected to serve for a three-year term and until their respective successors shall have been elected and qualified. Four directors will be elected at the Provident annual meeting to serve for a three-year term and until their respective successors shall have been elected and shall qualify. On the recommendation of Provident’s Governance/Nominating Committee, the board of directors has nominated John G. Collins, Frank L. Fekete, David Leff and Paul M. Pantozzi for election as directors at the Provident annual meeting.

The following table sets forth certain information, as of March 1, 2004, regarding the nominees for election as directors and the continuing directors, including the terms of office of each director, as well as information regarding the executive officers of Provident and its wholly-owned subsidiary, The Provident Bank. It is intended that the proxies solicited on behalf of the board of directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Provident annual meeting for the election of the nominees identified below. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed [INSERT COLOR] proxy card, if executed and returned, will be voted “FOR” the election of all nominees. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute nominee as the board of directors may recommend. At this time, the board of directors knows of no reason why any of the nominees would be unable to serve, if elected. The current bylaws of Provident provide that no director shall serve beyond the annual meeting of stockholders after attaining age 72. Mr. Leff will retire after serving the first two years of his three-year term if he is elected by the stockholders. Provident’s board of directors may appoint a successor to serve the balance of Mr. Leff’s three-year term or may reduce the size of the board. Except as otherwise disclosed in this Joint Proxy Statement/Prospectus, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

Names	Position (s) held with Provident Financial Services, Inc. and/or The Provident Bank	Age	Director Since (1)	Expiration of Term	Beneficial Ownership		Percent of Class

NOMINEES
John G. Collins	Director	67	2003	2004	11,000	(2)	*

Frank L. Fekete	Director	52	1995	2004	97,500	(3)	*

David Leff	Director	70	1992	2004	105,000	(4)	*

Paul M. Pantozzi	Chairman, Chief Executive Officer and President	59	1989	2004	308,788	(5)	*

DIRECTORS CONTINUING IN OFFICE

Carlos Hernandez	Director	54	1996	2005	81,870	(6)	*

William T. Jackson	Director	65	1974	2005	105,200	(7)	*

Arthur McConnell	Director	65	1990	2005	100,000	(8)	*

J. Martin Comey	Director	70	1975	2006	127,000	(9)	*

Geoffrey M. Connor	Director	57	1996	2006	105,000	(10)	*

Edward O’Donnell	Director	53	2002	2006	96,000	(11)	*

Thomas E. Sheenan	Director	68	1990	2006	110,389	(12)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Kevin J. Ward	Executive Vice President and Chief Operating Officer	55	N/A	N/A	118,298	(13)	*

Linda A. Niro	Senior Vice President and Chief Financial Officer	49	N/A	N/A	49,838	(14)	*

Kenneth J. Wagner	Senior Vice President – Investor Relations	53	N/A	N/A	22,618	(15)	*

John F. Kuntz	General Counsel and Corporate Secretary	48	N/A	N/A	16,451	(16)	*

Glenn H. Shell**	Executive Vice President	60	N/A	N/A	93,876	(17)	*

Gregory French**	Senior Vice President – Market Development and Delivery and Distribution	47	N/A	N/A	16,603	(18)	*

C. Gabriel Haagensen**	Executive Vice President – Human Capital Management	62	N/A	N/A	71,865	(19)	*

Donald W. Blum**	Senior Vice President and Chief Lending Officer	47	N/A	N/A	16,218	(20)	*

Charles Firestone**	Senior Vice President – Risk Management	52	N/A	N/A	19,753	(21)	*

Giacomo Novielli**	First Vice President and Chief Information Officer	44	N/A	N/A	12,793	(22)	*

Angel R. Denis**	First Vice President and Comptroller	44	N/A	N/A	11,867	(23)	*

All directors and executive officers as a group (22 persons)					1,697,927		2.8%

*	Less than 1%; based on 60,328,600 shares of Provident common stock outstanding as of March 1, 2004.
**	Messrs. Haagensen, Shell, French, Blum, Denis, Firestone and Novielli are officers of The Provident Bank only.
(1)	Includes initial appointment to the board of directors of The Provident Bank, the wholly-owned subsidiary of Provident.
(2)	Includes 10,000 shares held by Mr. Collins in an individual retirement account.

(footnotes continued on following page)

(3)	Includes 7,500 shares held by Mr. Fekete’s spouse, 10,000 shares held by a custodian for a retirement account for Mr. Fekete’s benefit, 2,000 shares held by Mr. Fekete’s spouse as custodian for Mr. Fekete’s minor son, 1,000 shares held by Mr. Fekete’s spouse as trustee of a trust for the benefit of a relative, 2,000 shares held by Mr. Fekete’s daughter and 75,000 shares granted under the stock award plan that are not vested.
(4)	Includes 75,000 shares granted under the stock award plan.
(5)	Includes 1,000 shares held by Mr. Pantozzi as custodian for his grandchildren, 22,000 shares held by Mr. Pantozzi through the Supplemental Executive Retirement Plan, 5,797 shares held by Mr. Pantozzi through the Employee Savings Incentive Plan, 1,091 shares allocated to Mr. Pantozzi pursuant to the ESOP and 250,000 shares granted under the stock award plan that are not vested.
(6)	Includes 1,450 shares held by Dr. Hernandez’s spouse in an individual retirement account and 75,000 shares granted under the stock award plan that are not vested.
(7)	Includes 200 shares held by Mr. Jackson’s spouse and 75,000 shares granted under the stock award plan that are not vested.
(8)	Includes 75,000 shares granted under the stock award plan.
(9)	Includes 8,600 shares held by Mr. Comey in the Voluntary Fee Deferral Plan for the board of directors and 75,000 shares granted under the stock award plan that are not vested.
(10)	Includes 7,500 shares held in an individual retirement account, 5,000 shares held as custodian for Mr. Connor’s children, 1,000 shares held by an adult child of Mr. Connor and 75,000 shares granted under the stock award plan that are not vested.
(11)	Includes 1,000 shares held by Mr. O’Donnell in an individual retirement account and 75,000 shares granted under the stock award plan that are not vested.
(12)	Includes 2,000 shares held by Mr. Sheenan’s spouse, 200 shares held by Mr. Sheenan’s daughter, 30,189 shares held in the Voluntary Fee Deferral Plan for the board of directors and 75,000 shares granted under the stock award plan that are not vested.
(13)	Includes 30,907 shares held by Mr. Ward through the Employee Savings Incentive Plan, 2,400 shares held by Mr. Ward through the Supplemental Executive Retirement Plan, 3,800 shares held by Mr. Ward’s spouse, 1,091 shares allocated to Mr. Ward pursuant to the ESOP and 75,000 shares granted under the stock award plan that are not vested.
(14)	Includes 6,245 shares held by Ms. Niro through the Employee Savings Incentive Plan, 943 shares allocated to Ms. Niro pursuant to the ESOP and 40,000 shares granted under the stock award plan that are not vested.
(15)	Includes 1,870 shares held by Mr. Wagner through the Employee Savings Incentive Plan, 748 shares allocated to Mr. Wagner pursuant to the ESOP and 20,000 shares granted under the stock award plan that are not vested.
(16)	Includes 500 shares held by Mr. Kuntz’ spouse in an individual retirement account, 951 shares allocated to Mr. Kuntz pursuant to the ESOP and 15,000 shares granted under the stock award plan that are not vested.
(17)	Includes 22,500 shares held by Mr. Shell in an individual retirement account, 7,500 shares held by the estate of Mr. Shell’s deceased spouse, 10,785 shares held through the Employee Savings Incentive Plan, 2,000 shares held in the Supplemental Executive Retirement Plan, 1,091 allocated to Mr. Shell pursuant to the ESOP and 50,000 shares granted under the stock award plan that are not vested.
(18)	Includes 512 shares held by Mr. French through the Employee Savings Plan, 1,091 shares allocated to Mr. French pursuant to the ESOP and 15,000 shares granted under the stock award plan that are not vested.
(19)	Includes 20,774 shares held by Mr. Haagensen through the Employee Savings Incentive Plan, 1,091 shares allocated to Mr. Haagensen pursuant to the ESOP and 50,000 shares granted under the stock award plan that are not vested.
(20)	Includes 219 shares held by Mr. Blum through the Employee Savings Incentive Plan, 999 shares allocated to Mr. Blum pursuant to the ESOP and 15,000 shares granted under the stock award plan that are not vested.
(21)	Includes 4,027 shares held by Mr. Firestone through the Employee Savings Incentive Plan, 726 shares allocated to Mr. Firestone pursuant to the ESOP and 15,000 shares granted under the stock award plan that are not vested.
(22)	Includes 5,485 shares held by Mr. Novielli through the Employee Savings Incentive Plan, 798 shares held by Mr. Novielli’s spouse as custodian for his minor children, 130 shares held by Mr. Novielli as custodian for his minor son, 780 shares allocated to Mr. Novielli pursuant to the ESOP and 5,000 shares granted under the stock award plan that are not vested.
(23)	Includes 5,382 shares held by Mr. Denis through the Employee Savings Incentive Plan, 585 shares allocated to Mr. Denis pursuant to the ESOP and 5,000 shares granted under the stock award plan that are not vested.

Directors

The business experience for the past five years of each of Provident’s directors and executive officers is as follows:

John G. Collins. Mr. Collins is retired. He previously served as President of Fleet NJ from March 2001 until March 2003. Prior to 2001, Mr. Collins was Vice Chairman of Summit Bancorp and was a member of the board of directors of Summit Bancorp, and its predecessor, UJB Financial Corp., from 1986 to 2001. Mr. Collins is a member of the board of trustees of CentraState Healthcare System.

J. Martin Comey. Mr. Comey is retired. He previously served as Vice President of Schering-Plough Corporation of Madison, New Jersey.

Geoffrey M. Connor. Mr. Connor is a practicing attorney and Partner in the Princeton, New Jersey office of the law firm of Reed Smith LLP.

Frank L. Fekete. Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey.

Carlos Hernandez. Dr. Hernandez is President of New Jersey City University, located in Jersey City, New Jersey.

William T. Jackson. Mr. Jackson is Executive Director of Bayview/New York Cemetery located in Jersey City, New Jersey.

David Leff. Mr. Leff is retired. He was previously a Partner in the law firm of Eichenbaum, Kantrowitz, Leff & Gulko, located in Paramus, New Jersey.

Arthur McConnell. Mr. McConnell is the President of McConnell Realty, which owns and manages commercial and residential real estate, and is located in Atlantic Highlands, New Jersey.

Edward O’Donnell. Mr. O’Donnell is President of Tradelinks Transport, Inc., a transportation consulting company located in Westfield, New Jersey. From March 1995 to July 1999, Mr. O’Donnell was a Director and Executive Vice President of NPR, Inc. (Navieras), a transportation company located in Edison, New Jersey. Mr. O’Donnell is a member of the management committee of North Bay Equity Partners, LLC.

Paul M. Pantozzi. Mr. Pantozzi has been the Chairman the Chief Executive Officer and President of Provident since January 2003. He has served as the Chief Executive Officer and President of The Provident Bank since 1993 and Chairman since 1998.

Thomas E. Sheenan. Mr. Sheenan is the President of Sheenan Funeral Home located in Dunellen, New Jersey.

Executive Officers Who are Not Directors

Kevin J. Ward. Mr. Ward has been Executive Vice President and Chief Operating Officer of Provident since January 2003 and has been Executive Vice President and Chief Operating Officer of The Provident Bank since 2000. In April 2004, Mr. Ward was appointed Vice Chairman of The Provident Bank, an executive position. He served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of The Provident Bank from January to November 2000. Prior to that time, he was Executive Vice President and Chief Financial Officer of The Provident Bank.

Glenn H. Shell. Mr. Shell has been Executive Vice President of The Provident Bank since November 2003. Prior to that time, he served as Executive Vice President and Chief Lending Officer of The Provident Bank.

Gregory French. Mr. French has been Senior Vice President – Market Development and Delivery and Distribution of The Provident Bank since November 2003. He served as Senior Vice President of the Market Development Group of The Provident Bank from February 2001 to October 2003. He was Vice President of Marketing, eBusiness for American International Group in New York, New York from January 2000 to February 2001. Prior to that time he served as Vice President, Citibank National Director, Field Marketing of Citigroup in New York, New York.

C. Gabriel Haagensen. Mr. Haagensen has served as Executive Vice President – Human Capital Management of The Provident Bank since 2000. Prior to that time he was Executive Vice President – Operations.

Kenneth J. Wagner. Mr. Wagner has been Senior Vice President – Investor Relations of Provident since January 2003 and has been Senior Vice President of Strategic Business Development of The Provident Bank since 2001. He served as Senior Vice President of Customer Relationship Management of The Provident Bank from 1998 to 2001. Prior to that time he was Senior Vice President and Comptroller of The Provident Bank.

Linda A. Niro. Ms. Niro has been Senior Vice President and Chief Financial Officer of Provident since January 2003 and has served as Senior Vice President and Chief Financial Officer of The Provident Bank since 2000. Prior to that time, she served as Vice President and Treasurer of The Provident Bank.

John F. Kuntz. Mr. Kuntz has been General Counsel and Corporate Secretary of Provident since January 2003 and has been Senior Vice President and General Counsel of The Provident Bank since November 2002. Prior to that he was Vice President and General Counsel of The Provident Bank since September 2001. He was Vice President and Assistant General Counsel of Mellon Investor Services LLC in Ridgefield Park, New Jersey from August 2000 to September 2001. Prior to that time he was a Partner with the law firm of Bourne Noll & Kenyon P.C., Summit, New Jersey.

Donald W. Blum. Mr. Blum has served as Senior Vice President and Chief Lending Officer of The Provident Bank since December 2001. Prior to that time he was Senior Vice President – Real Estate Lending at Summit Bancorp from October 1992 to November 2001.

Charles Firestone. Mr. Firestone has served as Senior Vice President – Risk Management of The Provident Bank since 2001. Prior to that time he was Senior Vice President and General Auditor of The Provident Bank.

Angel R. Denis. Mr. Denis has served as First Vice President and Comptroller of The Provident Bank since November 2002. Prior to that time he was Vice President and Comptroller of The Provident Bank.

Giacomo Novielli. Mr. Novielli has served as First Vice President and Chief Information Officer since November 2003. Prior to that time he was First Vice President – Delivery and Distribution for The Provident Bank.

Director Independence

The board of directors has determined that each of the continuing directors and nominees for re-election, except for Mr. Pantozzi, has no material relationship with Provident and is “independent” within the meaning of Provident’s director independence standards which reflect exactly the New York Stock Exchange director independence standards. Mr. Pantozzi is not considered independent because he is an executive officer of Provident and The Provident Bank.

Board Meetings and Committees

The board of directors of Provident meets quarterly or more often as may be necessary. The board of directors maintains three standing committees: the Compensation Committee, Audit Committee and Governance/Nominating Committee. The Provident board of directors met eight times in 2003. All directors attended no fewer than 75% of the total number of meetings held by the Provident board of directors and all committees of the board on which they served (during the period they served) in 2003. When the Provident and The Provident Bank board of directors and committee meetings are aggregated, all directors attended no fewer than 75% of the aggregated total number of meetings in 2003. Provident encourages its directors to attend each annual meeting of stockholders. All Provident directors attended the annual meeting of stockholders held on July 17, 2003.

The board of directors has adopted Corporate Governance Principles which are posted on The Provident Bank’s website at www.providentnj.com and were appended to last year’s proxy statement. The Corporate Governance Principles provide for the board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Two executive sessions of the board of directors were conducted in 2003. The board of directors has designated William T. Jackson to preside over these executive sessions conducted by the non-employee directors.

The Compensation Committee

The Compensation Committee consists of directors Comey (Chairman), Fekete, and Sheenan. Each member of the Compensation Committee is considered “independent” as defined in the New York Stock Exchange corporate governance listing standards. The Compensation Committee reviews and administers compensation policy, including setting performance measures and goals, administering stock-based compensation plans, approving benefit programs, establishing compensation of the Chief Executive Officer and President and other senior executive officers and other matters of personnel policy and practice. The Compensation Committee’s charter is posted on The Provident Bank’s website at www.providentnj.com. The Compensation Committee met 10 times during 2003. The Compensation Committee’s Report on Executive Compensation appears later in this Joint Proxy Statement/Prospectus.

The Governance/Nominating Committee

The Governance/Nominating Committee consists of directors Leff (Chairman), Jackson and O’Donnell. Each member of the Governance/Nominating Committee is considered “independent” as defined in the New York Stock Exchange corporate governance listing standards. The Governance/Nominating Committee’s charter is posted on The Provident Bank’s website at www.providentnj.com. The Committee met nine times during 2003.

The functions of the Governance/Nominating include, among other things:

•	to evaluate and make recommendations to the board concerning the number of directors, committee assignments and committee membership rotation practices;

•	to establish the qualifications, desired background, and selection criteria for board members;

•	to make recommendations to the board concerning board nominees;

•	to conduct evaluations of the effectiveness of the operation of the board;

•	to develop corporate governance principles applicable to Provident;

•	to recommend the adoption of a code of business conduct and ethics;

•	to make recommendations to the board regarding director, compensation, orientation and continuing education; and

•	to evaluate the Governance/Nominating Committee’s performance on an annual basis.

The Governance/Nominating Committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board with skills and experience that are relevant to Provident’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service, or if the Committee or the board decides not to re-nominate a member for re-election or if the size of the board is increased, the Committee will solicit suggestions for director candidates from all board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to the business of Provident, enhancement of the diversity of experience of the board, the needs of Provident and the board, the candidate’s independence from conflict or direct economic relationship with Provident, and the candidate’s ability and willingness to devote the proper time to prepare for and attend meetings. The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the New York Stock Exchange corporate governance listing standards, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Procedures for the Nomination of Directors by Stockholders

If a determination is made that an additional candidate is needed for the board, the Governance/Nominating Committee will consider candidates properly submitted by Provident’s stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary, at Provident Financial Services, Inc., 830 Bergen Avenue, Jersey City, New Jersey 07306. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of Provident’s proxy materials for the preceding year’s annual meeting. If the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. A stockholder submission must include the following information:

•	the name and address of the stockholder as they appear on Provident’s books and the number of shares of Provident’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate and the number of shares of common stock of Provident that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in Provident’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Provident, The Provident Bank and any subsidiaries of The Provident Bank;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and The Provident Bank;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are received and that meet the criteria outlined above will be forwarded to the Chair of the Governance/Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

Stockholder Communications with the Board

A stockholder of Provident who wants to communicate with the board or with any individual director can write to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 830 Bergen Avenue, Jersey City, New Jersey 07306. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.

Code of Business Conduct and Ethics

Provident has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of Provident and The Provident Bank, including the principal executive officer, principal financial officer, principal accounting officer or controller, and all persons performing similar functions. The Code of Business Conduct and Ethics is posted on The Provident Bank’s website at www.providentnj.com. Amendments to and waivers from the Code of Business Conduct and Ethics will also be disclosed on The Provident Bank website.

The Audit Committee

The Audit Committee consists of directors Fekete (Chairman), Collins, McConnell, O’Donnell and Sheenan. Each member of the Audit Committee is considered “independent” as defined in the New York Stock Exchange corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

•	sole authority in retaining, overseeing and evaluating a firm of independent certified public accountants to audit the annual financial statements;

•	in consultation with the independent auditors and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;

•	reviewing the financial statements and the audit report with management and the independent auditors;

•	reviewing earnings and financial releases and quarterly reports filed with the Securities and Exchange Commission;

•	approving all engagements for audit and non-audit services by the independent auditors.

The Audit Committee met 10 times during 2003. The Audit Committee reports to the board on its activities and findings. The board of directors believes that Frank L. Fekete, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the board of directors. A copy of the charter of the Audit Committee is available on The Provident Bank’s website at www.providentnj.com and is included as Appendix E to this Joint Proxy Statement/Prospectus.

Management has the primary responsibility for Provident’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of Provident’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue an opinion on those financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management and the independent auditors, the audited consolidated financial statements of Provident for the fiscal year ended December 31, 2003;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with the independent auditors their independence from Provident.

Based on the review and discussions referred to above, the Audit Committee has recommended to the board of directors that the audited consolidated financial statements be included in Provident’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and be filed with the Securities and Exchange Commission. In addition, the Audit Committee approved the appointment of KPMG LLP as independent auditors for the year ending December 31, 2004, subject to the ratification of this appointment by the stockholders of Provident.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Joint Proxy Statement/Prospectus into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this report by reference, and this report shall not otherwise be deemed filed with the Securities and Exchange Commission.

The Audit Committee of Provident Financial Services, Inc.

Frank L. Fekete (Chairman)
John G. Collins	Arthur McConnell
Edward O’Donnell	Thomas E. Sheenan

Compensation of Directors

Fees.    Provident pays to each non-employee director a fee of $1,000 per board meeting attended. The members of the Audit Committee, Compensation Committee, and the Governance/Nominating Committee receive $800 for each committee meeting they attend. The Chair of the Audit Committee receives $2,000 for each committee meeting attended. The Chairs of the Compensation Committee and the Governance/Nominating Committee receive $1,200 for each committee meeting they attend.

Each of the members of the board of directors of Provident serves on the board of directors of The Provident Bank. The Provident Bank board of directors has two standing committees: the Executive Committee and Directors Trust Committee. The Provident Bank pays to each non-employee director an annual retainer of $21,000 and a fee of $1,000 per board meeting attended. Non-employee members of The Provident Bank’s Executive Committee (directors Comey and Jackson) receive an additional annual retainer of $25,000. The non-employee rotating director of the Executive Committee and the non-employee director members of The Provident Bank Directors Trust Committee (directors Connor and McConnell) receive $800 for each committee meeting attended. The Chair of the Directors Trust Committee (Dr. Hernandez) receives $1,200 for each committee meeting attended. The Provident Bank pays the premiums for a life insurance policy, in the face amount of $10,000, for each non-employee director, until the director attains the age of 72 or has received such benefit for ten years, whichever occurs later.

Retirement Plan for the Board of Directors of The Provident Bank. The Provident Bank maintains the Retirement Plan for the board of directors of The Provident Bank, a non-qualified plan which provides cash payments for up to ten years to eligible retired board members based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the age of 72 with at least ten years of service on the board, is forty quarterly payments of $1,250. The Bank may suspend payments under this plan if it does not meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The Provident Bank may terminate this plan at any time although such termination may not reduce or eliminate any benefit previously accrued to a board member without his or her consent. The plan has been amended to provide that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him or her within 60 days of the change in control. For the year ended December 31, 2003, The Provident Bank paid $9,000 to former board members under this plan.

Voluntary Fee Deferral Plan for Directors. Provident and The Provident Bank each maintain a Voluntary Fee Deferral Plan, each of which is a non-qualified plan that allows for the deferral of board fees by non-employee directors who elect to defer fees. Under both plans, non-employee directors may elect to defer the receipt of 25%, 50%, 75% or 100% of board fees to a future year as determined by that director, so long as the distribution of such fees does not begin beyond the year of the director’s normal retirement date. Deferred fees are credited to an account established for the benefit of each participant which receives interest at the prevailing prime rate. A participating director may receive the deferred payments pursuant to the director’s election in a lump sum or over a three-year period, except in the event of a change in control, death or disability, under which circumstances a lump sum payment shall be made. In connection with The Provident Bank’s mutual-to-stock conversion effective January 15, 2003, The Provident Bank board of directors Voluntary Fee Deferral Plan was amended to allow participating directors a one-time election to invest their account balances in shares of Provident common stock. The amendment also provided that in the event of a change in control (as defined in the plan), the undistributed balance of a participant’s separate account will be distributed within 60 days of the change in control. As of December 31, 2003, Provident’s board of directors Voluntary Fee Deferral Plan had a balance of $8,670 on behalf of one present director and The Provident Bank board of directors Voluntary Fee Deferral Plan had accounts totaling $954,488 on behalf of two present directors and one former director who participate in this plan.

Stock Benefit Plans

Directors are eligible to participate in and receive awards of stock options and restricted stock under the Provident Financial Services, Inc 2003 Stock Option Plan and the Provident Financial Services, Inc. 2003 Stock Award Plan. On July 17, 2003, each non-employee director, other than Mr. Collins, was granted a non-qualified stock option to purchase 160,000 shares of Provident common stock. Mr. Collins was granted a non-qualified stock option to purchase 100,000 shares of Provident common stock on July 17, 2003. All of the non-qualified stock options granted to the outside directors were granted at an exercise price of $18.57 per share, the fair market value of Provident common stock on the grant date. On August 17, 2003 each non-employee director, with the exception of Mr. Collins, was granted a restricted stock award of 75,000 shares of common stock. All stock options and restricted stock awards vest in 20% increments over a five-year period. Stock options will vest and become immediately exercisable and restricted stock awards will vest upon the director’s death, disability or following a change in control of Provident.

Executive Compensation

The following table sets forth for the years ended December 31, 2003, 2002 and 2001, certain information as to the total remuneration paid to the Chief Executive Officer and President, as well as to the four most highly compensated executive officers, other than the Chief Executive Officer and President, who received total annual compensation in excess of $100,000. Each of the individuals listed in the table below are referred to in this Joint Proxy Statement/Prospectus as a “Named Executive Officer.”

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation			All Other Compens- ation (5)
						Awards		Payouts
		Salary	Bonus (1)		Other Annual Compensation (2)	Restricted Stock Awards $(3)	Securities Underlying Options/ SARs # (4)	LTIP Payouts
Paul M. Pantozzi Chairman, Chief Executive Officer and President	2003 2002 2001	$600,000 560,000 500,000	$	— 473,760 375,000	$51,101 66,693 53,440	$5,075,000 — —	1,120,000 — —		$49,118 49,323 51,503

Kevin J. Ward Executive Vice President and Chief Operating Officer	2003 2002 2001	290,000 270,300 255,000		— 96,893 99,450	— — —	1,522,500 — —	330,000 — —		28,220 29,876 31,302

Glenn H. Shell Executive Vice President	2003 2002 2001	245,500 238,500 225,000		12,889 71,704 92,250	— — —	1,015,000 — —	250,000 — —		23,441 26,047 27,405

Gregory French Senior Vice President, Market Development and Delivery and Distribution	2003 2002 2001	233,000 223,000 177,692		10,485 57,466 101,425	— — —	1,015,000 — —	250,000 — —		23,594 24,236 27,202

C. Gabriel Haagensen Executive Vice President, Human Capital Management	2003 2002 2001	205,000 196,100 185,000		— 42,112 50,413	— — —	1,015,000 — —	250,000 — —		16,830 21,320 22,432

(1)	Bonus payments earned pursuant to the Incentive Program for Senior Executives of The Provident Bank. In addition, Mr. French was paid a $40,000 signing bonus in February 2001.
(2)	The Provident Bank provides certain of its executive officers with non-cash benefits and perquisites, such as the use of employer-owned automobiles, club membership dues and certain other personal benefits. Management believes that the aggregate value of these benefits for 2001, 2002 and 2003 did not, in the case of any Named Executive Officer, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for him in the Summary Compensation Table, except for Mr. Pantozzi, who had $53,440 in 2001, $66,693 in 2002 and $51,101 in 2003 of such benefits, including a stipend of $18,000 for 2001 and 2002 and $25,000 in 2003; club membership dues of $17,500 in 2001, $24,000 in 2002 and $12,000 in 2003 and automobile-related expenses of $17,940 in 2001, $24,693 in 2002 and $14,101 in 2003.
(3)	Restricted stock awards granted under the Provident Financial Services, Inc. Stock Award Plan were made on August 21, 2003. The awards vest in 20% increments over a five-year period. The stock awards were valued using the closing price of Provident common stock on the grant date of $20.30 per share. Stock award recipients are entitled to vote the unvested restricted stock and to receive any dividends declared on the unvested restricted stock.
(4)	Stock options were granted under the Provident Financial Services, Inc. Stock Option Plan on July 17, 2003. Stock options vest and become exercisable in 20% increments over a five-year period. The stock options were granted at an exercise price of $18.57 per share, the fair market value of Provident common stock on the grant date.
(5)	Includes the following components: (i) employer payment of health insurance premiums of $9,763, $8,444, $7,154, $9,763 and $5,700 for Messrs. Pantozzi, Ward, Shell, French and Haagensen in 2001, $10,383, $8,980, $7,564, $10,383 and $6,055 in 2002, and $6,443, $7,507, $6,973, $9,157 and $4,941 in 2003 respectively; (ii) employer payment of dental insurance premiums of $380 in 2001 and 2002 each, and $375, $439, $407, $544 and $375 for Messrs. Pantozzi, Ward, Shell, French and Haagensen respectively in 2003; (iii) employer payment of life insurance premiums of $4,560, $2,736, $2,451, $798 and $2,029 in 2001, $4,560, $3,082, $2,719, $2,542 and $2,236 in 2002, and $4,844, $2,559, $2,259, $2,111 and $1,857 in 2003 for Messrs. Pantozzi, Ward, Shell, French and Haagensen, respectively; (iv) employer payment of long-term disability insurance premiums of $1,800, $1,892, $1,670, $1,561 and $1,373 in 2001 and 2002, and $3,144, $1,518, $1,339 $1,252 and $1,101 in 2003 for Messrs. Pantozzi, Ward, Shell, French and Haagensen respectively; (v) employer contributions to the Employee Savings Incentive Plan of $11,900 each for Messrs. Pantozzi, Ward, Shell and Haagensen in 2001, and a payment in lieu of first year participation in the Savings Incentive Plan of $14,700 to Mr. French; employer contributions to the Savings Incentive Plan of $9,775 each for Messrs. Pantozzi, Ward, Shell and Haagensen and $9,370 for Mr. French in 2002 and employer contributions to the Savings Incentive Plan of $16,312, $12,147, $10,413, $10.530 and $8,331 in 2003 for Messrs. Pantozzi, Ward, Shell, Haagensen and French respectively; and (vi) employer contributions to the Supplemental Executive Savings Plan of $23,100, $5,950, $3,850, $0 and $1,050 in 2001, $22,425, $5,767, $3,939, $0 and $1,501 in 2002, and $18,000, $4,050, $2,048, $0 and $225 in 2003 for Messrs. Pantozzi, Ward, Shell, French and Haagensen respectively.

Compensation Committee Report on Executive Compensation

Pursuant to the rules and regulations of the Securities and Exchange Commission, this Executive Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Joint Proxy Statement/Prospectus into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference.

The following report was prepared by Provident’s Compensation Committee regarding its overall approach to executive compensation.

The Provident Compensation Committee of the board of directors (the “Provident Compensation Committee”), which is comprised solely of independent directors, is responsible for administering the compensation programs for Provident’s and The Provident Bank’s executive officers, including the Chairman and Chief Executive Officer. It is the Provident Compensation Committee’s responsibility to evaluate executive officer base salary levels, annual incentive plan objectives and awards under existing compensation plans, and to administer long-term incentive awards.

The Provident Compensation Committee uses an independent compensation consultant to assist it in evaluating the competitiveness of Provident’s executive compensation program. The consultant provides the Provident Compensation Committee with relevant competitive compensation program information of financial institutions that compete with Provident for business and executive talent.

Compensation Philosophy

The objectives of Provident’s executive compensation program are to assist it in attracting, retaining, and motivating executive officer talent necessary to achieving Provident’s operating and strategic objectives. The Provident Compensation Committee believes that a strong link between executive compensation levels and value delivered to stockholders should exist.

The Provident Compensation Committee uses a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual incentives, and long-term incentives. Provident has included stock options and stock awards as key elements in their total compensation package. This approach is designed such that the executive receives value when Provident’s financial objectives are achieved and/or the stock performs.

The Provident Compensation Committee establishes target total executive compensation opportunities at the beginning of each year. Such opportunities are generally positioned at competitive median levels. The consultant assists the Provident Compensation Committee with regularly reviewing Provident’s executive pay levels and Provident’s performance. A peer group of 10 to 15 comparably sized financial institutions that compete with Provident in similar geographic markets and business lines are used for such purposes. It is anticipated that this peer group may be modified from year to year based on mergers and acquisitions within the industry or other relevant factors. The results of the competitive analysis, the consultant’s recommendations and the Chief Executive Officer’s recommendations are considered by the Provident Compensation Committee in making executive compensation program recommendations to the board of directors.

Base Salaries

Executive officer base salary levels are evaluated at the beginning of each year. In general, executive officer salary ranges are developed considering the competitive median base salary information furnished to the Provident Compensation Committee by the consultant. Executive officer base salary levels are set within these ranges considering the individual’s performance and contribution, experience in the industry and other relevant factors.

Annual Incentives

Annual incentive opportunities are provided to Provident’s executives to link the attainment of annual performance objectives with executive compensation. Under the annual incentive plan, at the beginning of each year, the Provident Compensation Committee assigns a target and range of annual incentive award opportunities to each proxy reported executive. The award opportunities are linked with a specific target and range of performance results on one or more performance measures, which may include earnings per share, efficiency ratio and other company or area specific measures. Payouts under the plan are determined at the end of the year considering actual performance on the measures selected.

Long-Term Incentives (Stock Option and Stock Award Program)

The Provident Compensation Committee believes that long-term incentives, specifically stock options and stock awards, should be a key element in the executive compensation program. These incentives strongly align the rewards provided to executives with the value created for stockholders through stock price appreciation.

Provident made initial stock option and stock award grants to executive officers and a broader employee population. The factors considered in determining eligibility and the number of shares to be granted were an individual’s position and responsibilities, length of service and performance.

Chief Executive Officer

Provident entered into an employment agreement with Mr. Pantozzi upon completion of the conversion. This agreement has a term of thirty-six months. The agreement renews for an additional year beginning on the first anniversary date of the agreement and on each anniversary date thereafter, so that the remaining term is thirty-six months.

It was the decision of the Provident Compensation Committee that the Chief Executive Officer receive neither a base salary increase nor an annual incentive award for 2003.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants are intended to qualify as performance based compensation.

The Provident Compensation Committee does not believe the results of operations of Provident will be materially affected by the provisions of Section 162(m).

Compensation Committee of Provident Financial Services, Inc.

J. Martin Comey (Chairman)

Frank L. Fekete

Thomas E. Sheenan

Compensation Committee Interlocks and Insider Participation

Messrs. Comey, Fekete and Sheenan served as members of the Provident Compensation Committee in 2003. None of these directors had any transactions or relationships with Provident in 2003 requiring specific disclosures under Securities and Exchange Commission rules.

Stock Performance Graph

Pursuant to the rules and regulations of the Securities and Exchange Commission, the Stock Performance Graph shall not be deemed incorporated by reference to any general statement incorporating by reference this Joint Proxy Statement/Prospectus into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference.

Set forth below is a stock performance graph comparing (a) the cumulative total return on Provident common stock for the period beginning January 16, 2003, the first date that Provident common stock traded, as reported by the New York Stock Exchange (at a closing price of $15.50 per share on such date), through December 31, 2003, (b) the cumulative total return on stocks included in the Russell 2000 Index over such period, and (c) the cumulative total return of the SNL Thrift Index over such period. The SNL Thrift Index, produced by SNL Financial LC., contains all thrift institutions traded on the New York, American and Nasdaq stock exchanges. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

	Period Ending
Index	01/16/03	03/31/03	06/30/03	09/30/03	12/31/03

Provident Financial Services, Inc.	100.00	102.00	123.17	124.19	122.81
Russell 2000	100.00	92.62	114.32	124.69	142.80
SNL Thrift Index	100.00	99.66	115.82	122.49	137.31

Employment Agreements

Provident entered into employment agreements with Messrs. Pantozzi, Ward and Shell, which became effective on January 15, 2003 upon completion of the mutual-to-stock conversion of The Provident Bank. Each of these agreements has a term of thirty-six months. The agreements renew for an additional year beginning on the first anniversary date of the agreement, and on each anniversary date thereafter, so that the remaining term is thirty-six months. However, if timely written notice of nonrenewal is provided to the executive, the employment under the agreement ceases at the end of thirty-six months following such anniversary date. On an annual basis, the board of directors of Provident shall conduct a performance review of the executive for purposes of determining whether to provide a notice of nonrenewal. The board of directors provided a notice of non-renewal to Mr. Shell and Provident and Mr. Shell have agreed in principle to an amendment to his employment agreement as further described below. Under the agreements, the base salaries for Messrs. Pantozzi, Ward and Shell are $600,000, $290,000 and $245,500, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs, and other employee pension benefit and fringe benefit plans applicable to executive employees. In addition, the agreements provide for reasonable vacation and sick leave, reimbursement of certain club membership fees incurred by each executive and the use of a company-owned automobile. The agreements provide for termination by Provident for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination. In the event the executive’s employment is terminated for reasons other than for cause, for retirement or for disability or following a change in control, the executive would be entitled to a lump sum payment equivalent to the greater of: the payments due for the remaining term of the employment agreement, or three times the sum of (i) the highest annual rate of base salary and (ii) the greater of (x) the average cash bonus paid over the last three years or (y) the cash bonus paid in the last year, as well as the continuation of life, medical, dental and disability insurance coverage for three years. The executive may resign from employment and receive the benefits described above as a result of (i) a material change in the nature or scope of the executive’s function, duties or responsibilities, (ii) a material reduction in benefits and perquisites, including base salary, from those being provided as of the effective date of the employment agreement, (iii) a relocation where the executive is required to perform services at a location more than 25 miles from The Provident Bank’s principal executive offices, (iv) a failure to elect or reelect or to appoint or reappoint the executive to certain position(s) at Provident or The Provident Bank, or, in the case of Mr. Pantozzi, to nominate or elect the executive to the board(s) of directors of Provident or The Provident Bank, (v) a liquidation or dissolution of The Provident Bank or Provident, or (vi) a material breach of the employment agreement by The Provident Bank or Provident. Each employment agreement generally provides that following a change in control (as defined in the agreement), the executive will receive the severance payments and insurance benefits described above if he resigns during the one-year period following the change in control or if he is terminated during the remaining term of the employment agreement following the change in control. Messrs. Pantozzi, Ward and Shell would receive an aggregate of $2,648,784, $1,066,343 and $913,344, respectively, pursuant to their employment agreements upon a change in control of Provident, based upon current levels of compensation.

Under each employment agreement, if an executive becomes disabled or incapacitated to the extent that the executive is unable to perform his duties, he will be entitled to 75% of his base salary and all comparable insurance benefits until the earlier of: (i) return to full-time employment; (ii) employment by another employer; (iii) age 65; or (iv) death. Upon retirement at age 65 or in accordance with any retirement policy established with his consent, the executive is entitled to benefits under such retirement policy and other plans to which he is a party but shall not be entitled to any benefit payments specifically as a result of the employment agreement.

Provident has reached an agreement in principle with Mr. Shell to amend his employment agreement. The amendment will provide that Mr. Shell’s employment will terminate effective September 1, 2004. Until the date of termination, Mr. Shell will continue to serve as Executive Vice President of The Provident Bank, largely in the role of a new business producer. The Provident Bank paid Mr. Shell as compensation at a rate commensurate with base salary of $245,500 through April 30, 2004. Thereafter, until September 1, 2004, The Provident Bank will compensate Mr. Shell at the rate of $10,000 per month. Mr. Shell will be entitled to vest in stock options and restricted stock grants through September 1, 2004, at which time any unvested stock options and restricted stock awards will be forfeited. Upon termination of his employment, Mr. Shell will be entitled to the payments due to him under his employment agreement in the approximate amount of $913,000 plus life, medical, dental and disability coverage for the balance of the term of that agreement. He will also be paid a lump sum payment of $700,000 at the time of the termination of his employment. The amendment to the employment agreement also contains a release of any claims Mr. Shell may have against Provident arising out of his employment relationship with Provident and The Provident Bank.

Change in Control Agreements

Provident entered into change in control agreements with six other officers including Messrs. Blum, Kuntz, French and Haagensen, Ms. Niro and Ms. Hynes (First Vice President-Employee Relations, The Provident Bank), which provide certain benefits in the event of a change in control of Provident or The Provident Bank. Each of the change in control agreements provides for a term of 24 months. Commencing on the first anniversary date of the change in control agreement, and on each anniversary date thereafter, the term of the change in control agreement extends for an additional 12 months unless the board of directors of Provident provides the executive timely notice of nonrenewal. In the event notice of nonrenewal is provided to the executive, the change in control agreement terminates 24 months following the applicable anniversary date. On an annual basis the board of directors of Provident shall conduct a performance review of the executive for purposes of determining whether to provide a notice of nonrenewal. No notices of nonrenewal have been provided to any of the executives with change in control agreements. For these purposes, a “change in control” is defined generally to mean: (i) approval by stockholders of a plan of reorganization, merger or consolidation of The Provident Bank or Provident where The Provident Bank or Provident is not the surviving entity; (ii) changes to the board of directors of The Provident Bank or Provident whereby individuals who constitute the current board of directors cease to constitute a majority of the board of directors, subject to certain exceptions; (iii) the acquisition of all or substantially all of the assets of Provident or the beneficial ownership of 20% or more of the voting securities of Provident; or (iv) a complete liquidation or dissolution of Provident or The Provident Bank or approval by the stockholders of Provident of a plan for such dissolution or liquidation. Although the change in control agreements may have the effect of making a takeover more expensive to an acquiror, Provident believes that the benefits of enhancing Provident’s ability to attract and retain qualified management persons by offering the change in control agreements outweigh any disadvantage of such agreements.

Following a change in control of Provident or The Provident Bank, an officer is entitled to a payment under the change in control agreement if the officer’s employment is terminated during the term of such agreement by Provident or The Provident Bank, other than for cause, disability or retirement, as defined, or if the officer terminates employment during the term of such agreement for good reason. Good reason is generally defined to include the assignment of duties materially inconsistent with the officer’s positions, duties or responsibilities as in effect prior to the change in control, a reduction in his or her annual compensation or benefits, or relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control, or a failure of Provident to obtain an assumption of the agreement by its successor. In the event that an officer who is a party to a change in control agreement is entitled to receive severance payments pursuant to the agreement, he or she will receive a cash payment equal to two times the highest level of aggregate annualized base salary and other cash compensation paid to the officer during the calendar year in which he or she was terminated or either of the immediately preceding two calendar years. In addition to the severance payment, each covered officer is generally entitled to receive life, health, dental and disability coverage for the remaining term of the agreement. Notwithstanding any provision to the contrary in the change in control agreement, payments under the change in control agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Benefit Plans

Pension Plan.    The Provident Bank maintains The Provident Bank Pension Plan, a tax-qualified plan generally covering employees age 21 or older who have worked at The Provident Bank for at least one year in which they have

accrued 1,000 or more hours of service. The Provident Bank froze the Pension Plan as of April 1, 2003. As of April 1, 2003, employees are not entitled to accrue additional benefits. In addition, employees hired after the freeze date are not eligible to enter the plan. Pension Plan participants generally become entitled to retirement benefits upon the later of attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Participants who have completed at least five years of vested service generally become 100% vested in their accrued retirement benefits. Vested retirement benefits generally will be paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the Pension Plan prior to April 1, 2003 will continue to vest in their pre-April 1, 2003 accrued benefit after April 1, 2003.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55. If such an early retirement election is made, retirement benefits will begin on the first day of any month during the ten-year period preceding his or her normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to both attaining age 65 and completing five years of credited service, his or her accrued pension benefit will be reduced 3% per year for the first five years prior to age 65 and 5% per year thereafter to age 55. However, if a participant elects to retire early after both attaining age 60 and completing 25 years of credited service his or her accrued pension benefit will be unreduced. Any participant who terminated employment prior to January 1, 2002 will receive an early pension benefit equal to the actuarial equivalent of the annual amount of the normal pension that would otherwise have been payable to the participant had he or she not elected to receive an early pension. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The standard form of benefit payment for a married participant is a 50% joint and survivor benefit that is reduced actuarially and the standard form of benefit payment for a non-married participant is a straight life benefit. A non-married participant or a participant who has complied with the spousal consent requirements may elect to receive payment of benefits in the following optional forms: (a) straight life benefit; (b) 100% joint and survivor benefit; (c) 50% joint and survivor benefit; or (d) period certain and life benefit.

In the event a participant who is married for at least one year and is vested in the Pension Plan dies prior to his or her termination of service and after age 55, his or her spouse will be entitled to one-half of the amount payable to the participant had the participant elected to retire the day before his or her death with the 50% joint and survivor benefit. If the participant dies prior to age 55, the retirement benefits payable to the participant’s spouse will commence at the time the participant would have reached age 55.

In the event a non-married participant dies before his or her termination of service after both attaining age 55 and completing 20 years of service, a monthly pension shall be paid to his or her beneficiary. The non-married participant’s beneficiary will be entitled to a monthly pension benefit equal to one-half of the amount payable to the participant as if the participant had retired on the first day of the month following his or her death, had been married, and the spouse had been born on the same day as the participant. Payments made to beneficiaries of non-married participants cease upon the earlier of the beneficiary’s death or the receipt of the 120th monthly payment.

If the total value of a pension payable directly to a participant or to any other beneficiary under the Pension Plan is less than $5,000, as determined by the Pension Plan’s actuary, payment of such value shall automatically be made in a single lump sum in lieu of such pension.

The following table indicates the annual retirement benefit that would have been payable under the Pension Plan and the Supplemental Executive Retirement Plan upon retirement at or after a participant’s normal retirement date in calendar year 2003, considering the average annual earnings and credited service classifications specified below.

Average Final Earnings (1)	15 years	20 years	25 years	30 years	35 years (2)
$ 125,000	$33,212	$44,283	$55,354	$66,424	$66,424
150,000	40,712	54,283	67,854	81,424	81,424
175,000	48,212	64,283	80,354	96,424	96,424
200,000	55,712	74,283	92,854	111,424	111,424
225,000	63,212	84,283	105,354	126,424	126,424
250,000	70,712	94,283	117,854	141,424	141,424
300,000	85,712	114,283	142,854	171,424	171,424
400,000	115,712	154,283	192,854	231,424	231,424
450,000	130,712	174,283	217,854	261,424	261,424
500,000	145,712	194,283	242,854	291,424	291,424
600,000	175,712	234,283	292,854	351,424	351,424
650,000	190,712	254,283	317,854	381,424	381,424
700,000	205,712	274,283	342,854	411,424	411,424
750,000	220,712	294,283	367,854	441,424	441,424
800,000	235,712	314,283	392,854	471,424	471,424

(1)	Compensation earned after April 1, 2003 will not be considered in the average final earnings.
(2)	The Pension Plan and the Supplemental Executive Retirement Plan do not count service in excess of 30 years in the benefit formula.

Average final earnings is the average base salary, as reported in the “Salary” column of the Summary Compensation Table, for the highest five consecutive years during the final ten years of employment. Tax laws impose a limit ($200,000 for individuals retiring in 2004) on average final earnings that may be counted in computing benefits under the Pension Plan and on the annual benefits ($160,000 in 2004). The Pension Plan may also pay benefits accrued as of January 1, 1994 based on tax law limits then in effect. For Messrs. Pantozzi, Ward, Shell, and Haagensen, benefits based on average final earnings in excess of this limit are payable under the Supplemental Executive Retirement Plan.

The benefits shown in the preceding table are annual benefits payable in the form of a single life annuity and are not subject to any deduction for Social Security benefits or other offset amounts. As of December 31, 2003, Mr. Pantozzi had 40 years of service; Mr. Ward had 31 years of service; Mr. Shell had 9 years of service; Mr. French had 2 years of service; and Mr. Haagensen had 23 years of service.

Supplemental Executive Retirement Plan. In January 1990, The Provident Bank established the Supplemental Executive Retirement Plan, a non-qualified retirement plan. Participation in the SERP is limited to executive management or highly compensated employees as designated by the board of directors and currently consists of Messrs. Pantozzi, Ward, Shell and Haagensen. The SERP pays to each participant an amount equal to the amount which would have been payable under the terms of the Pension Plan but for the limitations under Sections 401(a)(17) and 415 of the Internal Revenue Code, less the amount payable under the terms of the Pension Plan. The Provident Bank froze the SERP as of April 1, 2003, and as of that date employees are not entitled to accrue additional benefits. In addition, employees hired after April 1, 2003 are not eligible to participate in this plan. Amounts due from this plan will be paid on a monthly basis beginning within 90 days following termination of employment, but in no event before age 60, in the form of a qualified joint and 100% survivor annuity for married participants and a single life annuity for non-married participants. The plan has been amended to provide that in the event of a change in control (as defined in the plan), the undistributed balance of an employee’s accrued benefit will be paid to him within 60 days of the change in control. For the year ended December 31, 2003, the net periodic pension cost was $633,952 in the aggregate to the SERP on behalf of Messrs. Pantozzi, Ward, Shell and Haagensen.

Supplemental Executive Savings Plan. In January 1990, The Provident Bank established the Supplemental Executive Savings Plan, a non-qualified plan that provides additional benefits to certain participants whose benefits under the Employee Savings Incentive Plan are limited by tax law limitations applicable to tax-qualified plans. Participation in the Supplemental Executive Savings Plan is limited to executive management or highly compensated employees as designated by the board of directors and currently consists of Messrs. Pantozzi, Ward, Shell and Haagensen. The Provident Bank contributes for each participant an amount equal to the amount which would have been contributed under the terms of the Employee Savings Incentive Plan but for the tax law limitations, less the amount actually contributed under the Employee Savings Incentive Plan. The Provident Bank established an investment fund to provide for payments due under this plan and allows participants employed on or after January 1, 1998 to choose, with the plan administrator’s consent, from a variety of investment options. In connection with the mutual-to-stock conversion of The Provident Bank, the Supplemental Executive Savings Plan was amended to allow current employees a one-time election to invest their account balances in shares of Provident common stock. Any benefits payable under the Supplemental Executive Savings Plan are vested under the same terms and conditions as the Employee Savings Incentive Plan. If there is a change in control, as defined in the Supplemental Executive Savings Plan, the unpaid balance of the account shall become 100% vested and will be distributed within 60 days thereof. For the year ended December 31, 2003, The Provident Bank expensed $18,000, $4,050, $2,047 and $225 relating to the Supplemental Executive Savings Plan on behalf of Messrs. Pantozzi, Ward, Shell and Haagensen, respectively. The Supplemental Executive Savings Plan has also been amended to require a contribution for each participant who also participates in the Employee Stock Ownership Plan equal to the amount which would have been contributed under the terms of the Employee Stock Ownership Plan but for the tax law limitations, less the amount actually contributed under the Employee Stock Ownership Plan. The benefit payable under this portion of the Supplemental Executive Savings Plan may be calculated as if the contribution was applied to the repayment of a loan obtained to purchase shares in the stock offering, in substantially the same manner as under the Employee Stock Ownership Plan. The amendment also requires the distribution of shares equal to the value of a participant’s account balance attributable to the Employee Stock Ownership Plan component of the plan at the same time and in the same manner as the participant receives a distribution from the Employee Stock Ownership Plan.

Effective December 31, 2003 the Supplemental Executive Savings Plan was frozen, because the Employee Savings Incentive Plan was converted to a 401(k) Plan. A final Supplemental Executive Savings Plan discretionary bank contribution was made for plan year ending December 31, 2003. In addition, a final Supplemental Employee Stock Ownership Plan contribution will be made for plan year ending December 31, 2003. The Supplemental Executive Savings Plan will be frozen with respect to all future contributions and remain open only to hold assets for distribution to plan participants. Provident intends to establish a new plan to supplement the 401(k) Plan and The Employee Stock Ownership Plan in 2004.

Voluntary Bonus Deferral Plan for the Chairman. The Provident Bank maintains the Voluntary Bonus Deferral Plan for Mr. Pantozzi, which is a non-qualified plan that provides for the deferral of his bonus payments. Mr. Pantozzi may defer one-quarter, one-half or all of his bonus award for a period of five years or until the attainment of age 65. The Provident Bank established an investment fund to provide for the payment of the deferred bonus awards due under this plan and allows Mr. Pantozzi to choose, with the plan administrator’s consent, from a variety of investment options. Mr. Pantozzi will receive a lump sum payment upon a change in control, as defined in the plan, and is eligible to apply for a hardship distribution of some or all of his separate account, in the event of a financial hardship. Mr. Pantozzi has never deferred any bonus payments pursuant to this plan.

Voluntary Bonus Deferral Plan. The Provident Bank maintains the Voluntary Bonus Deferral Plan, which is a non-qualified plan that provides for the deferral of some or all of any bonus payments awarded under our management incentive bonus program. An eligible employee may defer either one-half or all of a bonus award for a period of 5 years or 10 years, or until the attainment of age 60 or 65, but in no event may any amount be deferred beyond the year in which such employee attains age 65. Deferred bonus awards are invested by The Provident Bank board, in its sole discretion, in a portfolio of assets consisting of any combination of obligations of the United States with maturities not exceeding five years in duration. An eligible employee will receive a lump sum payment upon a change in control, as defined in this plan, and is eligible to apply for a hardship distribution of some or all of his separate accounts. As of December 31, 2003, The Provident Bank had accounts totaling $358,049 on behalf of seven participants in this plan.

Employee Stock Ownership Plan and Trust. The Provident Bank implemented an employee stock ownership plan in connection with the mutual-to-stock conversion. This plan is a tax-qualified plan generally covering employees who are at least 21 years old, who have at least one year of employment with The Provident Bank or a designated affiliated corporation and who have completed at least 1,000 hours of service. As part of the conversion and offering, the employee stock ownership plan borrowed funds from Provident and used those funds to purchase a number of shares equal to up to 8% of the common stock sold in the stock offering. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from a participating employer’s discretionary contributions to the employee stock ownership plan over a period of up to 30 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty. Effective December 31, 2003 and for the remaining loan term, the interest rate shall be a fixed rate equal to the prime rate published in the Wall Street Journal on such date. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan will not vest at all in the first five years of credited service but will vest entirely upon completion of five years of credited service. In general, the employee stock ownership plan will credit participants with up to five years of service for employment prior to the adoption of a plan. A participant’s interest in his account under the plan will also fully vest in the event of a termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable in the form of common stock and/or cash. Contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Under generally accepted accounting principles, a participating employer will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate and participants will become fully vested in their account balances.

Stock Benefit Plans

The board of directors of Provident has adopted the Provident Financial Services, Inc. 2003 Stock Option Plan for non-employee directors and employees and the Provident Financial Services, Inc. 2003 Stock Award Plan for non-employee directors and key employees. Provident’s stockholders approved both plans at the 2003 annual meeting.

Set forth below is certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants 2003

Name	Options Granted(1)(#)	Percent of Total Options Granted to Employees in FY 2003	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Options Term(2)

					5% ($)	10% ($)

Paul M. Pantozzi	1,120,000	22.7%	$18.57	7/17/13	$13,080,002	$33,147,293
Kevin J. Ward	330,000	6.7%	$18.57	7/17/13	3,853,929	9,766,613
Glenn H. Shell	250,000	5.1%	$18.57	7/17/13	2,919,643	7,398,949
Gregory French	250,000	5.1%	$18.57	7/17/13	2,919,643	7,398,949
C. Gabriel Haagensen	250,000	5.1%	$18.57	7/17/13	2,919,643	7,398,949

(1)	Consists of stock options granted on July 17, 2003 that vest and become exercisable at the rate of 20% per year from the date of grant.
(2)	The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of Provident’s common stock and there is no assurance that the amounts set forth under these columns will be realized.

Set forth below is certain information concerning stock options outstanding to the Named Executive Officers at December 31, 2003. No options were exercised by the Named Executive Officers during 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT 12/31/03

Name	Shares Acquired Upon Exercise	Value Realized	Number of Options at Year-End	Value of In-The-Money Options at Year-End(1)

			Exercisable/Unexercisable (#)	Exercisable/Unexercisable ($)

Paul M. Pantozzi	—	—	0/1,120,000	0/369,600
Kevin J. Ward	—	—	0/330,000	0/108,900
Glenn H. Shell	—	—	0/250,000	0/82,500
Gregory French	—	—	0/250,000	0/82,500
C. Gabriel Haagensen	—	—	0/250,000	0/82,500

(1)	Values are based on the fair market value of Provident’s common stock on December 31, 2003 ($18.90), minus the grant price. There is no assurance that the values reflected in the table will be realized.

Compensation Plans

Set forth below is information as of December 31, 2003 regarding equity compensation plans categorized by those plans that have been approved by stockholders and those plans that have not been approved by stockholders.

Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted Average Exercise Price (2)	Number of Securities Remaining Available For Issuance Under Plan

Equity compensation plans approved by stockholders	8,346,562	(1)	$18.57	2,142,762	(3)
Equity compensation plans not approved by stockholders	—		—	—
Total	8,346,562		$18.57	2,142,762

(1)	Consists of options to purchase (i) 5,961,830 shares of common stock under the 2003 Stock Option Plan and (ii) 2,384,732 shares of common stock under the 2003 Stock Award Plan.
(2)	The weighted average exercise price reflects the exercise price of $18.57 per share for options granted under the 2003 Stock Option Plan. Does not take into effect the grant of shares of restricted stock.
(3)	Consists of options to purchase 1,018,030 shares to be granted under the 2003 Stock Option Plan and 1,124,732 shares to be awarded under the 2003 Stock Award Plan.

Ownership Reports by Officers and Directors

Provident’s common stock is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. The executive officers and directors of Provident and The Provident Bank, and beneficial owners of greater than 10% of Provident’s common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of Provident’s common stock. The Securities and Exchange Commission rules require disclosure in Provident’s Proxy Statement or Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner of Provident’s common stock to file a Form 3, 4, or 5 on a timely basis. Based on Provident’s review of ownership reports and confirmations by executive officers and directors only, no executive officer or director failed to file ownership reports on a timely basis for the year ended December 31, 2003. Provident is not aware of any 10% beneficial owners of its common stock.

Transactions With Certain Related Persons

Federal laws and regulation generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to executive officers, which loans are on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, which rate is the same as available to all employees. These loans do not involve more than the normal risk of repayment or present other unfavorable features. As of December 31, 2003 The Provident Bank had loans and loan commitments totaling $584,291 to its executive officers. The Provident Bank does not make loans to members of the board of directors or for their immediate family members.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Provident. The provisions of the Sarbanes-Oxley Act of 2002 that prohibit loans do not apply to loans made by a depository institution, such as The Provident Bank, that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Provident’s and The Provident Bank’s officers are made in conformity with the Federal Reserve Act and Regulation O.

The Provident Bank retains the law firm of Reed Smith LLP, national law firm, to perform legal services from time to time. In 2003, Reed Smith LLP was paid $30,162 for services rendered to The Provident Bank. Director Connor is a partner at Reed Smith LLP.

PROVIDENT PROPOSAL III — RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT AUDITORS OF PROVIDENT (FOR CONSIDERATION AND VOTE

BY PROVIDENT STOCKHOLDERS ONLY)

Provident’s independent auditors for the year ended December 31, 2003 were KPMG LLP. The Audit Committee has approved the engagement of KPMG LLP to be Provident’s auditors for the year ending December 31, 2004, subject to the ratification of the engagement by Provident’s stockholders at the annual meeting. Representatives of KPMG LLP are expected to attend the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders at the annual meeting.

Stockholder ratification of the selection of KPMG LLP is not required by Provident’s bylaws or otherwise. However, the board of directors is submitting the selection of the independent auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of KPMG LLP, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the best interests of Provident and its stockholders.

Audit Fees. The aggregate fees billed to Provident by KPMG LLP for professional services rendered by KPMG LLP for the audit of the Provident’s annual financial statements, review of the financial statements included in the Provident’s Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements was $309,000 and $548,5001 during the fiscal years ended December 31, 2003 and 2002, respectively.

Audit Related Fees. The aggregate fees billed to the Provident by KPMG LLP for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees,” above, was $16,500 and $19,000 during the fiscal years ended December 31, 2003 and 2002, respectively. These services included audits of Provident’s employee benefit plans.

Tax Fees. The aggregate fees billed to Provident by KPMG LLP for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning was $87,000 and $95,000 during the fiscal years ended December 31, 2003 and 2002, respectively. These services included federal and state tax compliance services, including advisory services relating to a change in the New Jersey State Corporation Business Tax in 2002.

All Other Fees. No other fees were billed to Provident by KPMG LLP during the fiscal years ended December 31, 2003 and 2002, other than the fees described above.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as auditor of Provident Financial Services, Inc.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve tax planning and tax advisory services not prohibited by law to be performed by the independent auditor and associated fees up to a maximum fee not to exceed $25,000 per service, provided the Chair reports any such decision to pre-approve such tax-related services to the full Audit Committee at its next regular meeting. The full Audit Committee pre-approves all other services to be performed by the independent auditor and the related fees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.

1 Includes audit services rendered in connection with Provident’s registration statement and prospectus, including the audited consolidated financial statements presented therein, prepared and filed with the Securities and Exchange Commission in connection with The Provident Bank’s mutual-to-stock conversion and Provident’s related stock offering and issuance of comfort letters to the board of directors and underwriters.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Provident’s executive office, 830 Bergen Avenue, Jersey City, New Jersey 07306-4599, no later than February 6, 2005. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

The bylaws of Provident provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Corporate Secretary of Provident not less than ninety (90) days prior to the date of Provident’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Provident to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

FIRST SENTINEL PROPOSAL II — ELECTION OF DIRECTORS (FOR

CONSIDERATION AND VOTE BY FIRST SENTINEL STOCKHOLDERS ONLY)

General

First Sentinel’s board of directors currently consists of eight members. Each of the eight members of First Sentinel’s board of directors also serves as a director of First Savings Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified. However, the three nominees listed below will serve as directors of First Sentinel until the merger with Provident is consummated or, if the merger with Provident is not consummated, for a term of three years each.

Messrs. George T. Hornyak, Jr., John P. Mulkerin and Jeffries Shein, all incumbent directors with terms expiring at the annual meeting, have been nominated to stand for election at the First Sentinel annual meeting. Each of the nominees is presently a director of First Sentinel and First Savings Bank. There are no arrangements or understandings between First Sentinel and any director or nominee pursuant to which such person was elected or nominated to be a director of First Sentinel. None of the nominees is being proposed for election pursuant to any agreement or understanding between any person and First Sentinel. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed [INSERT COLOR] proxy card, if executed and returned, will be voted “FOR” the election of all nominees.

In the event that any nominee is unable or declines to serve for any reason, the persons named in the proxy card will vote with respect to a substitute nominee designated by First Sentinel’s present board of directors. First Sentinel’s board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

FIRST SENTINEL’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

ELECTION OF THE NOMINEES NAMED IN THIS JOINT PROXY

STATEMENT/PROSPECTUS.

Who Our Directors and Executive Officers Are

The following table sets forth certain information, as of March 1, 2004, regarding the nominees for election as directors and the continuing directors, as well as the executive officers named in the First Sentinel summary compensation table appearing in this document. The table also sets forth the number of shares and percentage of First Sentinel common stock beneficially owned by each director and named executive officer and by all directors and executive officers as a group.

	Positions(s) held with First Sentinel Bancorp, Inc. and/or First Savings Bank	Age	Director/ Executive Officer Since (1)	Expiration of Term	Amount and Nature of Beneficial Ownership (2)(3)(4)(5)(6)	Percent of Class(7)
Nominees:
George T. Hornyak, Jr.	Director	54	1999	2007	710,952	2.50%

John P. Mulkerin	Director	66	1987	2007	793,390	2.78%

Jeffries Shein	Director	64	1985	2007	628,203	2.22%

Continuing Directors:

Christopher Martin	Director, President and Chief Executive Officer	47	1984	2006	375,192	1.33%

Keith H. McLaughlin	Director	68	1983	2006	288,692	1.02%

Philip T. Ruegger, Jr.	Director	77	1983	2006	476,650	1.68%

Joseph Chadwick	Director	61	1999	2005	526,864	1.86%

Walter K. Timpson	Director	81	1964	2005	275,557	*

Named Executive Officers:

Ann C. Clancy	Executive Vice President, General Counsel and Secretary	40	1998	—	25,535	*

Nancy E. Graves	Executive Vice President and Chief Operating Officer	51	2003	—	11,331	*

Thomas M. Lyons	Executive Vice President and Chief Financial Officer	39	1999	—	21,504	*

Richard Spengler	Executive Vice President and Chief Lending Officer	42	1983	—	202,358	*

Stock ownership of all directors and executive officers as a group (13 persons)		—	—	—	5,380,311	18.33%

*	Less than 1 percent
(1)	Includes years of service as a director or executive officer of First Savings Bank.
(2)	Each person or relative of such person whose shares are included in the table, exercises sole voting and dispositive powers as to the shares reported as of March 1, 2004, except the following individuals may be deemed to share voting and investment power as indicated: Mr. Hornyak, 13,496 shares; Mr. Mulkerin, 20,250 shares; Mr. Shein, 93,988 shares; Mr. Martin, 112,772 shares; Mr. McLaughlin, 134,744 shares; Mr. Ruegger, 135,944 shares; Mr. Chadwick, 131,991 shares and all directors and executive officers as a group, 688,325 shares.
(3)	The figures shown include the following shares which may be acquired upon the exercise of stock options that are, or will become, exercisable within 60 days of March 1, 2004: Mr. Hornyak, 216,176 shares; Mr. Mulkerin, 300,000 shares; each of Mr. Shein, Mr. McLaughlin and Mr. Ruegger, 96,955 shares; Mr. Martin, 25,000 shares; Mr. Chadwick, 122,076 shares; Mr. Timpson, 82,750 shares; Ms. Graves, 6,666 shares; Mr. Spengler, 46,500 shares; and all directors and executive officers as a group, 1,090,033 shares.
(4)	The figures shown include unvested restricted stock that have been awarded to individuals as follows: Mr. Martin, 8,000 shares; Ms. Clancy, 1,625 shares; Ms. Graves, 3,332 shares; Mr. Lyons, 1,625 shares; Mr. Spengler, 2,750 shares; and all directors and executive officers as a group, 18,457 shares. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.
(5)	The figures shown include the following shares that have been allocated as of December 31, 2003 to individual accounts of participants in the First Savings Bank Employee Stock Ownership Plan: Mr. Martin, 40,570 shares; Ms. Clancy, 7,659 shares; Mr. Lyons, 4,286 shares; Mr. Spengler, 28,784 shares; and all directors and executive officers as a group, 140,238 shares. Such persons have voting power (subject to the legal duties of the Employee Stock Ownership Plan Trustee), but no investment power, except in limited circumstances, as to such shares.
(6)	The figure shown for all directors and executive officers as a group includes 963,814 shares held in custodial accounts pursuant to the First Savings Bank Directors’ Deferred Fee Plan, over which the Compensation Committee of the board of directors has sole voting power. The members of the Compensation Committee each disclaim beneficial ownership of such shares.
(7)	Based on the 28,268,402 total outstanding shares as of March 1, 2004, plus the number of shares which such person or group of persons has the right to acquire within 60 days after March 1, 2004.

Biographical Information

Directors

Joseph Chadwick, a former director of Pulse Bancorp, Inc., joined the board of First Sentinel in 1999 following the merger of Pulse with First Sentinel. Mr. Chadwick is President of Thomas and Chadwick/Riverside Supply Company, a retailer of building supplies. He has held this position since 1971.

George T. Hornyak, Jr. also joined the board of First Sentinel in 1999 following the merger of Pulse with First Sentinel. Mr. Hornyak had been the President and Chief Executive Officer of Pulse since 1989 and was a director of Pulse. He also serves as a director of Mercer Insurance Group, Inc., an insurance company whose common stock is registered under Section 12 of the Securities Exchange Act of 1934 and is traded on the Nasdaq Stock Market. Mr. Hornyak has been a private investor for the past five years.

Christopher Martin is the President and Chief Executive Officer of both First Sentinel and First Savings Bank. Mr. Martin was named President in 2002 and Chief Executive Officer as of January 1, 2003. He has served as a member of both boards of directors since 1996. Prior to assuming his current position, Mr. Martin served as Chief Operating Officer since 1996, Chief Financial Officer from 1989 until 2001, and as an Executive Vice President since 1994. He joined First Savings Bank in 1984. Mr. Martin is also the President and a director of FSB Financial LLC, Sentinel Investment Corp. and 1000 Woodbridge Center Drive, Inc., First Savings Bank’s subsidiaries.

Keith H. McLaughlin joined the board of First Savings Bank in 1983. Until his retirement in 2001, Mr. McLaughlin served as the President and Chief Executive Officer of Raritan Bay Medical Center, which operates acute care hospitals in Perth Amboy and Old Bridge, New Jersey. Mr. McLaughlin also serves as a director of Medical Liability Insurance Company.

John P. Mulkerin is the former President and Chief Executive Officer of both First Sentinel and First Savings Bank. He retired as Chief Executive Officer effective December 31, 2002, but remains a director of both First Sentinel and First Savings Bank. Prior to being named President and Chief Executive Officer in 1995, Mr. Mulkerin served as Executive Vice President and General Counsel of First Savings Bank. He joined First Savings Bank in 1987. Mr. Mulkerin is also a member of the board of directors of Middlesex Water Company, Raritan Bay Medical Center and Daytop Village Foundation. Middlesex Water Company is a water utility whose common stock is registered under Section 12 of the Securities Exchange Act of 1934 and is traded on the Nasdaq Stock Market. He also serves as Chairman of the Middlesex County College Foundation and as a member of the Board of Trustees of the Metuchen Diocese of Catholic Charities.

Philip T. Ruegger, Jr. has served as Chairman of the board of First Sentinel and First Savings Bank since 2000. He joined the board of First Savings Bank in 1983. Mr. Ruegger has been an independent investor for the last six years. For more than 20 years, he was President of Northwest Construction Co., a real estate construction and management firm. Mr. Ruegger served as director of the National Bank of New Jersey, a commercial bank, from 1968 through 1981.

Jeffries Shein joined the board of First Savings Bank in 1985. He has been a principal with JGT Management Co., LLC, a commercial real estate brokerage firm, since 1972. Mr. Shein serves on the board of directors of Middlesex Water Company and the board of directors of Raritan Bay Health Services Corp.

Walter K. Timpson joined the board of First Savings Bank in 1964 and served as Chairman of First Savings Bank’s and First Sentinel’s boards of directors from June 1996 until May 2000. Mr. Timpson has operated a real estate appraisal firm in Metuchen, New Jersey, for over forty years.

Executive Officers Who Are Not Directors

Ann C. Clancy serves as Executive Vice President, General Counsel and Corporate Secretary of First Sentinel and First Savings Bank. She also serves as First Sentinel’s Investor Relations Officer. Ms. Clancy joined First Savings Bank in 1998 as Vice President and General Counsel. She was named Senior Vice President in 1999, and in 2003 was named Executive Vice President. Prior to joining First Savings Bank, Ms. Clancy was an attorney with a Washington, D.C. law firm for 10 years.

Nancy E. Graves joined First Savings Bank as Executive Vice President and Chief Operating Officer in April 2003. Prior to joining First Savings Bank, Ms. Graves was a Senior Vice President for Mark Twain Bancshares Inc. for nine years until 1998. She then founded and served as President of her own management consulting firm, offering marketing and sales strategic planning services, from 1998 until 2001. From 2001 until 2003, Ms. Graves served as Chief Administrative Officer and Senior Vice President of Heartland Bank in St. Louis. Ms. Graves is also a director of Sentinel Investment Corp., a subsidiary of First Savings Bank.

Karen Iacullo-Martino is Executive Vice President and Auditor for First Savings Bank. She served as First Savings Bank’s Senior Vice President and Auditor since 1990 and was named Executive Vice President in 2003. Ms. Iacullo-Martino has also served as First Savings Bank’s Compliance and Security Officer since 1987. She joined First Savings Bank in 1984.

Thomas M. Lyons is Executive Vice President and Chief Financial Officer of First Sentinel and First Savings Bank. He was named Senior Vice President and Chief Financial Officer of First Savings Bank in April 2001 and appointed to the same position at First Sentinel in January 2002. He was named Executive Vice President in 2003. Mr. Lyons joined First Savings Bank in September 1999 as Vice President and Chief Accounting Officer. Prior to joining First Sentinel, he was Vice President and Controller of United National Bancorp, a financial institution holding company. Mr. Lyons is also a director of FSB Financial LLC, Sentinel Investment Corp. and 1000 Woodbridge Center Drive, Inc., First Savings Bank’s subsidiaries.

Richard Spengler serves as Executive Vice President and Chief Lending Officer of First Savings Bank. Mr. Spengler joined First Savings Bank in 1983 as a loan originator. He was appointed Vice President of Mortgage Operations in 1991. In January 1995, Mr. Spengler was named Senior Vice President-Chief Lending Officer, and in 1999, he was named Executive Vice President. Mr. Spengler also serves as a director of 1000 Woodbridge Center Drive, Inc., a subsidiary of First Savings Bank.

There are no arrangements or understandings between First Sentinel and any executive officer pursuant to which such person was selected to be an executive officer of First Sentinel.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires First Sentinel’s executive officers and directors, and persons who own more than 10% of First Sentinel common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to provide copies of such reports to First Sentinel. Based solely on its review of copies of such reports provided to First Sentinel, or written representations that no forms were necessary, First Sentinel believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one late Form 4 report was filed by Nancy E. Graves, Executive Vice President and Chief Operating Officer, on December 19, 2003, to report a grant of shares on December 16, 2003, due to difficulties in the electronic transmission of the report. In addition, one late Form 4 report was filed by Keith H. McLaughlin, a director, on March 25, 2004, to report 3,449 shares purchased by a family member pursuant to First Sentinel’s conversion from a mutual holding company to a fully public company in 1998 and 146 shares which have accumulated over time through one or more brokerage accounts.

Compensation of Directors and Executive Officers

Directors’ Compensation

Directors’ Fees. Directors of First Sentinel received an annual retainer of $2,500 and special meeting attendance fees of $4,000 during 2003. Directors of First Savings Bank received a monthly retainer of $2,000. Directors who are not employees of First Savings Bank received $900 for each board meeting attended and $350 for each committee meeting attended. Committee chairmen received an additional $100 for each meeting attended.

Directors’ Deferred Fee Plan. First Savings Bank maintains the First Savings Bank Deferred Fee Plan. Under the Deferred Fee Plan, directors may elect to defer all or part of their fees and have them credited to a deferred money account. At the end of each fiscal quarter, the amount credited to the deferred money account is converted into shares of First Sentinel common stock according to the stock price at that time and credited to a stock account or the deferred money is used to purchase shares which are held in a trust account. Any balance credited to the stock account will be adjusted to reflect stock dividends or splits, and cash dividends will be credited to the stock account. First Savings Bank will distribute a participant’s account in stock when the participant ceases to be a director, retires or attains age 65 (or some other age specifically elected by the director), unless First Savings Bank determines it serves its best interests or the best interests of the director to disburse these funds at an earlier date. The Deferred Fee Plan was amended, effective October 1, 2003, to require that all future distributions be made in First Sentinel common stock and that all cash dividends be reinvested in First Sentinel common stock. Prior to the amendment, participants were entitled to elect to receive distributions in the form of cash, First Sentinel common stock, or a combination thereof and to retain cash dividends in a deferred money account. The Deferred Fee Plan replaces the Agreement for Deferment of Directors’ Fees and the First Savings Bank, SLA 1992 Deferred Fee Stock Unit Plan previously in effect.

Retirement Plan. First Savings Bank also maintains the First Savings Bank Non-employee Director Retirement Plan, a nonqualified, unfunded retirement plan for directors who are not employees, have served as a director for five (5) continuous years, and who retire from the board of directors at or after the age of 55. Benefits, in general, are either equal to all or a portion of the annual retainer received by a board member at the time of retirement, depending upon the director’s age and length of service at retirement. A participant in the Director Retirement Plan who retires at or after the age of 70, or at or after the age of 55 with 10 years of continuous service, will receive the maximum benefit. Benefits are paid monthly, to the director or his or her surviving spouse, for the lesser of seven (7) years or the director’s years of service on the board. Participation in the plan is limited to those non-employee directors serving on the board as of May 21, 2002.

In the event of a change in control, as defined in the Director Retirement Plan, however, each participant’s benefit may be increased or accelerated. The merger will, upon its effective date, be considered a change in control for purposes of the Director Retirement Plan. Each participant who would not otherwise have satisfied the minimum requirements will be treated as meeting such requirements and will receive the minimum benefit. Each participant who has not yet begun receiving benefits may choose to receive a lump sum payment in lieu of installments. Each participant who is collecting his benefit may choose to receive the remainder of his benefit in a lump sum payment in lieu of installments.

Executive Compensation

Pursuant to the rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report and the following stock performance graph shall not be deemed incorporated by reference to any general statement incorporating by reference this Joint Proxy Statement/Prospectus into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that First Sentinel specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Compensation Committee Report

General. The following is a report of the Compensation Committee of First Sentinel’s board of directors regarding executive compensation. The First Sentinel Compensation Committee membership and duties are described on page     .

Compensation Policies. The Compensation Committee generally seeks to provide competitive executive compensation packages with financial reward opportunities tied to performance. As a result, the Compensation Committee structures the executive compensation programs in a manner intended to generate total individual compensation levels approximating market average when financial results are comparable to average performance in the regional savings industry. First Sentinel emphasizes the use of performance-based cash incentives and equity compensation to raise overall executive compensation to that of First Sentinel’s peers. This structure also allows the Compensation Committee to design the overall executive compensation program to allow for increases or decreases in compensation based on varying levels of performance. The Compensation Committee measures performance primarily based on return on equity and First Sentinel’s success in maintaining capital strength while achieving strategic growth in target markets.

The basic elements of First Sentinel’s executive compensation program include base salary, annual incentives, long-term equity-based incentives and certain other benefit arrangements, such as retirement programs.

Compensation Committee Considerations for Fiscal 2003. For 2003, the Compensation Committee utilized the results of a compensation review performed for First Sentinel in late 2002 by an independent, nationally recognized compensation consultant. The consulting firm evaluated First Sentinel’s compensation levels for all officers relative to First Sentinel’s peer group. The peer group selected by the consultant was comprised of stock banks and thrifts of comparable asset size located within the Mid-Atlantic region. The study reviewed officers’ total compensation, cash compensation, equity compensation and long term incentives. Each component of compensation was benchmarked against the 50% percentile of the peer group for each individual officer. The results of the study were considered by the Compensation Committee in determining 2003 salary increases, annual incentive and equity compensation. Based on the consultant’s recommendations, in 2003, the Compensation Committee approved, and First Sentinel implemented, a new annual incentive program for officers and adopted the First Sentinel Bancorp, Inc. 2003 Key Employee Equity Compensation Plan, both of which are described below.

Components of Executive Compensation.

Base Salary. The Compensation Committee reviews the base salary of executive and non-executive officers on an annual basis. As part of its review, the Compensation Committee considered information prepared by the outside compensation consultant on practices of a peer group of comparably sized stock banks and thrifts in the same geographic area. The compensation study furnished by the compensation consulting firm in late 2002 indicated that First Sentinel’s base salary levels for executive officers fell below median levels for its peer group. As a result, base salary increases for 2003 were designed both to reflect individual performance and raise general executive salary levels closer to median compensation levels for the peer group. The Compensation Committee determines annual salaries of executive officers relative to the ranges of salaries reflected in the peer group analysis, together with a subjective assessment of each executive officer’s knowledge, experience and contribution to First Sentinel’s performance. These factors are considered subjectively in the aggregate and none of the factors are accorded specific weight.

Annual Incentive Program. The Annual Incentive Program provides senior officers of First Savings Bank an opportunity to earn additional compensation upon the achievement of predetermined goals, including annual return on equity. The Annual Incentive Program was modified for 2003, based upon the compensation consultant’s recommendations. The modified program awards incentives based on up to three different award objectives: overall company, department and individual performance. At the beginning of each year, the Compensation Committee establishes performance goals for First Sentinel, each department and individual officers. The three components are weighted differently, according to officer tiers, and together comprise a total target award level for each officer, expressed as a percentage of salary that also varies based on the officer’s position. A maximum target award level is also established to recognize exceptional performance.

Individual awards are determined at year-end by measuring an officer’s performance relative to the achievement of the goals of First Savings Bank and First Sentinel, the respective department, and the officer’s individual goals. If any of the component award objectives are not achieved, an officer is not eligible to receive that portion of his or her target award level. The Compensation Committee certified the achievement of First Sentinel, department and individual performance goals at year-end.

Equity-Based Compensation. First Sentinel maintains the 1998 Stock-Based Incentive Plan under which executive officers may receive awards of common stock and grants of options to purchase common stock. The Compensation Committee believes that stock ownership by the executive officers provides a significant incentive in building stockholder value by further aligning the interests of management with stockholders. The value of this component of compensation increases if First Sentinel common stock appreciates in value. The Compensation Committee considers both outstanding and newly awarded equity-based incentives in determining annual compensation. Based on the compensation consultant’s recommendations, in 2003, the Compensation Committee awarded stock options and restricted stock awards available for grant under the 1998 Stock-Based Incentive Plan to newly hired officers, persons promoted to officer and to certain officers based upon individual performance. The merger will, upon its effective date, be considered a change in control for purposes of the 1998 Stock-Based Incentive Plan.

In 2003, the Compensation Committee approved and First Sentinel adopted the First Sentinel Bancorp, Inc. 2003 Key Employee Equity Compensation Plan, which was subsequently approved by First Sentinel’s stockholders. The Compensation Committee approved the 2003 Key Employee Equity Compensation Plan based upon the recommendations of the independent compensation consultant as an important component of First Sentinel’s overall employee compensation philosophy. The Compensation Committee also considered that most of the restricted stock awards and stock options available under the 1998 Stock-Based Incentive Plan had been granted and vested. The 2003 Key Employee Equity Compensation Plan is similar to the 1998 Stock-Based Incentive Plan in that it allows First Sentinel to use stock options and restricted stock to reward performance and build the participants’ equity interests in First Sentinel by providing long-term incentives and rewards to officers and employees who provide services to First Sentinel. In 2003, the Compensation Committee granted restricted stock awards to certain officers based upon individual performance. The Compensation Committee did not grant any stock options under the 2003 Key Employee Equity Compensation Plan in 2003. The merger will, upon its effective date, be considered a change in control for purposes of the 2003 Key Employee Equity Compensation Plan.

Compensation of the Chief Executive Officer. After taking into consideration the factors discussed in this report, including surveys, the overall qualitative performance of the Chief Executive Officer in managing First Sentinel and First Savings Bank during fiscal 2002, and the capital strength of First Sentinel and its return on equity, the Compensation Committee increased Mr. Martin’s base salary by 16.7% to $350,000 for 2003. In addition to base salary, Mr. Martin received a cash bonus of $133,000 under the 2003 Annual Incentive Program due to the attainment of target performance levels and the Compensation Committee’s evaluation of Mr. Martin’s overall contribution toward this achievement.

Tax Deductibility of Executive Officer Compensation

Section 162(m) of the Internal Revenue Code imposes a $1,000,000 annual limit, per executive officer, on First Sentinel’s federal tax deduction for certain types of compensation paid to the executive officers named in the summary compensation table. It has been the Compensation Committee’s practice to structure the compensation and benefit programs offered to the named executive officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including First Sentinel’s tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances. After considering these factors, the Compensation Committee may decide to authorize payments all or part of which would be nondeductible for federal tax purposes. Certain payments were made to Mr. Martin in 2003 in settlement of First Sentinel’s obligations under nonqualified deferred compensation plans. These payments were made for corporate tax planning purposes in anticipation of the merger and may be subject to this deduction limit.

Compensation Committee of First Sentinel Bancorp, Inc.

Philip T. Ruegger, Jr. (Chairman)	Jeffries Shein
George T. Hornyak, Jr.	Walter K. Timpson

Stock Performance Graph.

The graph below compares the performance of First Sentinel common stock with that of the total return for the S&P 500 Index, the Nasdaq-Total US Index and the SNL Thrift Index (as reported by SNL Financial LC). The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below. The index level was set to $100 on December 31, 1998.

Comparative Five-Year Total Returns

First Sentinel Bancorp, Inc.,

The Nasdaq Stock Market, the SNL Thrift Index and the S&P 500

December 31, 1998 – December 31, 2003

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

First Sentinel Bancorp, Inc.	100.00	100.49	152.22	170.02	200.46	302.40
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
S&P 500	100.00	121.11	110.34	97.32	75.75	97.40
SNL Thrift Index	100.00	81.69	130.44	139.42	166.32	235.45

There can be no assurance that future stock performance will continue with the same or similar trends as those depicted in the graph above.

Summary Compensation Table. The following table sets forth certain information about the compensation paid by First Sentinel to the Chief Executive Officer and the four other most highly compensated executive officers according to salary and bonus during 2003, 2002 and 2001.

	Fiscal Year Ended	Annual Compensation		Long-Term Compensation		All Other Compensation(8)
Name and Principal Positions		Salary (2)(3)	Bonus(4)	Restricted Stock Awards ($)(6)	Securities Underlying Options/SARs (#)(7)
Christopher Martin President and Chief Executive Officer	2003 2002 2001	$380,500 326,900 301,400	$133,000 106,875 103,125	$189,760 — —	— — —	$522,722 54,942 49,248

Ann C. Clancy Executive Vice President, General Counsel and Corporate Secretary	2003 2002 2001	162,000 150,000 143,000	40,014 27,360 25,025	36,663 — —	— 5,400 —	45,348 24,682 22,061

Nancy E. Graves(1) Executive Vice President, Chief Operating Officer	2003	142,500	48,750	74,310	20,000	—

Thomas M. Lyons Executive Vice President, Chief Financial Officer	2003 2002 2001	135,000 98,000 93,000	33,750 16,275 13,200	36,663 — —	— 5,400 —	37,938 19,089 17,393

Richard Spengler Executive Vice President, Chief Lending Officer	2003 2002 2001	170,000 158,000 150,000	41,438 35,550 32,060	63,975 — —	— — —	47,480 30,488 27,794

(1)	Ms. Graves started employment with First Savings Bank on March 31, 2003.
(2)	Includes directors’ fees paid to Mr. Martin in 2003, 2002 and 2001.
(3)	Includes amounts of salary deferred pursuant to the Incentive Savings Plan for Employees of First Savings Bank (401(k)) and payroll deductions under First Savings Bank’s health insurance plan.
(4)	Includes bonuses granted pursuant to First Savings Bank’s Annual Incentive Program. Under this plan, bonuses are awarded by the Compensation Committee based upon achieving certain predetermined performance levels and other identifiable goals.
(5)	First Savings Bank provides certain executive officers with non-cash benefits and perquisites, such as the use of bank-owned automobiles. Management of First Savings Bank believes that the aggregate value of these benefits for each year included in the table does not, in the case of any executive officer, exceed $50,000 or 10% of the aggregate salary and bonus reported for the officer in the table. First Sentinel does not maintain a long-term incentive plan.
(6)	Under First Sentinel’s 1998 Stock-Based Incentive Plan, Mr. Martin, Ms. Clancy, Mr. Lyons and Mr. Spengler were awarded 8,000 shares, 1,250 shares, 1,250 shares, and 2,500 shares of common stock, respectively, on January 22, 2003 at a grant price of $14.37 per share, based on the closing price of First Sentinel’s common stock on that date. Ms. Graves was awarded 2,665 shares of First Sentinel’s common stock under the same plan on March 31, 2003, at a grant price of $13.85 per share, based on the closing price of First Sentinel’s common stock on that date. Shares awarded under the 1998 Stock-Based Incentive Plan vest in two equal installments beginning on December 16, 2003 and ending on December 16, 2004. Dividends paid by First Sentinel will be accrued for plan share awards until such awards have vested, at which time all accrued dividends will be paid to the award recipient. Under First Sentinel’s 2003 Key Employee Equity Compensation Plan, Mr. Martin, Ms. Clancy, Ms. Graves, Mr. Lyons and Mr. Spengler were awarded 4,000 shares, 1,000 shares, 2,000 shares, 1,000 shares and 1,500 shares of First Sentinel’s common stock, respectively, on December 16, 2003, at a grant price of $18.70 per share, based on the closing price of First Sentinel’s common stock on that date. Shares awarded under this Plan become fully vested on December 16, 2004. Dividends paid by First Sentinel will be accrued for plan share awards until such awards have vested, at which time all accrued dividends will be paid to the award recipient. The aggregate number of shares awarded to Mr. Martin, Ms. Clancy, Ms. Graves, Mr. Lyons and Mr. Spengler under the 1998 Stock-Based Incentive Plan and the 2003 Key Employee Equity Compensation Plan had a market value of $253,800, $47,588, $98,665, $47,588 and $84,600, respectively, at December 31, 2003. The dollar amounts set forth in the table represent the aggregate market value of the shares awarded on the dates of grant. At December 31, 2003, Mr. Martin, Ms. Clancy, Ms. Graves, Mr. Lyons and Mr. Spengler held, in the aggregate, unvested restricted stock awards of 17,500 shares, 2,625 shares, 3,333 shares, 2,825 shares and 6,950 shares, respectively, with a market value of $370,125, $55,519, $70,493, $59,749 and $146,993, respectively.
(7)	For a discussion of options and stock appreciation rights granted under the 1998 Stock-Based Incentive Plan, see the Fiscal Year-End Option/SAR Values table.
(8)	Includes $3,000, $2,252, $2,025 and $2,256 contributed by First Savings Bank in 2003 to the accounts of Mr. Martin, Ms. Clancy, Mr. Lyons and Mr. Spengler, respectively, under the Incentive Savings Plan for Employees of First Savings Bank (401(k)). The figures also include $53,205, $43,096, $35,913, and $45,224 contributed by First Savings pursuant to First Savings Bank’s Employee Stock Ownership Plan in 2003 allocated for the benefit of Mr. Martin, Ms. Clancy, Mr. Lyons and Mr. Spengler, respectively. Ms. Graves was not a participant in the Incentive Savings Plan or the First Savings Bank Employee Stock Ownership Plan. Also includes $466,517 paid by First Savings Bank in 2003 to Mr. Martin as a full payout upon termination of the First Savings Bank Supplemental Executive Retirement Plan II pursuant to the Merger Agreement.

Employment Agreements. First Sentinel and First Savings Bank have entered into employment agreements with Mr. Martin, effective as of November 15, 2000. The employment agreements are intended to ensure that First Sentinel and First Savings Bank will be able to maintain a stable and competent management base. The employment agreements have rolling three-year terms unless and until the executive, First Sentinel or First Savings Bank choose to convert to a fixed three-year term. These agreements provide for a minimum current annual salary of $425,000 for Mr. Martin as of 2004 and participation on generally applicable terms and conditions in other compensation and fringe benefit plans to the extent that First Savings Bank continues those plans. The base salary will be reviewed at least annually by the boards of directors of First Sentinel and First Savings Bank.

First Sentinel and First Savings Bank may discharge Mr. Martin, and Mr. Martin may resign, at any time, with or without cause. If First Sentinel or First Savings Bank terminates Mr. Martin’s employment without cause, however, First Sentinel and First Savings Bank will owe Mr. Martin severance benefits generally equal to the value of the cash compensation and fringe benefits that he would have received if he had continued working for three years. The same severance benefits would be payable if he resigns during the term following: (i) failure to re-elect him to his current offices or board seats; (ii) a material change in his functions, duties or responsibilities; (iii) a relocation of his principal place of employment by more than 25 miles; (iv) liquidation or dissolution of First Sentinel or First Savings Bank; (v) non-renewal of the agreement by First Sentinel or First Savings Bank; (vi) a material reduction in benefits, unless the reduction is general in nature and applicable on a nondiscriminatory basis; or (vii) a breach of the agreement by First Sentinel or First Savings Bank. First Sentinel and First Savings Bank would also continue, and pay for, Mr. Martin’s life, health and disability coverage for the remaining term of the employment agreements.

Under the employment agreements, if Mr. Martin’s service is terminated following a change in control of First Sentinel or First Savings Bank, he will be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) three times the average of the three preceding years’ compensation. First Sentinel and First Savings Bank would also continue his life, health, and disability coverage for 36 months. Payments made to Mr. Martin upon a change in control may constitute “excess parachute payments” as defined under section 280G of the Internal Revenue Code of 1986, as amended, which may result in the imposition of an excise tax on Mr. Martin and the denial of federal income tax deductions for such excess amounts for First Sentinel or First Savings Bank. Under the employment agreements, First Sentinel or First Savings Bank would reimburse Mr. Martin for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, Mr. Martin would retain approximately the same net after-tax amounts under the employment agreement that he would have retained if there was no excise tax.

In accordance with the merger agreement with Provident, First Sentinel and First Savings Bank have entered into an agreement with Mr. Martin, effective as of December 19, 2003, pursuant to which approximately $3,027,324 was paid to Mr. Martin in December 2003 in satisfaction of payments owed under the First Savings Bank Supplemental Executive Retirement Plan and the Amended and Restated First Savings Bank Supplemental Executive Retirement Plan II, and approximately $2,488,932 will be paid to Mr. Martin in satisfaction of other cash severance payments owed under the employment agreements upon completion of the merger with Provident. Under the agreement, Mr. Martin has waived his rights to receive a tax indemnity payment under the employment agreements. Mr. Martin has also agreed that if he has an “excess parachute payment” under Section 280G of the Internal Revenue Code, he will reduce a portion of the cash severance payment payable to him in 2004 to an amount sufficient to avoid such excess parachute payment.

Payments under the employment agreement with First Savings Bank are guaranteed by First Sentinel in the event that First Savings Bank fails to make its payments. Payments under the employment agreement with First Sentinel will be made by First Sentinel. Payments or benefits arising out of similar provisions from the First Sentinel and First Savings Bank employment agreements will be counted only once for Mr. Martin. All reasonable costs and legal fees paid or incurred by Mr. Martin pursuant to any dispute or question of interpretation relating to the employment agreements will be paid by First Savings or First Sentinel, respectively, if Mr. Martin is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that First Sentinel and First Savings Bank shall indemnify Mr. Martin to the fullest extent allowable under Delaware and New Jersey law, respectively.

Change in Control Agreements. First Savings has also entered into three-year change in control agreements with Messrs. Richard Spengler, John F. Cerulo, Jr., Richard P. St. George and Thomas M. Lyons, and Ms. Ann C. Clancy, Ms. Nancy E. Graves and Ms. Karen Iacullo-Martino. The term of these agreements is perpetual until First Savings Bank gives notice of non-renewal, at which time the term is fixed for three years. First Savings Bank generally may terminate any of these officers’ employment, with or without cause, at any time prior to a change in control. If, however, one of these officer’s employment is terminated following a change in control, without cause, whether by the officer, First Savings Bank or its successor, the officer will be entitled to receive severance benefits equal to three times the officer’s average annual compensation for the three years preceding termination. Annual compensation will include base salary and any other taxable income paid by First Sentinel or First Savings Bank, including bonus, retirement benefits, director or committee fees and fringe benefits, as well as contributions made to, or benefits accrued under, any employee benefit plan. First Sentinel and First Savings Bank will also continue, and pay for, the officer’s life, health and disability coverage for the severance term. Payments to the officers under the change in control agreements are guaranteed by First Sentinel if payments or benefits are not paid by First Savings Bank. Such payments will be capped at $1 less than the amount that would constitute an excess parachute payment under section 280G of the Internal Revenue Code, unless such amount, after employment and income taxes are imposed, is less than the severance payment amount after any excise, employment and income taxes are imposed.

In accordance with the merger agreement with Provident, First Sentinel and First Savings Bank have entered into agreements with Messrs. Richard Spengler, John F. Cerulo, Jr., Richard P. St. George and Thomas M. Lyons, and Ms. Ann C. Clancy, Ms. Nancy E. Graves and Ms. Karen Iacullo-Martino pursuant to which cash severance payments of approximately $1,119,517, $577,753, $583,609, $587,404, $729,717, $806,031 and $696,097 will be paid to each, respectively, in satisfaction of change in control payments owed under the change in control agreements upon completion of the merger with Provident.

All reasonable costs and legal fees incurred by an officer pursuant to any dispute or question of interpretation relating to the change in control agreements will be paid by First Savings if the officer is successful with any legal judgment, arbitration or settlement. The change in control agreements also provide that First Savings Bank indemnify officers to the fullest extent allowable under New Jersey law.

Option Plans. First Sentinel maintains the 2003 Key Employee Equity Compensation Plan, the 1998 Stock-Based Incentive Plan and the 1996 Omnibus Incentive Plan, which provide discretionary awards to directors, officers and employees of First Savings Bank. All option awards are determined by the Compensation Committee.

The following table summarizes the grant of options during 2003 to the named executive officers. The table discloses the gain that would be realized if the stock options were exercised when the stock price had appreciated by the percentage rates indicated.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Number of Securities Underlying Options/SARs Granted (#)		Percent of Total Options/SARs to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	5%	10%

Nancy E. Graves	20,000	(1)	76.9%	$13.85	3/31/13	$174,500	$440,400

(1)	These options were granted under the 1998 Stock-Based Incentive Plan on March 31, 2003. The options vest in three equal installments beginning on December 16, 2003 and ending on December 16, 2005. The options were not granted in tandem with any limited stock appreciation rights.

The following table provides certain information with respect to the number of shares of common stock represented by outstanding stock options held by the named executive officers as of December 31, 2003.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at December 31, 2003		Value of Unexercised In-the-Money Options/SARs at December 31, 2003(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher Martin	260,000	$3,217,875	25,000	—	$434,375	—
Ann C. Clancy	30,400	353,000	—	—	—	—
Nancy Graves	—	—	6,666	13,334	48,662	97,338
Thomas M. Lyons	30,400	353,000	—	—	—	—
Richard Spengler	50,470	653,366	46,500	—	564,975	—

(1)	The value of the in-the-money options represents the difference between the fair market value of the common stock of $21.15 per share as of December 31, 2003 and the exercise price per share of the options. All options granted under the 1996 Omnibus Incentive Plan had an exercise price of $3.78 per share. All options granted under the 1998 Stock-Based Incentive Plan had an exercise price of $9.00 per share, with the exception of 20,000 of Ms. Graves’ options which were granted on March 31, 2003 with an exercise price of $13.85.

Pension Plan. First Savings is a participant in the Financial Institutions Retirement Fund, a multi-employer defined benefit pension plan. All employees age 21 or older who have completed one year of service are eligible to participate in this pension plan. Retirement benefits are based upon a formula utilizing years of service and average compensation. Participants are vested 100% upon the completion of five years of service. Effective August 1, 2003, First Savings Bank amended its pension plan to reduce the retirement benefit and closed the plan to new participants hired on or after that date.

The Financial Institutions Retirement Fund does not segregate its assets by participating employer. Therefore, First Savings Bank cannot ascertain the accumulated benefit obligations, plan assets or the components of annual pension expense attributable to it. The following table indicates the annual retirement benefit that would be payable under the plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service.

Estimated Annual Retirement Benefit Payable at Age 65 Ten Year Certain and Life Annuity to an Employee Retiring in 2003
1.0% Career Average Salary (2) (3)	Years of Benefit Service (1)
	15	20	25	30	35
$125,000	$18,800	$25,000	$31,300	$37,500	$43,800
150,000	22,500	30,000	37,500	45,000	52,500
175,000	26,300	35,000	43,800	52,500	61,300
200,000	30,000	40,000	50,000	60,000	70,000
300,000	45,000	60,000	75,000	90,000	105,000
400,000	60,000	80,000	100,000	120,000	140,000
450,000	67,500	90,000	112,500	135,000	157,500

(1)	As of December 31, 2003, Christopher Martin, Ann C. Clancy, Thomas M. Lyons and Richard Spengler had 20 years, 4 years, 3 years, and 20 years of credited service, respectively. Ms. Graves was not a participant in the pension plan as of December 31, 2003.
(2)	The compensation utilized to determine estimated benefits is the salary amount listed under “Summary Compensation Table,” minus any directors’ fees. Effective August 1, 2003, the plan was amended from a 5-year Final Average Compensation Plan to a Career Average Plan. Therefore, on a prospective basis, career accruals will be added to the August 1, 2003 benefits. The pension plan does not provide a deduction for Social Security benefits and there are no other offsets to benefits.
(3)	Under Section 401(a)(17) of the Internal Revenue Code, a participant’s annual compensation in excess of $200,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining average annual compensation. For plan years 1997 through 1999, that limit was $160,000. For plan years 2000 and 2001, the limit increased to $170,000, and for 2002 and 2003, the limit increased to $200,000. Benefits are not reduced below the level of benefits accrued as of December 31, 1993. Under applicable law, the maximum annual benefit for a Ten Year Certain and Life Annuity is $152,091 for 2003.

Supplemental Executive Retirement Plan. Effective as of January 1, 1994, First Sentinel’s board of directors revised a previously existing plan entitled the Retirement Benefit Maintenance Plan and restated it as the First Savings Bank Supplemental Executive Retirement Plan, or SERP. The SERP is a nonqualified employee benefit plan that provides a post-employment supplemental retirement benefit for certain participants designated by First Savings Bank’s board of directors. A participant’s benefit under the SERP is equal to (i) the excess of (A) seventy-five percent (75%) of the participant’s base salary payments during the twelve consecutive months in which he received the greatest amount of such payments, over (B) the amount of the participant’s “Pension Plan Annual Benefit” and “Primary Social Security Benefit,” as defined in the SERP, reduced by (ii) four percent (4%) for each year of benefit service less than twenty-five (25). Generally, if a participant retires at or after he attains the age of 65, his benefit would not be subject to any reduction based on years of benefit service. If a participant elects early payment of his benefit, unless he has attained age 60 and accrued 25 years of benefit service, his benefit would be reduced according to actuarial considerations. Upon a change in control, as defined in the SERP, a participant’s benefit would not be subject to any reduction based on years of benefit service or early payment. Under the terms of the merger agreement with Provident and the SERP, all benefits under the SERP were paid in full to the plan’s two participants, Mr. Mulkerin and Mr. Martin, as of December 31, 2003. Mr. Mulkerin received a payment of $1,318,362 and Mr. Martin received $2,560,807, each in satisfaction of all unpaid benefits due under the SERP, and the SERP was terminated.

Supplemental Executive Retirement Plan II. On November 15, 2000, First Savings Bank’s board of directors approved the Amended and Restated First Savings Bank Supplemental Executive Retirement Plan II, or SERP II. Anyone who participates in the First Savings Bank Employee Stock Ownership Plan, or the Incentive Savings Plan for Employees of First Savings Bank is eligible for selection as a participant in the SERP II. Participants in the SERP II are determined by First Savings Bank’s board of directors from a select group of management or highly compensated employees. Generally, the SERP II provides a participant the benefits that he would have received under the First Savings Bank Employee Stock Ownership Plan and the Incentive Savings Plan for Employees of First Savings Bank if certain Internal Revenue Code benefit limitations did not apply. The participant also would receive any benefits he would have received under the First Savings Bank Employee Stock Ownership Plan had he remained in service throughout the term of the First Savings Bank Employee Stock Ownership Plan loan and all unallocated First Savings Bank Employee Stock Ownership Plan shares were allocated to participants. Vesting under the SERP II is subject to a five-year graded vesting schedule. Upon a change in control, as defined in the SERP II, however, the participant’s portion of the unallocated First Savings Bank Employee Stock Ownership Plan shares would immediately vest. Under the terms of the merger agreement with Provident and the SERP II, all benefits under the SERP II were paid in full to the plan’s only participant, Mr. Martin, as of December 31, 2003. Mr. Martin received $466,517 in satisfaction of all unpaid benefits due under the SERP II, and the SERP II was terminated.

Corporate Governance

In July 2002, the Sarbanes-Oxley Act of 2002 was enacted. The Sarbanes-Oxley Act covers a broad range of corporate governance and accounting issues with the intention of establishing an enhanced legal framework that will promote honesty and transparency in corporate America and better protect investors from the type of corporate wrongdoing that has made headlines in the last few years. First Sentinel is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and is in compliance with all applicable corporate governance laws, rules and regulations under Delaware law, Federal law and the Nasdaq Stock Market, on which First Sentinel common stock is listed. First Sentinel’s board of directors actively evaluates the “best practices” that are developing in corporate America, and consistently strives to maintain the highest standards in corporate governance.

Board Independence

A majority of the members of First Sentinel’s board of directors are independent, as affirmatively determined by First Sentinel’s Corporate Governance Committee consistent with the criteria established by the

Nasdaq Stock Market and as required by First Sentinel’s Corporate Governance Policy. First Sentinel’s board determined that the following directors satisfy the Nasdaq Stock Market’s independence requirements: Joseph Chadwick; George T. Hornyak, Jr.; Keith H. McLaughlin; Philip T. Ruegger, Jr.; Jeffries Shein; and Walter K. Timpson. The remaining directors were not determined to be independent for the following reasons: John P. Mulkerin has been employed by First Sentinel in the last three years; and Christopher Martin is currently an executive officer of First Sentinel.

Board and Committee Meetings

First Sentinel’s board of directors held 18 regular and special meetings in 2003. First Sentinel’s board of directors maintains standing Audit, Corporate Governance, Compensation and Nominating Committees. No director of First Sentinel attended fewer than seventy-five percent (75%) of the aggregate of the total number of board meetings held and the total number of committee meetings on which such director served during 2003. Board members are expected to attend annual meetings of First Sentinel’s stockholders. All directors attended the last annual meeting of stockholders.

Audit Committee

The Audit Committee is comprised of Messrs. McLaughlin (Chairman), Chadwick and Ruegger, each of whom is independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards). In addition, First Sentinel’s board of directors has determined that Keith H. McLaughlin is an “audit committee financial expert,” as defined by the rules and regulations of the Securities and Exchange Commission.

The Audit Committee acts under a written charter adopted by First Sentinel’s board of directors, a copy of which can be viewed on First Sentinel’s website at www.firstsentinelbancorp.com. Under the guidance of its charter, the Audit Committee is responsible for overseeing First Sentinel’s financial reporting process, systems of internal controls and public disclosure of financial information on behalf of First Sentinel’s board of directors. First Sentinel’s management has the primary responsibility for the system of internal controls and the financial reporting process. First Sentinel’s independent auditors must express an opinion on the financial statements based on its audit conducted in accordance with Generally Accepted Auditing Standards. The Audit Committee has the responsibility to monitor and oversee these processes. The Audit Committee is also responsible for reviewing and reporting to First Sentinel’s board of directors on First Sentinel’s financial condition and reviewing the audit reports of First Sentinel from its internal and independent auditors. The Audit Committee met six times during 2003. Set forth below is the report of the Audit Committee.

Audit Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Joint Proxy Statement/Prospectus into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that First Sentinel specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Audit Committee has reviewed and discussed the audited financial statements of First Sentinel for the fiscal year ended December 31, 2003, with First Sentinel’s management. The Audit Committee has discussed with KPMG LLP, First Sentinel’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including:

•	The independent auditors’ responsibility under Generally Accepted Auditing Standards adopted in the United States;

•	Any significant accounting policies either newly adopted or modified;

•	Any significant management judgments and estimates included in the underlying financial statements;

•	Any significant audit adjustments proposed in their examination;

•	Any other information in documents containing the audited financial statements;

•	Any disagreements with management;

•	Any difficulties encountered in performing the examination; and

•	Quality of accounting principles.

The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm. Based on the review and discussions with First Sentinel’s auditors as noted above, the Audit Committee recommended to First Sentinel’s board of directors that the financial statements for the fiscal year ended December 31, 2003, be included in First Sentinel’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee of First Sentinel Bancorp, Inc.

Keith H. McLaughlin (Chairman)	Joseph Chadwick	Philip T. Ruegger, Jr.

Corporate Governance Committee

In 2003, First Sentinel’s board of directors established a new Corporate Governance Committee, which must be comprised solely of independent directors. The Corporate Governance Committee is comprised of Messrs. Ruegger (Chairman), Chadwick, Hornyak, McLaughlin, Shein and Timpson. The committee acts under a written charter, a copy of which can be viewed on First Sentinel’s website at www.firstsentinelbancorp.com. The Corporate Governance Committee met three times in 2003. The purpose of the Corporate Governance Committee is to assist the board in managing the affairs and operations of First Sentinel and its subsidiaries, including evaluating the composition, structure, responsibilities and performance of the board of directors and its committees. The Corporate Governance Committee has adopted a Corporate Governance Policy and a Code of Ethics applicable to directors, officers and all employees. Both the Corporate Governance Policy and the Code of Ethics can be viewed on First Sentinel’s website at www.firstsentinelbancorp.com.

Nominating Committee

The Nominating Committee is comprised of Messrs. Ruegger (Chairman), Chadwick, McLaughlin and Timpson, each of whom is independent (as defined in Rule 4200(a)(14) of the National Association of Securities’ Dealers listing standards). The Nominating Committee acts under a written charter, a copy of which can be viewed on First Sentinel’s website at www.firstsentinelbancorp.com. The Nominating Committee met once during 2003. The policy of the Nominating Committee is to evaluate any stockholder nominees for election as director that are submitted in accordance with certain procedural and informational requirements set forth in First Sentinel’s bylaws. The Committee selected the nominees for election as directors at the 2004 annual meeting. Nominations by stockholders for the election of directors must comply with certain procedural and informational requirements set forth in First Sentinel’s bylaws. See “—Additional Information—Notice of Business to be Conducted at an Annual Meeting.”

Director Qualifications

First Sentinel’s Corporate Governance Policy contains criteria considered by the Nominating Committee in evaluating nominees for a position on First Sentinel’s board. Directors should possess the highest personal and professional ethics and integrity. They should have broad experience at the policy-making level in business, government, education, technology, public interest or in other areas relevant to First Sentinel’s business. Directors should have sufficient time to carry out their duties and responsibilities. They shall be limited to service on the boards of three other public companies and may not serve on the board or as a member of senior management of another unaffiliated financial institution or financial holding company within First Sentinel’s market area while serving as a director of First Sentinel.

Identifying and Evaluating Nominees for Directors

The Nominating Committee employs a variety of methods for identifying and evaluating nominees for director. The Nominating Committee will review the performance of First Sentinel’s current board members to determine if they should stand for reelection. If a determination is made that a current board member will not be recommended by the Nominating Committee for reelection, due to no longer satisfying the minimum qualifications, retirement or otherwise, the Nominating Committee will conduct a search for individuals qualified to become members of First Sentinel’s board of directors. In addition, the Nominating Committee is authorized by its charter to retain an independent search firm to assist the Nominating Committee in identifying candidates for director. The Nominating Committee will also evaluate nominations by stockholders for election as director that are submitted in accordance with the procedural and informational requirements set forth in First Sentinel’s bylaws. All potential candidates are screened the same way, regardless of the source of the recommendation.

Stockholder Communications with the Board

Stockholders of First Sentinel may contact the board of directors, either individually or as a group, by writing to the board of directors, c/o Corporate Secretary, First Sentinel Bancorp, Inc., 1000 Woodbridge Center Drive, Woodbridge, New Jersey 07095. The letter should indicate that the author is a stockholder of First Sentinel, and if shares are not registered in his or her name, should include appropriate evidence of stock ownership. The Corporate Secretary will forward a copy of all written communications to each member of the board of directors.

Compensation Committee

The Compensation Committee consists of Messrs. Ruegger (Chairman), Hornyak, Shein and Timpson. The Compensation Committee acts under a written charter, a copy of which can be viewed on First Sentinel’s website at www.firstsentinelbancorp.com. The Compensation Committee meets at least annually to review the performance and remuneration of the officers and employees of First Sentinel and First Savings Bank. The Compensation Committee also reviews and approves all compensation programs to be implemented by First Savings Bank and First Sentinel and specifically approves the compensation of the Chief Executive Officer. The Compensation Committee met three times in 2003.

Compensation Committee Interlocks and Insider Participation

During 2003, the Compensation Committee consisted of Messrs. Ruegger, Hornyak, Shein and Timpson. There were no interlocks, as defined under the rules and regulations of the Securities and Exchange Commission, between members of this committee or executive officers of First Sentinel and corporations with respect to which such persons are affiliated, or otherwise. See “Transactions with Certain Related Persons,” below.

Transactions With Certain Related Persons

In the ordinary course of business, First Savings Bank has made loans, and may continue to make loans in the future, to its officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, except that First Savings Bank offers loans to directors and executive officers on terms not available to the public, but available to all full-time employees. Such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

FIRST SENTINEL PROPOSAL III — RATIFICATION OF INDEPENDENT AUDITORS

(FOR CONSIDERATION AND VOTE BY FIRST SENTINEL STOCKHOLDERS ONLY)

First Sentinel’s independent auditors for the fiscal year ended December 31, 2003 were KPMG LLP. In fulfilling its responsibilities, First Sentinel’s Audit Committee has re-appointed KPMG LLP to continue as independent auditors for First Savings Bank and First Sentinel for 2004, subject to ratification of such appointment by First Sentinel’s stockholders. Representatives of KPMG LLP are expected to attend the First Sentinel annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by First Sentinel’s bylaws or otherwise. However, First Sentinel’s board of directors is submitting the appointment of the independent auditors to the stockholders for ratification as a matter of good corporate practice. If the appointment of KPMG LLP as First Sentinel’s independent auditors is not ratified by the stockholders, First Sentinel’s board of directors will consider whether it should select other independent auditors.

Audit Fees

The aggregate fees KPMG LLP billed to First Sentinel for professional services rendered for the audit of First Sentinel’s financial statements and the reviews of the financial statements included in First Sentinel’s Quarterly Reports on Form 10-Q was $144,500 for the fiscal year ended December 31, 2003 and $129,000 for the fiscal year ended December 31, 2002.

Audit-Related Fees

The aggregate fees KPMG LLP billed to First Sentinel for assurance and related services that are reasonably related to the performance of the audit or review of First Sentinel’s financial statements was $15,000 for the fiscal year ended December 31, 2003 and $14,000 for the fiscal year ended December 31, 2002. These fees were billed to First Sentinel in connection with audits KPMG LLP conducted on the First Savings Bank Employee Stock Ownership Plan and the Incentive Savings Plan for Employees of First Savings Bank.

Tax Fees

The aggregate fees KPMG LLP billed to First Sentinel for tax compliance, tax advice and tax planning was $47,900 for the fiscal year ended December 31, 2003 and $34,500 for the fiscal year ended December 31, 2002. These fees consisted primarily of tax return, preparation and consultation work performed by KPMG LLP.

All Other Fees

The aggregate fees KPMG LLP billed to First Sentinel for all other services not described above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” was $0 for the fiscal year ended December 31, 2003 and $0 for the fiscal year ended December 31, 2002.

The Audit Committee, acting under its charter, pre-approves all auditing services, permitted non-audit services and the fees for such services performed by First Sentinel’s independent auditors.

Unless marked to the contrary, the shares represented by the enclosed [INSERT COLOR] proxy card will be voted “FOR” ratification of the appointment of KPMG LLP as the independent auditors of First Sentinel.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE

INDEPENDENT AUDITORS OF FIRST SENTINEL.

Additional Information

Stockholder Proposals For 2005 Annual Meeting

First Sentinel will hold a 2005 annual meeting only if the merger with Provident is not consummated before the time of the meeting. If such a meeting is to be held, a stockholder proposal must be received by the Corporate Secretary of First Sentinel by no later than              to be included in the proxy statement and form of proxy for the meeting. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require First Sentinel to include in its proxy statement and proxy card relating to any annual meeting any stockholder proposal or nomination which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Notice of Business to be Conducted at an Annual Meeting

The bylaws of First Sentinel set forth advance notice procedures for a stockholder to properly bring business before an annual meeting or to nominate any person for election to First Sentinel’s board of directors. The stockholder must give written advance notice to the Corporate Secretary of First Sentinel not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the meeting date is given, the stockholder’s notice must be received by the close of business on the tenth day following the date on which First Sentinel’s notice to stockholders of the annual meeting date is first given. The advance notice by stockholders must include the stockholder’s name and address, as they appear on First Sentinel’s record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of First Sentinel’s capital stock beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. Nothing in this paragraph shall be deemed to require First Sentinel to include in its proxy statement and proxy card relating to any annual meeting any stockholder proposal or nomination which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal or nomination is received.

Householding of Proxy Statements and Annual Reports

If you share an address with another stockholder, unless you have provided contrary instructions, you may receive only one Joint Proxy Statement/Prospectus and First Sentinel annual report on Form 10-K. If you wish to receive a separate set of proxy materials now or in the future, you may write or call to request a separate copy of these materials from:

First Sentinel Bancorp, Inc.

Attn: Corporate Secretary

1000 Woodbridge Center Drive

Woodbridge, New Jersey 07095

(732) 726-9700

Also, if you share an address with another stockholder and have received multiple copies of First Sentinel’s proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

AN ADDITIONAL COPY OF FIRST SENTINEL’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, FIRST SENTINEL BANCORP, INC., 1000 WOODBRIDGE CENTER DRIVE, WOODBRIDGE, NEW JERSEY 07095. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON FIRST SENTINEL’S WEBSITE AT WWW.FIRSTSENTINELBANCORP.COM.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROPOSAL IV—AUTHORIZATION TO VOTE ON ADJOURNMENT OR OTHER MATTERS (FOR CONSIDERATION AND VOTE BY PROVIDENT AND FIRST SENTINEL STOCKHOLDERS)

As of the date of this document, neither the First Sentinel nor Provident boards of directors know of any matters that will be presented for consideration at their respective annual meeting other than as described in this document. However, if any other matter shall properly come before their respective annual meeting or any adjournment or postponement thereof and shall be voted upon, Provident and First Sentinel boards of directors intend that properly completed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy on matters that fall within the purposes set forth in their respective notice of annual meeting. In particular, in the event that there are not sufficient votes to constitute a quorum or approve the adoption of the merger agreement at the time of either the Provident or First Sentinel annual meeting, the merger agreement may not be approved unless such annual meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by First Sentinel or Provident at the time of their respective annual meeting to be voted for an adjournment, if necessary, First Sentinel and Provident have submitted the question of adjournment to its stockholders as a separate matter for their consideration. THE BOARDS OF DIRECTORS OF FIRST SENTINEL AND PROVIDENT UNANIMOUSLY RECOMMEND THAT THEIR RESPECTIVE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL. If it is necessary to adjourn either the Provident or First Sentinel annual meeting, no notice of the adjourned annual meeting is required to be given to that company’s stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the annual meeting of the hour, date and place to which the annual meeting is adjourned. However, no proxy that is voted against the merger agreement will be voted in favor of any adjournment or postponement.

EXPERTS

The consolidated financial statements of Provident as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003 consolidated financial statements refers to The Provident Bank’s adoption of Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002.

The consolidated financial statements of First Sentinel as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

Provident expects representatives of KPMG LLP to attend Provident’s annual meeting, and First Sentinel expects representatives of KPMG LLP to attend First Sentinel’s annual meeting. These representatives will have an opportunity to make a statement if they desire to do so, and Provident and First Sentinel expect that they will be available to respond to any appropriate questions you may have.

LEGAL OPINIONS

The validity of the common stock to be issued in the merger will be passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Provident. Luse Gorman Pomerenk & Schick, P.C. and Thacher Proffitt & Wood LLP, counsel to First Sentinel, will each deliver its opinion to Provident and First Sentinel, respectively, as to the U.S. federal income tax consequences of the merger.

WHERE YOU CAN FIND MORE INFORMATION

Provident has filed with the Securities and Exchange Commission a registration statement under the Securities Act that registers the distribution to First Sentinel stockholders of the shares of Provident common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Provident and First Sentinel. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this document.

In addition, Provident and First Sentinel file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet worldwide website that contains reports, proxy and information statements and other information about issuers, like Provident and First Sentinel, that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov. The reports and other information filed by Provident with the Securities and Exchange Commission are also available at Provident’s internet worldwide web site. The address is http://www.providentnj.com. The reports and other information filed by First Sentinel with the Securities and Exchange Commission are also available at First Sentinel’s internet worldwide web site. The address is http://www.firstsentinelbancorp.com.

You should also be able to inspect reports, proxy statements and other information about Provident at the offices of the New York Stock Exchange at 20 Broad Street, 17th Floor, New York, New York 10004 and First Sentinel at the offices of the Nasdaq Stock Market, Inc., 33 Whitehall Street, New York, New York 10004.

The Securities and Exchange Commission allows Provident and First Sentinel to incorporate certain information into this document by reference to other information that has been filed with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about the companies and you should read this document together with any other documents incorporated by reference in this document.

This document incorporates by reference the following documents that have previously been filed with the Securities and Exchange Commission by Provident (File No. 1-31566):

•	Annual Report on Form 10-K for the year ended December 31, 2003;

•	Current Reports on Form 8-K dated January 22, 2004, April 1, 2004 and April 22, 2004; and

•	The description of Provident common stock set forth in the registration statement on Form 8-A, as amended filed on December 12, 2002 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description.

This document also incorporates by reference the following documents that have previously been filed with the Securities and Exchange Commission by First Sentinel (File No. 0-23809):

•	Annual Report on Form 10-K for the year ended December 31, 2003;

•	Annual Report on Form 10-K/A for the year ended December 31, 2003, and;

•	Current Reports on Form 8-K dated January 20, 2004, January 29, 2004 and April 23, 2004.

In addition, Provident and First Sentinel are incorporating by reference any documents they may file under Sections 13(a), 13(c) or 14 of the Securities Exchange Act of 1934 after the date of this document and prior to the date of the First Sentinel annual meeting.

Neither Provident nor First Sentinel has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Appendix A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

PROVIDENT FINANCIAL SERVICES, INC.

AND

FIRST SENTINEL BANCORP, INC.

DECEMBER 19, 2003

ARTICLE I CERTAIN DEFINITIONS		1
1.1.	Certain Definitions.	1
ARTICLE II THE MERGER		6
2.1.	Merger.	6
2.2.	Closing; Effective Time.	6
2.3.	Certificate of Incorporation and Bylaws.	6
2.4.	Directors and Officers of Surviving Corporation.	6
2.5.	Additional Directors and Officers of PFS.	6
2.6.	Effects of the Merger.	7
2.7.	Tax Consequences.	7
2.8.	Possible Alternative Structures.	7
2.9.	Additional Actions.	8
ARTICLE III CONVERSION OF SHARES		8
3.1.	Conversion of FSBI Common Stock; Merger Consideration.	8
3.2.	Election Procedures.	9
3.3.	Procedures for Exchange of FSBI Common Stock.	11
3.4.	Treatment of FSBI Options.	13
3.5.	Bank Merger.	13
3.6.	Reservation of Shares.	13
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF FSBI		13
4.1.	Standard.	13
4.2.	Organization.	14
4.3.	Capitalization.	14
4.4.	Authority; No Violation.	15
4.5.	Consents.	15
4.6.	Financial Statements.	16
4.7.	Taxes.	16
4.8.	No Material Adverse Effect.	17
4.9.	Material Contracts; Leases; Defaults.	17
4.10.	Ownership of Property; Insurance Coverage.	18
4.11.	Legal Proceedings.	18
4.12.	Compliance With Applicable Law.	18
4.13.	Employee Benefit Plans.	19
4.14.	Brokers, Finders and Financial Advisors.	22
4.15.	Environmental Matters.	22
4.16.	Loan Portfolio.	23
4.17.	Securities Documents.	24
4.18.	Related Party Transactions.	24
4.19.	Deposits.	24
4.20.	Antitakeover Provisions Inapplicable; Required Vote.	24
4.21.	Registration Obligations.	25
4.22.	Risk Management Instruments.	25
4.23.	Fairness Opinion.	25
4.24.	Intellectual Property.	25
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PFS		25
5.1.	Standard.	26
5.2.	Organization.	26
5.3.	Capitalization.	26
5.4.	Authority; No Violation.	27
5.5.	Consents.	27

(i)

5.6.	Financial Statements.	28
5.7.	Taxes.	28
5.8.	No Material Adverse Effect.	28
5.9.	Ownership of Property; Insurance Coverage.	29
5.10.	Legal Proceedings.	29
5.11.	Compliance With Applicable Law.	29
5.12.	Employee Benefit Plans.	30
5.13.	Environmental Matters.	31
5.14.	Loan Portfolio.	32
5.15.	Securities Documents.	32
5.16.	Deposits.	32
5.17.	Antitakeover Provisions Inapplicable; Required Vote.	33
5.18.	Risk Management Instruments.	33
5.19.	Brokers, Finders and Financial Advisors.	33
5.20.	Trust Accounts	33
5.21.	PFS Common Stock	33
5.22.	Fairness Opinion	33
5.23.	Material Contracts; Leases, Defaults.	34
ARTICLE VI COVENANTS OF FSBI		34
6.1.	Conduct of Business.	34
6.2.	Current Information.	37
6.3.	Access to Properties and Records.	37
6.4.	Financial and Other Statements.	38
6.5.	Maintenance of Insurance.	38
6.6.	Disclosure Supplements.	38
6.7.	Consents and Approvals of Third Parties.	38
6.8.	All Reasonable Efforts.	38
6.9.	Failure to Fulfill Conditions.	39
6.10.	No Solicitation.	39
6.11.	Reserves and Merger-Related Costs.	40
ARTICLE VII COVENANTS OF PFS		40
7.1.	Conduct of Business.	40
7.2.	Current Information and Consultation.	40
7.3.	Financial and Other Statements.	41
7.4.	Disclosure Supplements.	41
7.5.	Consents and Approvals of Third Parties.	41
7.6.	All Reasonable Efforts.	41
7.7.	Failure to Fulfill Conditions.	41
7.8.	Employee Benefits; Advisory Board.	41
7.9.	Directors and Officers Indemnification and Insurance.	43
7.10.	Stock Listing.	45
7.11.	Stock and Cash Reserve.	45
7.12.	Section 16(b) Exemption.	45
ARTICLE VIII REGULATORY AND OTHER MATTERS		45
8.1.	Meetings of Stockholders.	45
8.2.	Joint Proxy Statement-Prospectus; Merger Registration Statement.	46
8.3.	Regulatory Approvals.	47
8.4.	Affiliates.	47
ARTICLE IX CLOSING CONDITIONS		47
9.1.	Conditions to Each Party’s Obligations under this Agreement.	47
9.2.	Conditions to the Obligations of PFS under this Agreement.	48
9.3.	Conditions to the Obligations of FSBI under this Agreement.	49

(ii)

ARTICLE X THE CLOSING		49
10.1.	Time and Place.	49
10.2.	Deliveries at the Pre-Closing and the Closing.	50
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER		50
11.1.	Termination.	50
11.2.	Effect of Termination.	53
11.3.	Amendment, Extension and Waiver.	53
ARTICLE XII MISCELLANEOUS		54
12.1.	Confidentiality.	54
12.2.	Public Announcements.	54
12.3.	Survival.	54
12.4.	Notices.	54
12.5.	Parties in Interest.	55
12.6.	Complete Agreement.	55
12.7.	Counterparts.	56
12.8.	Severability.	56
12.9.	Governing Law.	56
12.10.	Interpretation.	56
12.11.	Specific Performance.	56

Exhibit A	Form of Plan of Bank Merger
Exhibit B	Form of Voting Agreement
Exhibit C	Affiliates Agreement

(iii)

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of December 19, 2003, by and between Provident Financial Services, Inc., a Delaware corporation (“PFS”), and First Sentinel Bancorp, Inc., a Delaware corporation (“FSBI”).

WHEREAS, the Board of Directors of each of PFS and FSBI (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has approved this Agreement at meetings of each of such Boards of Directors; and

WHEREAS, in accordance with the terms of this Agreement, FSBI will merge with and into PFS (the “Merger”), and immediately thereafter First Savings Bank, a wholly owned subsidiary of FSBI, will be merged with and into The Provident Bank, a wholly owned subsidiary of PFS (the “Bank Merger”); and

WHEREAS, as a condition to the willingness of PFS to enter into this Agreement, each of the directors of FSBI have entered into a Voting Agreement, substantially in the form of Exhibit B hereto, dated as of the date hereof, with PFS (the “Voting Agreement”), pursuant to which each such director has agreed, among other things, to vote all shares of common stock of FSBI owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements;

WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1.	Certain Definitions.

As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

“Affiliate” means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” means this agreement, and any amendment hereto.

“Bank Merger” shall mean the merger of First Savings Bank with and into The Provident Bank, with The Provident Bank as the surviving institution, which merger shall occur immediately following the Merger.

“Bank Regulator” shall mean any Federal or state banking regulator, including but not limited to the OTS, FDIC, the Department and the FRB, which regulates The Provident Bank or First Savings Bank, or any of their respective holding companies or subsidiaries, as the case may be.

“Certificate” shall mean a certificate evidencing shares of FSBI Common Stock.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreements” shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

“Department” shall mean the Department of Banking and Insurance of the State of New Jersey, and where appropriate shall include the Commissioner of the Department of Banking and Insurance of the State of New Jersey.

“DGCL” shall mean the Delaware General Corporation Law.

“Dissenting Shares” shall have the meaning set forth in Section 3.1.4.

“Dissenting Stockholder” shall have the meaning set forth in Section 3.1.4.

“Effective Time” shall mean the date and time specified pursuant to Section 2.2 hereof as the effective time of the Merger.

“Election Deadline” shall have the meaning set forth in Section 3.2.3.

“Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall mean Registrar & Transfer Company, or such other bank or trust company or other agent designated by PFS, and reasonably acceptable to FSBI, which shall act as agent for PFS in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

“Exchange Fund” shall have the meaning set forth in Section 3.3.1.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FHLB” shall mean the Federal Home Loan Bank of New York.

“First Savings Bank” shall mean First Savings Bank, a New Jersey chartered stock savings bank, with its principal offices located at 1000 Woodbridge Center Drive, Woodbridge, New Jersey 07095, which is a wholly owned subsidiary of FSBI.

“First Savings Bank ESOP” shall mean the First Savings Bank Employee Stock Ownership Plan and Trust.

“FSBI” shall mean First Sentinel Bancorp, Inc., a Delaware corporation, with its principal offices located at 1000 Woodbridge Center Drive, Woodbridge, New Jersey 07095.

“FSBI Common Stock” shall mean the common stock, par value $0.01 per share, of FSBI.

“FSBI DISCLOSURE SCHEDULE” shall mean a written disclosure schedule delivered by FSBI to PFS specifically referring to the appropriate section of this Agreement.

“FSBI Financial Statements” shall mean (i) the audited consolidated statements of financial condition (including related notes and schedules, if any) of FSBI as of December 31, 2002 and 2001 and the consolidated statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of FSBI for each of the three years ended December 31, 2002, 2001 and 2000, as set forth in FSBI’s annual report for the year ended December 31, 2002 and (ii) the unaudited interim consolidated financial statements of FSBI as of the end of each calendar quarter following December 31, 2002 and for the periods then ended, as filed by FSBI in its Securities Documents.

“FSBI Stock Benefit Plans” shall mean the First Savings Bank 1996 Omnibus Incentive Plan, the FSBI Amended and Restated 1998 Stock-Based Incentive Plan, the FSBI 2003 Key Employee Equity Compensation Plan, the FSBI 1986 Acquisition Stock Option Plan, the FSBI 1993 Acquisition Stock Option Plan, and the FSBI 1997 Acquisition Stock Option Plan, and any and all amendments thereto.

“FSBI Option” shall mean an option to purchase shares of FSBI Common Stock granted pursuant to the FSBI Stock Benefit Plans and outstanding as of the date hereof, as set forth in FSBI DISCLOSURE SCHEDULE 4.3.1.

“FSBI Rights Agreement” means the Rights Agreement dated as of December 19, 2001, between FSBI and Registrar and Transfer Company, as rights agent, relating to FSBI’s Series A Junior Participating Preferred Stock.

“FSBI Stockholders Meeting” shall have the meaning set forth in Section 8.1.1.

“FSBI Stock Purchase Rights” means the Rights to purchase a unit of FSBI’s Series A Junior Participating Preferred Stock in accordance with the terms of the FSBI Rights Agreement.

“FSBI Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by FSBI or First Savings Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of First Savings Bank.

“FRB” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” shall mean accounting principles generally accepted in the United States of America.

“Governmental Entity” shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“HOLA” shall mean the Home Owners’ Loan Act, as amended.

“IRS” shall mean the United States Internal Revenue Service.

“Joint Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.2.1.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer or director of that Person.

“Material Adverse Effect” shall mean, with respect to PFS or FSBI, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of PFS and its Subsidiaries taken as a whole, or FSBI and its Subsidiaries taken as a whole, respectively, or (ii) does or would materially impair the ability of either FSBI, on the one hand, or PFS, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Disclosure Schedules), and (e) any change in the value of the securities portfolio of PFS or FSBI, respectively, whether held as available for sale or held to maturity, resulting from a change in interest rates generally.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

“Merger” shall mean the merger of FSBI with and into PFS pursuant to the terms hereof.

“Merger Consideration” shall mean the cash or PFS Common Stock, or combination thereof, in an aggregate per share amount to be paid by PFS for each share of FSBI Common Stock, as set forth in Section 3.1.

“Merger Registration Statement” shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of PFS Common Stock to be offered to holders of FSBI Common Stock in connection with the Merger.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“NYSE” shall mean the New York Stock Exchange.

“OTS” shall mean the Office of Thrift Supervision or any successor thereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” shall have the meaning set forth in Section 4.13.2.

“Person” shall mean any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“PFS” shall mean Provident Financial Services, Inc., a Delaware corporation, with its principal executive offices located at 830 Bergen Avenue, Jersey City, New Jersey 07306.

“PFS Common Stock” shall mean the common stock, par value $.01 per share, of PFS.

“PFS DISCLOSURE SCHEDULE” shall mean a written disclosure schedule delivered by PFS to FSBI specifically referring to the appropriate section of this Agreement.

“PFS Stockholders Meeting” shall have the meaning set forth in Section 8.1.2.

“PFS Stock Benefit Plans” shall mean the 2003 Stock Option Plan and the 2003 Stock Award Plan.

“PFS Financial Statements” shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of PFS as of December 31, 2002 and 2001 and the consolidated statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of PFS for each of the three years ended December 31, 2002, 2001 and 2000, as set forth in PFS’s annual report for the year ended December 31, 2002, and (ii) the unaudited interim consolidated financial statements of PFS as of the end of each calendar quarter following December 31, 2002, and for the periods then ended, as filed by PFS in its Securities Documents.

“PFS Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by PFS or The Provident Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of The Provident Bank.

“Regulatory Agreement” shall have the meaning set forth in Section 4.12.3.

“Regulatory Approvals” means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger, the Bank Merger and the related transactions contemplated by this Agreement.

“Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

“SBA” shall mean the Small Business Administration or any successor thereto.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

“Surviving Corporation” shall have the meaning set forth in Section 2.1 hereof.

“Termination Date” shall mean September 30, 2004.

“The Provident Bank” shall mean The Provident Bank, a New Jersey chartered stock savings bank, with its principal offices located at 830 Bergen Avenue, Jersey City, New Jersey 07306, which is a wholly owned subsidiary of PFS.

Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II

THE MERGER

2.1.	Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time: (a) FSBI shall merge with and into PFS, with PFS as the resulting or surviving corporation (the “Surviving Corporation”); and (b) the separate existence of FSBI shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of FSBI shall be vested in and assumed by PFS. As part of the Merger, each share of FSBI Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof. Immediately after the Merger, First Savings Bank shall merge with and into The Provident Bank, with The Provident Bank as the resulting institution.

2.2.	Closing; Effective Time.

Subject to the satisfaction or waiver of all conditions to closing contained in Article IX hereof, the Closing shall occur no later than five business days following the latest to occur of (i) the receipt of all required Regulatory Approvals, and the expiration of any applicable waiting periods, (ii) the approval of the Merger by the stockholders of FSBI, (iii) the approval of the Merger by the stockholders of PFS, or (iv) at such other date or time upon which PFS and FSBI mutually agree (the “Closing”). The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State on the day of the Closing (the “Closing Date”), in accordance with the DGCL. The “Effective Time” means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL.

2.3.	Certificate of Incorporation and Bylaws.

The Certificate of Incorporation and Bylaws of PFS as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

2.4.	Directors and Officers of Surviving Corporation.

Except as provided in Section 2.5, the directors of PFS immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Except as provided in Section 2.5, until changed in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, the officers of PFS immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

2.5.	Additional Directors and Officers of PFS.

Effective as of the Effective Time, the number of persons constituting the Board of Directors of PFS and The Provident Bank shall each be increased by two (2) persons, and two (2) persons who are directors of FSBI and who have been designated by FSBI and approved by the Board of Directors of PFS shall be appointed and elected to the PFS and The Provident Bank Boards with a term of office expiring at the annual meeting of stockholders to be held following the year ending December 31, 2005 and 2006, respectively. The Board of Directors of PFS and of The Provident Bank, or the nominating and governance committee thereof, shall duly consider nominating such persons for an additional three-year term in a manner consistent with its consideration of other incumbent directors, provided that such persons continue to meet the qualifications for election as a director of PFS and The Provident Bank. In addition, during the calendar year 2005, the Board of Directors of PFS and of The Provident Bank, or the nominating and governance committee thereof, shall appoint either Christopher Martin or one of the members of the Advisory Board established pursuant to Section 7.8.9 hereof, as a director of PFS and The Provident Bank, for a term of office expiring at the annual meeting of stockholders to be held following the year ending December 31, 2005 (the “2006 Annual Meeting”), and such person shall be nominated for election by the stockholders at the 2006 Annual Meeting.

Effective as of the Effective Time, Christopher Martin shall be appointed President of PFS and The Provident Bank, and shall be offered an employment agreement in the form attached to PFS DISCLOSURE SCHEDULE 2.5, to be executed by PFS concurrently with the execution and delivery of this Agreement. In addition, effective as of the Effective Time, Richard Spengler, Nancy Graves and Thomas M. Lyons, officers of First Savings Bank and/or FSBI, shall be offered management level positions at PFS and/or The Provident Bank and two-year change-in-control agreements in the form attached to PFS DISCLOSURE SCHEDULE 2.5, to be executed by PFS concurrently with the execution and delivery of this Agreement.

2.6.	Effects of the Merger.

At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL.

2.7.	Tax Consequences.

It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither PFS, FSBI nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. PFS and FSBI each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Section 9.1.6, which certificates shall be effective as of the date of such opinions.

2.8.	Possible Alternative Structures.

Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time PFS shall be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) PFS shall have received an opinion of counsel to PFS that there are no adverse Federal or state income tax consequences to FSBI stockholders as a result of the modification; (ii) the consideration to be paid to the holders of FSBI Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iii) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

2.9.	Additional Actions.

PFS shall execute any supplemental indentures and take such other actions as shall be required pursuant to the Indentures, dated November 28, 2001, between FSBI, as issuer, and Wilmington Trust Company, as trustee, in order for the transactions contemplated by this Agreement not to conflict with or result in a breach of such Indentures. If, at any time after the Effective Time, PFS shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in PFS its right, title or interest in, to or under any of the rights, properties or assets of FSBI or First Savings Bank, or (ii) otherwise carry out the purposes of this Agreement, FSBI and its officers and directors shall be deemed to have granted to PFS an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in PFS its right, title or interest in, to or under any of the rights, properties or assets of FSBI or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of the PFS are authorized in the name of FSBI or otherwise to take any and all such action.

ARTICLE III

CONVERSION OF SHARES

3.1.	Conversion of FSBI Common Stock; Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of PFS, FSBI or the holders of any of the shares of FSBI Common Stock, the Merger shall be effected in accordance with the following terms:

3.1.1.    Each share of PFS Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

3.1.2.    All shares of FSBI Common Stock held in the treasury of FSBI and each share of FSBI Common Stock owned by PFS or any direct or indirect wholly owned subsidiary of PFS or of FSBI immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) (“Treasury Stock”), shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

3.1.3.    Each share of FSBI Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.2 either (i) $22.25 in cash (the “Cash Consideration”); (ii) 1.0920 shares (the “Exchange Ratio”) of PFS Common Stock (the “Stock Consideration”); or (iii) a combination of the Cash Consideration and the Stock Consideration, as provided in Section 3.2 (the “Cash/Stock Consideration”). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

3.1.4.    Each outstanding share of FSBI Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. FSBI shall give PFS prompt notice upon receipt by FSBI of any such demands for payment of the fair value of such shares of FSBI Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a “Dissenting Stockholder”), and PFS shall have the right to participate in all negotiations and proceedings with respect to any such demands. FSBI shall not, except with the prior written consent of PFS, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

3.1.5.    If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder’s shares of FSBI Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time (or the Election Deadline, as defined below), each share of FSBI Common Stock of such holder shall be treated as a Non-Election Share.

3.1.6.    After the Effective Time, shares of FSBI Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section be the right to receive the Merger Consideration.

3.1.7.    In the event PFS changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of PFS Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding PFS Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, that no such adjustment shall be made with regard to PFS Common Stock if PFS issues additional shares of PFS Common Stock and receives fair market value consideration for such shares.

3.2.	Election Procedures.

3.2.1.    Holders of FSBI Common Stock may elect to receive shares of PFS Common Stock or cash (in either case without interest) in exchange for their shares of FSBI Common Stock in accordance with the following procedures, provided that, in the aggregate, and subject to the provisions of Section 3.2.6, 60% of the total number of shares of FSBI Common Stock issued and outstanding at the Effective Time, including any Dissenting Shares but excluding any Treasury Stock (the “Stock Conversion Number”), shall be converted into the Stock Consideration and the remaining outstanding shares of FSBI Common Stock shall be converted into the Cash Consideration. Shares of FSBI Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as “Cash Election Shares.” Shares of FSBI Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as “Stock Election Shares.” Shares of FSBI Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as “Non-Election Shares.” The aggregate number of shares of FSBI Common Stock with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.” Any Dissenting Shares shall be deemed to be Cash Election Shares, and the holders thereof shall in no event receive consideration comprised of PFS Common Stock with respect to such shares.

3.2.2.    An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as FSBI and PFS shall mutually agree (“Election Form”), shall be mailed 40 days prior to the anticipated Effective Time or on such earlier date as PFS and FSBI shall mutually agree (the “Mailing Date”) to each holder of record of FSBI Common Stock as of five business days prior to the Mailing Date (the “Election Form Record Date”). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of FSBI Common Stock held by such holder (a “Cash Election”), in accordance with Section 3.1.3, (ii) to elect to receive the Stock Consideration for all of such shares (a “Stock Election”), in accordance with Section 3.1.3, (iii) elect to receive the Stock Consideration for a part of such holder’s FSBI Common Stock and the Cash consideration for the remaining part of such holder’s FSBI Common Stock (a “Mixed Election”), or (iv) to indicate that such record holder has no preference as to the receipt of cash or PFS Common Stock for such shares (a “Non-Election”). A holder of record of shares of FSBI Common Stock who holds such shares as nominee, trustee or in another representative capacity (a “Representative”) may submit multiple Election Forms, provided that each such Election Form covers all the shares of FSBI Common Stock held by such Representative for a particular beneficial owner. Any shares of FSBI Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares. All Dissenting Shares shall be deemed shares subject to a Cash Election, and with respect to such shares the holders thereof shall in no event receive consideration comprised of PFS Common Stock, subject to Section 3.1.5 hereof.

3.2.3.    To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 20th day following the Mailing Date (or such other time and date as PFS and FSBI may mutually agree) (the “Election Deadline”); provided, however, that the Election Deadline may not occur on or after the Closing Date; and provided further that the Election Deadline may not occur prior to the seventh business day after receipt of all Regulatory Approvals (excluding the expiration of any applicable waiting periods). FSBI shall make available up to two separate Election Forms, or such additional Election Forms as PFS may permit, to all persons who become holders (or beneficial owners) of FSBI Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline. FSBI shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of FSBI Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If an FSBI stockholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline, the shares of FSBI Common Stock held by such stockholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. PFS shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

3.2.4.    If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 3.2.7 hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration.

3.2.5.    If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A)         if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 3.2.7 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B)         if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 3.2.7 hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

3.2.6.    Notwithstanding anything in this Article III to the contrary, if the aggregate value of the Stock Consideration to be delivered as of the Effective Time less the amount of cash paid in lieu of fractional shares of PFS Common Stock pursuant to Section 3.2.7 (the “Stock Value”) is less than 42.5% of the sum of (i) the aggregate value of the Merger Consideration to be delivered as of the Effective Time, plus (ii) the value of any consideration described in Treasury Regulations Section 1.368-1(e)(1)(ii), plus (iii) cash paid to holders of Dissenting Shares, plus (iv) the value of any consideration paid by PFS or any of its Subsidiaries (or any “related person” to PFS or any of its Subsidiaries within the meaning of Treasury Regulations Section 1.368-1(e)(3)) to acquire shares of FSBI Common Stock prior to the Effective Time (such sum, the “Aggregate Value”), then PFS shall reduce the number of shares of outstanding FSBI Common Stock entitled to receive the Cash Consideration and correspondingly increase the number of shares of FSBI Common Stock entitled to receive the Stock Consideration by the minimum amount necessary to cause the Stock Value to equal 42.5% of the Aggregate Value.

3.2.7.    No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of PFS Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to PFS Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of PFS. In lieu of the issuance of any such fractional share, PFS shall pay to each former holder of FSBI Common Stock who otherwise would be entitled to receive a fractional share of PFS Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of PFS Common Stock as reported on the NYSE for the five consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of FSBI Common Stock owned by a FSBI stockholder shall be combined so as to calculate the maximum number of whole shares of PFS Common Stock issuable to such FSBI stockholder.

3.3.	Procedures for Exchange of FSBI Common Stock.

3.3.1.    PFS to Make Merger Consideration Available.    After the Election Deadline and no later than the Closing Date, PFS shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of FSBI Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of PFS Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (including the estimated amount of cash to be paid in lieu of fractional shares of FSBI Common Stock) (such cash and certificates for shares of PFS Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the “Exchange Fund”).

3.3.2.    Exchange of Certificates.    PFS shall take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates who has not previously surrendered such certificates with an Election Form, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the FSBI Common Stock represented by such Certificates shall have been converted as a result of the Merger if any. The letter of transmittal (which shall be subject to the reasonable approval of FSBI) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of FSBI common stock shall have become entitled pursuant to Section 3.1.3 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Cash Consideration or any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

3.3.3.    Rights of Certificate Holders after the Effective Time.    The holder of a Certificate that prior to the Merger represented issued and outstanding FSBI Common Stock shall have no rights, after the Effective Time, with respect to such FSBI Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to PFS Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of PFS Common Stock represented by such Certificate.

3.3.4.    Surrender by Persons Other than Record Holders.    If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

3.3.5.    Closing of Transfer Books.    From and after the Effective Time, there shall be no transfers on the stock transfer books of FSBI of the FSBI Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

3.3.6.    Return of Exchange Fund.    At any time following the six (6) month period after the Effective Time, PFS shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to PFS (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither PFS nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

3.3.7.    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by PFS, the posting by such person of a bond in such amount as PFS may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

3.3.8.    Withholding.    PFS or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of FSBI Common Stock such amounts as PFS (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by PFS or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the FSBI Common Stock in respect of whom such deduction and withholding were made by PFS or the Exchange Agent.

3.4.	Treatment of FSBI Options.

FSBI DISCLOSURE SCHEDULE 3.4 sets forth all of the outstanding FSBI Options as of the date hereof. At the Effective Time, each FSBI Option which is unexercised and outstanding immediately prior thereto shall, by reason of the Merger, be terminated and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to (i) the difference between (A) the Cash Consideration per share and (B) the exercise price of each such FSBI Option multiplied by (ii) the number of shares of FSBI Common Stock subject to the FSBI Option. FSBI agrees to take or to cause to be taken all actions necessary to provide for such payment at or prior to the Effective Time, and shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a then outstanding FSBI Option with regard to the termination of such FSBI Option and the full payment therefor in accordance with the terms of this Agreement.

3.5.	Bank Merger.

FSBI and PFS shall use their best efforts to cause First Savings Bank to merge with and into The Provident Bank, with The Provident Bank as the surviving institution, concurrently with, or as soon as practicable after, the Effective Time. Following the execution and delivery of this Agreement, PFS will cause The Provident Bank, and FSBI will cause First Savings Bank, to execute and deliver a Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit A.

3.6.	Reservation of Shares.

PFS shall reserve for issuance a sufficient number of shares of the PFS Common Stock for the purpose of issuing shares of PFS Common Stock to the FSBI stockholders in accordance with this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FSBI

FSBI represents and warrants to PFS that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the FSBI DISCLOSURE SCHEDULE delivered by FSBI to PFS on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. FSBI has made a good faith effort to ensure that the disclosure on each schedule of the FSBI DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the FSBI DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of FSBI shall include the Knowledge of First Savings Bank.

4.1.	Standard.

No representation or warranty of FSBI contained in this Article IV shall be deemed untrue or incorrect, and FSBI shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than the last sentence of Section 4.2.1 and the last sentence of Section 4.2.2), 4.3, 4.4, 4.13.4, 4.13.6, 4.13.9, 4.13.10, 4.13.11 and 4.13.13, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

4.2.	Organization.

4.2.1.    FSBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. FSBI has full corporate power and authority to carry on its business as now conducted. FSBI is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.2.2.    First Savings Bank is a New Jersey chartered savings bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. The deposits of First Savings Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by First Savings Bank when due. First Savings Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

4.2.3.    FSBI DISCLOSURE SCHEDULE 4.2.3 sets forth each FSBI Subsidiary. Each FSBI Subsidiary is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

4.2.4.    The respective minute books of FSBI, First Savings Bank and each other FSBI Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

4.2.5.    Prior to the date of this Agreement, FSBI has made available to PFS true and correct copies of the certificate of incorporation or charter and bylaws of FSBI, First Savings Bank and each other FSBI Subsidiary.

4.3.	Capitalization.

4.3.1.    The authorized capital stock of FSBI consists of 85,000,000 shares of FSBI Common Stock, of which 27,674,196 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 10,000,000 shares of preferred stock, $0.01 par value (“FSBI Preferred Stock”), none of which are outstanding. There are 15,307,407 shares of FSBI Common Stock held by FSBI as treasury stock. Neither FSBI nor any FSBI Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of FSBI Common Stock, or any other security of FSBI or any securities representing the right to vote, purchase or otherwise receive any shares of FSBI Common Stock or any other security of FSBI, other than: (i) shares issuable under the FSBI Stock Benefit Plans and dividend equivalent rights granted under the FSBI 1997 Acquisition Stock Option Plan; (ii) the FSBI Stock Purchase Rights; (iii) capital securities issued by First Sentinel Capital Trust I and First Sentinel Capital Trust II; (iv) debentures issued by FSBI to First Sentinel Capital Trust I and First Sentinel Capital Trust II; and (v) the guarantee issued by FSBI to the holders of the capital securities issued by First Sentinel Capital Trust I and First Sentinel Capital Trust II. FSBI DISCLOSURE SCHEDULE 4.3.1 sets forth: the name of each holder of an award granted under any FSBI Stock Benefit Plan, identifying the nature of the award; as to options to purchase FSBI Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant, vesting and expiration dates, and the exercise price relating to the options held; and the names of each holder of an outstanding restricted stock award, the number of shares subject to each award, and the grant and vesting dates.

4.3.2.    FSBI owns all of the capital stock of First Savings Bank, free and clear of any lien or encumbrance. Except for the FSBI Subsidiaries and as set forth in FSBI Disclosure Schedule 4.3.2, FSBI does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of FSBI or any FSBI Subsidiary, equity interests held by FSBI Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of FSBI Subsidiaries, including stock in the FHLB. Either FSBI or First Savings Bank owns all of the outstanding shares of capital stock of each FSBI Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature, except that, in the case of First Sentinel Capital Trust I, First Sentinel Capital Trust II, and 1000 Woodbridge Center Drive, Inc., FSBI or an FSBI Subsidiary owns 100% of the common securities and less than 100% of the preferred securities.

4.3.3.    To FSBI’s Knowledge, other than the First Savings Bank ESOP and except as set forth on FSBI DISCLOSURE SCHEDULE 4.3.3, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of FSBI Common Stock.

4.3.4.    No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which FSBI’s stockholders may vote has been issued by FSBI and are outstanding.

4.4.	Authority; No Violation.

4.4.1.    FSBI has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals described in Section 8.3 and the approval of this Agreement by FSBI’s stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FSBI and the completion by FSBI of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of FSBI. This Agreement has been duly and validly executed and delivered by FSBI, and subject to approval by the stockholders of FSBI and receipt of the Regulatory Approvals, constitutes the valid and binding obligation of FSBI, enforceable against FSBI in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

4.4.2.    Subject to compliance by PFS with the terms and conditions of this Agreement, (A) the execution and delivery of this Agreement by FSBI, (B) subject to receipt of Regulatory Approvals, and FSBI’s and PFS’s compliance with any conditions contained therein, and subject to the receipt of the approval of the stockholders of FSBI and PFS, the consummation of the transactions contemplated hereby, and (C) compliance by FSBI with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of FSBI or any FSBI Subsidiary or the Certificate of Incorporation and Bylaws of First Savings Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FSBI or any FSBI Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FSBI or First Savings Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which FSBI or First Savings Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on FSBI and the FSBI Subsidiaries taken as a whole.

4.5.	Consents.

Except for the regulatory approvals referred to in Section 8.3 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the stockholders of FSBI and PFS, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to FSBI’s Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by

FSBI, and the completion by FSBI of the Merger or (b) the execution and delivery of the Plan of Bank Merger by First Savings Bank and the completion by First Savings Bank of the Bank Merger. FSBI has no reason to believe that (i) any required Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

4.6.	Financial Statements.

4.6.1.    FSBI has previously made available to PFS the FSBI Financial Statements. Except as disclosed in FSBI DISCLOSURE SCHEDULE 4.6, the FSBI Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of FSBI and the FSBI Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

4.6.2.    Except as disclosed in FSBI DISCLOSURE SCHEDULE 4.6, at the date of each balance sheet included in the FSBI Financial Statements, FSBI did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FSBI Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

4.7.	Taxes.

Except as set forth in FSBI DISCLOSURE SCHEDULE 4.7, FSBI and the FSBI Subsidiaries that are at least 80 percent owned by FSBI are members of the same affiliated group within the meaning of Code Section 1504(a). FSBI has duly filed all federal, state and material local tax returns required to be filed by or with respect to FSBI and each Significant Subsidiary of FSBI on or prior to the Closing Date, taking into account any extensions (all such returns, to FSBI’s Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from FSBI and any Significant Subsidiary of FSBI by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in FSBI DISCLOSURE SCHEDULE 4.7, as of the date of this Agreement, FSBI has received no written notice of, and to FSBI’s Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of FSBI or any of its Significant Subsidiaries, and no claim has been made by any authority in a jurisdiction where FSBI or any of its Significant Subsidiaries do not file tax returns that FSBI or any such Significant Subsidiary is subject to taxation in that jurisdiction. Except as set forth in FSBI DISCLOSURE SCHEDULE 4.7, FSBI and its Significant Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. FSBI and each of its Significant Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and FSBI and each of its Significant Subsidiaries, to FSBI’s Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

4.8.	No Material Adverse Effect.

Except as disclosed in FSBI’s Securities Documents filed on or prior to the date hereof, FSBI and the FSBI Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2002 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on FSBI and the FSBI Subsidiaries, taken as a whole.

4.9.	Material Contracts; Leases; Defaults.

4.9.1.    Except as set forth in FSBI DISCLOSURE SCHEDULE 4.9.1, neither FSBI nor any FSBI Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract with any past or present officer, director or employee of FSBI or any FSBI Subsidiary, except for “at will” arrangements; (ii) any plan or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of FSBI or any FSBI Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of FSBI or any FSBI Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by FSBI or any FSBI Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which FSBI or any FSBI Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances, repurchase agreements, bankers’ acceptances, and “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to PFS or any PFS Subsidiary; (vi) any other agreement, written or oral, that obligates FSBI or any FSBI Subsidiary for the payment of more than $100,000 annually; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by FSBI or any FSBI Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

4.9.2.    Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger or the Bank Merger by virtue of the terms of any such lease, is listed in FSBI DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither FSBI nor any FSBI Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.9.3.    True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to PFS on or before the date hereof, are listed on FSBI DISCLOSURE SCHEDULE 4.9.1 and are in full force and effect on the date hereof. Except as set forth in FSBI DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which FSBI or any FSBI Subsidiary is a party or under which FSBI or any FSBI Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in FSBI DISCLOSURE SCHEDULE 4.9.3, no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of FSBI or any FSBI Subsidiary or upon the occurrence of a subsequent event; or (y) requires FSBI or any FSBI Subsidiary to provide a benefit in the form of FSBI Common Stock or determined by reference to the value of FSBI Common Stock.

4.10.	Ownership of Property; Insurance Coverage.

4.10.1.    Except as set forth in FSBI DISCLOSURE SCHEDULE 4.10, FSBI and each FSBI Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by FSBI or each FSBI Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent FSBI Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by an FSBI Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. FSBI and the FSBI Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by FSBI and the FSBI Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the FSBI Financial Statements.

4.10.2.    With respect to all material agreements pursuant to which FSBI or any FSBI Subsidiary has purchased securities subject to an agreement to resell, if any, FSBI or such FSBI Subsidiary, as the case may be, has a lien or security interest (which to FSBI’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

4.10.3.    FSBI and each Significant Subsidiary of FSBI currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither FSBI nor any Significant Subsidiary of FSBI has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by FSBI or any Significant Subsidiary of FSBI under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years FSBI and each Significant Subsidiary of FSBI has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. FSBI DISCLOSURE SCHEDULE 4.10.3 identifies all policies of insurance maintained by FSBI and each Significant Subsidiary of FSBI as well as the other matters required to be disclosed under this Section.

4.11.	Legal Proceedings.

Except as set forth in FSBI DISCLOSURE SCHEDULE 4.11, neither FSBI nor any FSBI Subsidiary is a party to any, and there are no pending or, to FSBI’s Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against FSBI or any FSBI Subsidiary, (ii) to which FSBI or any FSBI Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of FSBI to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry referred to in clauses (i) and (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

4.12.	Compliance With Applicable Law.

4.12.1.    To FSBI’s Knowledge, each of FSBI and each FSBI Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977 (“CRA”), the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither FSBI nor any FSBI Subsidiary has received any written notice to the contrary.

4.12.2.    Each of FSBI and each FSBI Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of FSBI, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

4.12.3.    For the period beginning January 1, 2001, neither FSBI nor any FSBI Subsidiary has received any written notification or, to FSBI’s Knowledge, any other communication from any Bank Regulator (i) asserting that FSBI or any FSBI Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to FSBI or any FSBI Subsidiary; (iii) requiring or threatening to require FSBI or any FSBI Subsidiary, or indicating that FSBI or any FSBI Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of FSBI or any FSBI Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of FSBI or any FSBI Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”). Neither FSBI nor any FSBI Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. The most recent regulatory rating given to First Savings Bank as to compliance with the CRA is satisfactory or better.

4.12.4.    1000 Woodbridge Center Drive, Inc. (the “REIT”) (A) was formed in 1994, (B) amended its Certificate of Incorporation in 1999 to become a “real estate investment trust” as defined in Section 856(a) of the Code, (C) has met at all times since January 1999 the requirements of Section 857(a) of the Code, (D) has not relied at any time since January 1999 on Section 856(c) of the Code, (E) has not had at any time since January 1999 any “net income derived from prohibited transactions” within the meaning of Section 857(b)(6) of the Code and (F) has not issued any stock or securities as part of a multiple party financing transaction described in IRS Notice 97-21, 1997-11 I.R.B. 2, or Treasury Regulations Section 1.7701(1)-3.

4.13.	Employee Benefit Plans.

4.13.1.    FSBI DISCLOSURE SCHEDULE 4.13.1 includes a descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by FSBI or any FSBI Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of FSBI or any FSBI Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “Compensation and Benefit Plans”). Except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.1, neither FSBI nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof, FSBI has made available to PFS true and correct copies of the Compensation and Benefit Plans. There are no outstanding unvested or unexercised awards under the First Savings Bank 1992 Incentive Stock Option Plan and the First Savings Bank 1992 Stock Option Plan for Outside Directors and there are no awards available for issuance under either such plan.

4.13.2.    Except as disclosed in FSBI DISCLOSURE SCHEDULE 4.13.2, each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and FSBI is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of FSBI, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither FSBI nor any FSBI Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject FSBI or any FSBI Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

4.13.3.    Except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.3, no liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by FSBI or any of its Subsidiaries to be incurred with respect to any FSBI Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA (“FSBI Defined Benefit Plan”), or with respect to any “single-employer plan” (as defined in Section 4001(a) of ERISA) currently or formerly maintained by FSBI or any entity which is considered one employer with FSBI under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “ERISA Affiliate”) (such plan hereinafter referred to as an “ERISA Affiliate Plan”). To the Knowledge of FSBI and any FSBI Subsidiary, except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.3, no FSBI Defined Benefit Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.3, the fair market value of the assets of each FSBI Defined Benefit Plan exceeds the present value of the benefits guaranteed under Section 4022 of ERISA under such FSBI Defined Benefit Plan as of the end of the most recent plan year with respect to the respective FSBI Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such FSBI Defined Benefit Plan as of the date hereof; and no notice of a “reportable event” (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any FSBI Defined Benefit Plan within the 12-month period ending on the date hereof. Except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.3, neither FSBI nor any of its Subsidiaries has provided, or is required to provide, security to any FSBI Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. To the Knowledge of FSBI, and except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.3, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan. All retirement benefits for John Mulkerin under the First Savings Supplemental Executive Retirement Plan II was expensed and accrued in the year of Mr. Mulkerin’s retirement from the FSBI Board of Directors.

4.13.4.    Except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.4, with respect to any FSBI Defined Benefit Plan that is a “multi-employer plan” as such term is defined in section 3(37) of ERISA, covering employees of FSBI or any ERISA Affiliate, (i) neither the Company nor any ERISA Affiliate has made or suffered a “complete withdrawal” or “partial withdrawal,” as such terms are respectively defined in sections 4203 and 4205 of ERISA, (ii) no event has occurred, and no circumstances exist, that alone or with the passage of time present a material risk of a complete or partial withdrawal, and (iii) neither FSBI or any ERISA Affiliate has any contingent liability under section 4204 of ERISA and no circumstances exist that present a material risk that any such plan will go into reorganization. FSBI DISCLOSURE SCHEDULE 4.13.4 lists FSBI’s best estimate of the amount of withdrawal liability that would be incurred if FSBI and each ERISA Affiliate were to make a complete withdrawal from such plan as of the Effective Time and the aggregate withdrawal liability of FSBI and the ERISA Affiliates, computed as if a complete withdrawal had occurred under each such multi-employer plan on the date hereof would not exceed $3.0 million. FSBI DISCLOSURE SCHEDULE 4.13.4 further sets forth for each such multi-employer plan the amount of “unfunded vested benefits” (within the meaning of section 4211 of ERISA) as of the end of the most recently completed plan year and as of the date of this Agreement.

4.13.5.    Except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.5, all material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which FSBI or any FSBI Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on FSBI’s consolidated financial statements to the extent required by GAAP. FSBI and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

4.13.6.    Except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.6, neither FSBI nor any FSBI Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.6, there has been no communication to employees by FSBI or any FSBI Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

4.13.7.    Except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.7, FSBI and its Subsidiaries do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

4.13.8.    Except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.8, with respect to each Compensation and Benefit Plan, if applicable, FSBI has provided or made available to PFS copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) two most recent actuarial report and financial statement; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), if applicable.

4.13.9.    Except as disclosed in FSBI DISCLOSURE SCHEDULE 4.13.9, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

4.13.10.    Except as disclosed in FSBI DISCLOSURE SCHEDULE 4.13.10, neither FSBI nor any FSBI Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

4.13.11.    To the Knowledge of FSBI, the consummation of the Merger and/or the Bank Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of FSBI or any FSBI Subsidiary to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the Code), except as set forth in FSBI DISCLOSURE SCHEDULE 4.13.11.

4.13.12.    Except as disclosed in FSBI DISCLOSURE SCHEDULE 4.13.12, there are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

4.13.13.    FSBI DISCLOSURE SCHEDULE 4.13.13 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, change in control agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any material compensation arrangement, or other pension benefit or welfare benefit plan maintained by FSBI or any FSBI Subsidiary for the benefit of officers, employee or directors of FSBI or any FSBI Subsidiary (the “Benefits Schedule”), assuming their employment or service is terminated as of June 30, 2004 and the Closing Date occurs on such date and based on the other assumptions specified in such schedule. No other individuals are entitled to benefits under any such plans.

4.14.	Brokers, Finders and Financial Advisors.

Neither FSBI nor any FSBI Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) by FSBI and the fee payable pursuant thereto.

4.15.	Environmental Matters.

4.15.1.    Except as may be set forth in FSBI DISCLOSURE SCHEDULE 4.15 and any Phase I Environmental Report identified therein, with respect to FSBI and each FSBI Subsidiary:

(A)         Each of FSBI and the FSBI Subsidiaries, the Participation Facilities, and, to FSBI’s Knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

(B)         FSBI has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to FSBI’s Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the FSBI Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the FSBI Subsidiaries or any Participation Facility;

(C)         FSBI has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to FSBI’s Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or FSBI or any of the FSBI Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

(D)         To FSBI’s Knowledge, the properties currently owned or operated by FSBI or any FSBI Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

(E)         Neither FSBI nor any FSBI Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state,

local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

(F)         To FSBI’s Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by FSBI or any of the FSBI Subsidiaries or any Participation Facility, and to FSBI’s Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by FSBI or any of the FSBI Subsidiaries or any Participation Facility; and

(G)         To FSBI’s Knowledge, during the period of (s) FSBI’s or any of the FSBI Subsidiaries’ ownership or operation of any of their respective current properties or (t) FSBI’s or any of the FSBI Subsidiaries’ participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To FSBI’s Knowledge, prior to the period of (x) FSBI’s or any of the FSBI Subsidiaries’ ownership or operation of any of their respective current properties or (y) FSBI’s or any of the FSBI Subsidiaries’ participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

4.15.2.    “Loan Property” means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. “Participation Facility” means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

4.16.	Loan Portfolio.

4.16.1.    The allowance for loan losses reflected in the notes to FSBI’s audited consolidated statement of financial condition at December 31, 2002 was, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements in FSBI’s Securities Documents for periods ending after December 31, 2002 were, or will be, adequate, as of the dates thereof, under GAAP.

4.16.2.    FSBI DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of the most recently available date, by account, of: (A) each borrower, customer or other party which has notified First Savings Bank or any other FSBI Subsidiary during the past twelve months of, or has asserted against First Savings Bank or any other FSBI Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the knowledge of First Savings Bank, each borrower, customer or other party which has given First Savings Bank or any other FSBI Subsidiary any oral notification of, or orally asserted to or against First Savings Bank or any other FSBI Subsidiary, any such claim; and (B) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as “Other Loans Specially Mentioned”, “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Watch list” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by First Savings Bank or any other FSBI Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 4.16.2 may exclude any individual loan with a principal outstanding balance of less than $100,000, provided that DISCLOSURE SCHEDULE 4.16.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $100,000 that have been excluded.

4.16.3.    All loans receivable (including discounts) and accrued interest entered on the books of FSBI and the FSBI Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of FSBI’s or the appropriate FSBI Subsidiary’s respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in FSBI DISCLOSURE SCHEDULE 4.16.3. To the Knowledge of FSBI, the loans, discounts and the accrued interest reflected on the books of FSBI and the FSBI Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. Except as set forth in FSBI DISCLOSURE SCHEDULE 4.16.3, all such loans are owned by FSBI or the appropriate FSBI Subsidiary free and clear of any liens.

4.16.4.    The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

4.17.	Securities Documents.

FSBI has made available to PFS copies of its (i) annual reports on Form 10-K for the years ended December 31, 2002, 2001 and 2000, (ii) quarterly report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2003, and (iii) proxy materials used or for use in connection with its meetings of stockholders held in 2003, 2002 and 2001. Such reports and proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

4.18.	Related Party Transactions.

Except as described in FSBI’s Proxy Statement distributed in connection with the annual meeting of stockholders held in March 2003 (which has previously been provided to PFS), or as set forth in FSBI DISCLOSURE SCHEDULE 4.18, neither FSBI nor any FSBI Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of FSBI or any FSBI Subsidiary. Except as described in FSBI’s Proxy Statement, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of FSBI or any FSBI Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to First Savings Bank’s loan modification policy that is applicable to all Persons. Neither FSBI nor any FSBI Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by FSBI is inappropriate.

4.19.	Deposits.

None of the deposits of any FSBI Subsidiary is a “brokered deposit” as defined in 12 C.F.R. Section 337.6(a)(2).

4.20.	Antitakeover Provisions Inapplicable; Required Vote.

The Board of Directors of FSBI has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of FSBI) necessary to exempt PFS, the Merger, this Agreement and the transactions contemplated hereby from Section 203 of the DGCL. The affirmative vote of a majority of the issued and outstanding shares of FSBI Common Stock is required to approve this Agreement and the Merger under FSBI’s certificate of incorporation (and no greater voting requirement is applicable by reason of Article EIGHTH of the Certificate of Incorporation) and the DGCL. The FSBI Rights Agreement will not apply to this Agreement or the transactions contemplated hereby. Pursuant to Section 29 of the FSBI Rights Agreement, the Board of Directors of FSBI has determined that PFS is not an “Acquiring Person” and will not be an “Acquiring Person” upon consummation of the Merger.

4.21.	Registration Obligations.

Neither FSBI nor any FSBI Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

4.22.	Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for FSBI’s own account, or for the account of one or more of FSBI’s Subsidiaries or their customers (all of which are set forth in FSBI DISCLOSURE SCHEDULE 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of FSBI and each FSBI Subsidiary, with counterparties believed to be financially responsible at the time; and to FSBI’s and each FSBI Subsidiary’s Knowledge each of them constitutes the valid and legally binding obligation of FSBI or such FSBI Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither FSBI nor any FSBI Subsidiary, nor, to the Knowledge of FSBI, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

4.23.	Fairness Opinion.

FSBI has received an opinion from Sandler O’Neill to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the stockholders of FSBI pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.24.	Intellectual Property.

FSBI and each Significant Subsidiary of FSBI owns or, to FSBI’s Knowledge, possesses valid and binding licenses and other rights to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither FSBI nor any Significant Subsidiary of FSBI has received any notice of conflict with respect thereto that asserts the rights of others. FSBI and each Significant Subsidiary of FSBI have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PFS

PFS represents and warrants to FSBI that the statements contained in this Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the PFS DISCLOSURE SCHEDULE delivered by PFS to FSBI on the date hereof. PFS has made a good faith effort to ensure that the disclosure on each schedule of the PFS DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the PFS DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of PFS shall include the Knowledge of The Provident Bank.

5.1.	Standard.

No representation or warranty of PFS contained in this Article V shall be deemed untrue or incorrect, and PFS shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 5.2, 5.3 and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

5.2.	Organization.

5.2.1.    PFS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. PFS has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

5.2.2.    The Provident Bank is a New Jersey chartered savings bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. The deposits of The Provident Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Provident Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

5.2.3.    PFS DISCLOSURE SCHEDULE 5.2.3 sets forth each PFS Subsidiary. Each PFS Subsidiary (other than The Provident Bank) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

5.2.4.    The respective minute books of PFS and each PFS Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

5.2.5.    Prior to the date of this Agreement, PFS has made available to FSBI true and correct copies of the certificate of incorporation or charter and bylaws of PFS and The Provident Bank and the PFS Subsidiaries.

5.3.	Capitalization.

5.3.1.    The authorized capital stock of PFS consists of 200,000,000 shares of PFS Common Stock, of which 60,792,600 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 50,000,000 shares of preferred stock, $0.01 par value (“PFS Preferred Stock”), none of which are outstanding. There are 747,700 shares of PFS Common Stock held by PFS as treasury stock. Neither PFS nor any PFS Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of PFS Common Stock, or any other security of PFS or any securities representing the right to vote, purchase or otherwise receive any shares of PFS Common Stock or any other security of PFS, other than shares issuable under the PFS Stock Benefit Plans.

5.3.2.    PFS owns all of the capital stock of The Provident Bank free and clear of any lien or encumbrance. Either PFS or The Provident Bank owns all of the outstanding shares of capital stock of each PFS Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature, except that, in the case of PSB Funding Corporation, PFS owns 100% of the common securities and less than 100% of the preferred securities.

5.3.3.    Except as set forth in PFS DISCLOSURE SCHEDULE 5.3.3, to the Knowledge of PFS, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of PFS Common Stock.

5.3.4.    No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which PFS’s stockholders may vote has been issued by PFS and are outstanding.

5.4.	Authority; No Violation.

5.4.1.    PFS has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PFS and the completion by PFS of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of PFS, and except for the approval of the stockholders of PFS, no other corporate proceedings on the part of PFS (except for matters related to setting the date, time, place and record date for the PFS Stockholders Meeting) are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by PFS, and subject to the receipt of the Regulatory Approvals described in Section 8.3 hereof and approval by the stockholders of PFS, constitutes the valid and binding obligations of PFS and The Provident Bank, enforceable against PFS in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

5.4.2.    (A) The execution and delivery of this Agreement by PFS, (B) subject to receipt of the Regulatory Approvals, and compliance by FSBI and PFS with any conditions contained therein, and subject to the receipt of the approval of the stockholders of FSBI and PFS, the consummation of the transactions contemplated hereby, and (C) compliance by PFS with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of PFS or any PFS Subsidiary or the charter and bylaws of The Provident Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PFS or any PFS Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of PFS, The Provident Bank or any PFS Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on PFS and the PFS Subsidiaries taken as a whole.

5.5.	Consents.

Except for the regulatory approvals referred to in Section 8.3 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the stockholders of FSBI and PFS, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of PFS, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by PFS and the completion by PFS of the Merger or (b) the execution and delivery of the Plan of Bank Merger by The Provident Bank and the completion by The Provident Bank of the Bank Merger. PFS has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

5.6.	Financial Statements.

5.6.1. PFS has previously made available to FSBI the PFS Financial Statements. The PFS Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of PFS and the PFS Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

5.6.2.    At the date of each balance sheet included in the PFS Financial Statements, PFS did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such PFS Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

5.7.	Taxes.

PFS and the PFS Subsidiaries that are at least 80 percent owned by PFS are members of the same affiliated group within the meaning of Code Section 1504(a). PFS has duly filed all federal, state and material local tax returns required to be filed by or with respect to PFS and each Significant Subsidiary of PFS on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of PFS, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from PFS and any Significant Subsidiary of PFS by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, PFS has received no notice of, and to the Knowledge of PFS, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of PFS or any of its Significant Subsidiaries, and no claim has been made by any authority in a jurisdiction where PFS or any of its Significant Subsidiaries do not file tax returns that PFS or any such Significant Subsidiary is subject to taxation in that jurisdiction. Except as set forth in PFS DISCLOSURE SCHEDULE 5.7, PFS and its Significant Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. PFS and each of its Significant Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and PFS and each of its Significant Subsidiaries, to the Knowledge of PFS, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

5.8.	No Material Adverse Effect.

Except as disclosed in PFS’s Securities Documents filed on or prior to the date hereof, PFS and the PFS Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2002 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on PFS and the PFS Subsidiaries, taken as a whole.

5.9.	Ownership of Property; Insurance Coverage.

5.9.1.    PFS and each Significant Subsidiary of PFS has good and, as to real property, marketable title to all material assets and properties owned by PFS or each Significant Subsidiary of PFS in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the PFS Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Significant Subsidiary of PFS acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. PFS and the Significant Subsidiaries of PFS, as lessee, have the right under valid and subsisting leases of real and personal properties used by PFS and the Significant Subsidiaries of PFS in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

5.9.2.    PFS and each Significant Subsidiary of PFS currently maintain insurance considered by PFS to be reasonable for their respective operations. Neither PFS nor any Significant Subsidiary of PFS has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated. All such insurance is valid and enforceable and in full force and effect, and within the last three years PFS and each Significant Subsidiary of PFS has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies except as disclosed in PFS DISCLOSURE SCHEDULE 5.9.2.

5.10.	Legal Proceedings.

Except as disclosed in PFS DISCLOSURE SCHEDULE 5.10, neither PFS nor any PFS Subsidiary is a party to any, and there are no pending or, to the Knowledge of PFS, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against PFS or any PFS Subsidiary, (ii) to which PFS or any PFS Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of PFS to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry referred to in clauses (i) and (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

5.11.	Compliance With Applicable Law.

5.11.1.    To the Knowledge of PFS, each of PFS and each PFS Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither PFS nor any PFS Subsidiary has received any written notice to the contrary.

5.11.2.    Each of PFS and each PFS Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of PFS, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

5.11.3.    For the period beginning January 1, 2001, and except as set forth in PFS DISCLOSURE SCHEDULE 5.11.3, neither PFS nor any PFS Subsidiary has received any written notification or,

to the Knowledge of PFS, any other communication from any Bank Regulator (i) asserting that PFS or any PFS Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to PFS or any PFS Subsidiary; (iii) requiring or threatening to require PFS or any PFS Subsidiary, or indicating that PFS or any PFS Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of PFS or any PFS Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of PFS or any PFS Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”). Neither PFS nor any PFS Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to The Provident Bank as to compliance with the CRA is satisfactory or better.

5.11.4.    PSB Funding Corporation (A) was formed in 2000, (B) has been at all times since the date of its formation a “real estate investment trust” as defined in Section 856(a) of the Code, (C) has met at all times since the date of its formation the requirements of Section 857(a) of the Code, (D) has not relied at any time since the date of its formation on Section 856(c) of the Code, (E) has not had at any time since the date of its formation any “net income derived from prohibited transactions” within the meaning of Section 857(b)(6) of the Code and (F) has not issued any stock or securities as part of a multiple party financing transaction described in IRS Notice 97-21, 1997-11 I.R.B. 2, or Treasury Regulations Section 1.7701(1)-3.

5.12.	Employee Benefit Plans.

5.12.1.    PFS DISCLOSURE SCHEDULE 5.12.1 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by PFS or any PFS Subsidiary and in which employees in general may participate (the “PFS Compensation and Benefit Plans”). Each PFS Compensation and Benefit Plan has been administered in form and in operation, in all material respects with its terms and all applicable requirements of law and no notice has been issued by any Governmental Authority questioning or challenging such compliance. With respect to each of the PFS Compensation and Benefit Plans, if applicable, PFS has provided or made available to FSBI copies of the most recent summary plan description (or other such summary of the terms of the plan).

5.12.2.    To the Knowledge of PFS and except as disclosed in PFS DISCLOSURE SCHEDULE 5.12.2, each PFS Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each PFS Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received or has requested and expects to receive a favorable determination letter from the IRS, and PFS is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of PFS, threatened action, suit or claim relating to any of the PFS Compensation and Benefit Plans (other than routine claims for benefits). Neither PFS nor any PFS Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject PFS or any PFS Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

5.12.3.    No liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by PFS or any of its Subsidiaries to be incurred with respect to any PFS Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA (“PFS Defined Benefit Plan”), or with respect to any “single-employer plan” (as defined in Section 4001(a) of ERISA) currently or formerly maintained by PFS or any entity which is considered one employer with PFS under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “ERISA Affiliate”) (such plan hereinafter referred to as an “ERISA Affiliate Plan”). No PFS Defined Benefit Plan is a “multiemployer pension plan,” as such term is defined in Section 3(37) of ERISA. To the Knowledge of PFS, except as set forth in PFS DISCLOSURE SCHEDULE 5.12.3, no PFS Defined Benefit Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in PFS DISCLOSURE SCHEDULE 5.12.3, the fair market value of the assets of each PFS Defined Benefit Plan exceeds the present value of the benefits guaranteed under Section 4022 of ERISA under such PFS Defined Benefit Plan as of the end of the most recent plan year with respect to the respective PFS Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such PFS Defined Benefit Plan as of the date hereof; and no notice of a “reportable event” (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any PFS Defined Benefit Plan within the 12-month period ending on the date hereof. Neither PFS nor any of its Subsidiaries has provided, or is required to provide, security to any PFS Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Neither PFS, its Subsidiaries, nor any ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA, on or after January 1, 1998. To the Knowledge of PFS, there is no pending investigation or enforcement action by any Bank Regulator with respect to any PFS Compensation and Benefit Plan or any ERISA Affiliate Plan.

5.12.4.    All material contributions required to be made under the terms of any PFS Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which PFS or any PFS Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on PFS’s consolidated financial statements to the extent required by GAAP. PFS and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable PFS Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

5.12.5.    Except as set forth in PFS DISCLOSURE SCHEDULE 5.12.5, neither PFS nor any PFS Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code.

5.13.	Environmental Matters.

5.13.1.    To the Knowledge of PFS, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon PFS or any of PFS Subsidiary. To the Knowledge of PFS, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to PFS or any PFS Subsidiary by reason of any Environmental Laws. Neither PFS nor any PFS Subsidiary has received any written notice from any Person that PFS or any PFS Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon PFS or any PFS Subsidiary.

5.13.2.    There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the PFS’s Knowledge, threatened, before any court, governmental agency or other forum against PFS or any PFS Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of the PFS.

5.14.	Loan Portfolio.

5.14.1.    The allowance for loan losses reflected in PFS’s audited consolidated statement of condition at December 31, 2002 was, and the allowance for loan losses shown on the balance sheets in PFS’s Securities Documents for periods ending after December 31, 2002 were or will be, adequate, as of the dates thereof, under GAAP.

5.14.2.    PFS DISCLOSURE SCHEDULE 5.14.2 sets forth a listing, as of the most recently available date, all loans of PFS and any PFS Subsidiary (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as “Other Loans Specially Mentioned”, “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Watch list” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and all assets classified by PFS or any PFS Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 5.14.2 may exclude any individual loan with a principal outstanding balance of less than $100,000.

5.14.3.    All loans receivable (including discounts) and accrued interest entered on the books of PFS and each PFS Subsidiary arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.

5.14.4.    The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

5.15.	Securities Documents.

PFS has made available to FSBI copies of its (i) annual report on Form 10-K for the year ended December 31, 2002, (ii) quarterly report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003 and (iii) proxy materials used or for use in connection with its meeting of stockholders held in 2003. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

5.16.	Deposits.

None of the deposits of any PFS Subsidiary is a “brokered deposit” as defined in 12 C.F.R. Section 337.6(a)(2).

5.17.	Antitakeover Provisions Inapplicable; Required Vote.

The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL applicable to PFS or any PFS Subsidiary. The affirmative vote of a majority of the issued and outstanding shares of PFS Common Stock is required to approve this Agreement and the Merger under PFS’s certificate of incorporation (and no greater voting requirement is applicable by reason of Article EIGHTH of the Certificate of Incorporation) and the DGCL.

5.18.	Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for PFS’s own account, or for the account of one or more of PFS’s Subsidiaries or their customers, were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of PFS and each PFS Subsidiary, with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of PFS or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither PFS nor any PFS Subsidiary, nor to the Knowledge of PFS any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

5.19.	Brokers, Finders and Financial Advisors.

Neither PFS nor any PFS Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Lehman Brothers Inc. by PFS and the fee payable pursuant thereto.

5.20.	Trust Accounts

The Provident Bank and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither The Provident Bank nor any other PFS Subsidiary, and to their Knowledge, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

5.21.	PFS Common Stock

The shares of PFS Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

5.22.	Fairness Opinion

PFS has received an opinion from Lehman Brothers Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be paid to the stockholders of FSBI pursuant to this Agreement is fair from a financial point of view to PFS. Such opinion has not been amended or rescinded as of the date of this Agreement.

5.23.	Material Contracts; Leases, Defaults.

Neither PFS nor any PFS Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of PFS or any PFS Subsidiary; nor (ii) any agreement which by its terms limits the payment of dividends by PFS or any PFS Subsidiary.

ARTICLE VI

COVENANTS OF FSBI

6.1.	Conduct of Business.

6.1.1.    Affirmative Covenants.    During the period from the date of this Agreement to the Effective Time, except with the written consent of PFS, which consent will not be unreasonably withheld, conditioned or delayed, FSBI will, and it will cause each FSBI Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) adversely affect the ability of the parties to obtain the regulatory approvals referenced in Section 8.3 or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

6.1.2.    Negative Covenants.    FSBI agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in FSBI DISCLOSURE SCHEDULE 6.1.2, or consented to by PFS in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the FSBI Subsidiaries not to:

(A)         change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law;

(B)         change the number of authorized or issued shares of its capital stock, issue any shares of FSBI Common Stock that are held as “treasury shares” as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the FSBI Stock Benefit Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) FSBI may issue shares of FSBI Common Stock upon the valid exercise, in accordance with the information set forth in FSBI DISCLOSURE SCHEDULE 4.3.1, of presently outstanding FSBI Options issued under the FSBI Stock Benefit Plans, (B) FSBI may continue to pay its regular quarterly cash dividend of $0.105 per share with payment and record dates consistent with past practice (provided the declaration of the last quarterly dividend by FSBI prior to the Effective Time and the payment thereof shall be coordinated with PFS so that holders of FSBI Common Stock do not receive dividends on both FSBI Common Stock and PFS Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the FSBI Common Stock or PFS Common Stock received in the Merger in respect of such quarter), and (C) any FSBI Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations), and the REIT may continue to pay dividends on the shares of preferred stock and common stock issued and outstanding as of the date hereof, at the rate in effect as of the date hereof and at such times consistent with past practice.

(C)         enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

(D)         other than as set forth in FSBI DISCLOSURE SCHEDULE 6.1.2(D), make application for the opening or closing of any, or open or close any, branch or automated banking facility;

(E)         grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on FSBI DISCLOSURE SCHEDULES 4.9.1 and 4.13.1 or as required pursuant to Section 7.8 of this Agreement, (ii) as to non-executive employees, merit pay increases, (iii) the payment of bonuses for the year ending December 31, 2003, to the extent such bonuses have been accrued in accordance with GAAP through the date hereof and consistent therewith through December 31, 2003 and provided that such bonuses are consistent, as to amount and persons covered, with past practice, (iv) the payment immediately prior to the Effective Time of bonuses for that portion of 2004 that precedes the Effective Time and that do not exceed in the case of any recipient the bonus paid to such recipient for 2003 multiplied by a fraction the numerator of which is the number of calendar months in 2004 that begin before the Effective Time and the denominator of which is 12, and (v) First Savings Bank may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business. In addition, FSBI may agree to pay employees of FSBI or First Savings Bank, who are identified by FSBI and agreed to by PFS, a retention bonus in an individual amount, and in an aggregate amount as to all retention bonuses, to be agreed to by the parties.

(F)         enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; provided, however, that FSBI reserves the right to amend in 2004 any stock option that will not vest before the Effective Time for the purpose of permitting the vesting and exercise of such option in 2004 before the Effective Time;

(G)         merge or consolidate FSBI or any FSBI Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of FSBI or any FSBI Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between FSBI, or any FSBI Subsidiary, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any FSBI Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

(H)         sell or otherwise dispose of the capital stock of FSBI or sell or otherwise dispose of any asset of FSBI or of any FSBI Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of FSBI or of any FSBI Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(I)         take any action which would result in any of the representations and warranties of FSBI set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

(J)         change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating FSBI or First Savings Bank;

(K)         waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which FSBI or any FSBI Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

(L)         purchase any equity securities, or purchase any security for its investment portfolio inconsistent with FSBI’s or any FSBI Subsidiary’s current investment policy;

(M)         except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the FSBI DISCLOSURE SCHEDULE 6.1.2(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in an amount in excess of $10,000,000 for a commercial real estate loan, $5,000,000 for a construction loan, $1,000,000 for a commercial business loan, or in excess of $1,000,000 for a residential loan.

(N)         except as set forth on the FSBI DISCLOSURE SCHEDULE 6.1.2(N), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate other than pursuant to FSBI’s existing Insider Loan Policy;

(O)         enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(P)         except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

(Q)         make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or by a Bank Regulator;

(R)         except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any FSBI Compensation and Benefit Plan; provided, however, that FSBI reserves the right to amend in 2004 any stock option that will not vest before the Effective Time for the purpose of permitting the vesting and exercise of such option in 2004 before the Effective Time;

(S)         except as set forth in FSBI DISCLOSURE SCHEDULE 6.1.2(S), make any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

(T)         except as set forth in FSBI DISCLOSURE SCHEDULE 6.1.2(T), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

(U)         sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless The Provident Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold;

(V)         undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by FSBI or First Savings Bank of more than $50,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

(W)         pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $50,000 individually or $100,000 in the aggregate, and that does not create precedent for other pending or potential claims, actions, litigation, arbitration or proceedings; or

(X)         agree to do any of the foregoing.

6.2.	Current Information.

6.2.1.    During the period from the date of this Agreement to the Effective Time, FSBI will cause one or more of its representatives to confer with representatives of PFS and report the general status of its ongoing operations at such times as PFS may reasonably request. FSBI will promptly notify PFS of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving FSBI or any FSBI Subsidiary.

6.2.2.    First Savings Bank and The Provident Bank shall meet on a regular basis to discuss and plan for the conversion of First Savings Bank’s data processing and related electronic informational systems to those used by The Provident Bank, which planning shall include, but not be limited to, discussion of the possible termination by First Savings Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by First Savings Bank in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that First Savings Bank shall not be obligated to take any such action prior to the Effective Time and, unless First Savings Bank otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that First Savings Bank takes, at the request of The Provident Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, The Provident Bank shall indemnify First Savings Bank for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by FSBI, or a termination of this Agreement under Section 11.1.8 or 11.1.9.

6.2.3.    FSBI shall provide PFS, within fifteen (15) business days of the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Statement of Financial Accounting Standards No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructuring,” (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a monthly basis, FSBI shall provide PFS with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

6.2.4.    FSBI shall promptly inform PFS upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of FSBI or any FSBI Subsidiary under any labor or employment law.

6.3.	Access to Properties and Records.

Subject to Section 12.1 hereof, FSBI shall permit PFS reasonable access upon reasonable notice to its properties and those of the FSBI Subsidiaries, and shall disclose and make available to PFS during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter FSBI reasonably determines should be treated as confidential) and stockholders’ meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which PFS may have a reasonable interest; provided, however, that FSBI shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in FSBI’s reasonable judgment, would interfere with the normal conduct of FSBI’s business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. FSBI shall provide and shall request its auditors to provide PFS with such historical financial information regarding it (and related audit reports and consents) as

PFS may reasonably request for securities disclosure purposes. PFS shall use commercially reasonable efforts to minimize any interference with FSBI’s regular business operations during any such access to FSBI’s property, books and records. FSBI and each FSBI Subsidiary shall permit PFS, at its expense, to cause a “phase I environmental audit” and a “phase II environmental audit” to be performed at any physical location owned or occupied by FSBI or any FSBI Subsidiary.

6.4.	Financial and Other Statements.

6.4.1.    Promptly upon receipt thereof, FSBI will furnish to PFS copies of each annual, interim or special audit of the books of FSBI and the FSBI Subsidiaries made by its independent accountants and copies of all internal control reports submitted to FSBI by such accountants in connection with each annual, interim or special audit of the books of FSBI and the FSBI Subsidiaries made by such accountants.

6.4.2.    As soon as reasonably available, but in no event later than five business days after such documents are filed with the SEC, FSBI will deliver to PFS the Securities Documents filed by it with the SEC under the Securities Laws. Within 25 days after the end of each month, FSBI will deliver to PFS a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices.

6.4.3.    FSBI will advise PFS promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of FSBI or any of the FSBI Subsidiaries.

6.4.4.    With reasonable promptness, FSBI will furnish to PFS such additional financial data that FSBI possesses and as PFS may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

6.5.	Maintenance of Insurance.

FSBI shall maintain, and cause the FSBI Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business.

6.6.	Disclosure Supplements.

From time to time prior to the Effective Time, FSBI will promptly supplement or amend the FSBI DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FSBI DISCLOSURE SCHEDULE or which is necessary to correct any information in such FSBI DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such FSBI DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.7.	Consents and Approvals of Third Parties.

FSBI and First Savings Bank shall use all commercially reasonable efforts, and shall cause each FSBI Subsidiary to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, FSBI shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder.

6.8.	All Reasonable Efforts.

Subject to the terms and conditions herein provided, FSBI agrees to use, and agrees to cause First Savings Bank to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Prior to the Effective Time, the Board of Directors of FSBI will amend the FSBI Rights Agreement to provide for its termination effective upon the Effective Time.

6.9.	Failure to Fulfill Conditions.

In the event that FSBI or First Savings Bank determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify PFS.

6.10.	No Solicitation.

From and after the date hereof until the termination of this Agreement, neither FSBI, nor any FSBI Subsidiary, nor any of their respective officers, directors, employees, representatives, agents and affiliates (including, without limitation, any investment banker, attorney or accountant retained by FSBI or any of the FSBI Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and FSBI shall notify PFS orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director or employee, or, to FSBI’s Knowledge, investment banker, financial advisor, attorney, accountant or other representative of FSBI may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of FSBI from (i) complying with its disclosure obligations under federal or state law; or (ii) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of FSBI determines in good faith (after consultation with its financial and legal advisors), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to FSBI’s stockholders from a financial point of view than the Merger; (B) the Board of Directors of FSBI determines in good faith (after consultation with its financial and legal advisors) that the failure to furnish information to or enter into discussions with such Person would likely cause the Board of Directors to breach its fiduciary duties to stockholders under applicable law (such proposal that satisfies clauses (A) and (B) being referred to herein as a “Superior Proposal”); (C) FSBI promptly notifies PFS of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with FSBI or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and receives from such Person an executed confidentiality agreement in form and substance identical in all material respects to the confidentiality agreements that FSBI and PFS entered into; and (D) the FSBI Stockholders Meeting has not occurred. For purposes of this Agreement, “Acquisition Proposal” shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving FSBI or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of FSBI and the FSBI Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of FSBI or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

6.11.	Reserves and Merger-Related Costs.

On or before the Effective Time, and to the extent consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, FSBI shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of FSBI to those of PFS (as such practices and methods are to be applied to FSBI from and after the Closing Date) and PFS’s plans with respect to the conduct of the business of FSBI following the Merger and otherwise to reflect Merger-related expenses and costs incurred by FSBI, provided, however, that FSBI shall not be required to take such action unless PFS agrees in writing that all conditions to closing set forth in Article IX have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by PFS of the writing referred to in the preceding clause, FSBI shall provide PFS a written statement, certified without personal liability by the chief executive officer of FSBI and dated the date of such writing, that the representation made in Section 4.16.1 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by FSBI or any FSBI Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 11.1.2 hereof. No action shall be required to be taken by FSBI pursuant to this Section 6.11 if, in the opinion of FSBI’s independent auditors, such action would contravene GAAP.

ARTICLE VII

COVENANTS OF PFS

7.1.	Conduct of Business.

During the period from the date of this Agreement to the Effective Time, except with the written consent of FSBI, which consent will not be unreasonably withheld, conditioned or delayed, PFS will, and it will cause each PFS Subsidiary to: conduct its business only in the usual, regular and ordinary course consistent with past practices; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; (iv) change or waive any provision of its Certificate of Incorporation or Charter, except as required by law; or (v) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating PFS or The Provident Bank.

7.2.	Current Information and Consultation.

During the period from the date of this Agreement to the Effective Time, PFS will cause one or more of its representatives to confer with representatives of FSBI and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as FSBI may reasonably request. PFS will promptly notify FSBI, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving PFS and any PFS Subsidiary. PFS will consult with FSBI in advance with respect to any proposed material change in the business or operations of PFS and with respect to any material strategic activities of PFS.

7.3.	Financial and Other Statements.

As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, PFS will deliver to FSBI the Securities Documents filed by it with the SEC under the Securities Laws. PFS will advise FSBI promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of PFS or any of the PFS Subsidiaries.

7.4.	Disclosure Supplements.

From time to time prior to the Effective Time, PFS will promptly supplement or amend the PFS DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such PFS DISCLOSURE SCHEDULE or which is necessary to correct any information in such PFS DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such PFS DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

7.5.	Consents and Approvals of Third Parties.

PFS and The Provident Bank shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

7.6.	All Reasonable Efforts.

Subject to the terms and conditions herein provided, PFS agrees to use and agrees to cause The Provident Bank to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

7.7.	Failure to Fulfill Conditions.

In the event that PFS or The Provident Bank determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify FSBI.

7.8.	Employee Benefits; Advisory Board.

7.8.1    PFS will review all other FSBI Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans. In the event employee compensation and/or benefits as currently provided by FSBI or First Savings Bank are changed or terminated by PFS, in whole or in part, PFS shall provide Continuing Employees (as defined below in Section 7.8.8) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated PFS employees (as of the date any such compensation or benefit is provided). All FSBI Employees who become participants in an PFS Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of FSBI or First Savings Bank or any predecessor thereto prior to the Effective Time, provided, however, that credit for prior service shall not be given under the PFS ESOP or under the PFS retiree health plan. This Agreement shall not be construed to limit the ability of PFS or The Provident Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate.

7.8.2    The FSBI Employee Stock Ownership Plan (the “FSBI ESOP”) shall be terminated as of, or prior to, the Effective Time (all shares held by the ESOP shall be converted into the right to receive the

Merger Consideration, as elected by the ESOP participants), all outstanding FSBI ESOP indebtedness shall be repaid, and the balance of the shares and any other assets remaining in the Loan Suspense Account (as such term is defined in the FSBI ESOP) shall be allocated and distributed to FSBI ESOP participants (subject to the receipt of a favorable determination letter from the IRS), as provided for in the FSBI ESOP and unless otherwise required by applicable law. Prior to the Effective Time, FSBI, and following the Effective Time, PFS shall use their respective best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). FSBI and following the Effective Time, PFS, will adopt such amendments to the FSBI ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. Neither FSBI, nor following the Effective Time, PFS shall make any distribution from the FSBI ESOP except as may be required by applicable law until receipt of such favorable determination letter. In the case of a conflict between the terms of this Section and the terms of the FSBI ESOP, the terms of the FSBI ESOP shall control, however, in the event of any such conflict, FSBI before the Merger, and PFS, after the Merger, shall use their best efforts to cause the ESOP to be amended to conform to the requirements of this Section.

7.8.3    PFS shall assume and honor in accordance with their terms and the methodology for determining the benefits and payments due thereunder that is set forth in PFS DISCLOSURE SCHEDULE 7.8.3, the employment and change in control agreements between FSBI or First Savings Bank and any officer or employee thereof which are listed in FSBI DISCLOSURE SCHEDULE 4.13.13. Each of the officers and employees referenced in FSBI DISCLOSURE SCHEDULE 4.13.13 who may be entitled to a payment under an employment agreement or change in control agreement, together with First Savings Bank, FSBI, The Provident Bank and PFS, shall sign an acknowledgment in connection with the execution of this Agreement, which shall be included in PFS DISCLOSURE SCHEDULE 7.8.3, agreeing to the methodology set forth therein. At the time of payment of the amounts set forth in Sections 5(c) and 5(d) of the employment agreements and Sections 3 and 3(b) of the change in control agreements, each officer or employee receiving payment thereunder shall enter into an acknowledgment and release, satisfactory in form to PFS, acknowledging that no further payments are due under such sections and releasing FSBI, First Savings Bank, PFS and The Provident Bank and their respective officers, directors and employees from any and all claims arising thereunder.

7.8.4    FSBI shall cause First Savings Bank to terminate the First Savings Bank Supplemental Executive Retirement Plan, restated effective as of January 1, 1997 (“SERP I”), and the First Savings Bank Supplemental Executive Retirement Plan II (“SERP II”), prior to December 31, 2003, and to distribute prior to December 31, 2003, the present value of the benefits to which the participants therein are entitled. Contemporaneously with the execution of this Agreement, Christopher Martin shall enter into an acknowledgment, satisfactory in form to PFS, agreeing to the methodology for payments of the amount(s) to which he is entitled under SERP I and SERP II and upon payment of such amounts, releasing First Savings Bank, FSBI, PFS and The Provident Bank from any and all claims arising thereunder. Further, Mr. Martin’s acknowledgment shall specifically acknowledge that the income recognized under this Section shall not be included in the calculation of the amounts payable under paragraph 5(c) or (d) of either employment agreement.

7.8.5    Contemporaneously with the execution of this Agreement, Christopher Martin shall enter into an acknowledgment attached to FSBI DISCLOSURE SCHEDULE 7.8.3 whereby he agrees to exercise all vested options previously granted to him on or before December 31, 2003, as set forth on FSBI DISCLOSURE SCHEDULE 3.4. Further such acknowledgment and release shall specifically acknowledge that the income recognized pursuant to the exercises contemplated by this Section shall not be included in the calculation of the amounts payable under paragraph 5(c) or (d) of either employment agreement.

7.8.6    FSBI agrees to cause First Savings Bank to terminate the FSB Non-Employee Director Retirement Plan (“Director Retirement Plan”) as of, or prior to, the Effective Time, and to distribute the present value of the amounts payable thereunder, which present value is set forth in FSBI DISCLOSURE SCHEDULE 4.13.13, in a lump sum to participants on or before the Closing Date. Participants in the Director Retirement Plan who are entitled to benefits in connection with the termination of the Director Retirement Plan shall agree to enter into a unanimous written consent to terminate such plan contemporaneously with the execution of this

Agreement. PFS and The Provident Bank shall, as of the Effective Time, assume the First Savings Bank Deferred Fee Plan (“Deferred Fee Plan”). Prior to the Effective Time, FSBI shall cause First Savings Bank to amend the Deferred Fee Plan: (i) to prohibit the deferral of additional fee amounts on or after the Effective Time; (ii) to require that amounts that are invested in FSBI stock continue to be invested in stock of FSBI (or stock of its successor,) and be distributed to participants in the form of stock of the FSBI or its successor; and (iii) to prohibit the termination of the Deferred Fee Plan without the unanimous written consent of the participants with unpaid benefits thereunder; provided however, that no such amendment will be made if it results in variable accounting for the Deferred Fee Plan.

7.8.7    PFS shall honor in accordance with its terms the First Savings Bank Employee Severance Plan, provided, however that prior to the Closing Date, FSBI shall cause First Savings Bank to amend the First Savings Bank Employee Severance Compensation Plan to require any employee receiving a severance benefit thereunder to execute an acknowledgement and release of employment-related claims (excluding claims for employee benefits due and payable after the date of execution of the release), in a form satisfactory to PFS and The Provident Bank.

7.8.8    In the event of any termination of any FSBI or First Savings Bank health plan or consolidation of any such plan with any PFS or The Provident Bank health plan, PFS shall make available to employees of FSBI or First Savings Bank who continue employment with PFS or a PFS Subsidiary (“Continuing Employees”) and their dependents employer-provided health coverage on the same basis as it provides such coverage to PFS employees. Unless a Continuing Employee affirmatively terminates coverage under a FSBI health plan prior to the time that such Continuing Employee becomes eligible to participate in the PFS health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the FSBI health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of PFS and their dependents. In the event of a termination or consolidation of any FSBI health plan, terminated FSBI employees and qualified beneficiaries will have the right to continued coverage under group health plans of PFS in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination of any FSBI health plan, or consolidation of any FSBI health plan with any PFS health plan, any coverage limitation under the PFS health plan due to any pre-existing condition shall be waived by the PFS health plan to the degree that such condition was covered by the FSBI health plan and such condition would otherwise have been covered by the PFS health plan in the absence of such coverage limitation. All FSBI Employees who cease participating in an FSBI health plan and become participants in a comparable PFS health plan shall receive credit for any co-payment and deductibles paid under FSBI’s health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the PFS health plan, upon substantiation, in a form satisfactory to PFS that such co-payment and/or deductible has been satisfied. PFS shall assume the retiree health plan of FSBI and First Savings and shall have the same rights and obligations thereunder.

7.8.9    Effective as of the Closing Date, PFS shall establish an Advisory Board (the “Advisory Board”). Each person who serves on the Board of Directors of FSBI or First Savings Bank (except for the directors who join the PFS Board of Directors pursuant to Section 2.5 of this Agreement) both on the date of this Agreement and immediately prior to the Effective Time, shall be appointed to the Advisory Board effective immediately following the Effective Time. The Advisory Board shall meet quarterly, and each advisory board member shall receive health insurance coverage and an annual advisory board fee, the aggregate cost of which shall not exceed $24,000 per year per advisory board member. The advisory board fee shall be paid quarterly for each meeting attended. The Advisory Board shall be continued for a period of three (3) years.

7.9.	Directors and Officers Indemnification and Insurance.

7.9.1.    PFS shall maintain, or shall cause The Provident Bank to maintain, in effect for six years following the Effective Time, the current directors’ and officers’ liability insurance policies maintained by FSBI (provided, that PFS may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time;

provided, however, that in no event shall PFS be required to expend pursuant to this Section 7.9.1 more than 150% of the annual cost currently expended by FSBI with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, PFS shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, FSBI agrees in order for PFS to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

7.9.2.    In addition to Section 7.9.1, for a period of six years after the Effective Time, PFS shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of FSBI or an FSBI Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of PFS, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of FSBI or a FSBI Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the “Indemnified Liabilities”), to the fullest extent permitted under Delaware (to the extent not prohibited by federal law), PFS’s Certificate of Incorporation and Bylaws, and under FSBI’s Certificate of Incorporation and Bylaws. PFS shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by Delaware (to the extent not prohibited by federal law) upon receipt of an undertaking to repay such advance payments if the Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.9.2 upon learning of any Claim, shall notify PFS (but the failure so to notify PFS shall not relieve it from any liability which it may have under this Section 7.9.2, except to the extent such failure materially prejudices PFS) and shall deliver to PFS the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) PFS shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption PFS shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if PFS elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between PFS and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and PFS shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, PFS shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received unless there is a conflict of interest that necessitates more than one law firm, (3) PFS shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) he shall have been adjudicated in any proceeding not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of FSBI or any FSBI Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of FSBI or any FSBI Subsidiary. Such determination shall be made in accordance with the DGCL.

7.9.3.    In the event that either PFS or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of PFS shall assume the obligations set forth in this Section 7.9.

7.9.4.    The obligations of PFS provided under this Section 7.9 are intended to be enforceable against PFS directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of PFS. PFS shall pay all reasonable costs, including attorneys’ fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 7.9 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

7.10.	Stock Listing.

PFS agrees to list on the NYSE (or such other national securities exchange on which the shares of the PFS Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of PFS Common Stock to be issued in the Merger.

7.11.	Stock and Cash Reserve.

PFS agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of PFS Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

7.12.	Section 16(b) Exemption.

PFS and FSBI agree that, in order to most effectively compensate and retain FSBI Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that FSBI Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of FSBI Common Stock into shares of PFS in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 7.12. Assuming that FSBI delivers to PFS the FSBI Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the Board of Directors of PFS, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the FSBI Insiders (as defined below) of PFS Common Stock in exchange for shares of FSBI Common Stock, pursuant to the transactions contemplated hereby and to the extent such securities are listed in the FSBI Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. “FSBI Section 16 Information” shall mean information accurate in all material respects regarding the FSBI Insiders, the number of shares of FSBI Common Stock held by each such FSBI Insider and expected to be exchanged for PFS Common Stock in the Merger. “FSBI Insiders” shall mean those officers and directors of FSBI who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are expected to be subject to Section 16(a) of the Exchange Act with respect to PFS Common Stock subsequent to the Effective Time.

ARTICLE VIII

REGULATORY AND OTHER MATTERS

8.1.	Meetings of Stockholders.

8.1.1.    FSBI will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders, which may be an annual meeting, for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in FSBI’s reasonable judgment, necessary or desirable (the “FSBI

Stockholders Meeting”), (ii) in connection with the solicitation of proxies with respect to the FSBI Stockholders Meeting, have its Board of Directors recommend approval of this Agreement to the FSBI stockholders; and (iii) cooperate and consult with PFS with respect to each of the foregoing matters. The Board of Directors of FSBI may fail to make such a recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of its outside financial and legal advisors, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

8.1.2.    PFS will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders, which may be an annual meeting, for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in PFS’s reasonable judgment, necessary or desirable (the “PFS Stockholders Meeting”), (ii) in connection with the solicitation of proxies with respect to the PFS Stockholders Meeting, have its Board of Directors recommend approval of this Agreement to the PFS stockholders; and (iii) cooperate and consult with FSBI with respect to each of the foregoing matters. The Board of Directors of PFS may fail to make such a recommendation, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of its outside financial and legal advisors, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

8.2.	Joint Proxy Statement-Prospectus; Merger Registration Statement.

8.2.1.    For the purposes (x) of registering PFS Common Stock to be offered to holders of FSBI Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the FSBI and PFS Stockholders Meetings, PFS shall draft and prepare, and FSBI shall cooperate in the preparation of, the Merger Registration Statement, including a combined proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by FSBI to the FSBI stockholders, together with any and all amendments or supplements thereto, being herein referred to as the “Joint Proxy Statement-Prospectus”). PFS shall provide FSBI and its counsel with appropriate opportunity to review and comment on the Joint Proxy Statement-Prospectus prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. PFS shall file the Merger Registration Statement, including the Joint Proxy Statement-Prospectus, with the SEC. Each of PFS and FSBI shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of FSBI and PFS shall thereafter promptly mail the Joint Proxy Statement-Prospectus to its stockholders. PFS shall also use its best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and FSBI shall furnish all information concerning FSBI and the holders of FSBI Common Stock as may be reasonably requested in connection with any such action.

8.2.2.    PFS shall, no later than March 22, 2004, or as soon thereafter as is practicable, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. Each party acknowledges that time is of the essence in connection with the preparation and filing of the Merger Registration Statement. PFS will advise FSBI promptly after PFS receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of PFS Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and PFS will provide FSBI with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as FSBI may reasonably request.

8.2.3.    FSBI and PFS shall promptly notify the other party if at any time it becomes aware that the Joint Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, FSBI shall cooperate with PFS in the preparation of a supplement or amendment to such Joint Proxy Statement-Prospectus that corrects such misstatement or omission, and PFS shall file an amended Merger Registration Statement with the SEC, and each of FSBI and PFS shall mail an amended Joint Proxy Statement-Prospectus to FSBI’s stockholders.

8.3.	Regulatory Approvals.

Each of FSBI and PFS will cooperate with the other and use all reasonable efforts to promptly prepare and, within 60 days after the date hereof or as soon thereafter as practicable, file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the OTS, the FRB, FDIC and the Department and any other third parties (including the SBA) and governmental bodies necessary to consummate the transactions contemplated by this Agreement. FSBI and PFS will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of FSBI or PFS to any Bank Regulator or governmental body in connection with the Merger and the other transactions contemplated by this Agreement. Each party acknowledges that time is of the essence in connection with the preparation and filing of the documentation referred to above. FSBI shall have the right to review and approve in advance all characterizations of the information relating to FSBI and any of its Subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, FSBI and PFS shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

8.4.	Affiliates.

8.4.1.    FSBI shall use all reasonable efforts to cause each director, executive officer and other person who is an “affiliate” (for purposes of Rule 145 under the Securities Act) of FSBI to deliver to PFS, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the FSBI Stockholders Meeting, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of PFS Common Stock to be received by such “affiliate” as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

ARTICLE IX

CLOSING CONDITIONS

9.1.	Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

9.1.1.    Stockholder Approval.    This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of FSBI and PFS.

9.1.2.    Injunctions.    None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

9.1.3.    Regulatory Approvals.    All required Regulatory Approvals shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired; and no such Regulatory Approval shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of PFS, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of FSBI, First Savings Bank and PFS or otherwise materially impair the value of FSBI or First Savings Bank to PFS.

9.1.4.    Effectiveness of Merger Registration Statement.    The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of PFS Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

9.1.5.    NYSE Listing.    The shares of PFS Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

9.1.6.    Tax Opinions.    On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing date, PFS shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C. reasonably acceptable in form and substance to PFS, and FSBI shall have received an opinion of Thacher Proffitt & Wood LLP reasonably acceptable in form and substance to FSBI, each dated as of the Closing Date, substantially to the effect that, for Federal income tax purposes:

(A)         The Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code;

(B)         The merger of First Savings Bank into The Provident Bank will not adversely affect the Merger qualifying as a Reorganization within the meaning of Section 368(A) of the Code.

(C)         No gain or loss will be recognized by PFS, The Provident Bank, FSBI or First Savings Bank by reason of the Merger;

(D)         The exchange of FSBI Common Stock to the extent exchanged for PFS Common Stock will not give rise to recognition of gain or loss for Federal income tax purposes to the stockholders of FSBI;

(E)         The basis of the PFS Common Stock to be received (including any fractional shares deemed received for tax purposes) by a FSBI stockholder will be the same as the basis of the FSBI Common Stock surrendered pursuant to the Merger in exchange therefore, increased by any gain recognized by such FSBI stockholder as a result of the Merger and decreased by any cash received by such FSBI stockholder in the Merger; and

(F)         The holding period of the shares of PFS Common Stock to be received by a stockholder of FSBI will include the period during which the stockholder held the shares of FSBI Common Stock surrendered in exchange therefor, provided the FSBI Common Stock surrendered is held as a capital asset at the Effective Time.

9.2.	Conditions to the Obligations of PFS under this Agreement.

The obligations of PFS under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.5 at or prior to the Closing Date:

9.2.1.    Representations and Warranties.    Each of the representations and warranties of FSBI set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 4.1; and FSBI shall have delivered to PFS a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of FSBI as of the Effective Time.

9.2.2.    Agreements and Covenants.    FSBI shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and PFS shall have received a certificate signed on behalf of FSBI by the Chief Executive Officer and Chief Financial Officer of FSBI to such effect dated as of the Effective Time.

9.2.3.    Permits, Authorizations, Etc.    FSBI and the FSBI Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger.

FSBI will furnish PFS with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as PFS may reasonably request.

9.3.	Conditions to the Obligations of FSBI under this Agreement.

The obligations of FSBI under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.5 at or prior to the Closing Date:

9.3.1.    Representations and Warranties.    Each of the representations and warranties of PFS set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 5.1; and PFS shall have delivered to FSBI a certificate to such effect signed by the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of PFS as of the Effective Time.

9.3.2.    Agreements and Covenants.    PFS shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and FSBI shall have received a certificate signed on behalf of PFS by the Chief Executive Officer or Chief Operating Officer and Chief Financial Officer of PFS to such effect dated as of the Effective Time.

9.3.3.    Permits, Authorizations, Etc.    PFS and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger, the failure to obtain which would have a Material Adverse Effect on PFS and its Subsidiaries, taken as a whole.

9.3.4.    Payment of Merger Consideration.    PFS shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide FSBI with a certificate evidencing such delivery.

PFS will furnish FSBI with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as FSBI may reasonably request.

ARTICLE X

THE CLOSING

10.1.	Time and Place.

Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m., or at such other place or time upon which PFS and FSBI mutually agree. A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date.

10.2.	Deliveries at the Pre-Closing and the Closing.

At the Pre-Closing there shall be delivered to PFS and FSBI the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, PFS shall deliver the Merger Consideration as set forth under Section 9.3.4 hereof.

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

11.1.	Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of FSBI:

11.1.1.    At any time by the mutual written agreement of PFS and FSBI;

11.1.2.    By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party;

11.1.3.    By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party;

11.1.4.    At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by PFS and FSBI; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

11.1.5.    By either party, if the stockholders of FSBI or PFS shall have voted at the FSBI or PFS Stockholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

11.1.6.    By either party if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, (ii) any Bank Regulator whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated in writing that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

11.1.7.    By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement.

11.1.8.    By the Board of Directors of PFS if FSBI has received a Superior Proposal and the Board of Directors of FSBI has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, withdrawn its recommendation of this Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to PFS.

11.1.9.    By the Board of Directors of FSBI if FSBI has received a Superior Proposal and the Board of Directors of FSBI has made a determination to accept such Superior Proposal; provided that FSBI shall not terminate this Agreement pursuant to this Section 11.1.9 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following PFS’s receipt of written notice advising PFS that FSBI has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether FSBI intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, FSBI shall provide a reasonable opportunity to PFS during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable FSBI to proceed with the Merger on such adjusted terms.

11.1.10.    By FSBI, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the five business-day period commencing on the Determination Date if both of the following conditions are satisfied:

(i)         The PFS Market Value on the Determination Date is less than $16.30, adjusted as indicated on the last sentence of this Section 11.1.10; and

(ii)         the number obtained by dividing the PFS Market Value on the Determination Date by the Initial PFS Market Value (“PFS Ratio”) shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price, minus 0.175;

subject, however, to the following three sentences. If FSBI elects to exercise its termination right pursuant to this Section 11.1.10, it shall give prompt written notice thereof to PFS. During the fifth business day period commencing with its receipt of such notice, PFS shall have the option to increase the consideration to be received by the holders of FSBI Common Stock who elect to receive PFS Common Stock hereunder by adjusting the Exchange Ratio to one of the following quotients at its sole discretion: (i) a quotient, the numerator of which is equal to the product of the Initial PFS Market Value, the Exchange Ratio (as then in effect), and the Index Ratio minus 0.175, and the denominator of which is equal to PFS Market Value on the Determination Date; or (ii) the quotient determined by dividing the Initial PFS Market Value by the PFS Market Value on the Determination Date, and multiplying the quotient by the product of the Exchange Ratio (as then in effect) and 0.80. If PFS so elects, it shall give, within such five business-day period, written notice to FSBI of such election and the revised Exchange Ratio, whereupon no termination shall be deemed to have occurred pursuant to this Section 11.1.10 and this Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

For purposes of this Section 11.1.10, the following terms shall have the meanings indicated below:

“Acquisition Transaction” shall mean (i) a merger or consolidation, or any similar transaction, involving the relevant companies, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of the relevant companies, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the relevant companies; or (iv) an agreement or commitment by the relevant companies to take any action referenced above.

“Determination Date” shall mean the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period).

“Final Index Price” means the sum of the Final Prices for each company comprising the Index Group multiplied by the weighting set forth opposite such company’s name in the definition of Index Group below.

“Final Price,” with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the twenty consecutive trading days immediately preceding the Determination Date.

“Index Group” means the financial institution holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been an Acquisition Transaction involving such company publicly announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date. In the event that the common stock of any such company ceases to be publicly traded or an Acquisition Proposal for such company to be acquired, or for such company to acquire another company in a transaction with a value exceeding 25% of the acquiror’s market capitalization based on the table below, is announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The financial institution holding companies and the weights attributed to them are as follows:

Index Group and Initial Index Price
Ticker	Company	Shares Outstanding (‘000)	Share Weighting	Closing Price	Weighted by Shares Outstanding
BKMU	Bank Mutual Corporation	78,709	10.27%	$11.36	$1.17
TRST	TrustCo Bank Corp NY	74,365	9.71	13.37	1.30
WFSL	Washington Federal Inc.	71,173	9.29	27.59	2.56
FNFG	First Niagara Financial Group, Inc.	70,807	9.24	14.99	1.39
FBC	Flagstar Bancorp, Inc.	60,273	7.87	21.64	1.70
BRKL	Brookline Bancorp, Inc.	57,661	7.53	14.95	1.13
CFB	Commercial Federal Corporation	42,381	5.53	27.07	1.50
WYPT	Waypoint Financial Corp.	33,666	4.39	22.03	0.97
KNBT	KNBT Bancorp, Inc.	30,363	3.96	17.29	0.69
BKUNA	BankUnited Financial Corporation	29,676	3.87	25.79	1.00
DSL	Downey Financial Corp.	27,929	3.64	49.03	1.79
SCFS	Seacoast Financial Services Corporation	25,737	3.36	28.39	0.95
MAFB	MAF Bancorp, Inc.	25,483	3.33	42.08	1.40
DCOM	Dime Community Bancshares, Inc.	25,320	3.30	30.66	1.01
HARB	Harbor Florida Bancshares, Inc.	23,780	3.10	30.38	0.94
ABCW	Anchor BanCorp Wisconsin Inc.	23,138	3.02	24.25	0.73
TONE	TierOne Corporation	22,575	2.95	23.57	0.69
FED	FirstFed Financial Corp.	17,045	2.22	44.73	0.99
OCFC	OceanFirst Financial Corp.	13,418	1.75	27.34	0.48
FFIC	Flushing Financial	12,747	1.66	18.23	0.30

		Weighted Index Share Price:			$22.69

“Index Ratio” shall be the Final Index Price divided by the Initial Index Price.

“Initial Index Price” means the sum of the per share closing sales price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded on the trading day immediately preceding the public announcement of this Agreement.

“Initial PFS Market Value” means the average of the daily closing sales prices of a share of PFS Common Stock, as reported on the NYSE, for the twenty consecutive trading days immediately preceding the public announcement of this Agreement, adjusted as indicated in the last sentence of this Section 11.1.10.

“PFS Market Value” shall be the average of the daily closing sales prices of a share of PFS Common Stock as reported on the NYSE for the twenty consecutive trading days immediately preceding the Determination Date.

If PFS or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 11.1.11.

11.2.	Effect of Termination.

11.2.1.    In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 12.1, 12.2, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

11.2.2.    If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

(A)         Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(B)         In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

(C)         As a condition of PFS’s willingness, and in order to induce PFS to enter into this Agreement, and to reimburse PFS for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, FSBI hereby agrees to pay PFS, and PFS shall be entitled to payment of, a fee of $24,000,000 (the “Fee”), within three business days after written demand for payment is made by PFS, following the occurrence of any of the events set forth below:

(i)         FSBI terminates this Agreement pursuant to Section 11.1.9 or PFS terminates this Agreement pursuant to Section 11.1.8; or

(ii)         The entering into a definitive agreement by FSBI relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving FSBI within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by PFS pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by FSBI or any FSBI Subsidiary; or (ii) the failure of the stockholders of FSBI to approve this Agreement after the occurrence of an Acquisition Proposal.

(D)         If demand for payment of the Fee is made pursuant to Section 11.2.2(C) and payment is timely made, then PFS will not have any other rights or claims against FSBI or its Subsidiaries, or their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of PFS against FSBI and its Subsidiaries and their respective officers and directors.

11.3.	Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of FSBI), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of FSBI, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to FSBI’s stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

ARTICLE XII

MISCELLANEOUS

12.1.	Confidentiality.

Except as specifically set forth herein, PFS and FSBI mutually agree to be bound by the terms of the confidentiality agreements dated November 25 and December 9, 2003 (the “Confidentiality Agreements”) previously executed by the parties hereto, which Confidentiality Agreements are hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

12.2.	Public Announcements.

FSBI and PFS shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither FSBI nor PFS shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

12.3.	Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

12.4.	Notices.

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

If to FSBI, to:	Christopher Martin President and Chief Executive Officer First Sentinel Bancorp, Inc. 1000 Woodbridge Center Drive Woodbridge, New Jersey 07905 Fax: (732) 726-5541

With required copies to:	Ann C. Clancy, Esquire Senior Vice President and Corporate Secretary First Sentinel Bancorp, Inc. 1000 Woodbridge Center Drive Woodbridge, New Jersey 07905 Fax: (732) 726-5541

and

Robert C. Azarow, Esquire Thacher Profitt & Wood LLP Two World Financial Center New York, New York 10281 Fax: (212) 912-7751

If to PFS, to:	Paul M. Pantozzi Chairman of the Board, Chief Executive Officer and President Provident Financial Services, Inc. 830 Bergen Avenue Jersey City, New Jersey Fax: (201) 915-5493

With required copies to:	John F. Kuntz, Esq. General Counsel Provident Financial Services, Inc. 830 Bergen Avenue Jersey City, New Jersey Fax: (201) 451-7868

and

John J. Gorman, Esq. Marc Levy, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 400 Washington, D.C. 20015 Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

12.5.	Parties in Interest.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Article III and Section 7.9 of this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

12.6.	Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

12.7.	Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

12.8.	Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

12.9.	Governing Law.

This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

12.10.	Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

12.11.	Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, PFS and FSBI have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

Provident Financial Services, Inc.

Dated: December 19, 2003	By:	/s/ PAUL M. PANTOZZI
	Name:	Paul M. Pantozzi
	Title:	Chairman, Chief Executive Officer and President

First Sentinel Bancorp, Inc.

Dated: December 19, 2003	By:	/s/ CHRISTOPHER MARTIN
	Name:	Christopher Martin
	Title:	President and Chief Executive Officer

Appendix B

LEHMAN BROTHERS

December 19, 2003

Board of Directors

Provident Financial Services, Inc.

830 Bergen Avenue

Jersey City, NJ 07306

Members of the Board:

We understand that Provident Financial Services, Inc. (“PFS” or the “Company”) intends to enter into an Agreement and Plan of Merger, dated as of December 19, 2003 (the “Agreement”), by and between the Company and First Sentinel Bancorp, Inc. (“FSBI”), pursuant to which FSBI will merge with and into the Company (the “Merger” or the “Proposed Transaction”). We further understand that upon the effectiveness of the Merger, each outstanding share of common stock of FSBI (the “FSBI Common Stock”) will be converted into the right to receive, at the election of the holder thereof, either (i) $22.25 in cash (the “Cash Consideration”); (ii) 1.092 shares (the “Exchange Ratio”) of common stock of the Company (“PFS Common Stock”) (the “Stock Consideration”); or (iii) a combination of Cash Consideration and Stock Consideration, in each case subject to certain election and pro-ration procedures and adjustments with respect to the final allocation of Stock Consideration and Cash Consideration to be received by the holders of FSBI Common Stock. We further understand that the aggregate Consideration (as defined below) will be adjusted so that approximately 60% of the FSBI Common Stock will be exchanged for Stock Consideration, and approximately 40% of FSBI Common Stock will be exchanged for Cash Consideration, subject to further adjustment to ensure that at least 42.5% of the value of the aggregate Consideration paid will consist of PFS Common Stock. We further understand that, under certain circumstances based upon the future trading prices of PFS Common Stock and the trading prices of a specified index of other stocks, FSBI may exercise a right to terminate the Agreement, which exercise is effective unless the Company elects to adjust the Exchange Ratio as described in the Agreement (the “Top-Up”). As used herein, “Consideration” means the aggregate amount of Stock Consideration and Cash Consideration to be paid by the Company in the Proposed Transaction pursuant to the Agreement. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction, or any potential adjustment to the Exchange Ratio pursuant to the Top-Up.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, (3) publicly available information concerning FSBI that we believe to be relevant to our analysis, including FSBI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, (4) financial and operating information with respect to the business, operations and prospects of FSBI furnished to us by FSBI, including financial projections of FSBI prepared by management of FSBI (the “FSBI Projections”), (5) independent research analysts’ estimates of the future financial performance of FSBI published by I/B/E/S (“FSBI Research Estimates”), (6) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (7) independent research analysts’ estimates of the future financial performance of the Company published by I/B/E/S (“Company Research Estimates”), (8) a trading history of FSBI Common Stock from December 18, 1998 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (9) a trading history of the PFS Common Stock from January 16, 2003 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (10) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (11) a comparison of the historical financial results and present financial condition of FSBI with those of other companies that we deemed relevant, (12) the potential pro forma impact on the Company of the Proposed Transaction, including (x) the cost savings (the “Expected Savings”) which management of the Company expects to result from a combination of the businesses of PFS and FSBI and (y) the effect on the Company’s pro forma earnings per share and (13) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant. In addition, we have (i) had discussions with the managements of the Company and FSBI concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and the strategic benefits expected by the managements of the Company and FSBI to result from a combination of the businesses of the Company and FSBI and (ii) undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and FSBI that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the FSBI Projections, upon advice of FSBI, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of FSBI’s management as to the future performance of FSBI, and following discussions with the management of the Company, we have further assumed that FSBI will perform substantially in accordance with these projections. We have not been provided with, and did not have any access to, any financial projections of the Company prepared by management of the Company. Accordingly, upon advice of the Company, we have assumed that the Company Research Estimates are a reasonable basis upon which to evaluate the future financial performance of the Company and that the Company will perform substantially in accordance with such estimates. Upon advice of the Company, we also have assumed that the Expected Savings will be realized substantially in accordance with the Company’s expectations. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or FSBI and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or FSBI. In addition, we are not experts in the evaluation of loan portfolios or allowances for loan losses and, upon advice of the Company, we have assumed that FSBI’s current allowances for loan losses will be in the aggregate adequate to cover all such losses. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be paid by the Company in the Proposed Transaction is fair to the Company.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for FSBI in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and FSBI for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

LEHMAN BROTHERS

Appendix C

[Letterhead of Sandler O’Neill & Partners, L.P.]

            , 2004

Board of Directors

First Sentinel Bancorp, Inc.

1000 Woodbridge Center Drive

Woodbridge, New Jersey 07905

Ladies and Gentlemen:

First Sentinel Bancorp, Inc. (“First Sentinel”) and Provident Financial Services, Inc. (“Provident”) have entered into an Agreement and Plan of Merger, dated as of December 19, 2003 (the “Agreement”), pursuant to which First Sentinel will be merged with and into Provident (the “Merger”). Under the terms of the Agreement, upon consummation of the Merger, each share of First Sentinel common stock, par value $.01 per share, issued and outstanding immediately prior to the Merger (the “First Sentinel Shares”), other than certain shares specified in the Agreement, will be converted into the right to receive, at the election of the holder thereof, either (a) 1.092 shares of common stock, par value $.01 per share, of Provident or (b) $22.25 in cash without interest, subject to the election and proration procedures set forth in the Agreement which provide generally, among other things, that 60% of the total number of First Sentinel Shares shall be converted into Provident common stock and 40% shall be converted into cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of First Sentinel Shares.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of First Sentinel that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Provident that we deemed relevant; (iv) internal financial projections for First Sentinel for the year ending December 31, 2004 prepared by management of First Sentinel; (v) internal financial projections for Provident for the year ending December 31, 2004 prepared by management of Provident and earnings per share estimates for Provident for the year ending December 31, 2004 published by I/B/E/S; (vi) the pro forma financial impact of the Merger on Provident, based on assumptions relating to transaction expenses and cost savings determined by senior management of Provident; (vii) the publicly reported historical price and trading activity for First Sentinel’s and Provident’s common stock, including a comparison of certain financial and stock market information for First Sentinel and Provident with similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of certain recent business combinations in the savings institutions industry, to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of First Sentinel the business, financial condition, results of operations and prospects of First Sentinel and held similar discussions with certain members of senior management of Provident regarding the business, financial condition, results of operations and prospects of Provident. In connection with our engagement, we were not asked to, and did not, solicit indications of interest in a potential transaction from other third parties.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by First Sentinel or Provident or their respective representatives or that was otherwise reviewed by us and have assumed such

Board of Directors

First Sentinel Bancorp, Inc.

                 , 2004

accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of First Sentinel and Provident that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of First Sentinel or Provident or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of First Sentinel or Provident nor have we reviewed any individual credit files relating to First Sentinel or Provident. We have assumed, with your consent, that the respective allowances for loan losses for both First Sentinel and Provident are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. With respect to the financial projections for First Sentinel and Provident and all projections of transaction costs and expected cost savings used by Sandler O’Neill in its analyses, the managements of First Sentinel and Provident confirmed to us that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of First Sentinel and Provident and we assumed that such performances would be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in First Sentinel’s or Provident’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that First Sentinel and Provident will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in the Agreement are not waived and that the Merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with your consent, we have relied upon the advice First Sentinel has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Provident’s common stock will be when issued to First Sentinel’s shareholders pursuant to the Agreement or the prices at which First Sentinel’s or Provident’s common stock may trade at any time.

We have acted as First Sentinel’s financial advisor in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger, and First Sentinel has agreed to indemnify us against certain liabilities arising out of our engagement. In addition, as we have previously advised you, we have in the past provided certain investment banking services to Provident, including managing Provident’s conversion to stock form and related public offering completed in January 2003, and have received compensation for such services and we may provide, and receive compensation for, such services in the future, including during the period prior to the closing of the Merger.

In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to First Sentinel and Provident and their affiliates. We may also actively trade the debt and/or equity securities of First Sentinel and Provident and their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion is directed to the Board of Directors of First Sentinel in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of First Sentinel as to how such shareholder

Board of Directors

First Sentinel Bancorp, Inc.

                 , 2004

should vote at any meeting of shareholders called to consider and vote upon the Merger or the form of consideration such shareholder should elect in the Merger. Our opinion is directed only to the fairness of the Merger Consideration to First Sentinel shareholders from a financial point of view and does not address the underlying business decision of First Sentinel to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for First Sentinel or the effect of any other transaction in which First Sentinel might engage. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O’Neill’s prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to the joint Proxy Statement/Prospectus of First Sentinel and Provident dated the date hereof and to the references to this opinion therein.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration to be received by the holders of First Sentinel Shares is fair to such shareholders from a financial point of view.

Very truly yours,

Appendix D

Delaware General Corporation Law

Section 262

§ 262. Appraisal rights. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix E

PROVIDENT FINANCIAL SERVICES, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Governance/Nominating Committee. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually evaluate the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4. On a quarterly basis, discuss reporting by the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10. Periodically evaluate the qualifications, performance and independence of the independent auditor and periodically evaluate the lead partner of the independent auditor team. Ensure rotation of the lead audit partner and reviewing partner as required by law. The Audit Committee shall present its findings and conclusions with respect to the independent auditor to the Board.

11. Review with the independent auditor at least annually (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent peer review of the firm or review by the Public Company Accounting Oversight Board, Inc., (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

12. Recommend policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

13. Discuss with the independent auditor issues on which the independent auditor consulted with its national office.

14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

15. Review the appointment and performance of the senior internal auditing executive.

16. Review all reports to management prepared by the internal auditing department relating to significant risks and/or findings and management’s responses.

17. Discuss the internal audit plan with the independent auditor and management of the internal audit department including responsibilities, budget and staffing and any recommended changes in the planned scope.

Oversight of the Company’s Loan Review Function

18. Review the annual plan for the review of the Company’s loan portfolio by or at the direction of the loan review department, including the outsourcing of such reviews and review the quarterly loan portfolio assessments prepared by the loan review department.

Compliance Oversight Responsibilities

19. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

20. Obtain reports from management, the Company’s General Counsel and the Compliance Officer concerning the Company’s compliance with applicable legal and regulatory requirements. Review reports and disclosures respecting adherence to the requirements of the Company’s Code of Business Conduct and Ethics.

21. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies and monitor the progress of remedial actions taken as a result of such issues.

23. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Adopted January 23, 2003

Revised March 2, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) he shall not have been adjudged liable to the corporation. Any such indemnification (unless ordered by a court) may be made by the corporation only as authorized in each specific case by the corporation upon a determination that indemnification of the present or former director, officer, employee or agent is proper because such person has met the applicable standard of conduct, which indemnification shall be made in the case of a director or officer at the time of the determination by the shareholders, a majority vote of disinterested directors, a committee of disinterested directors or by independent legal counsel in a written opinion, if there are no such directors or if such directors so direct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him against such liability under Section 145.

Articles TENTH and ELEVENTH of the Certificate of Incorporation of Provident Financial Services, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 21. Exhibits and Financial Statement Schedules

The exhibits and financial statements filed as part of this Registration Statement are as follows:

(a) Exhibits

2.1	Agreement and Plan of Merger, dated as of December 19, 2003, by and between Provident Financial Services, Inc. and First Sentinel Bancorp, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Provident Financial Services, Inc. filed with the Commission on December 31, 2003).

3.1	Certificate of Incorporation of Provident Financial Services, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on August 16, 2002).

3.2	Bylaws of Provident Financial Services, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on August 16, 2002).

3.3	Certificate of Incorporation of First Sentinel Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 to the December 31, 1998 Annual Report on Form 10-K of First Sentinel Bancorp, Inc. filed with the Commission on March 30, 1999).

3.4	Bylaws of First Sentinel Bancorp, Inc. (Incorporated by reference to Exhibit 3.2 to the December 31, 2002 Annual Report on Form 10-K of First Sentinel Bancorp, Inc. filed with the Commission on March 31, 2003).

3.5	Amendment to Bylaws of First Sentinel Bancorp, Inc. (Incorporated by reference to Exhibit 3.3 to the December 31, 2003 Annual Report on Form 10-K of First Sentinel Bancorp, Inc. filed with the Commission on March 15, 2004).

4.1	Form of Common Stock Certificate of Provident Financial Services, Inc. (Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on August 16, 2002).

5.1	Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued.*

8.1	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation.

8.2	Form of Federal Tax Opinion of Thacher Proffitt & Wood LLP.

10.1	Form of Employment Agreement between Provident Financial Services, Inc. and certain executive officers (Incorporated by Reference to Exhibit 10.1 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on November 1, 2002).

10.2	Form of Change in Control Agreement between Provident Financial Services, Inc. and certain executive officers (Incorporated by Reference to Exhibit 10.2 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on August 16, 2002).

10.3	Employee Savings Incentive Plan (Incorporated by Reference to Exhibit 10.3 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.4	Employee Stock Ownership Plan (Incorporated by Reference to Exhibit 10.4 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on August 16, 2002).

10.5	Supplemental Executive Retirement Plan, as amended (Incorporated by Reference to Exhibit 10.5 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.6	Supplemental Executive Savings Plan, as amended (Incorporated by Reference to Exhibit 10.6 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.7	Retirement Plan for the Board of Managers of The Provident Bank, as amended (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.8	The Provident Bank Amended and Restated Board of Managers Voluntary Fee Deferral Plan ((Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.9	Voluntary Bonus Deferral Plan for the Chairman, as amended (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.10	Voluntary Bonus Deferral Plan, as amended (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.11	Provident Financial Services, Inc. 2003 Stock Option Plan (Incorporated by Reference to the Registrant’s Proxy Statement for the 2003 Annual Meeting of Stockholders filed with the Commission on June 4, 2003).

10.12	Provident Financial Services, Inc. 2003 Stock Award Plan (Incorporated by Reference to the Registrant’s Proxy Statement for the 2003 Annual Meeting of Stockholders filed with the Commission on June 4, 2003).

21	Subsidiaries of Provident Financial Services, Inc. (Incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 for Provident Financial Services, Inc. filed with the Commission on March 15, 2004).

23.1	Consent of KPMG LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Lehman Brothers, Inc.

23.4	Consent of Sandler O’Neill & Partners, L.P.

23.5	Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1).*

24	Power of attorney (set forth on the signature pages to this Registration Statement).

99.1	Form of First Sentinel Bancorp, Inc. Election Materials.

*	Previously filed.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

(e) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to an meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jersey City, New Jersey, on May 3, 2004.

PROVIDENT FINANCIAL SERVICES, INC.

By:	/S/ PAUL M. PANTOZZI
Paul M. Pantozzi
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned directors and officers of Provident Financial Services, Inc. (the “Company”) severally constitute and appoint Paul M. Pantozzi with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Paul M. Pantozzi may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-4 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Paul M. Pantozzi shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ PAUL M. PANTOZZI* Paul M. Pantozzi	Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 3, 2004

/S/ LINDA A. NIRO* Linda A. Niro	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2004

/S/ JOHN G. COLLINS* John G. Collins	Director	May 3, 2004

/S/ J. MARTIN COMEY* J. Martin Comey	Director	May 3, 2004

/S/ GEOFFREY M. CONNOR* Geoffrey M. Connor	Director	May 3, 2004

/S/ FRANK L. FEKETE* Frank L. Fekete	Director	May 3, 2004

/S/ CARLOS HERNANDEZ* Carlos Hernandez	Director	May 3, 2004

Signatures	Title	Date

/S/ WILLIAM T. JACKSON* William T. Jackson	Director	May 3, 2004

/S/ DAVID LEFF* David Leff	Director	May 3, 2004

/S/ ARTHUR MCCONNELL* Arthur McConnell	Director	May 3, 2004

/S/ EDWARD O’DONNELL* Edward O’Donnell	Director	May 3, 2004

/S/ THOMAS E. SHEENAN* Thomas E. Sheenan	Director	May 3, 2004

*	Executed pursuant to power of attorney.

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of December 19, 2003, by and between Provident Financial Services, Inc. and First Sentinel Bancorp, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Provident Financial Services, Inc. filed with the Commission on December 31, 2003).

3.1	Certificate of Incorporation of Provident Financial Services, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on August 16, 2002).

3.2	Bylaws of Provident Financial Services, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on August 16, 2002).

3.3	Certificate of Incorporation of First Sentinel Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 to the December 31, 1998 Annual Report on Form 10-K of First Sentinel Bancorp, Inc. filed with the Commission on March 30, 1999).

3.4	Bylaws of First Sentinel Bancorp, Inc. (Incorporated by reference to Exhibit 3.2 to the December 31, 2002 Annual Report on Form 10-K of First Sentinel Bancorp, Inc. filed with the Commission on March 31, 2003).

3.5	Amendment to the Bylaws of First Sentinel Bancorp, Inc. (Incorporated by reference to Exhibit 3.3 to the December 31, 2003 Annual Report on Form 10-K of First Sentinel Bancorp, Inc. filed with the Commission on March 15, 2004).

4.1	Form of Common Stock Certificate of Provident Financial Services, Inc. (Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on August 16, 2002).

5.1	Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued.*

8.1	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation.

8.2	Form of Federal Tax Opinion of Thacher Proffitt & Wood LLP.

10.1	Form of Employment Agreement between Provident Financial Services, Inc. and certain executive officers (Incorporated by Reference to Exhibit 10.1 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on November 1, 2002).

10.2	Form of Change in Control Agreement between Provident Financial Services, Inc. and certain executive officers (Incorporated by Reference to Exhibit 10.2 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on August 16, 2002).

10.3	Employee Savings Incentive Plan (Incorporated by Reference to Exhibit 10.3 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.4	Employee Stock Ownership Plan (Incorporated by Reference to Exhibit 10.4 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on August 16, 2002).

10.5	Supplemental Executive Retirement Plan, as amended (Incorporated by Reference to Exhibit 10.5 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.6	Supplemental Executive Savings Plan, as amended (Incorporated by Reference to Exhibit 10.6 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.7	Retirement Plan for the Board of Managers of The Provident Bank, as amended (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.8	The Provident Bank Amended and Restated Board of Managers Voluntary Fee Deferral Plan ((Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.9	Voluntary Bonus Deferral Plan for the Chairman, as amended (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.10	Voluntary Bonus Deferral Plan, as amended (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Provident Financial Services, Inc. filed with the Commission on September 25, 2002).

10.11	Provident Financial Services, Inc. 2003 Stock Option Plan (Incorporated by Reference to the Registrant’s Proxy Statement for the 2003 Annual Meeting of Stockholders filed with the Commission on June 4, 2003).

10.12	Provident Financial Services, Inc. 2003 Stock Award Plan (Incorporated by Reference to the Registrant’s Proxy Statement for the 2003 Annual Meeting of Stockholders filed with the Commission on June 4, 2003).

21	Subsidiaries of Provident Financial Services, Inc. (Incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 for Provident Financial Services, Inc. filed with the Commission on March 15, 2004).

23.1	Consent of KPMG LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Lehman Brothers, Inc.

23.4	Consent of Sandler O’Neill & Partners, L.P.

23.5	Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1).*

24	Power of attorney (set forth on the signature pages to this Registration Statement).

99.1	Form of First Sentinel Bancorp, Inc. Election Materials.

*	Previously filed.